As filed with the U.S. Securities and Exchange Commission on July 14, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

______________

AGBA ACQUISITION LIMITED*
(Exact Name of Registrant as Specified in its Charter)

______________

British Virgin Islands	6199	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Room 1108, 11th Floor, Block B
New Mandarin Plaza, 14 Science Museum Road
Tsimshatsui East, Kowloon, Hong Kong
(852) 6872 0258
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

_______________________

Copies to:

Lawrence Venick, Esq. Giovanni Caruso, Esq. Jane Tam, Esq. Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Phone: (212) 407-4000	Ng Wing Fai Shu Pei Huang, Desmond Trust Tower 68 Johnston Road, Wan Chai Hong Kong SAR Phone: +852 3601 8363	Maria Pedersen, Esq. Gregory Schernecke, Esq. Dechert LLP Cira Centre, 2929 Arch Street Philadelphia, PA 19104-2808 Phone: +1 (215) 994-2222

_______________________

Approximate date of commencement of proposed sale to public:
From time to time after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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*         Upon the closing of the Business Combination, the name of AGBA Acquisition Limited is expected to change to AGBA Group Holding Limited.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement registers the resale of up to 55,500,000 shares (the “AGBA Shares”), par value $0.0001 per share, of AGBA Acquisition Limited, a BVI company (“AGBA”), by the selling shareholders named in this prospectus (or their permitted transferees) (the “Selling Shareholders”). The Selling Shareholders are expected to be issued the AGBA Shares in connection with the consummation of the proposed business combination (the “Business Combination”) pursuant to that certain business combination agreement by and among AGBA, TAG International Limited (“B2B”), TAG Asset Partners Limited (“B2B Sub”), OnePlatform International Limited (“HKSub”), OnePlatform Holdings Limited (“OPH”), TAG Asia Capital Holdings Limited (“Fintech”), and TAG Holdings Limited (“TAG”).

The AGBA Shares will not be issued and outstanding at the time of the extraordinary general meeting of AGBA’s shareholders relating to the Business Combination and, accordingly, will not be entitled to vote at the extraordinary general meeting and will not have redemption rights in connection therewith. Further, the holders of the AGBA Shares will not receive any proceeds from the trust account established in connection with AGBA’s initial public offering in the event AGBA does not consummate an initial business combination by August 16, 2022 (or November 14, 2022 if further extended, such date being the maximum extension granted by the Nasdaq Hearings Panel on June 23, 2022). In the event the Business Combination is not approved by AGBA shareholders or the other conditions precedent to the consummation of the Business Combination are not met or waived, the AGBA Shares will not be issued and AGBA will seek to withdraw this registration statement prior to its effectiveness.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JULY 14, 2022

AGBA ACQUISITION LIMITED

55,500,000 Ordinary Shares
_______________________

This prospectus relates to the resale from time to time of certain securities to be issued pursuant to the terms of that certain business combination agreement dated as of November 3, 2021, as amended, and as may be further amended, supplemented or otherwise modified from time to time, (the “Business Combination Agreement”) by and among AGBA Acquisition Limited (“AGBA”), TAG Asset Partners Limited, a BVI business company (“B2BSub”), OnePlatform International Limited, a Hong Kong company (“HKSub”), OnePlatform Holdings Limited, a Hong Kong company (“OPH”), TAG Asia Capital Holdings Limited, a BVI business company, (“Fintech”), and TAG Holdings Limited, a BVI business company, (“TAG”). In connection with the closing of the transactions (the “Closing”) contemplated in the Business Combination Agreement (the “Business Combination”): (i) AGBA has become, through an acquisition merger, the 100% owner of the issued and outstanding securities of each of OPH and Fintech, in exchange for 55,500,000 ordinary shares of AGBA, par value US$0.001 per share (the “Aggregate Stock Consideration”); (ii) the governing documents of AGBA have been amended and restated and become the Fifth Amended and Restated Memorandum and Articles of Association as described in this prospectus, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part; and (iii) AGBA was renamed “AGBA Group Holding Limited” which we also refer to as “Post-Combination Company” in this registration statement.

As described herein, the selling securityholders identified in this prospectus or their permitted transferees (collectively, the “Selling Shareholders”), may sell from time to time up to 55,500,000 ordinary shares of AGBA, US$0.001 par value per share, (“AGBA Shares”) that were issued to them, as the ultimate beneficial shareholders of TAG, in connection with the Business Combination.

We will bear all costs, expenses and fees in connection with the registration of the AGBA Shares and will not receive any proceeds from the sale of the AGBA Shares. The Selling Shareholders will bear all commissions and discounts, if any, attributable to their respective sales of the AGBA Shares.

Since the consummation of the Business Combination, the Post Combination Company’s ordinary shares and warrants have been trading on The Nasdaq Capital Market (“Nasdaq”) under the symbols “AGBA” and “AGBAW,” respectively.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our ordinary shares is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 12.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2022

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. By using a shelf registration statement, the Selling Shareholders may sell up to 55,500,000 AGBA Shares from time to time in one or more offerings as described in this prospectus. We will not receive any proceeds from the sale of AGBA Shares by the Selling Shareholders.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment, as the case may be, may add, update or change information contained in this prospectus with respect to such offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any of the AGBA Shares, you should carefully read this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, together with the additional information described under “Where You Can Find More Information.”

Neither we, nor the Selling Shareholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, prepared by or on behalf of us or to which we have referred you. We and the Selling Shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Shareholders will not make an offer to sell AGBA Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, is accurate only as of the date on the respective cover. Our business, prospects, financial condition or results of operations may have changed since those dates. This prospectus contains, and any prospectus supplement or post-effective amendment may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable. Accordingly, investors should not place undue reliance on this information.

Frequently used terms

Unless otherwise stated in this prospectus or unless the context requires otherwise, references in this prospectus to:

•        “AGBA,” “we,” “us” or “our company” means AGBA Acquisition Limited;

•        “AGBA Group Holding Limited” or the “Post-Combination Company” means AGBA following the consummation of the Business Combination;

•        “AGBA Holding Limited” or the “Sponsor” means AGBA Holding Limited;

•        “AGBA Rights” means the rights to receive one-tenth (1/10) of one AGBA Share upon the consummation of an initial business combination by AGBA;

•        “AGBA Shares” means the ordinary shares of AGBA, US$0.001 par value per share;

•        “AGBA Units” means the units issued in the IPO, consisting of one AGBA Share, one AGBA Warrant, and one AGBA Right;

•        “AGBA Warrants” means the redeemable warrants entitling the holder thereof to purchase one-half of one AGBA Share;

•        “Aggregate Stock Consideration” means the 55,500,000 AGBA Shares, with a deemed price of US$10.00 per share, to be issued to the ultimate beneficial shareholders of TAG, as directed by TAG in its capacity as sole shareholder of B2B and Fintech, in accordance with the terms of the Business Combination Agreement;

•        “B2B” means TAG International Limited, a BVI business company and wholly-owned subsidiary of TAG;

•        “B2BSub” means TAG Asset Partners Limited, a BVI business company and wholly-owned subsidiary of B2B;

•        “Business Combination” means the transactions contemplated by the Business Combination Agreement;

•        “Business Combination Agreement” means that certain Business Combination Agreement dated November 3, 2021 by and among AGBA, B2B, B2BSub, HKSub, OPH, Fintech, and TAG, as amended on November 18, 2021, January 4, 2022, and May 4, 2022, and as may be further amended, supplemented or otherwise modified from time to time, and its schedules and exhibits thereto;

•        “Business Day” means any day (except any Saturday, Sunday, or public holiday) on which banks in New York City, New York are open for business;

•        “BVI” means the British Virgin Islands;

•        “BVI Companies Law” means the BVI Business Companies Act, 2004 (as amended from time to time);

•        “CFS” means Convoy Financial Services Limited, a member of the Legacy Group;

•        “China,” “mainland China,” or the “PRC” means the People’s Republic of China;

•        “Closing” means closing of the Business Combination in accordance with the terms of the Business Combination Agreement;

•        “Convoy Global” means Convoy Global Holdings Limited, TAG’s ultimate parent company;

•        “COVID-19” means the novel coronavirus, SARS-CoV-2;

•        “DTC” means Depository Trust Company;

•        “Exchange Act” means the Securities Exchange Act of 1934, as amended;

•        “Existing Charter” means AGBA’s Fourth Amended and Restated Memorandum and Articles of Association, as amended and restated on May 3, 2022;

•        “extraordinary general meeting” means the meeting of the shareholders of AGBA;

•        “fintech” means financial technology;

•        “Fintech” means TAG Asia Capital Holdings Limited;

•        “Group Parties” means, collectively, B2B, B2BSub, HKSub, OPH, Fintech, and their respective subsidiaries, and each a “Group Party”;

•        “HKCC” means Hong Kong Credit Corporation Limited;

•        “HKSub” means OnePlatform International Limited, a Hong Kong company and wholly-owned subsidiary of B2BSub;

•        “Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China;

•        “Hong Kong Dollars” or “HK$” means the lawful currency of Hong Kong;

•        “IFA” means the Legacy Group’s independent financial advisory business, conducted by CFS;

•        “IFA Restructuring” means the transfer of CFS’s independent financial advisors to OnePlatform Wealth Management Limited;

•        “Initial Shareholders” means the Sponsor and the officers and directors of AGBA who hold Insider Shares and 225,000 Private Placement Units;

•        “Insider Shares” means the aggregate of 1,150,000 AGBA Shares sold to our Initial Shareholders in October 2018 and February 2019 for an aggregate purchase price of US$25,000;

•        “IPO” means the initial public offering of AGBA, completed on May 16, 2019, pursuant to which the AGBA Units were listed on Nasdaq;

•        “Legacy Group” means, prior to the Closing, Convoy Global Holdings Limited and its subsidiaries and affiliates, and after the Closing, Convoy Global Holdings Limited and its subsidiaries and affiliates, excluding the TAG Business, its subsidiaries, B2B, B2BSub, and HKSub;

•        “Merger Sub I” means AGBA Merger Sub I Limited, a BVI business company and wholly-owned subsidiary of AGBA;

•        “Merger Sub II” means AGBA Merger Sub II Limited, a BVI business company and wholly-owned subsidiary of AGBA;

•        “Merger Subs” means, together Merger Sub I and Merger Sub II;

•        “Nasdaq” means the Nasdaq Capital Market;

•        “OAM” means OnePlatform Asset Management Limited;

•        “OIP” means OnePlatform International Property Limited;

•        “OPH” means, as the context requires, OnePlatform Holdings Limited prior to the OPH Merger, and, with respect to the entities that comprise the TAG Business, B2B following the OPH Merger;

•        “OPH Merger” means the merger of OPH with and into HKSub, with HKSub as the surviving entity;

•        “OWM” means OnePlatform Wealth Management Limited;

•        “PCAOB” means the Public Company Accounting Oversight Board of the United States;

•        “PIPE Investment” means a private placement or other private financing to be consummated simultaneously with the Closing;

•        “Post-Combination Company” means AGBA following the consummation of the Business Combination;

•        “Private Placement Units” means private AGBA Units held by the Sponsor, which were acquired by the Sponsor at the consummation of the IPO;

•        “Private Warrants” means warrants sold as part of the Private Placement Units at the consummation of the IPO;

•        “Public Warrants” means warrants sold as part of the ABGA Units sold in the IPO;

•        “SEC” or “Securities and Exchange Commission” means the Securities and Exchange Commission of the United States;

•        “Securities Act” means the Securities Act of 1933, as amended;

•        “Sponsor” means AGBA Holding Limited, the sponsor of AGBA;

•        “TAG” means TAG Holdings Limited, a member of the Legacy Group;

•        “TAG Business” means, as the context requires, OPH and Fintech together, prior to the OPH Merger, and B2B and Fintech together, after the OPH Merger, in each case including such entities’ respective subsidiaries;

•        “Transfer Agent” or “Continental” means Continental Stock Transfer & Trust Company;

•        “trust account” means the trust account of AGBA that holds the proceeds of the IPO;

•        “U.S. Dollars,” “USD,” and “US$” means the legal currency of the United States; and

•        “U.S. GAAP” means the accounting principles generally accepted in the United States.

Reporting Currency

The reporting currency of AGBA is the U.S. Dollar. This prospectus also contains translations of certain foreign currency amounts into U.S. Dollars for the convenience of the reader. The reporting currency of the TAG Business is the U.S. Dollar and the accompanying combined and consolidated financial statements have been expressed in U.S. Dollars. In addition, the TAG Business and its subsidiaries operating in Hong Kong maintain their books and record in their local currency, Hong Kong Dollars, which is a functional currency being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not U.S. Dollars are translated into U.S. Dollars, in accordance with ASC Topic 830-30, “Translation of Financial Statements”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholder’s equity. We make no representation that the Hong Kong Dollar or U.S. Dollar amounts referred to in this prospectus could have been or could be converted into U.S. Dollars or Hong Kong Dollars, as the case may be, at any particular rate or at all.

v

cautionary statement on forward-looking statements

This prospectus contains forward-looking statements. Forward-looking statements provide our current expectations or forecasts of future events. Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “might”, “ongoing,” “plan,” “possible”, “potential,” “predict,” “project,” “should”, “strive”, “would”, “will” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Examples of forward-looking statements in this prospectus include, but are not limited to, statements regarding our disclosure concerning the TAG Business’s operations, cash flows, financial position, and dividend policy.

Forward-looking statements appear in a number of places in this prospectus including, without limitation, in the sections entitled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations of the TAG Business,” and “Information About the TAG Business.” The risks and uncertainties include, but are not limited to:

•        future operating or financial results;

•        future payments of dividends and the availability of cash for payment of dividends;

•        the TAG Business’s expectations relating to dividend payments and forecasts of its ability to make such payments;

•        future acquisitions, business strategy and expected capital spending;

•        assumptions regarding interest rates and inflation;

•        the Post-Combination Company’s financial condition and liquidity, including its ability to obtain additional financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•        estimated future capital expenditures needed to preserve AGBA’s capital base;

•        the ability of the Post-Combination Company to effect future acquisitions and to meet target returns;

•        the possibility that COVID-19 may hinder AGBA’s ability to consummate the Business Combination;

•        the possibility that COVID-19 may adversely affect the results of operations, financial position and cash flows of the Post-Combination Company; and

•        other factors discussed in the section entitled “Risk Factors.”

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the “Risk Factors” section of this prospectus. Accordingly, you should not rely on these forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this prospectus or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks that we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

Prospectus Summary

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of our ordinary shares, and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our ordinary shares, you should read the entire prospectus carefully, including “Risk Factors” beginning on page 12 and the financial statements of AGBA and TAG Business and related notes included in this prospectus.

Business Combination Agreement

This subsection of the prospectus describes the material provisions of the Business Combination Agreement but does not purport to describe all of the terms of the Business Combination Agreement. You should read the Business Combination Agreement in its entirety because it is the primary legal document that governs the Business Combination. The Business Combination Agreement contains representations, warranties, and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties, and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties, and covenants in the Business Combination Agreement are also modified in part by the underlying disclosure schedules of the parties (together, the “disclosure schedules”), which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to shareholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision. Additionally, the representations and warranties of the parties to the Business Combination Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this prospectus. Accordingly, no person should rely on the representations and warranties in the Business Combination Agreement or the summaries thereof in this prospectus as characterizations of the actual state of facts about AGBA, the Merger Subs, the TAG Business, B2B, B2BSub, HKSub, TAG, or any other matter.

Parties to and Structure of the Acquisition Merger

On November 3, 2021, each of AGBA, TAG International Limited (“B2B”), TAG Asset Partners Limited (“B2BSub”), OnePlatform International Limited (“HKSub”), OnePlatform Holdings Limited (“OPH”), TAG Asia Capital Holdings Limited (“Fintech”), and TAG Holdings Limited (“TAG”) entered into the Business Combination Agreement. On November 18, 2021, these same parties entered into an amendment to the Business Combination Agreement which provided for a change in the terms of the OPH Merger so that HKSub will be the surviving entity in such merger. On January 4, 2022, these parties and the Merger Subs, which had acceded to the Business Combination Agreement in accordance with its terms, entered into a second amendment of the Business Combination Agreement, extending the timeline for the parties to agree on the ancillary agreements thereto and the deadline for the consummation of the Business Combination. On May 4, 2022, the parties to the Business Combination Agreement executed a third amendment to the agreement, further extending those deadlines. At Closing, AGBA became, through an acquisition merger, the beneficial owner of all of the issued and outstanding shares and other equity interests in and of each of OPH and Fintech, and AGBA, in exchange, issued 55,500,000 of its ordinary shares to the ultimate beneficial shareholders of TAG (the “Aggregate Stock Consideration”), in compliance with any applicable laws.

To effect this acquisition TAG incorporated B2B (a BVI business company and wholly-owned subsidiary of TAG), B2BSub (a BVI business company and wholly-owned subsidiary of B2B), and HKSub (a Hong Kong company and a wholly-owned subsidiary of B2BSub), while AGBA incorporated Merger Sub I and Merger Sub II (each a BVI business company and wholly-owned subsidiary of AGBA). The Merger Subs were incorporated for the purpose of effecting the acquisition merger contemplated by the Business Combination Agreement. AGBA owns 100% of the issued and outstanding shares of each of the Merger Subs. As the Merger Subs were not incorporated at the time of signing of the Business Combination Agreement, Merger Sub I and Merger Sub II were obligated to accede to and become parties to the Business Combination Agreement upon their due incorporation. Promptly following their incorporation, the Merger Subs acceded to the Business Combination Agreement, in accordance with its terms, on December 3, 2021.

In connection with the Closing, OPH has merged with and into HKSub, with HKSub as the surviving entity, as a result of which HKSub, as the combined surviving company has become an indirect, wholly-owned subsidiary of B2B (the “OPH Merger”). Then, pursuant to the terms of Business Combination Agreement, (i) Merger Sub I merged with and into B2B, with B2B as the surviving entity, as a result of which B2B has become a wholly-owned subsidiary of AGBA, and (ii) Merger Sub II merged with and into Fintech, with Fintech as the surviving entity, as a result of which Fintech has become a wholly-owned subsidiary of AGBA (these mergers together, the “Acquisition Merger”).

Organizational Structure

The following chart depicts the organizational structure of the Post-Combination Company immediately following the Business Combination.

AGBA's Current Shareholders
8.5%
AGBA's Directors and Officers
<1%
Ultimate beneficial shareholders of TAG
85.3%
PIPE Investors
5.4%
Apex Twinkle Limited
<1%
Post-Combination Company
AGBA Group Holding Limited
A BVI Company
B Hong Kong Company
100%
B2B
TAG International Limited
100%
Fintech
TAG Asia Capital Holdings Limited
100%
TAG Asset Partners Limited
100%
OnePlatform International Limited
100%
TAG Technologies Limited
100%
Tandem Fintech Limited
100%
Tandem Money Hong Kong Limited
99.8%
OnePlatform Wealth Management Limited
100%
OnePlatform International Property Limited
100%
OnePlatform FinBiz Solutions Limited
100%
OnePlatform Asset Management Limited
100%
Maxthree Limited
100%
FinLiving Limited
100%
Kerberos (Nominee) Limited
100%
OnePlatform Credit Limited
100%
Trendy Reach Holdings Limited
100%
Hong Kong Credit Corporation Limited
100%
Profit Vision Limited

Immediately following Closing, each of B2B, Fintech and their subsidiaries have now become wholly-owned subsidiaries of AGBA (directly or through intermediate subsidiaries, as reflected in the organization charts set out on page 2 of this prospectus), with the exception of OnePlatform Wealth Management Limited, which is held 99.8% by OPH.

Consideration

At the effective time of the Acquisition Merger, among other things, all equity securities of each of B2B and Fintech issued and outstanding as of immediately prior to the effective time of the Acquisition Merger have been cancelled and automatically converted into TAG’s right, as sole shareholder of B2B and Fintech, to direct receipt of the Aggregate Stock Consideration to its ultimate beneficial shareholders in compliance with any applicable laws. The aggregate value of the Aggregate Stock Consideration paid by AGBA in the Business Combination was US$555,000,000 (calculated as follows: 55,500,000 AGBA Shares issued, multiplied by US$10.00 (the deemed value of the shares in the Business Combination Agreement)).

Pursuant to the Business Combination Agreement, AGBA issued the full amount of the Aggregate Stock Consideration, less certain Holdback Shares (for indemnification purposes), to the ultimate beneficial shareholders of TAG, as directed by TAG in its capacity as sole shareholder of B2B and Fintech, subject to legal and regulatory requirements. On the day following the last day of the survival period (i.e. six months following the Closing), AGBA shall issue the

Holdback Shares to the ultimate beneficial shareholders of TAG, as directed by TAG in its capacity as sole shareholder of B2B and Fintech, subject to compliance with applicable Law, and deliver such Holdback Shares in accordance with the terms and conditions of the Business Combination Agreement.

Management and Board of Directors Following the Business Combination

Effective as at Closing, the board of directors of AGBA consists of the following five (5) members, designated by TAG in accordance with the Business Combination Agreement, three of whom were previously members of AGBA’s board of directors and now act as independent directors under the Nasdaq rules: Lee Jin Yi, Ng Wing Fai, Brian Chan, Thomas Ng, and Felix Wong. Lee Jin Yi is Chairman and Ng Wing Fai is the Deputy Chairman and Executive Director of the Post-Combination Company. See “Management” in this prospectus for additional information.

Additional Agreements Relating to the Business Combination

In addition to the Business Combination Agreement, the following agreements have been entered into in connection with the Business Combination.

Plans and Articles of Merger

Pursuant to the terms of the Business Combination Agreement (as amended), the relevant parties to the Acquisition Merger have entered into plans and articles of merger to effect the transactions contemplated in the Business Combination Agreement.

As a result of the Acquisition Merger, each of B2B and Fintech became wholly-owned subsidiaries of AGBA. TAG, as the sole shareholder of each of B2B and Fintech, was entitled to receive or direct receipt of AGBA Shares equal to the Aggregate Stock Consideration. The Acquisition Merger became effective upon the filing and registration of the relevant Articles of Mergers with the Registrar of Corporate Affairs of the BVI, or such later time, not more than 30 calendar days from the registration of such filings, in accordance with the BVI Companies Law.

Employment Agreements

AGBA did not entered into any employment agreements with our previous executive officers and did not make any agreements to provide benefits upon termination of employment.

Prior to Closing and as required by the Business Combination Agreement, the parties to the Business Combination Agreement agreed upon the new employment contracts of the key personnel of TAG, who now continue their employment with the Post-Combination Company. The new employment contracts of such key personnel contain compensation and benefits that are no less favorable than that to which the relevant key personnel were entitled to immediately prior to Closing.

Lock-up Agreements

The parties to the Business Combination Agreement agreed that each person who receives 1% or more of the Aggregate Stock Consideration will be required to lock-up those AGBA Shares for at least 180 days from Closing. The parties have executed relevant lock-up agreements with the relevant ultimate shareholders of TAG.

Risk Factors

In evaluating any potential investment in the Post-Combination Company, you should carefully read this prospectus and especially consider the factors discussed in the section entitled “Risk Factors”. The occurrence of one or more of the events or circumstances described in that section, alone or in combination with other events or circumstances, may have a material adverse effect on the business, cash flows, financial condition and results of operations of the TAG Business and, therefore, the Post-Combination Company following consummation of the Business Combination.

Risks relating to the TAG Business’s Hong Kong operations and proximity to the PRC include, but are not limited to, the following:

•        The TAG Business’s business, financial condition, results of operations, and prospects potentially being materially and adversely affected if certain laws and regulations of the PRC become applicable to the TAG Business or its subsidiaries;

•        The PRC government, despite the current Hong Kong legal environment of “One Country, Two Systems,” exerting substantial influence, discretion, oversight, and control over the manner in which Hong Kong-based companies must conduct their business activities;

•        TAG Business’s securities being delisted or prohibited from being traded “over-the-counter” under the Holding Foreign Companies Accountable Act if the PCAOB were unable to fully inspect its current auditor (or any future auditor of the Post-Combination Company);

•        The TAG Business becoming subject to PRC laws governing security offerings that are conducted overseas and/or foreign investment in China-based issuers;

•        The governments of the jurisdictions in which the TAG Business operates or intends to operate potentially restricting or controlling the ability of foreign investors to invest in businesses located in such jurisdictions;

•        The TAG Business being subject to many of the economic and political risks associated with emerging markets due to its operations in Hong Kong. Adverse changes in Hong Kong’s or China’s economic, political, and social conditions as well as government policies could adversely affect the TAG Business’s business and prospects;

•        Risks associated with the TAG Business’s growth strategy of potential expansion in China;

•        The TAG Business’s financial services revenues being highly dependent on macroeconomic conditions as well as Hong Kong, China, and global market conditions. Disruptions in the global financial markets and economic conditions could adversely affect the TAG Business and its institutional clients and customers;

•        Recent litigation and negative publicity surrounding China-based companies listed in the United States resulting in increased regulatory scrutiny of the Post-Combination Company and negatively impacting the trading price of its shares, which could have a material adverse effect upon its business, including its results of operations, financial condition, cash flows, and prospects;

•        Failure to comply with existing or future laws and regulations related to data protection or data security leading to liabilities, administrative penalties or other regulatory actions, which could negatively affect the TAG Business’s operating results, business, and prospects;

•        PRC laws and regulations that may make it more difficult for the TAG Business to pursue growth opportunities in China; and

•        The PRC may prevent the cash maintained by the Post-Combination Company in Hong Kong from leaving, or the PRC could restrict deployment of such cash for the Post-Combination Company’s business purposes or for the payment of dividends

Risks relating to the TAG Business include, but are not limited to, the following:

•        The ability of the TAG Business and its subsidiaries to continue as a going concern being dependent on its ability to raise additional funds and implement its business plan;

•        The success and growth of the TAG Business depending, in part, on its ability to be a leader in technological innovation in its industries;

•        The technologies that the TAG Business uses possibly containing undetected errors, which could result in customer dissatisfaction, damage to the TAG Business’s reputation, or loss of customers;

•        Fintech recently launching the Tandem Hong Kong platform. If Tandem Hong Kong cannot acquire new customers or exploit new business lines from this new platform, its business prospects may be adversely affected;

•        OPH and its subsidiaries relying on their business relationships with the issuers of financial products and the success of those product issuers, and OPH’s future development depends, in part, on the growth of such product issuers and their continued collaboration with OPH and its subsidiaries;

•        The international property agency segment of OPH historically operating on thin margins, which expose it to risk of non-profitability;

•        The TAG Business relying on third parties for various aspects of its business and the services and solutions that it offers thereby and those third parties potentially failing to provide sufficient (or any) services.

•        Failing to maintain and enlarge the TAG Business’s customer base or strengthen customer engagement;

•        A number of the TAG Business’s business partners being commercial banks and other financial institutions that are highly regulated, and the tightening of laws, regulations or standards in the financial services industry potentially harming its business;

•        Significant fluctuations in customer transactions potentially disrupting the TAG Business’s ability to efficiently process and settle transactions;

•        The TAG Business operating in a competitive and evolving industry which, if it fails to compete, could limit its growth potential;

•        The TAG Business’s ability to protect and promote its brand and reputation from damage thereby reducing its business and prospects;

•        Breach of the TAG Business’s security measures or those of any third-party cloud computing platform provider, or other third-party service providers, resulting in the TAG Business’s data, IT systems, and services being perceived as not being, or not actually being, secure;

•        Unexpected network interruptions, security breaches, or computer virus attacks and failures in the TAG Business’s information technology systems having a material adverse effect on its business, financial condition, and results of operations;

•        The TAG Business’s potential inability to use software licensed from third-parties, including open-source software;

•        The TAG Business potentially experiencing negative impacts to its financial and operating performance as a result of the COVID-19 pandemic and its effects on the jurisdictions in which the TAG Business operates;

•        The TAG Business being exposed to liquidity risk, particularly in its money lending segment;

•        The TAG Business being exposed to interest rate risks, particularly in its money lending segment;

•        The TAG Business being exposed to credit risk, particularly in its money lending segment;

•        The financial leverage of the TAG Business adversely affecting its ability to raise additional capital;

•        The TAG Business’s performance depending on key management and personnel, who are anticipated to continue in substantially similar roles in the Post-Combination Company and who may be difficult or impossible to replace;

•        The Legacy Group having experienced significant reputational damage in the past in connection with its previous management, which could adversely affect the market prospects and reputation of the TAG Business and/or the scope and quality of the services rendered by the Legacy Group to the TAG Business;

•        The TAG Business’s ability to maintain its corporate culture and the innovation, collaboration, and focus on the mission arising from that culture that contribute to its business;

•        Substantially all of the TAG Business’s operations being housed in one location, and thus subject to damage or being rendered inoperable by natural or man-made disasters;

•        The TAG Business’s inability to identify or pursue suitable acquisition or expansion opportunities or achieve optimal results in future acquisitions or expansions, and it potentially encountering difficulties in successfully integrating and developing acquired assets or businesses;

•        The TAG Business and its directors, management, and employees currently being, and may in the future be, subject to litigation and regulatory investigations and proceedings;

•        The TAG Business not having sufficient insurance coverage to cover its business risks;

•        The TAG Business not being able to prevent others from unauthorized use of its intellectual property, which could harm its business and competitive position;

•        The TAG Business having the right to use all required intellectual property for its operations, and failing to protect its existing intellectual property rights;

•        The TAG Business being subject to intellectual property infringement claims, which may be expensive to defend and may disrupt its business and operations;

•        Members of the TAG Business’s group being party to certain related party transactions.

•        The TAG Business operating in a variety of heavily regulated industries in Hong Kong and globally, which expose its business activities to risks of noncompliance with an increasing body of complex laws and regulations;

•        The TAG Business being subject to evolving regulatory requirements, and failure to comply with these regulations or to adapt to regulatory changes, could materially and adversely affect its operations, business, and prospects;

•        The TAG Business being adversely affected by the complexity, uncertainties, and changes in regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses, or permits applicable to the TAG Business’s business potentially having a material adverse effect on its business and results of operations;

•        Uncertainties in the interpretation and enforcement of laws and regulations, particularly relating to new technologies;

•        Fluctuations in exchange rates having a material adverse effect on the TAG Business’s results of operations and the price of the Post-Combination Company’s shares;

•        Risks related to natural disasters, health epidemics, civil and social disruption and other outbreaks, which could significantly disrupt the TAG Business’s operations; and

•        Russia’s invasion of Ukraine may present risks to the TAG Business’s operations and investments.

Emerging Growth Company

AGBA is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). It is anticipated that after the consummation of the transactions, the Post-Combination Company will continue to be an “emerging growth company.” As an emerging growth company, the Post-Combination Company is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statement, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and the requirement to obtain shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. AGBA has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, AGBA, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This approach may make comparison of AGBA’s financial statements with another public company, which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

The Post-Combination Company could remain an emerging growth company until the last day of its fiscal year following the fifth anniversary of the consummation of its predecessor’s initial public offering. However, if the Post-Combination Company’s non-convertible debt issued within a three-year period or its total revenues exceed US$1.07 billion or the market value of its shares of ordinary shares that are held by non-affiliates exceeds US$700 million on the last day of the second fiscal quarter of any given fiscal year, the Post-Combination Company would cease to be an emerging growth company as of the following fiscal year.

Domestic Issuer Status

The Business Combination the Post-Combination Company will remain a domestic filer until June 30, 2023, on which date it will reassess whether the Post-Combination Company qualifies as a “foreign private issuer”. The Post-Combination Company may qualify as a “foreign private issuer” on June 30, 2023, after which the Post-Combination Company would become exempt from certain rules under the Exchange Act that would otherwise apply if the Post-Combination Company was a domestic issuer. For example, as a “foreign private issuer” the Post-Combination Company:

•        would not be required to provide as many Exchange Act reports, or as frequently or as promptly, as domestic issuers with securities registered under the Exchange Act. For example, the Post-Combination Company would only be required to furnish current reports on Form 6-K any information that the Post-Combination Company (a) makes or is required to make public under the laws of the British Virgin Islands, (b) files or is required to file under the rules of any stock exchange, or (c) otherwise distributes or is required to distribute to its shareholders. In addition, the Post-Combination Company would not be required to file its annual report on Form 10-K, which may be due as soon as 60 days after its fiscal year end. As a “foreign private issuer”, the Post-Combination Company would be required to file an annual report on Form 20-F within four months after its fiscal year end;

•        would not be required to provide the same level of disclosure on certain issues, such as executive compensation or be required to conduct advisory votes on executive compensation;

•        would be exempt from filing quarterly reports under the Exchange Act with the SEC;

•        would not be subject to the requirement to comply with Regulation Fair Disclosure, or Regulation FD, which imposes certain restrictions on the selected disclosure of material information;

•        would not be required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

•        would not be required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

The Offering

Issuer	AGBA Acquisition Limited, to be renamed AGBA Group Holding Limited in connection with the Business Combination
Shares that may be offered and sold from time to time by the Selling Shareholders named herein	55,500,000 ordinary shares
AGBA Ordinary shares issued and outstanding prior to the consummation of the Business Combination and any exercise of warrants	[_________] ordinary shares
Ordinary shares to be issued and outstanding after the consummation of the Business Combination (assuming no redemptions and excluding shares issuable upon exercise of outstanding warrants)[1]	[____________] ordinary shares
Use of proceeds

All of the ordinary shares offered by the Selling Shareholders pursuant to this prospectus will be sold by the Selling Shareholders for their respective accounts. We will not receive any of the proceeds from these sales.

Lock-up

In connection with the Business Combination, each ultimate beneficial shareholder of TAG who will receive 1% or more of the Aggregate Stock Consideration has entered into an agreement, requiring them to lock-up those AGBA Shares received for at least 180 days from Closing.

NASDAQ Capital Market symbol	“AGBA”
Risk Factors

Investing in our ordinary shares involves a high degree of risk. See “Risk Factors” beginning on page 12 and the other information in this prospectus for a discussion of the factors you should consider carefully before you decide to invest in our ordinary shares.

____________

1      Represents the number of AGBA shares outstanding at Closing assuming that none of AGBA’s public shareholders exercise their redemption rights in connection with the Extraordinary Meeting.

OnePlatform Holdings Limited AND TAG ASIA CAPITAL HOLDINGS LIMITED SUMMARY FINANCIAL INFORMATION

The data below for the three-month periods ended March 31, 2022 and 2021 has been derived from the TAG Business’s unaudited combined financial statements for such periods, which are included in this prospectus. The data below as for the years ended December 31, 2021 and 2020 has been derived from the audited combined financial statements of the TAG Business for such years, which are included in this prospectus. The TAG Business’s combined financial statements are prepared and presented in accordance with U.S. GAAP.

The TAG Business’s historical results are not necessarily indicative of results to be expected for any future period. The information is only a summary and should be read in conjunction with the TAG Business’s combined financial statements and related notes, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the TAG Business” contained elsewhere herein. The historical results included below and elsewhere in this prospectus are not indicative of the future performance of the TAG Business or the Post-Combination Company.

The following table represents the TAG Business’s selected combined statements of operations and comprehensive (loss) income for the three months ended March 31, 2022 and 2021 and for the years ended December 31, 2021 and 2020:

Selected Combined Statements of Operations and Comprehensive (Loss) Income:

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2022	2021	2021	2020
	USD	USD	USD	USD
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Operating revenues	$2,076,323	$3,351,363	$11,468,603	$14,046,918
Operating expenses	(3,988,640)	(3,892,364)	(19,915,726)	(15,917,234)
Loss from operations	(1,912,317)	(541,001)	(8,447,123)	(1,870,316)
Other income (expense), net	1,884,420	6,290,766	128,416,091	(13,586,804)
Provision for income taxes	(419,497)	(1,227,689)	(23,505,445)	(683,525)
Net (loss) income	(447,394)	4,522,076	96,463,523	(16,140,645)
Other comprehensive income (loss)	(274,351)	(48,911)	(393,601)	91,552
Comprehensive (loss) income	$(721,745)	$4,473,165	$96,069,922	$(16,049,093)

The following table represents the TAG Business’s selected combined balance sheet data as of March 31, 2022 and December 31, 2021 and 2020:

Selected Combined Balance Sheet Data:

	As of March 31, 2022	As of December 31,
		2021	2020
	USD	USD	USD
	(Unaudited)	(Audited)	(Audited)
Current assets	$62,410,583	$83,779,515	$71,156,529
Non-current assets	43,943,278	38,730,785	105,785,089
Total assets	106,353,861	122,510,300	176,941,618
Total liabilities	63,367,839	61,364,728	182,303,773
Total shareholders’ (deficit) equity	$42,986,022	$61,145,572	$(5,362,155)

The following table represents the TAG Business’s selected combined cash flow data for the years ended December 31, 2020 and 2021 and the three months ended March 31, 2021 and 2022:

Selected Combined Cash Flow Data:

	For the Three Months Ended March 31,		For the Years Ended December 31,
	2022	2021	2021	2020
	USD	USD	USD	USD
	(Unaudited)	(Unaudited)	(Audited)	(Audited)
Net cash provided by (used in) operating activities	$1,330,672	$(3,316,155)	$(2,154,059)	$21,963,557
Net cash (used in) provided by investing activities	(6,852,870)	—	177,494,053	(6,765,248)
Net cash used in financing activities	(14,524,849)	(4,374,926)	(163,871,706)	(5,899,270)
Effect of exchange rate on cash and cash equivalents	(100,353)	271,644	(155,154)	441,019
Change in cash, cash equivalents and restricted cash	(20,147,400)	(7,419,437)	11,313,134	9,740,058
Cash, cash equivalents and restricted cash, beginning of period	73,081,407	61,768,273	61,768,273	52,028,215
Cash, cash equivalents and restricted cash, end of period	$52,934,007	$54,348,836	$73,081,407	$61,768,273

SELECTED HISTORICAL FINANCIAL INFORMATION OF AGBA

The following table sets forth selected historical financial information derived from AGBA’s unaudited financial statements as of March 31, 2022 and for the three months ended March 31, 2022 and 2021 and AGBA’s audited financial statements as of and for the years ended December 31, 2021 and 2020, each of which is included elsewhere in this prospectus. Such financial information should be read in conjunction with the audited financial statements and related notes included elsewhere in this prospectus. All figures presented below are presented in U.S. Dollars.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should carefully read the following selected financial information in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AGBA” and AGBA’s financial statements and the related notes appearing elsewhere in this prospectus.

	Three Months ended March 31, 2022 (Unaudited)	Three Months ended March 31, 2021 (Revised)	Year ended December 31, 2021	Year ended December 31, 2020 (Restated)
	USD	USD	USD	USD
Income Statement Data:
Operating expenses	$(322,739)	$(133,043)	$(683,796)	$(521,506)
Other (expense) income, net	$(28,997)	$1,239	$(85,520)	$484,080
Net loss	$(351,736)	$(131,804)	$(769,316)	$(37,426)
Basic and diluted net (loss) income per share, subject to possible redemption	$(0.03)	$0.01	$0.15	$(0.01)
Basic and diluted weighted average shares outstanding, subject to possible redemption	3,646,607	4,243,062	3,988,613	4,600,000
Basic and diluted net loss per share attributable to AGBA	$(0.18)	$(0.13)	$(1.00)	$(0.01)
Basic and diluted weighted average shares outstanding attributable to AGBA	1,375,000	1,375,000	1,375,000	1,375,000
	March 31, 2022	December 31, 2021	December 31, 2020 (Restated)
	USD	USD	USD
Balance Sheet Data:
Total assets	$41,022,817	$40,606,332	$48,954,047
Total liabilities	$7,778,105	$7,009,884	$4,435,024
Ordinary shares subject to possible redemption	$40,989,461	$40,441,469	$46,000,000
Total stockholders’ deficit	$(7,744,749)	$(6,845,021)	$(1,480,977)

risk factors

You should carefully review and consider the following risk factors and the other information contained in this prospectus, including the consolidated financial statements and the accompanying notes and matters addressed in the section titled “Cautionary Note Regarding Forward-Looking Statements,” in evaluating an investment in AGBA’s ordinary shares. The following risk factors apply to the business and operations of the TAG Business, and, therefore, also apply to the business and operations of the Post-Combination Company following the consummation of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to realize the anticipated benefits of the Business Combination and may have an adverse effect on the business, cash flows, financial condition and results of operations of the Post-Combination Company following the consummation of the Business Combination. We may face additional risks and uncertainties that are not presently known to us or that we currently deem immaterial, which may also impair our business, cash flows, financial condition and results of operations.

Risk Factors Relating to the TAG Business’s Hong Kong Operations and Proximity to the PRC

The business, financial condition, results of operations, and prospects of the TAG Business may be materially and adversely affected if certain laws and regulations of the PRC become applicable to the TAG Business or its subsidiaries. The TAG Business may be subject to the risks and uncertainties associated with the evolving laws and regulations in the PRC, their interpretation and implementation, and the legal and regulatory system in the PRC more generally, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice.

The TAG Business currently does not have operations in mainland China. Although the TAG Business and its subsidiaries do service Chinese clients, all sales of financial products offered by the TAG Business and its subsidiaries occur in Hong Kong. The TAG Business does not sell any financial products in mainland China, and all of the TAG Business’s customer data is maintained outside of mainland China. Accordingly, none of the TAG Business or its subsidiaries are regulated by any regulatory authorities in mainland China. See the section of this prospectus entitled “Regulation” for further information. Pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. The Basic Law expressly provides that the national laws of the PRC which may be listed in Annex III of the Basic Law shall be confined to those relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong. While the National People’s Congress of the PRC has the power to amend the Basic Law, the Basic Law also expressly provides that no amendment to the Basic Law shall contravene the established basic policies of the PRC regarding Hong Kong. As a result, national laws of the PRC not listed in Annex III of the Basic Law do not apply to Hong Kong-based businesses.

However, the laws and regulations in the PRC are evolving, and their enactment timetable, interpretation, and implementation involve significant uncertainties. To the extent that any PRC laws and regulations become applicable to the TAG Business, the TAG Business and the Post-Combination Company may be subject to the risks and uncertainties associated with the evolving laws and regulations in the PRC, their interpretation and implementation, and the legal and regulatory system in the PRC more generally, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice. If certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future, were to become applicable to companies such as the TAG Business or its subsidiaries in the future, the application of such laws and regulations may have a material adverse impact on the business, financial condition, results of operations, and prospects of the TAG Business and its ability to offer securities to investors, any of which may, in turn, cause the value of the Post-Combination Company’s securities to significantly decline or become worthless.

Relevant organs of the PRC government have made recent statements or recently taken regulatory actions related to data security, anti-monopoly, and overseas listings of mainland China businesses. For example, in addition to the PRC Data Security Law and the Measures for Cybersecurity Review issued by the Cyberspace Administration of China which became effective on February 15, 2022 (the “Measures”), relevant PRC government agencies have recently taken anti-trust enforcement action against certain mainland China-based businesses. The management of the TAG Business understands that such enforcement action was taken pursuant to the PRC Anti-Monopoly Law which applies to monopolistic activities in domestic economic activities in mainland China and monopolistic activities outside mainland China which eliminate or restrict market competition in mainland China. In addition, in July 2021, the PRC government provided new guidance on PRC-based companies raising capital outside of the PRC, including through arrangements called variable interest entities (“VIEs”). In light of such developments, the SEC has imposed enhanced disclosure requirements on China-based companies seeking to register securities with the SEC.

While the TAG Business currently does not have any operations in mainland China, there is no guarantee that the recent statements or regulatory actions by the relevant organs of the PRC government, including statements relating to the PRC Data Security Law, the PRC Personal Information Protection Law, and VIEs as well as the anti-monopoly enforcement actions will continue not to apply to the TAG Business. Should such statements or regulatory actions apply to companies such as the TAG Business or its subsidiaries in the future, it could have a material adverse impact on the business, financial condition, results of operations, and prospects of the Post-Combination Company, the Post-Combination Company’s ability to accept foreign investments, and the Post-Combination Company’s ability to offer or continue to offer securities to investors on a U.S. or other international securities exchange, any of which may, in turn, cause the value of the Post-Combination Company’s securities to significantly decline or become worthless. Neither AGBA nor TAG can predict the extent of such impact if such events were to occur.

The TAG Business may also become subject to the laws and regulations of the PRC to the extent that the TAG Business commences business and customer facing operations in mainland China as a result of any future partnership, acquisition, expansion, or organic growth. See “Information about the TAG Business — Strategic Growth Plans of the TAG Business.”

The PRC government exerts substantial influence, discretion, oversight, and control over the manner in which companies incorporated under the laws of PRC must conduct their business activities. The TAG Business is a Hong Kong-based company with no operations in mainland China; however, there can be no guarantee that the PRC government will not seek to intervene or influence the operations of the TAG Business or its subsidiaries at any time.

Because (i) the TAG Business currently does not have operations in mainland China, (ii) all sales of financial products offered by the TAG Business and its subsidiaries, including those to PRC citizens, occur in Hong Kong, and (iii) the TAG Business does not sell any financial products in mainland China, the PRC government currently does not directly govern the manner in which the TAG Business conducts its business activities outside of mainland China. However, the PRC legal system is evolving quickly, and PRC laws, regulations, and rules may change quickly with little advance notice, including with respect to Hong Kong-based businesses. As a result, there can be no assurance that the TAG Business will not be subject to direct influence or discretion over its business from organs of the PRC government in the future, due to changes in laws or other unforeseeable reasons or due to the TAG Business’s expansion or acquisition of operations in or involving mainland China. See “Information about the TAG Business — Strategic Growth Plans of the TAG Business.”

The PRC government has exercised and continues to exercise substantial control over many sectors of the PRC economy, including through regulation and/or state ownership. PRC government actions have had, and may continue to have, a significant effect on economic conditions in the PRC and the businesses which are subject to them. If the TAG Business became subject to the direct intervention or influence of the PRC government at any time due to changes in laws or other unforeseeable reasons or as a result of the TAG Business’s development, expansion, or acquisition of operations in the PRC, the TAG Business may be required to make material changes in its operations, which may result in increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply, or both. Neither AGBA nor TAG can be assured that the PRC government will not, in the future, release regulations or policies regarding other industries, which, if applicable to the TAG Business or its subsidiaries, may adversely affect the business, financial condition and results of operations of the Post-Combination Company.

In addition, the various segments of the TAG Business are regulated by a number of Hong Kong regulators, including, the Hong Kong Insurance Authority and the Mandatory Provident Fund Schemes Authority. See “Regulation” in this prospectus. PRC government influence or oversight over such Hong Kong regulators may have an indirect but material impact on the TAG Business, including but not limited to with respect to capital requirements, its ability to operate certain businesses, its operations in certain jurisdictions (including the markets in which the TAG Business or its subsidiaries may operate in the future) and/or the implementation of certain controls and procedures in relation to risk management or cybersecurity. Furthermore, the market prices and/or liquidity of the securities of the Post-Combination Company could be adversely affected as a result of anticipated negative impacts of any such government actions, as well as negative investor sentiment towards Hong Kong-based companies subject to direct PRC government oversight and regulation, regardless of actual operating performance. There can be no assurance or guarantee that the PRC government would not intervene in or influence the operations of the TAG Business, directly or indirectly, at any time.

The securities of the Post-Combination Company may be delisted or prohibited from being traded “over-the-counter” under the Holding Foreign Companies Accountable Act (and the Accelerating Holding Foreign Companies Accountable Act, if passed into law) if the PCAOB were unable to fully inspect the company’s auditor.

The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted into U.S. law on December 18, 2020. The HFCA Act states that if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the Public Company Accounting Oversight Board of the United States (the “PCAOB”) for three consecutive years beginning in 2021, the SEC shall prohibit its securities from being traded on a national securities exchange or in the over-the-counter trading market in the U.S. On December 16, 2021, the Public Company Accounting Oversight Board of the United States (the “PCAOB”) issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong. The management of the TAG Business believes that this determination does not impact the TAG Business, as the auditor of both AGBA and the TAG Business, Friedman LLP, (i) is headquartered in New York, U.S.A., (ii) is an independent registered public accounting firm with the PCAOB, and (iii) has been inspected by the PCAOB on a regular basis. Nonetheless, there can be no assurance that future changes in laws or regulations will not impact the TAG Business, Friedman LLP, or any future auditor of the Post-Combination Company. Accordingly, there can be no assurance that Friedman LLP (or any future auditor of the Post-Combination Company) will be able to meet the requirements of the HFCA Act and that the Post-Combination Company will not suffer the resulting material and adverse impact on its stock performance, as a company listed in the United States.

On April 21, 2020, SEC and PCAOB released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets, including China. The joint statement emphasized the risks associated with the lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 20, 2020, the U.S. Senate passed the HFCA Act that requires a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act, and on December 18, 2020, the HFCA Act was signed into law. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act. The bill, if enacted, would shorten the three-consecutive-year compliance period under the HFCA Act to two consecutive years. As a result, the time period before the Post-Combination Company’s securities may be prohibited from trading or delisted will be reduced. On December 2, 2021, the SEC adopted final amendments implementing congressionally mandated submission and disclosure requirements of the HFCA Act.

Lack of access to PCAOB inspections prevents the PCAOB from fully evaluating audits and quality control procedures of the accounting firms headquartered in mainland China or Hong Kong. As a result, investors in companies using such auditors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in mainland China or Hong Kong makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China and Hong Kong that are subject to the PCAOB inspections.

The TAG Business’s auditor, Friedman LLP, is the independent registered public accounting firm that has issued the audit reports included elsewhere in this prospectus. As an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, Friedman LLP is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Friedman LLP is headquartered in New York and has been inspected by the PCAOB on a regular basis. The management of the TAG Business believes, therefore, that Friedman LLP is not subject to the determinations announced by the PCAOB on December 16, 2021 with respect to PRC and Hong Kong-based auditors.

However, in the event that PRC or American authorities further regulate auditing work of Chinese or Hong Kong companies listed on the U.S. stock exchanges in a manner that would restrict Friedman LLP (or any future auditor of the Post-Combination Company) from performing work in Hong Kong, the Post-Combination Company may be required to change its auditor. In this case, it is possible that the audit workpapers prepared by the new auditor may be subject to inspection by the PCAOB in the manner required by HFCA Act. Furthermore, there can be no assurance that the SEC, Nasdaq, or other regulatory authorities would not apply additional and more stringent criteria to the TAG Business or the Post-Combination Company in connection with audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of the TAG Business’s financial statements. The failure to comply with the requirement in the HFCA Act that the PCAOB be permitted to inspect the issuer’s public accounting firm within three years, would subject the Post-Combination Company to consequences including the delisting of the Post-Combination Company in the future if the PCAOB is unable to inspect Post-Combination Company’s accounting firm (whether Friedman LLP or another firm) at such future time.

Although not currently subject, the TAG Business may become subject to the PRC laws and regulations regarding offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on the business, financial condition, results of operations, and prospects of the TAG Business and may hinder the ability of the Post-Combination Company to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Recently, the PRC government has initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30 meeting of the Standing Committee of the 13 National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations.

On December 28, 2021, the Cyberspace Administration of China (“CAC”) jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “CII Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

The TAG Business or its subsidiaries may collect and store certain data (including certain personal information) from their clients, who may be PRC individuals, in connection with their business and operations and for “Know Your Customers” purposes (to combat money laundering). Given that (1) the TAG Business and its subsidiaries are incorporated either in Hong Kong or the British Virgin Islands and are located in and conduct their operations in Hong Kong, (2) they have no subsidiary, VIE structure, nor any operations in mainland China, and (3) pursuant to the Basic Law, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), the management of the TAG Business do not currently expect the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law, or the Draft Overseas Listing Regulations to impact the operations of the TAG Business or the Business Combination. As of date of this prospectus, the TAG Business and its subsidiaries have conducted all sales activities in Hong Kong and in aggregate collected and stored personal information of less than one million users in the PRC, all of the data collected is stored in servers located in Hong Kong, and none of the TAG Business or its subsidiaries have been informed by any PRC governmental authority of any requirement that it files for a cybersecurity review or a CSRC review. The management of the TAG Business does not currently expect that the laws and regulations in the PRC on data security, data protection or cybersecurity apply to the TAG Business or that the oversight of the CAC will be extended to the TAG Business’s operations in Hong Kong, because (i) the TAG Business is not a “CII Operator” or a “Network Platform Operator” as defined under the relevant PRC cyberspace laws; (ii) the TAG Business does not harm PRC national security, public interests, or the legitimate rights and interests of citizens or organizations of the PRC; (iii) the TAG Business is not subject to PRC government cyberspace scrutiny; and (iv) the TAG Business is compliant with PRC cyberspace laws that have been issued up to the date of this prospectus.

However, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will act, what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and whether any of these will apply to the TAG Business, if at all. There can be no assurance that the TAG Business or the Post-Combination Company will be able to comply in all respects with any PRC regulatory requirements that may become applicable to it in the future. For example, the TAG Business’s current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. In the event of a failure to comply with any applicable regulations, the TAG Business or the Post-Combination Company may become subject to the consequences of such non-compliance, including fines and other penalties, which, in turn, may have a material adverse effect on the business, operations, financial condition, and prospects of the Post-Combination Company and may hinder the ability of the Post-Combination Company to offer or continue to offer securities to investors. Such an impact could, in turn, cause the value of such securities to significantly decline or be worthless.

Governments in the jurisdictions the TAG Business operates or intends to operate may restrict or control to varying degrees the ability of foreign investors to invest in businesses located or operating in such jurisdictions.

Because TAG, B2B and Fintech are, and the Post-Combination Company will be, incorporated in the British Virgin Islands, they may be deemed to be foreign investors in Hong Kong and therefore be subject to restrictions or controls in Hong Kong on the ability of foreign investors to invest in business located or operating in Hong Kong (please refer to the organization charts on pages 2 of this prospectus for further information). As a result, there may be a risk of loss to the Post-Combination Company’s investors due to, among other things, expropriation, nationalization or confiscation of assets, or the imposition of restrictions on repatriation of capital invested, in each case by the governmental or regulatory agencies empowered in Hong Kong. While, in some cases, the British Virgin Islands has entered into international investment treaties or agreements designed to encourage and protect investment by BVI persons in foreign jurisdictions, there can be no guarantee that such treaties or agreements will cover Hong Kong or that such treaties or agreements will be fully implemented or effective. In other cases, the Post-Combination Company, TAG, B2B and Fintech may not be able to take advantage of certain treaties because they are British Virgin Islands companies and are therefore exposed to additional risk of such loss.

The TAG Business is subject to many of the economic and political risks associated with emerging markets, particularly China, due to its operations in Hong Kong. Adverse changes in Hong Kong’s or China’s economic, political, and social conditions as well as government policies could adversely affect the TAG Business’s business and prospects.

The TAG Business currently conducts its business in Hong Kong and is considering options for expansion of its business in mainland China. Accordingly, the TAG Business is subject to risks and uncertainties including fluctuations in GDP, unfavorable or unpredictable treatment in relation to tax matters, expropriation of private assets, exchange controls, restrictions affecting its ability to make cross-border transfer of funds, regulatory proceedings, inflation, currency fluctuations, or the absence of, or unexpected changes in, regulations and unforeseeable operational risks. In addition, the TAG Business’s business, prospects, financial condition, and results of operations may be significantly influenced by political, economic, and social conditions in Hong Kong and China generally and by continued economic growth in China.

The Chinese economy differs from the economies of most developed jurisdictions (such as Hong Kong) in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. Although the PRC government has implemented measures that focus on accounting for market forces to effect economic reform and aimed at reducing the state ownership of productive assets and establishing improved corporate governance in business enterprises, a substantial portion of China’s productive assets are still owned by the government. In addition, the PRC government continues to play a significant role in regulating development through industrial policies. The PRC government also exercises significant control over China’s economic growth through its allocation of resources, control of payment of foreign currency-denominated obligations, monetary policy, and preferential treatment for particular industries or companies. Many of the economic reforms carried out by the PRC government are unprecedented or experimental and are expected to be refined and improved over time. This refining and adjustment process may not necessarily have a positive effect on the operations and business development of the TAG Business. Other political, economic, and social factors may also lead to further adjustments of the reform measures. For example, the PRC government has in the past implemented a number of measures intended to curtail certain segments of the economy, including the real estate industry, which the government believed to be overheating. These actions, as well as other actions and policies of the PRC government, could cause a decrease in the overall level of economic activity in the PRC and, in turn, have an adverse impact on the business and financial condition of the TAG Business.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures, which may benefit the overall Chinese economy, may have a negative effect on the TAG Business. For example, the TAG Business’s financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, the PRC government has from time to time implemented certain measures, including interest rate changes, to control the pace of economic growth. These measures may cause decreased economic activity in China, as evidenced by the slowing of growth of the Chinese economy since 2012. In addition, COVID-19 had a severe and negative impact on the Chinese economy since the first quarter of 2020. Whether this will lead to a prolonged downturn in the Chinese economy is still unknown. In addition, any future escalation of the ongoing trade war between the United States and China, regional or national instability, the ongoing impact of the COVID-19 pandemic, or the armed conflict between Russia and Ukraine may negatively impact the growth of the Chinese economy. Any prolonged slowdown in the Chinese economy or adverse changes in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China and may reduce the demand for the TAG Business’s services and solutions among potential Chinese customers and materially and adversely affect its business and results of operations.

Except for the Basic Law of the Hong Kong Special Region of the People’s Republic of China (“Basic Law”), national laws of the PRC do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong. The laws and regulations in the PRC are evolving, and their enactment timetable, interpretation and implementation involve significant uncertainties. To the extent any PRC laws and regulations become applicable to the TAG Business, it may be subject to the risks and uncertainties associated with the legal system in the PRC, including with respect to the enforcement of laws and the possibility of changes of rules and regulations with little or no advance notice. The TAG Business may also become subject to the laws and regulations of the PRC to the extent it commences business and customer facing operations in mainland China as a result of any future acquisition, expansion, or organic growth.

The TAG Business’s potential expansion of activities in China is subject to various risks.

The TAG Business and each of its subsidiaries, as of the date of this prospectus, primarily operate in Hong Kong. The TAG Business has been pursuing and will continue to pursue its growth strategy in China, particularly in the Greater Bay Area, comprising Macau, Guangzhou, Shenzhen, and the surrounding area. Currently, the TAG Business does not have any Chinese operating entities and does not plan to use “variable interest entities,” or VIEs, in the future to conduct its operations. The management of the TAG Business intends for such expansion to be conducted through customer referrals and partnerships, with the actual sales activities conducted in Hong Kong. For instance, the TAG Business is currently in active discussions to establish a strategic partnership with a top asset manager (the “Potential Partner”) in China to provide offshore insurance solutions to its over 20 million customers with a total AUM over US$120 billion (see “Information about the TAG Business — Strategic Growth Plans of the TAG Business — Strategic Enablers to Capture GBA Opportunities”). Accordingly, the management of the TAG Business expects the main source of revenue from such expansion in China to be generated from referral income.

Notwithstanding, expansion of China-related activities may expose the TAG Business and the Post-Combination Company to additional risks, including:

•        Changing global environment, including changes in U.S., Chinese, and international trade policies;

•        Challenges associated with relying on local partners in markets that are not as familiar to the TAG Business, including joint venture partners to help the TAG Business establish its business;

•        Difficulties managing operations in new regions, including complying with the various regulatory and legal requirements;

•        Different approval or licensing requirements;

•        Recruiting sufficient suitable personnel in new markets;

•        Challenges in providing services and solutions as well as support in these new markets;

•        Challenges in attracting business partners and customers;

•        Potential adverse tax consequences;

•        Foreign exchange losses;

•        Limited protection for intellectual property rights;

•        Inability to effectively enforce contractual or legal rights;

•        International travel restriction and temporary lock-down due to COVID-19; and

•        Local political, regulatory, and economic instability or wars, civil unrest, and terrorist incidents.

Moreover, changes in China’s economic, political, or social conditions or government policies could have a material adverse effect on the growth plans of the TAG Business. If the TAG Business is unable to effectively avoid or mitigate these risks, its ability to grow its China-related business will be affected, which could have a material adverse effect on its business, financial condition, results of operations, and prospects.

As the TAG Business further expands into the international market, it is increasingly subject to additional legal and regulatory compliance requirements, including local licensing and periodic reporting obligations. The TAG Business may inadvertently fail to comply with local laws and regulations, and any such violation could subject the TAG Business to regulatory penalties, such as revocation of licenses, which would in turn harm its brand, reputation, business operation and financial results. Although the TAG Business has policies and procedures in place to enhance compliance with local laws and regulations, there can be no assurance that its employees, contractors, or agents will stay compliant with these policies and procedures.

The TAG Business’s financial services revenues are highly dependent on macroeconomic conditions as well as Hong Kong, China, and global market conditions. Disruptions in the global financial markets and economic conditions could adversely affect the TAG Business and its institutional clients and customers.

Given the significant proportion of its business operations concentrated in Hong Kong, the TAG Business’s success depends largely on the health of the Hong Kong financial industry, which is affected by changes in general economic conditions beyond the TAG Business’s control. Economic factors such as increased interest rates, slow economic growth or recessionary conditions, changes in household debt levels, and increased unemployment or stagnant or declining wages affect the TAG Business’s customers’ income and thus their ability and willingness to take loans from the TAG Business, invest with the TAG Business, or engage with the TAG Business’s other financial products. Domestic and global events affect all such macroeconomic conditions. Weak or a significant deterioration in economic conditions reduce the amount of disposable income both individual and institutional consumers have, which in turn reduces consumer spending and their willingness to engage with the TAG Business’s financial services. Any or all of the circumstances described above may lead to further volatility in or disruption of the credit markets at any time and could adversely affect the TAG Business’s financial condition.

Changes in the condition of Hong Kong’s and China’s economies generally affect the demand and supply of financial products, which in turn will affect demand for the solutions that the TAG Business provides. For example, a credit crisis, or prolonged downturn in the credit markets could severely affect the TAG Business’s operating environment by, for example, causing a tightening in credit guidelines, limited liquidity, deterioration in credit performance, or increased foreclosures. Since a significant portion of the TAG Business’s revenue is generated from transaction-based fees and commissions, a decrease in transaction volumes could cause a material decline in the TAG Business’s revenues for the duration of such crisis.

Global economies could suffer dramatic downturns as the result of a deterioration in the credit markets and related financial crisis as well as a variety of other factors including, extreme volatility in security prices, diminished liquidity and credit availability, and ratings downgrades or declining valuations of certain investments. In past economic downturns, governments have taken unprecedented actions to address and rectify these extreme market and economic conditions, including by providing liquidity and stability to the financial markets. If these actions are not successful, the return of adverse economic conditions may significantly affect the businesses of the TAG Business’s customers, which could in turn negatively affect the TAG Business’s revenues.

In addition, there is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by central banks and financial authorities in some of the world’s leading economies, including the European Union, the United States, and China. There have been concerns over unrest and terrorist threats in the Middle East, Europe, and Africa. There have also been concerns on the relationship among China and other Asian countries, which may result in or intensify potential conflicts in relation to territorial disputes, and escalations in the trade tensions between the United States and China. Starting from 2018, changes in U.S. trade policies have occurred, including the imposition of tariffs. These types of developments, including a potential trade war, could have a material adverse impact on the Chinese economy and in turn on the Hong Kong economy. On January 31, 2020, the United Kingdom ceased to be a member of the European Union (commonly referred to as “Brexit”). The effects of Brexit on worldwide economic and market conditions remain uncertain. Brexit could adversely affect European and worldwide economic and market conditions and could contribute to instability in global financial and foreign exchange markets. Furthermore, protests in Hong Kong in 2019, political instability in the Korean Peninsula, a slump in commodity prices, uncertainty over interest rates in the United States, the outbreak and spread of the COVID-19 pandemic, and the armed conflict between Russia and Ukraine have also resulted in instability and volatility in the global financial markets. Recently, the global stock markets have experienced extreme volatility, in reaction to the outbreak of the conflict between Russia and Ukraine and governments’ responses thereto. It is unclear whether these challenges and uncertainties will be contained or resolved, and what effects they may have on the global political and economic conditions in the long term.

Recent litigation, increased SEC disclosure requirements and negative publicity surrounding China-based companies listed in the United States may result in increased regulatory scrutiny of the Post-Combination Company and negatively impact the trading price of its shares, which could have a material adverse effect upon its business, including its results of operations, financial condition, cash flows, and prospects.

The management of the TAG Business believes that recent litigation, increased SEC disclosure requirements, and negative publicity surrounding companies with operations in China that are listed in the United States have negatively impacted stock prices for these companies. Various equity-based research organizations have published reports on China-based companies, after examining their corporate governance practices, related party transactions, sales practices, and financial statements, and these reports have led to special investigations and listing suspensions on U.S. national exchanges, including the Nasdaq. In June 2021, SEC Chair Gary Gensler requested a “pause” in U.S. IPOs of Chinese companies to assess these issues. In August 2021, the SEC started to issue new disclosure requirements to companies operating in China and seeking to list on U.S. securities exchanges in order to boost investor awareness of the certain risks, including with respect to certain corporate structures of Chinese companies, such as Variable Interest Entities (VIEs) and the risk of Chinese regulators intervening with company operations or data security policies.

The Post-Combination Company will be based in Hong Kong, and the Post-Combination Company will own the equity interest of the TAG Business which is based in Hong Kong and has been pursuing and will continue to pursue a growth strategy in China, particularly in the Greater Bay Area, comprising Macau, Guangzhou, Shenzhen, and the surrounding area. This growth strategy is centered on expanding the referral network of the TAG Business. For instance, the TAG Business is currently in active discussions to establish a strategic partnership with a top asset manager in China to provide offshore insurance solutions to its over 20 million customers with a total AUM over US$120 billion (see “Information about the TAG Business — Strategic Growth Plans of the TAG Business — Strategic Enablers to Capture GBA Opportunities”).

As of the date of this prospectus, the TAG Business and its subsidiaries have not entered into, and have no plans to enter into, any contractual arrangements with any VIEs in China. See “— The TAG Business’s potential expansion of activities in China is subject to various risks.” However, should the TAG Business’s growth strategy involving China materialize and its current expansion plans materially change, the TAG Business may be required to enter into contractual arrangements with VIEs, in which case the Post-Combination Company may become subject to risk associated with VIEs and come under increased scrutiny from U.S. securities regulators in light of such developments.

Any similar scrutiny of the Post-Combination Company, regardless of its merit (or lack thereof), could result in a diversion of management resources and energy, potential costs to defend against rumors, increased ongoing disclosure requirements, decreases and volatility in the trading price of shares, and increased directors and officers insurance premiums and could have a material adverse effect upon the company’s business, including results of operations, financial condition, cash flows, and prospects.

Failure to comply with existing or future laws and regulations related to data protection or data security could lead to liabilities, administrative penalties, or other regulatory actions, which could negatively affect the TAG Business’s operating results, business, and prospects.

The regulatory framework for the collection, use, safeguarding, sharing, transfer and other processing of personal data worldwide is rapidly evolving and is likely to remain uncertain for the foreseeable future. Regulatory authorities in virtually every jurisdiction in which members of the TAG Business’s group operate have implemented or are considering a number of legislative and regulatory proposals concerning personal data protection. The management of the TAG Business has been monitoring the evolution of this area of law and intends to take steps to ensure compliance with laws applicable to the TAG Business’s current operations in Hong Kong and potential future operations in China.

While the management of the TAG Business believes that the TAG Business is not currently subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data, the TAG Business may be subject to such laws in the future. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities. See “— Although not currently subject, the TAG Business may become subject to the PRC laws and regulations regarding offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on the business, financial condition, results of operations, and prospects of the TAG Business and may hinder the ability of the Post-Combination Company to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.”

In recent years, the PRC government has tightened the regulation of the storage, sharing, use, disclosure, and protection of personal data and user data, particularly personal data obtained through individuals’ use of websites and online services. Relevant PRC laws and regulations require internet service providers and other network operators, among other things, to clearly state the authorized purpose, methods, and scope of the collection and usage of personal data and obtain the consent of users for the processing of this personal data, as well as to establish user information protection systems with remedial measures. Pursuant to the PRC Cybersecurity Law, which was promulgated by the Standing Committee of the National People’s Congress on November 7, 2016 and took effect on June 1, 2017, personal information and important data collected and generated by a critical information infrastructure operator in the course of its operations in China must be stored in China, and if a critical information infrastructure operator purchases internet products and services that affects or may affect national security, it should be subject to cybersecurity review by the Cyberspace Administration of China (“CAC”). Due to the lack of further interpretations, the exact scope of “critical information infrastructure operator” remains unclear.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which was available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. Moreover, the State Internet Information Office issued the Measures of Cybersecurity Review which became effective on February 15, 2022, which requires operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the CAC. As these opinions and the Measures were recently issued, official guidance and interpretation of these two remain unclear in several respects at this time.

If, for example, the TAG Business pursues a business combination with a target business operating in the PRC and if the Measures mandate clearance of cybersecurity review and other specific actions to be completed by the target business, then the TAG Business may face uncertainties as to whether such clearance can be timely obtained, or at all, and incur additional time delays to complete any such acquisition. Cybersecurity review could also result in negative publicity with respect to the proposed initial business combination and diversion of managerial and financial resources. The TAG Business may also be prevented from pursuing certain investment opportunities, if the PRC government considers that the potential investments will result in a significant national security issue.

Furthermore, new laws could be introduced in the future that could also apply to the TAG Business, whether or not the TAG Business or its subsidiaries have operations in the PRC. For example, the PRC Personal Information Protection Law, which was promulgated on August 20, 2021 and took effect on November 1, 2021, potentially has extraterritorial effect. The law states it is intended to apply to the processing of personal information of natural persons within the territory of China that is carried out outside of China, where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by laws and administrative regulations. As uncertainties remain regarding the interpretation and implementation of the PRC Personal Information Protection Law and whether it applies to companies like the TAG Business or its subsidiaries, if the PRC Personal Information Protection Law becomes applicable to the TAG Business, there can be no assurance that the TAG Business will be able to comply with the PRC Personal Information Protection Law. The TAG Business’ current practice of collecting and processing personal information may be required to be rectified or terminated by regulatory authorities. Failure to comply with any applicable requirements may subject the TAG Business to fines and other penalties which may have a material adverse effect on its business, operations, and financial condition.

The management of the TAG Business has noted a similar trend in other jurisdictions. For example, in May 2018, a new data protection regime, the European Union’s General Data Protection Regulation, or the GDPR, became applicable; the GDPR can apply to the processing of personal data by companies outside of the European Union, including where the processing of personal data relates to the offering of goods and services to, or monitoring the behavior of, individuals in the European Union. The GDPR and data protection laws in other jurisdictions may apply to the TAG Business’s processing of personal data in the future. The application of these laws would impose on the TAG Business more stringent compliance requirements with more significant penalties for non-compliance than PRC data protection laws and regulations, and the TAG Business’s compliance with such requirements could require significant resources and result in substantial costs, which may materially and adversely affect its business, financial condition, results of operations, and prospects.

The TAG Business collects, processes, and stores significant amounts of personal data concerning its customers and, for some business lines, their end-customers, as well as personal data pertaining to the TAG Business’s business partners and employees. Compliance with applicable personal data and data security laws and regulations is a rigorous and time-intensive process. However, the TAG Business’s operations are substantially carried out in Hong Kong and all of the data and personal information it collects are stored in servers outside China. The TAG Business does not hold the personal information of more than one million customers, the threshold required by the PRC Personal Information Protection Law and its management believes that the Business Combination is not subject to PRC cybersecurity review. In addition, as of the date of this prospectus, the TAG Business has not received any notice of and is not currently subject to any proceedings initiated by the CAC or any other PRC regulatory authority. The management of the TAG Business does not currently expect that the laws and regulations in the PRC on data security, data protection or cyber security apply to the TAG Business or that the oversight of the CAC will be extended to the TAG Business’s operations in Hong Kong, because (i) the TAG Business is not a “CII Operator” or a “Network Platform Operator” as defined under the relevant PRC cyberspace laws; (ii) the TAG Business does not harm PRC national security, public interests, or the legitimate rights and interests of citizens or organizations of the PRC; (iii) the TAG Business is not subject to PRC government cyberspace scrutiny; and (iv) the TAG Business is compliant with PRC cyberspace laws that have been issued up to the date of this prospectus. However, as global data protection laws and regulations increase in number and complexity, there can be no assurance that the TAG Business’s data protection systems will be considered sufficient under all current and future applicable laws and regulations including due to the uncertainty of the interpretation and implementation of these laws and regulations. Furthermore, there can be no assurance that the end-customer information that the TAG Business processes for its customers and the information the TAG Business receives from its third-party data partners are obtained and transmitted to it in full compliance with relevant laws and regulations. Moreover, there could be new laws, regulations, or industry standards that require the TAG Business to change its business practices and privacy policies. The TAG Business may also be required to put in place additional mechanisms ensuring compliance with new data protection laws, which may increase costs and materially harm the TAG Business’s business, prospects, financial condition, and results of operations. Any failure or perceived failure by the TAG Business to comply with applicable laws and regulations could result in reputational damage or proceedings or actions against the group by governmental entities, individuals, or others. These proceedings or actions could subject the TAG Business to significant civil or criminal penalties and negative publicity, result in the delayed or halted processing of personal data that the TAG Business needs to undertake to carry on its business, as well as the forced transfer or confiscation of certain personal data.

The M&A Rules and certain PRC regulations establish complex procedures for acquisitions of some Chinese companies by foreign investors, which could make it more difficult for the TAG Business to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory authorities in 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions, have established complex procedures and requirements that restrict merger and acquisition activities by foreign investors. For example, an overseas company established or controlled by PRC enterprises or residents needs to obtain approval from including the PRC Ministry of Commerce, or MOFCOM, before it acquires an affiliated domestic company or leads to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the SCNPC on August 30, 2007, and in effect as of August 1, 2008, and the Measures for the Undertaking Concentration Examination issued by MOFCOM on November 24, 2009, and in effect as of January 1, 2010 require that MOFCOM be notified in advance of any concentration of undertaking if certain thresholds are triggered. The security review rules issued by MOFCOM, which became effective in September 2011, specify that certain mergers and acquisitions by foreign investors, for example those that raise “national defense and security” concerns or through which foreign investors may acquire de facto control over domestic enterprises and therefore raise “national security” concerns, are subject to its review. Those rules prohibit any activities attempting to bypass security review, for example by structuring a transaction through a proxy or contractual control arrangements or offshore transactions. Similarly, on December 19, 2020, the NDRC and the Ministry of Commerce jointly issued the Measures for the Security Review for Foreign Investment, which took effect on January 18, 2021. These measures set forth the provisions concerning the security review mechanism on foreign investment, including, among others, the types of investments subject to review, and the review scopes and procedures. Most recently, on February 7, 2021, the Anti-Monopoly Committee of the State Council published the Anti-Monopoly Guidelines for the Internet Platform Economy Sector, which stipulates that any concentration of undertakings involving variable interest entities is subject to anti-monopoly review.

Although management of the TAG Business currently intends to focus its efforts in China on expanding its referral network, in the future, the TAG Business may seek to grow by acquiring other service providers in its industry within China. Complying with the requirements of the regulations described above and other relevant rules to complete these transactions could be time-consuming, and any required approval or filing processes, including obtaining approval from or filing with MOFCOM or its local counterparts, may delay or inhibit the TAG Business’s ability to complete these transactions, which could affect its ability to expand the TAG Business or maintain its market share. Furthermore, according to the M&A Rules, if a PRC entity or individual plans to merger or acquire its related PRC entity through an overseas company legitimately incorporated or controlled by such entity or individual, such a merger and acquisition will be subject to examination and approval by MOFCOM.

The application and interpretations of the M&A Rules are still uncertain, and it is unclear whether Chinese authorities would consider the TAG Business to be subject to the M&A. There is also possibility that the relevant PRC regulators may promulgate new rules or explanations, requiring that the TAG Business obtains MOFCOM or other regulatory approval for any completed or ongoing mergers and acquisitions. There is no assurance that the TAG Business will be able to obtain such approval for such mergers and acquisitions, and if the TAG Business fails to obtain those approvals, it may be required to suspend the acquisition, be subject to penalties, or both. Any uncertainties regarding such approval requirements could have a material adverse effect on the TAG Business’s business, results of operations, and prospects.

The PRC may prevent the cash maintained by the Post-Combination Company in Hong Kong from leaving, or the PRC could restrict deployment of such cash for the Post-Combination Company’s business purposes or for the payment of dividends

The TAG Business does not have, and the TAG Business’s management does not expect the Post-Combination Company will have, any business operations in China or maintain any cash balances in mainland China. However, if the Post-Combination Company were to establish business operations or maintain cash balances in mainland China, tit may become subject to the PRC government’s controls on the convertibility of Renminbi into foreign currencies and the remittance of currencies out of China to foreign entities or investors. Under the existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange (“SAFE”) as long as certain procedural requirements related to foreign exchange control are met. Although generally the PRC government may not impose any restrictions on international payments or transfers on current account, the PRC government may, at its discretion, impose restrictions on access to foreign currencies for current account transactions, and there may also exist macro-prudential control in foreign exchange through position management or know-your-customer (KYC) policies. Approval from appropriate government authorities, including SAFE, the National Development and Reform Commission (NDRC) and the Ministry of Commerce may be required for certain transactions if Renminbi is converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. Furthermore, foreign currency loans or capital contributions may be subject to statutory limits and registration with competent authorities.

The Hong Kong government has not issued similar laws or regulations for companies that are incorporated in or conduct businesses in Hong Kong. No cash is or is currently intended by the management of the TAG Business to be held in the PRC by the TAG Business or any of its subsidiaries. There is no regulatory restriction imposed by authorities in Hong Kong over the flow of funds among the TAG Business and its subsidiaries, or on any distributions or dividends of the TAG Business to its investors as of the date of this prospectus, and management of the TAG Business does not expect there will be regulatory restrictions by authorities in Hong Kong before or after the completion of the Business Combination.

The Basic Law is the constitutional document for Hong Kong. Under Article 112 of the Basic Law, no foreign exchange control policies shall be applied in Hong Kong. The Hong Kong dollar shall be freely convertible, and the Government of Hong Kong shall safeguard the free flow of capital within, into and out of the region. The power to amend the Basic Law lies in the National People’s Congress of the PRC and the ultimate power of interpretation of the Basic Law is vested in the Standing Committee of the National People’s Congress of the PRC. Therefore, the PRC has the power to cause a change in the Basic Law and cause capital controls to be imposed over Hong Kong. If the PRC were to do so, the PRC may also restrict the ability of the Post-Combination Company’s operating entities to remit currency maintained in Hong Kong offshore to pay dividends or make other payments, or otherwise to satisfy its foreign-currency-denominated obligations. In such case, relevant PRC governmental authorities may limit the ability of the Post-Combination Company to purchase foreign currencies in the future to settle transactions. As the PRC government may continue to strengthen its control over Hong Kong, this may limit the Post Combination Company’s ability to utilize such currencies to fund the Post-Combination Company’s business activities outside of the PRC, or to pay dividends in foreign currencies.

Risk Factors Relating to the TAG Business

The ability of the TAG Business to continue as a going concern is dependent upon its ability to raise additional funds and implement its business plan.

The combined financial statements of the TAG Business accompanying this prospectus were prepared assuming that the TAG Business will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. For the year ended December 31, 2021, the TAG Business reported a net income of approximately US$96.5 million. With a significant gain from the sale of one of its long-term investments, the TAG Business had retained earnings of approximately US$52 million as of December 31, 2021. However, for the year ended December 31, 2020, the TAG Business incurred a net loss of approximately US$16 million and during the three months ended March 31, 2022, the TAG Business incurred a net loss of approximately US$0.45 million. The pre-2021 historical operating results of the TAG Business indicate that the TAG Business has previously experienced losses from operations. The operating results for the TAG Business’s latest financial period indicate recent losses from operations. Each set of results raises the question regarding the TAG Business’s ability to continue as a going concern.

In the first quarter of 2022, the TAG Business has also experienced significant cash outflows from a dividend distribution and the purchase of additional investments. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation of the TAG Business — Liquidity and Going Concern.” As a result, the management of the TAG Business estimates that currently available cash will not be able to provide sufficient funds for the TAG Business to meet its planned obligations for the next 12 months from the date of its combined financial statements provided with this prospectus. See the notes to the combined financial statements of the TAG Business that accompany this prospectus. There can be no assurance that the TAG Business will become profitable in the near term, or at all, or will obtain necessary financing for its business, or that it will be able to continue in business. There can also be no assurance that the TAG Business will have sufficient financial resources and capital to continue to settle its debts as they fall due and sustain operations in the immediate future.

The management of the TAG Business intends to continue to monitor the TAG Business’s capital structure and evaluate various funding alternatives that may be needed to finance its growth strategy, business development, and operating expenses, including fundraising through equity or debt capital markets. Nonetheless, there can be no assurance that the TAG Business will be successful in such fundraising or that if it can secure such funds that they will be sufficient to meet the financing needs of the TAG Business and to allow the TAG Business to continue as a going concern. See “Management’s Discussion and Analysis of Financial Condition and Results of Operation of the TAG Business — Liquidity and Going Concern.”

The success and growth of the TAG Business will depend, in part, upon its ability to be a leader in technological innovation in its industries.

OPH and Fintech operate in industries experiencing rapid technological change and frequent product introductions. To succeed, the TAG Business must lead its peers in designing, innovating, and introducing new technology and product offerings. The process of developing new technologies and products is complex, and if the TAG Business is unable to successfully innovate and continue to deliver a superior client experience, the demand for its products and services may decrease, it may lose market share and its growth and operations may be hampered.

For example, part of OPH’s business relies on its continued ability to process loan applications over the internet, accept electronic signatures, provide instant process status updates, and other client- and loan applicant-expected conveniences. The TAG Business’s proprietary platform technology is integrated into all steps of its business processes. The TAG Business’s dedication to incorporating technological advancements into its service platforms requires significant financial and personnel resources. Maintaining and improving this technology will require the TAG Business to expend significant capital expenditures on its proprietary technology platforms. See “Information about the TAG Business — Overall Business Strategy: Creating an Ecosystem Empowered by Fintech.”

To the extent that the TAG Business is dependent on any particular technology or technological solution, it may be harmed if such technology or technological solution becomes non-compliant with existing industry standards, fails to meet or exceed the capabilities of its competitors’ equivalent technologies or technological solutions, becomes increasingly expensive to service, retain, and update, becomes subject to third-party claims of intellectual property infringement, misappropriation, or other violation, or malfunctions or functions in a way not anticipated. Additionally, new technologies and technological solutions are continually being released. As such, it is difficult to predict the problems that the TAG Business may encounter in improving its websites’ and other technologies’ functionality.

The technologies that the TAG Business uses may contain undetected errors, which could result in customer dissatisfaction, damage to the TAG Business’s reputation, or loss of customers.

Some of the solutions that the TAG Business offers are built on large stacks of data, requiring sophisticated and innovative technologies to address the TAG Business’s operating needs, predict operating patterns, and help make decisions in terms of business strategies and implementation plans. The TAG Business aims to make its operations and solutions more streamlined, automated, and cost-effective by using advanced technologies which are currently under development. The TAG Business may encounter technical obstacles, and it may discover problems that prevent such technologies from operating properly, or at all, which could adversely affect the TAG Business’s information infrastructure and other aspects of its business where such technologies are applied. If the TAG Business’s solutions do not function reliably or fail to achieve its customers’ expectations for performance, the TAG Business may lose existing customers or fail to attract new ones, which may damage its reputation and adversely affect its business, financial condition, and results of operations.

Material performance problems, defects, or errors in the TAG Business’s existing or new software, applications, and solutions may arise and may result from the interface between solutions and systems and data that it did not develop, the function of which is beyond its control, or defects and errors that were undetected in internal testing. These types of defects and errors, and any failure by the TAG Business to identify and address them, could result in a loss of revenue or market share, diversion of development resources, harm to the TAG Business’s reputation and increased service and maintenance costs. Defects or errors may discourage existing or potential customers from utilizing the TAG Business’s solutions. Correcting these types of defects or errors could prove to be impossible or impracticable. The costs incurred in correcting any defects or errors may be substantial and could have a material adverse effect on the business, financial condition, and results of operations of the TAG Business.

Fintech has recently launched Tandem Hong Kong, a new digital platform. If Tandem Hong Kong cannot acquire new customers or exploit new business lines from this new platform, its business prospects may be adversely affected.

In November 2020, Fintech launched Tandem Hong Kong, a health and wealth digital platform (see “Information about the TAG Business — Tandem Hong Kong: Health and Wealth Digital Platform”). The Tandem Hong Kong platform was designed to enable the development of new products, such as deposit-like white labelled money market funds, mutual funds, etc. The management of the TAG Business believes that this new platform will enable Fintech to increase its customer base and boost fund management as well as fund distribution income. Any disruption in the Tandem Hong Kong platform and the development of the new products that it offers, including due to IT or other technical issues, could negatively impact the financial performance of Fintech and its growth prospects.

The Tandem Hong Kong platform’s offerings are also new to the Hong Kong financial products market. There can be no assurance that such products will be readily accepted by its customers, if at all. These products are also subject to Hong Kong market regulation and local government policies. While the management of the TAG Business believes that the Tandem Hong Kong platform’s products are properly presented under applicable law and regulation, there can be no assurance that Fintech will not be subject to additional regulation, including potential suspension, of these financial products in the future, which could adversely impact the financial performance of Fintech and its growth prospects.

OPH and its subsidiaries rely on their business relationships with product issuers and the success of those product issuers, and OPH’s future development depends, in part, on the growth of such product issuers and their continued collaboration with OPH and its subsidiaries.

The business of OPH and its subsidiaries relies, in part, on financial products provided by certain banks, insurance companies, or other companies that offer financial products (product issuers). The management team of the TAG Business believes that establishment of business relationships with major product issuers such as MassMutual Asia Limited, Prudential Hong Kong Limited, and Zurich International Life Limited, which facilitates OPH’s ability to provide a wide variety of products to satisfy customers’ needs and enables it to negotiate favorable terms with such product issuers, to the benefit of its customers, contributes to its current success. The long-term business relationships that OPH and its subsidiaries have established with major product issuers are formed on the basis of the terms of business, broker contracts, and/or conditions issued by the product issuer(s) to certain subsidiaries of OPH setting out the terms and conditions upon which product issuer(s) are prepared to accept business referred or introduced to them. However, there is no assurance that OPH will succeed in maintaining existing and/or establishing new, strategic relationships with product issuers. If OPH cannot maintain and/or establish such relationships, it and its subsidiaries’ access to similar financial products may be restricted, and their business, operations, and financial position may, in turn, be adversely affected.

OPH’s future development depends, in part, on the growth of such product issuers, on their continued development of new financial products, and on their continued collaboration with OPH and its subsidiaries. Failure by such product issues to continue to sell new financial products may, in turn, limit the ability of OPH and its subsidiaries to offer such products to their customers. There can be no assurance that if any product issuer discontinued its business or ceased to collaborate with the TAG Business that OPH or any of its subsidiaries could find replacement products on comparable terms, or at all. If OPH cannot maintain its current pipeline of products from product issuers, it and its subsidiaries’ access to similar financial products may be restricted, and their business, operations, and financial position may, in turn, be adversely affected.

The property agency segment of OPH has historically operated on thin margins, which expose it to risk of non-profitability and recent trends have cause the segment to be loss-making.

The property agency segment of OPH, run by OnePlatform International Property Limited (“OIP”), has historically operated with thin profit margins. In accordance with its contracts with property developers and agreements with its own staff, commission income from the company’s operations is dispersed broadly among both the consultancy force and salespersons, often equaling up to 50% of the commission. This significant split of commission income has historically resulted in marginal profit for OIP.

In recent years, the segment has been loss-making and was supported by intercompany loans. While the management of the TAG Business intends to generate sufficient cashflows from the segment to repay such intercompany loans and create positive profit margins, there can be no assurance that the property agency segment of OPH will be able to generate such cashflows now or in the future. Without a change in the commission sharing mechanism or optimization of the segment’s operating costs, the property agency segment’s ability to achieve additional profits may be limited. There can be no assurance that OIP will be able to achieve changes in commission sharing or optimization of operating costs to sufficient levels, or at all. In addition, given the competitive environment in which OIP operates (see “— Each of OPH, Fintech, and their subsidiaries operate in a competitive and evolving industry; if the TAG Business is unable to compete effectively, it may lose market share”), there can also be no guarantee that such changes would not create a loss of engagement with property developers and salespersons. Such disruptions to the property agency segment of OPH could have negative effects on its business, financial condition, results of operations, and prospects.

The TAG Business relies on third parties for various aspects of its business and the services and solutions that it offers thereby. The TAG Business’s business, results of operation, financial condition, and reputation may be materially and adversely affected if these third parties do not continue to maintain or expand their relationship with the TAG Business, or if they fail to perform in accordance with the terms of their relevant contracts.

The TAG Business relies on third parties for various aspects of its business and the solutions they offer thereby. For example, the TAG Business relies on computer hardware, software, and cloud services, internet and telecommunication services, and third-party supplied data. The TAG Business expects to continue to rely on these third parties to supplement its capabilities for a significant period, if not indefinitely. Therefore, the TAG Business needs all of these parties to function in a flawless and timely manner to conduct its business. However, there can be no assurance that these third parties will provide their support properly or in a cost-effective manner or that the third party-supplied data the TAG Business relies on will be complete, accurate, or reliable. In the event of problems with any of these third-party providers, transitioning to new providers may disrupt the TAG Business’s business and increase costs.

If any of the TAG Business’s third-party service providers fail to perform properly, there can be no assurance that the TAG Business will be able to find a suitable would be able to find suitable replacement suppliers on commercially reasonable terms or timely basis, or at all. The TAG Business’s third-party service providers may carry out their business in an inappropriate manner or in violation of regulations or laws. Any of such occurrences could diminish the TAG Business’s ability to operate or damage its business reputation, or cause it regulatory or financial harm, any of which could negatively affect the TAG Business’s business, financial condition, and results of operations.

Failure to maintain and enlarge the customer base of the TAG Business or strengthen customer engagement may adversely affect its business and results of operations.

The TAG Business’s revenue growth depends, in part, on its ability to maintain and enlarge its customer base and strengthen customer engagement so that more of its customers will use the TAG Business’s solutions more often and contribute to the group’s revenue growth. Although the TAG Business maintains business relationships with its existing customers and has successfully developed different marketing channels to generate business from referrals, recurring business, and direct marketing, less than 10% of OPH’s revenue for the year ended December 31, 2021 was generated by recurring business from existing customers purchasing new products through OPH and its subsidiaries. In addition, the TAG Business does not rely on any significantly large customers or clients, as for the year ended December 31, 2021, no single customer represented more than 10% of the TAG Business’s total revenue. This diffusion of the TAG Business’s customer base requires the TAG Business to constantly maintain and refresh its broad customer base. The TAG Business’s customers are, however, geographically concentrated, as substantially all of its major customers are located in Hong Kong. Fluctuations in the macro-economic environment in Hong Kong may have adverse effects on the TAG Business’s major clients and, in turn, on the TAG Business.

There can be no assurance that the TAG Business’s customers will continue to use its services and solutions once their existing contract or relationship expires or that they will purchase additional solutions from the TAG Business. This risk is especially apparent in circumstances where it is inexpensive for them to switch service providers. For additional information about the TAG Business’s relevant competitors, see “Information about the TAG Business — Competition”. The TAG Business’s ability to maintain and enlarge its customer base and strengthen customer engagement will depend on many factors, some of which are out of the TAG Business’s control, including:

•        its ability to continually innovate technologies to keep pace with rapid technological changes;

•        its ability to continually innovate solutions in response to evolving customer demands and expectations and intense market competition;

•        its ability to customize solutions for customers;

•        customer satisfaction with the TAG Business’s solutions, including any new solutions that the TAG Business may develop, and the competitiveness of pricing and payment terms;

•        the effectiveness of the TAG Business’s solutions in helping customers improve efficiency, enhance service quality, and reduce costs;

•        customers’ acceptance of the TAG Business’s pricing models;

•        the TAG Business’s ability to transition customers from “hook products,” which the TAG Business provides at low or even no charge, to products that provide more revenue and better margins; and

•        the success and growth of the TAG Business’s customers, which could be affected by general-economic and market conditions, regulatory developments and other factors.

As many of the TAG Business’s customers are engaged using a transaction-based model, a reduction of transactions by its customers would adversely affect the TAG Business’s business and results of operations. For example, the COVID-19 pandemic may have a negative impact on business growth, project implementation, and the TAG Business’s customers’ usage of its solutions, and thus, the TAG Business’s revenue. See “— Given the significant global health, market, employment and economic impacts of the COVID-19 pandemic and the uncertainty of its duration, the TAG Business may experience negative impacts to its financial and operating performance and business prospects.”

In addition, the TAG Business derived some of its customers either through acquisitions of new businesses or by intra-group referrals. If the TAG Business cannot develop customers organically, conduct as many acquisitions, or receive as many customer referrals as it has historically, it may not be able to grow its customer base as quickly, or at all.

A number of the TAG Business’s business partners are commercial banks and other financial institutions that are highly regulated, and the tightening of laws, regulations, or standards in the financial services industry could harm its business.

A number of the TAG Business’s business partners are commercial banks and other financial institutions that are highly regulated and must comply with complex and changing government regulations and industry standards, which are subject to significant changes, in the various jurisdictions in which they operate. Global, regional, or local regulatory developments, including those in respect of consumer protection, credit availability, risk management, and data privacy, could adversely affect the TAG Business’s customers or otherwise result in a reduction in the volume and frequency of its business transactions.

The TAG Business’s financial institution partners must sometimes include restrictive provisions in their contracts with service providers such as the TAG Business, with respect to security and privacy, ongoing monitoring, risk management, and other limitations. These provisions may increase the TAG Business’s costs, limit the scope of the solutions the TAG Business offers, or otherwise restrict customer access. In addition, the TAG Business’s customers may have less capacity or incentive to purchase solutions from the TAG Business, may pass on their increased costs to the TAG Business, or may cease to use certain of the TAG Business’s solutions. As aspects of the TAG Business’s business employ a broker-based model, any reduction of transactions by the TAG Business’s partners may materially and adversely affect the TAG Business’s business and results of operations.

As a result of such laws and regulations, certain of the TAG Business’s customers have had, or will have, to adjust their business practices in ways that reduce their use of the TAG Business’s solutions, and these types of changes in response to regulatory developments may adversely affect the TAG Business’s business, result of operations, and financial conditions.

Significant increases and decreases in the number of transactions by the TAG Business’s clients can have a material negative effect on the TAG Business’s profitability and its ability to efficiently process and settle transactions.

Significant volatility in the number of client transactions and rebalancing activity may result in operational problems such as a higher incidence of failures to deliver services and errors in processing transactions, and such volatility may also result in increased personnel and related processing costs. The TAG Business may experience adverse effects on its profitability resulting from significant reductions in product sales and may encounter operational problems arising from unanticipated high transaction volume because the TAG Business is not able to control such fluctuations.

In addition, significant transaction volume could result in inaccurate books and records, which would expose the TAG Business to disciplinary action by governmental agencies and other relevant regulators.

Each of OPH, Fintech, and their subsidiaries operate in a competitive and evolving industry; if the TAG Business is unable to compete effectively, it may lose market share.

The market competition in which each of OPH, Fintech, and their subsidiaries operate is intense and all aspects of their business are highly competitive. The TAG Business competes for clients, customers, and personnel directly with other financial advisory firms, securities firms, and, increasingly, with other types of organizations and businesses offering financial services, such as banks and insurance companies. The financial technology services industry in Hong Kong and China is also highly competitive and rapidly evolving. New competitors, including affiliates of financial institutions, traditional IT companies, and internet companies, are entering this market.

The TAG Business primarily faces competition posed by major, existing financial institutions, including traditional banks and insurance agencies. However, the TAG Business also face threats of new players entering its industries, particularly the fintech industry, in Hong Kong and China. See “Information about the TAG Business — Competition”. While the management of the TAG Business believes that the TAG Business has a competitive advantage by having a full suite of financial products (including insurance, investment, and credit) coupled with a captive customer base and well-established infrastructure (including operational capabilities and technology), some of the TAG Business’s competitors may have greater brand recognition, larger customer bases or greater financial, technological, or marketing resources. There can be no assurance that the TAG Business’s competitors will not be able to respond more quickly and effectively than the TAG Business to new or changing opportunities, technologies, standards, or customer requirements, or successfully adapt to significant changes in regulatory and industry environments.

The financial services industry continues to evolve technologically, with an increasing number of firms of all sizes providing lower cost, computer-based “robo-advice” and enhanced digital experiences for clients with previously limited personalized service. Industry and technology changes may result in increased prevalence of robo-advisors. The TAG Business is subject to risk from accelerated industry changes and competitive forces, which have resulted and are expected to continue to result in significant costs for strategic initiatives to respond to such changes. The TAG Business’s ability to compete in its industries is based primarily on a business model designed to serve clients through personalized relationships with financial advisors offering a full-product suite complemented by a low-cost digital platform. The TAG Business may be subject to operational risk if its current business model is unable to keep pace with a rapidly changing environment, which includes client, industry, technology, and regulatory changes. In addition, the TAG Business’s ability to compete and adapt its business model may be impacted by changing client demographics, preferences, and values. If the TAG Business’s services do not meet client needs, it could lose clients, thereby reducing revenues and profitability.

Talent competition among the TAG Business’s competitors also exists for financial advisors, technology specialists, and corporate staff. The TAG Business’s continued ability to expand its business and to compete effectively depends on its ability to attract qualified employees and to retain and motivate current employees. Additionally, during an economic downturn, there is increased risk that the TAG Business’s more successful personnel may leave or be hired away by its competitors, if the TAG Business experiences reduced profitability.

Competition may also result in continued pricing pressures, which may lead to price reductions for the TAG Business’s services and offerings and may adversely affect its profitability and market share. In addition, the TAG Business may face competition from its own customers or financial product providers, who may develop their own solutions internally after they have gained experience and expertise independently or through their use of the TAG Business’s solutions. If the TAG Business is unable to successfully compete in its relevant industries, its business, financial condition, and results of operations may be materially and adversely affected.

If the TAG Business is unable to protect or promote its brand and reputation, its business may be materially and adversely affected.

The brand names and reputation of the TAG Business and its subsidiaries are subject to a variety of factors that are beyond its control. For example, customer complaints about the TAG Business’s services and negative publicity about the financial services industry could diminish consumer confidence in the TAG Business’s solutions. Failure to protect the TAG Business’s customers’ privacy or effectively adopt security measures could have the same effect. Measures that the TAG Business may take from time to time to combat risks of fraud and breaches of privacy and security can damage relations with its customers. These measures heighten the need for prompt and accurate customer service to resolve irregularities. If the TAG Business cannot handle customer complaints effectively or balance different customers’ needs appropriately, its reputation may suffer, and the TAG Business may lose customers’ confidence. Furthermore, the TAG Business may be subject to claims seeking to hold it liable for inaccurate or false information. Any claims, regardless of merit, may force the TAG Business to participate in costly time-consuming litigation or investigations, divert significant management and staff attention, and damage its reputation and brand. In addition, the TAG Business’s reputation may be undermined if its customers and product issuers, many of whom are financial institutions, violate laws and regulations such as financial supervision regulations and anti-money laundering laws, when interacting with the TAG Business’s solutions. Any significant damage to the reputation of the TAG Business or any of its subsidiaries, or to the perceived quality or awareness of its brands or solutions, or any significant failure by the TAG Business to promote and protect its brands and reputation, could make it more difficult for the TAG Business to maintain a good relationship with its customers, promote its services or retain qualified personnel, any of which may have a material adverse effect on the TAG Business’s business.

The TAG Business’s future marketing and efforts to build its brands will likely require it to incur additional expenses. In 2020 and the first half of 2021, the TAG Business changed the branding of many of its group companies to reflect new brands, such as “TAG” and “OnePlatform,” that align with the group’s new approach to the market. These re-branding efforts include obtaining new trademark and domain name registrations, which efforts are ongoing. Increased marketing expenses in the short term may be required to familiarize the TAG Business’s customers and the public with these new brand names. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If the TAG Business fails to successfully promote, protect, and maintain its brands while incurring additional expenses, its results of operations and financial condition would be adversely affected, and its ability to grow its business may be impaired.

Given both the TAG Business’s past and the Post-Combination Company’s future relationship with the Legacy Group, any negative development in the Legacy Group’s market position, reputation, or brand recognition may materially and adversely affect the brand image, reputation, and market value of B2B, Fintech, and their subsidiaries or the brand image, reputation, and market value of the Post-Combination Company. See “— The Legacy Group has experienced significant reputational damage in the past in connection with its previous management, which could adversely affect the market prospects and reputation of the TAG Business, and/or the scope and quality of services rendered by the Legacy Group to the TAG Business.”

Breach of the TAG Business’s security measures or those of any third-party cloud computing platform provider, or other third-party service providers, may result in the TAG Business’s data, IT systems, and services being perceived as not being, or actually not being, secure.

Some of the TAG Business’s services involve storage and transmission of its customers and their end-customers’ proprietary and other sensitive data, including financial information and other personally identifiable information. The TAG Business’s security measures may be breached as a result of efforts by individuals or groups of hackers and sophisticated organizations, including by fraudulently obtaining system information of the TAG Business’s employees or customers. The TAG Business’s security measures could also be compromised by employee error or malfeasance, which could result in unauthorized access to, or denied authorized access to, the TAG Business’s IT systems, customers’ data, or its own data, including with respect to the TAG Business’s intellectual property and other confidential business information.

Because the techniques used to breach, obtain unauthorized access to, and sabotage IT systems change frequently, grow more complex over time, and are generally not recognized until launched against a target, the TAG Business may be unable to anticipate or implement adequate measures to prevent such techniques. In addition, the TAG Business is often an early adopter of new technologies and new ways of sharing data and communicating internally and with partners and customers. As its IT systems continue to evolve, this increases their complexity. In addition, the TAG Business’s customers may authorize third-party technology providers to access their customer data, and some of the TAG Business’s customers may not have adequate security measures to protect their data that is stored on the TAG Business’s servers. Because the TAG Business does not control its customers or third-party technology providers, or the processing of such data by third-party technology providers, the TAG Business cannot ensure the integrity or security of such transmissions or processing. Malicious third parties may also conduct attacks designed to temporarily deny customers access to the TAG Business’s services.

A security breach could expose the TAG Business to a risk of loss or inappropriate use of proprietary and sensitive data, or the denial of access to this data. A security breach could also result in a loss of confidence in the security of its services, damage the TAG Business’s reputation, negatively impact future sales, disrupt its business, and lead to legal liability. Finally, the detection, prevention, and remediation of known or potential security vulnerabilities, including those arising from third-party hardware or software, may result in additional direct and indirect costs, for example, the TAG Business may be required to purchase additional infrastructure or its remediation efforts may degrade the performance of the TAG Business’s solutions.

Unexpected network interruptions, security breaches, or computer virus attacks and failures in the TAG Business’s information technology systems could have a material adverse effect on its business, financial condition, and results of operations.

The TAG Business’s information technology systems support all phases of its operations and are an essential part of the group’s technology infrastructure. The robust reliability of the TAG Business’s platform is one of its competitive strengths that it relies on to attract and retain customers. If the TAG Business’s systems fail to perform, it could experience disruptions in operations, slower response times, or decreased customer satisfaction. The TAG Business must process, record, and monitor a large number of transactions, and its operations are highly dependent on the integrity of its technology systems and its ability to make timely enhancements and additions to such systems. System interruptions, errors, or downtime can result from a variety of causes, including unexpected interruptions to the internet infrastructure, technological failures, changes to systems, changes in customer usage patterns, linkages with third-party systems, and power failures. The TAG Business’s systems are also vulnerable to disruptions from human error, execution errors, errors in models such as those used for risk management and compliance, employee misconduct, unauthorized trading, external fraud, computer viruses, denial of service attacks, computer viruses or cyber-attacks, terrorist attacks, natural disaster, power outage, capacity constraints, software flaws, events impacting the TAG Business’s key business partners and vendors, and other similar events.

While the TAG Business has in the past experienced network interruptions, which did not have a material adverse impact on the business, its business depends on the performance and reliability of the internet infrastructure. There can be no assurance that the internet infrastructure that the TAG Business depends on will remain sufficiently reliable for its needs. Any failure to maintain the performance, reliability, security, or availability of its network infrastructure may cause significant damage to its ability to attract and retain customers. Major risks involving the TAG Business’s network infrastructure include:

•        breakdowns or system failures resulting in a prolonged shutdown of its servers;

•        disruption or failure in the national backbone networks in Hong Kong, China, and the other markets where the TAG Business operates, which would make it impossible for customers to access the TAG Business’s solutions;

•        damage from natural disasters or other catastrophic events such as typhoons, volcanic eruptions, earthquakes, floods, telecommunications failures, or other similar events; and

•        any infection by or spread of computer viruses or other system failures.

Any network interruption or inadequacy that causes interruptions in the availability of the TAG Business’s platform or deterioration in the quality of access to its solutions could reduce customer satisfaction and result in a reduction in the activity level of the TAG Business’s customers. Furthermore, increases in the volume of traffic on the TAG Business’s platform could strain the capacity of its existing computer systems and bandwidth, which could lead to slower response times or system failures. This strain could cause a disruption or suspension in the TAG Business’s service delivery, which could, in turn, hurt its brand and reputation. The TAG Business may need to incur additional costs to upgrade its technology infrastructure and computer systems to accommodate increased demand if it anticipates that its systems cannot handle higher volumes of traffic and transaction in the future. In addition, it could take an extended period to restore full functionality to its technology or other operating systems in the event of an unforeseen occurrence, which could affect the TAG Business’s ability to deliver its solutions. There can be no assurance that the TAG Business will not suffer unexpected losses, reputational damage, or regulatory actions due to technology or other operational failures or errors, including those of the TAG Business’s vendors or other third parties.

The TAG Business’s inability to use software licensed from third parties, including open-source software, could negatively affect its ability to sell its solutions and subject it to possible litigation.

The TAG Business’s technology platform incorporates software licensed from third parties, including open-source software, which the TAG Business uses without charge. Although the TAG Business monitors its use of open-source software, the terms of many open-source licenses that it is subject to have not been interpreted by courts, and there is a risk that these licenses could be construed to impose unanticipated conditions or restrictions on its ability to provide its solutions. In addition, the terms of open-source software licenses may require the TAG Business to provide software that it develops to others on unfavorable license terms. For example, certain open-source licenses may require the TAG Business to offer the components of its platform that incorporate open-source software for free, to make source code for modifications or derivative works available to others, and to license such modifications or derivative works under the terms of the particular open-source license.

In addition, the TAG Business could be required to seek licenses from third parties to continue offering its solutions, and these types of licenses may not be available or may be on terms not acceptable to the TAG Business. Alternatively, the TAG Business may need to re-engineer its solutions or discontinue using certain functionalities of its solutions. The TAG Business’s inability to use third-party software could result in business disruptions, or delays in developing future offerings or enhancements of its existing solutions, which could materially and adversely affect the TAG Business’s business and results of operations.

Given the significant global health, market, employment and economic impacts of the COVID-19 pandemic and the uncertainty of its duration, the TAG Business may experience negative impacts to its financial and operating performance and business prospects.

Since December 2019, the COVID-19 pandemic has adversely affected global business activities and resulted in significant uncertainty in the global economy and volatility in financial markets. The Chinese and Hong Kong governments have issued temporary measures to limit large gatherings and imposed travel restrictions to contain the outbreak of COVID-19, which hampered business volume from mainland Chinese customers. With social distancing measures having been implemented to curtail the spread of COVID-19, businesses in Hong Kong, such as the TAG Business, which often use in-person consultations for new business production faced a slowdown. In addition, Hong Kong has suspended mainland tourists’ free travel and requested those who travel from mainland China and enter Hong Kong to undergo quarantine. The resurgence of the Omicron variant of COVID-19, which is presently thought to be the most transmissible and contagious variant of COVID-19, has caused a surge in COVID-19 cases in Hong Kong and mainland China, since March 2022, and led to government responses to combat the wave of infections. The TAG Business’s operations have accordingly been negatively affected by delays in project implementation, on-site work, business development, client interaction and general uncertainties surrounding the effective and timely constraint of COVID-19. Further economic or market events could negatively impact the operations and financial results of the TAG Business. The TAG Business’s business operations could be disrupted if any of its employees contracts COVID-19 or any other epidemic disease, since it could require such employees to be quarantined and/or offices to be closed for disinfection or other remedial measures. The TAG Business has experienced labor constraints resulting from COVID-19-related quarantine measures and may experience employee turnover due to resistance to vaccine mandates imposed by local governments or the customers. Customer usage of the TAG Business’s services and solutions, particularly in-person financial advisory services offered by OPH and its subsidiaries, and its corresponding revenue may also be adversely affected. See “Information about the TAG Business — COVID-19 Response” for information on how the TAG Business has responded to the pandemic.

The outbreak of COVID-19 and the resulting widespread health crisis has also adversely affected economies and financial markets globally, which could result in an economic downturn that could affect the demand for the TAG Business’s products and future revenue and operating results. The outlook for the COVID-19 pandemic remains fluid, and its long-term implications on the TAG Business and its results of operations are uncertain. The extent to which this outbreak impacts the operating results of the TAG Business will depend on future developments, which are highly uncertain and unpredictable, including new information that may emerge concerning the severity of the pandemic (including the spread of variants of COVID-19) and future actions, if any, to contain or cure it.

The TAG Business’s business in the credit industry requires sufficient liquidity to maintain its business activities, and it may not always have access to sufficient funds.

Liquidity, or ready access to funds, is essential to the TAG Business’s business, particularly its money lending business through OnePlatform Credit Limited (“OCL”) and Hong Kong Credit Corporation Limited (“HKCC”). A tight credit market could have a negative impact on the ability of either or both of OCL and HKCC to maintain sufficient liquidity to meet their working capital needs and to meet regulatory requirements. Short-term and long-term financing are two sources of liquidity that could be affected by a tight credit market. In a tight credit market, lenders may reduce their loan amounts. There can be no assurance that financing will be available at attractive terms, or at all, in the future. Additionally, the TAG Business’s access to funds held at the broker-dealer is subject to regulatory capital requirements and may require approval from regulators. A significant decrease in the TAG Business’s access to funds could negatively affect its business, financial management, and reputation in the industry.

The TAG Business’s business is impacted by interest rates, and its profitability could be negatively impacted by a low or a negative interest rate environment.

Presently the TAG Business has no significant interest-bearing assets, meaning that the TAG Business’s income and operating cash flows are substantially independent of changes in market interest rates. However, the TAG Business’s financial performance, particularly with respect to its money lending business, through OnePlatform Credit Limited and Hong Kong Credit Corporation Limited, is directly affected by, and subject to substantial volatility from changes in prevailing interest rates. Due to the unprecedented events surrounding the COVID-19 pandemic along with the associated severe market dislocation, there are additional factors that contribute to uncertainty and unpredictability concerning current interest rates, future interest rates, and potential negative interest rates.

Although the TAG Business does not currently expect a sustained negative interest rate environment, as evidenced by the announcement and implementation of recent raises in federal interest rates in the United States, it proactively manages interest rate risk by varying the issuance and maturity dates of its variable rate debt, limiting the amount of its variable rate debt, and continually monitoring the effects of market changes in interest rates. Nevertheless, if a sustained negative interest rate environment were to occur, the TAG Business’s profitability could be negatively impacted by reductions in interest rate revenue on its loan products, additional costs with third parties to hold both firm and client cash deposits, and potential additional expenditures related to cash solutions products.

The TAG Business is subject to credit risk due to the nature of the transactions it processes for its clients.

The TAG Business is exposed to the risk that third parties who owe it money, securities, or other assets will not meet their obligations. Many of the transactions in which the TAG Business engages expose it to credit risk in the event of default by its counterparty or client, such as loans or cash balances held at major financial institutions. In addition, the TAG Business’s credit risk may be increased when the collateral it holds cannot be realized or is liquidated at prices insufficient to recover the full amount of the obligation due to the TAG Business. Financial instruments that potentially subject the TAG Business to credit risk consist of cash equivalents, restricted cash, accounts, and loans receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$500,000 (approximately US$64,493) if the bank with which an individual/a company hold its eligible deposit fails. The TAG Business maintains cash and other funds in escrows at financial institutions in Hong Kong, which can be subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness, and there can be no assurance that they will remain of high credit quality.

The TAG Business evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information. Nonetheless, there can be no assurance that its customers will not default on their obligations or otherwise expose the TAG Business to the negative impacts of credit risk.

Restrictions imposed by the outstanding indebtedness and any future indebtedness of the TAG Business may limit its ability to operate its business and to finance its future operations or capital needs or to engage in acquisitions or other business activities necessary to achieve growth.

The terms of the outstanding indebtedness of the TAG Business and any future indebtedness may restrict the TAG Business or its subsidiaries from taking certain actions, including, among other things:

•        incurring additional indebtedness;

•        creating or incurring liens;

•        paying dividends and distributions on, or purchase, redeem, defease, or otherwise acquire or retire for value, capital stock;

•        making repayments or repurchases of debt that is contractually subordinated with respect to right of payment or security;

•        creating negative pledges or restrictions on the payment of dividends or payment of other amounts owed from subsidiaries;

•        making acquisitions, investments, loans (including guarantees), advance or capital contributions;

•        engaging in consolidations, amalgamations, mergers, liquidations, dissolutions, dispositions and/or selling, transferring, or otherwise disposing of assets, including capital stock of subsidiaries;

•        entering into certain sale and leaseback transactions;

•        engaging in certain transactions with affiliates; or

•        changing material lines of business.

There can be no guarantee that the TAG Business will be able to maintain compliance with any such covenants or, if the TAG Business fails to do so, that it will be able to obtain waivers from the lenders and/or amend the covenants. Even if the TAG Business complies with all of the applicable covenants, the restrictions on the conduct of business could adversely affect the TAG Business by, among other things, limiting its ability to take advantage of financings, mergers, acquisitions, investments, and other corporate opportunities that may be beneficial to business.

A breach of any of the covenants in existing or future credit agreements could result in an event of default, which, if not cured or waived, could trigger acceleration of indebtedness and an increase in the interest rates applicable to such indebtedness, and may result in the acceleration of or default under any other debt the TAG Business may incur in the future to which a cross-acceleration or cross-default provision applies. Any such acceleration of indebtedness could have a material adverse effect on the business, results of operations, and financial condition of the TAG Business. In the event of any default under existing or future credit facilities of the TAG Business, the applicable lenders could elect to terminate borrowing commitments and declare all borrowings and loans outstanding, together with accrued and unpaid interest and any fees and other obligations, to be due and payable. In addition, if the TAG Business was to grant a security interest in a significant portion of its assets to secure obligations under a lending agreement, the applicable lenders, during the existence of an event of default, could exercise their rights and remedies thereunder, including by way of initiating foreclosure proceedings against any assets constituting collateral for obligations of the TAG Business as borrower.

The TAG Business’ performance depends on key management and personnel, who are anticipated to continue in substantially similar roles in the Post-Combination Company. Any failure to attract, motivate and retain staff could severely hinder the Post-Combination Company’s ability to maintain and grow the TAG Business.

The future success of the TAG Business is significantly dependent upon the continued service of a handful of its key personnel, many of whom currently fill senior management roles within the Legacy Group and act as directors for the various members of the Legacy Group. The TAG Business and AGBA anticipate that these key personnel will continue in their current roles in the Post-Combination Company. See “Directors, Executive Officers, and Corporate Governance — Directors and Executive Officers after the Business Combination”. If the TAG Business loses the services of any member of management or other key personnel, it may not be able to locate suitable or qualified replacements, and it may incur additional expenses to recruit and train new staff, which could severely disrupt its business and growth, therefore materially and adversely affecting the TAG Business’s business, financial condition, results of operations, and prospects. In addition, although the TAG Business has entered into confidentiality and noncompetition agreements with its management and other key personnel which are expected to be replicated for the Post-Combination Company, there is no assurance that any member of the management team and such personnel will not join its competitors or form a competing business. If any dispute arises between the TAG Business’s current or former personnel and the TAG Business and/or the Post-Combination Company, the TAG Business and/or the Post-Combination Company may have to incur substantial costs and expenses in order to enforce such agreements in Hong Kong or elsewhere (as relevant), and the TAG Business and/or the Post-Combination Company may not be able to enforce them at all.

The wide range and diversity of the services and solutions that the TAG Business provides may require the hiring and retention of a wide range of experienced personnel who can adapt to a dynamic, competitive, and challenging business environment. The Post-Combination Company will need to continue to attract and retain experienced and capable personnel at all levels as it expands its business and operations. Competition for talent in Hong Kong’s and China’s financial technology industry is particularly intense, and the availability of suitable and qualified candidates is limited. See “— Each of OPH, Fintech, and their subsidiaries operate in a competitive and evolving industry; if the TAG Business is unable to compete effectively, it may lose market share.” Competition for these individuals could cause the Post-Combination Company to offer higher compensation and other benefits to attract and retain them. In addition, even if Post-Combination Company did offer higher compensation and other benefits, there can be no assurance that these individuals would choose to join, or continue working for, the Post-Combination Company.

The Legacy Group has experienced significant reputational damage in the past in connection with its previous management, which could adversely affect the market prospects and reputation of the TAG Business, and/or the scope and quality of services rendered by the Legacy Group to the TAG Business.

Prior to December 2017, the Legacy Group dismissed certain executive directors from the board of Convoy Global, as the result of alleged inappropriate activities or personal misconduct causing harm to the Legacy Group. Although the Legacy Group has installed new management since 2017 and the TAG Business is legally distinct from the Legacy Group in all material respects, the historical issues with the Legacy Group’s previous management may have a reputational impact on the TAG Business, which may, in turn, impact its prospects. Given the TAG Business’s historical link to the Legacy Group, the reputation of the TAG Business with customers and in the market may suffer from its connection with the Legacy Group, which could adversely impact the business, financial condition, results of operations, and prospects of the TAG Business.

In connection with the actions of its past management, the Legacy Group has fully cooperated with the investigation by Hong Kong regulatory authorities, and as a safeguard, Convoy Global voluntarily suspended trading of its shares on the Hong Kong Stock Exchange. While the current management of the Legacy Group has stated that it has made considerable progress in both strengthening the corporate governance and internal controls of the group and rehabilitating the group’s reputation in the market, as described further in the section entitled “Information about the TAG Business — Historical Reputational Impact of the Legacy Group”, there can be no assurance that the efforts undertaken to date, and those taken in the future, will be sufficient to meet either the goals of the current management or the public’s expectations, or mitigate the historical reputational impact by association on the TAG Business.

In addition to the potential reputational impact on the TAG Business, the prospects of the Legacy Group may also affect the operations of the TAG Business to the extent of services to be provided by the Legacy Group to the TAG Business and the Post-Combination Company. Given the anticipated continuing relationship between TAG Business, the Post-Combination Company, and the Legacy Group following the Business Combination (see “Certain Transactions and Related Party Transactions — Certain Transactions of the TAG Business”) and the overlap between the management of the TAG Business, the Post-Combination Company, and the Legacy Group (see “Directors, Executive Officers, and Corporation Governance — Directors and Executive Officers of the TAG Business”), any failure of the new internal corporate controls within the Legacy Group may impact the business, financial condition, and results of operations of the Legacy Group, which, in turn, may impact the group’s ability to provide services — administrative, managerial, or otherwise — to the TAG Business, which could in turn have an negative impact on the business, financial condition, results of operations, and prospects of the TAG Business and the Post-Combination Company.

If the TAG Business cannot maintain its corporate culture, it could lose the innovation, collaboration, and focus on the mission that contribute to its business.

The TAG Business believes that a critical component of its success is its corporate culture and its deep commitment to its mission. The TAG Business believes that this mission-based culture fosters innovation, encourages teamwork, and cultivates creativity. The mission defines its business philosophy as well as the emphasis that it places on its clients and customers, its employees, and its culture that is consistently reinforced to and by its team members. See “Information about the TAG Business — The TAG Business’s People.”

As a result of COVID-19, a significant portion of the TAG Business’s team members have had to adjust their work schedules, including working remotely at times and abiding by local COVID-19 government protocols, and there is a risk that over time such remote operations may decrease the cohesiveness of its teams and its ability to maintain its culture, both of which are integral to its success. Indeed, the TAG Business has suffered from significant disruption to operational activities and staffing shortages, which could have a material adverse effect on its business, financial condition and results of operation. If the TAG Business, or the Post-Combination Company following the Business Combination, is unable to preserve its culture, this could negatively impact its future success, including its ability to attract and retain team members, encourage innovation and teamwork, and effectively focus on and pursue its mission and corporate objectives.

Substantially all of the TAG Business’s operations are housed in one location. If the facilities are damaged or rendered inoperable by natural or man-made disasters, the TAG Business’s business may be negatively impacted.

In July 2020, the Legacy Group consolidated its offices in Hong Kong and moved into a new headquarters at Trust Tower in one of Hong Kong’s central business districts, to promote efficiency. The new headquarter adopts an open-office design throughout the entire building to minimize overall expenses, promote collaborative culture, and create a more flexible workspace environment. See “Information about the TAG Business — Property”.

As a result of this move, substantially all operations of the TAG Business are housed in one building. Certain subsidiaries of the TAG Business compensate the Legacy Group for the use of their office space through existing service agreements. See “Certain Transactions and Related Party Transactions — Certain Transactions of the TAG Business”. Trust Tower, and the TAG Business’s office therein, could be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, fires, power shortages, telecommunications failures, water shortages, floods, hurricanes, typhoons, extreme weather conditions, medical epidemics, and other natural or man-made disasters, pandemics, epidemics, or other business interruptions, including the COVID-19 pandemic. If due to such disaster a significant portion of the TAG Business’s team members must work remotely for an extended period, the TAG Business’s business may be negatively impacted. See “— If the TAG Business cannot maintain its corporate culture, it could lose the innovation, collaboration, and focus on the mission that contribute to its business.”

On January 25, 2022, the TAG Business purchased an office building located at Kaiseng Commercial Centre, No 4 & 6, Hankow Road, Kowloon, Hong Kong from the Legacy Group for a consideration of approximately US$8.0 million. The purchase price was offset by the deduction of a previously paid earnest deposit of US$7.2 million and partially settled by cash. The management of the TAG Business expects to use this office building for its own occupancy and to meet its anticipated business expansion in the foreseeable period. This transaction is not expected to affect the existing Trust Tower lease or current administrative service agreements.

The TAG Business may not be able to identify or pursue suitable acquisition or expansion opportunities or achieve optimal results in future acquisitions or expansions, and it may encounter difficulties in successfully integrating and developing acquired assets or businesses.

To further grow its businesses and increase its competitiveness and profitability, the TAG Business intends to continue expanding its services and solutions in both Hong Kong and China. The TAG Business has been actively looking for acquisition or expansion opportunities that may be beneficial. Over the past few years, Fintech has invested in a number of companies in the fintech space, such as Tandem (see “Information about the TAG Business — Fintech”). The TAG Business is also currently in active discussions to establish a strategic partnership with a top asset manager in China to provide offshore insurance solutions to its over 20 million customers with a total AUM over US$ 120 billion (see “Information about the TAG Business — Strategic Growth Plans of the TAG Business — Strategic Enablers to Capture GBA Opportunities”). The TAG Business will continue to seek opportunities for acquisition and expansion. However, acquisitions or expansions may not be successfully completed, and the TAG Business may not be able to find or consummate suitable acquisition or expansion alternatives. Any expansion of the TAG Business into China may also involve risks related to business operating in China (see — “The TAG Business’s potential expansion of activities in China is subject to various risks”). If the TAG Business successfully completes any acquisition or expansion, it may raise financing, either in the capital markets or in the form of bank financing, to cover all or part of the purchase price, which will lead to changes to the TAG Business’s capital structure and may restrict the TAG Business and their subsidiaries in other ways. In addition, to the extent that any of these business initiatives are funded through the issuance of equity or convertible debt securities, the ownership interest of the TAG Business’s shareholders could be diluted.

The TAG Business has acquired and may in the future acquire other businesses or companies with advanced financial technologies, leading financial technology products, valuable intellectual property, or other businesses or assets with capabilities and strategies that the management of the TAG Business believes are complementary to and are likely to enhance its businesses. However, there can be no assurance that the TAG Business will be able to identify attractive acquisition targets, negotiate favorable terms, obtain necessary government approvals or permits, complete necessary registrations or filings, or obtain necessary funding to complete these acquisitions on commercially acceptable terms, or at all.

Acquisitions and expansions involve numerous risks, including potential difficulties in retaining and assimilating personnel, risks and difficulties associated with integrating the operations and culture of the TAG Business, diversions of management attention and other resources, lack of experience and industry and market knowledge of the new businesses, risks and difficulties associated with complying with laws and regulations related to the acquisitions and the TAG Business, and failure to properly identify problems with acquisition targets through the due diligence process. In addition, acquisitions and expansions may significantly stretch the TAG Business’s capital, personnel, and management resources and, as a result, the TAG Business may fail to manage its growth effectively. Any new acquisition or expansion plans may also result in its inheritance of debts and other liabilities, assumption of potential legal liabilities in respect of the new businesses, and incurrence of impairment charges related to goodwill and other intangible assets, any of which could harm the TAG Business’s business, financial condition, and results of operations. In particular, if any new businesses the TAG Business acquires fail to perform as expected, the TAG Business may be required to recognize a significant impairment charge, which could materially and adversely affect its business, financial condition, and results of operations. There may also be established players in these sectors and markets that enjoy significant market share, and it may be difficult for the TAG Business to win market share from them. Furthermore, some of the overseas markets that the TAG Business may target may have high barriers of entry for foreign players. There can be no assurance that the TAG Business’s acquisition or expansion plans will be successful. As a result, there can be no assurance that the TAG Business will be able to realize the strategy behind an acquisition or expansion plan, reach the desired level of operational integration, or achieve its investment return targets.

Members of the TAG Business and their directors, management, and employees currently are and may in the future be subject to litigation and regulatory investigations and proceedings, and any adverse findings may have a material adverse effect on the TAG Business’s business, results of operations, financial condition, and prospects and harm its reputation.

Many aspects of the TAG Business’s business involve substantial litigation and regulatory risks, and members and management of the TAG Business may be subject to claims and lawsuits in the ordinary course of their business or in connection with the Legacy Group. The TAG Business is also, from time to time, subject to examinations, informal inquiries and investigations by regulatory and other governmental agencies. In the ordinary course of business, the TAG Business is also subject to arbitration claims, lawsuits, and litigation, either as plaintiff or defendant. Please refer to “Information about the TAG Business — Legal Proceedings” for information on material, active cases, as of the date of this prospectus.

Actions brought against the TAG Business may result in settlements, injunctions, fines, penalties, or other results adverse to the directors, management, and employees of the TAG Business, or TAG Business itself, that could harm its business, financial condition, results of operations, and reputation. Any action against the directors, management, and employees of the TAG Business, or TAG Business itself, even those without merit and even if the relevant party is successful in defending itself against them, may cause the TAG Business to incur significant costs, and could place a strain on its financial resources, divert the attention of management from its core business, and harm its reputation. A significant judgment or regulatory action against the directors, management, and employees of the TAG Business, or TAG Business itself, or a material disruption in the business of the TAG Business arising from adverse adjudications in proceedings against its directors, officers or employees would have a material adverse effect on its liquidity, business, financial condition, results of operations, reputation, and prospects.

As a publicly listed company, the Post-Combination Company may face additional exposure to claims and lawsuits. These claims could divert management’s time and attention away from its business and result in significant costs to investigate and defend, regardless of the merits of the claims. In some instances, the Post-Combination Company may elect or be forced to pay substantial damages if it is unsuccessful in its efforts to defend against these claims, which could harm its reputation, business, financial condition, and results of operations.

The TAG Business and its subsidiaries implement policies and conduct regular compliance training designed to deter wrongdoing, promote honest and ethical conduct, and ensure the accuracy of financials and other public communications as well as compliance with applicable governmental laws, rules, and regulations. However, there can be no assurance that all of the TAG Business’s directors, management, and employees will strictly abide by these rules and policies, or that the TAG Business can effectively and timely deter, detect, and remedy all misconduct. Any gross misconduct by the TAG Business’s directors, management, and employees, including, but not limited to those in relation to commercial, labor, employment, financial, operational, accounting, auditing or securities matters may lead to investigations and/or litigation and have a material adverse impact on the TAG Business’s business, financial condition and results of operations, and harm its reputation.

The TAG Business may not have sufficient insurance coverage to cover its business risks.

The TAG Business maintains insurance to cover its potential exposure for claims and losses. However, its insurance coverage may be inadequate or unavailable to protect the TAG Business fully, and it may not be able to acquire any coverage for certain types of risks such as business liability or service disruptions, and its coverage may not be adequate to compensate the TAG Business for all losses that may occur, particularly with respect to loss of business or operations. Any business disruption, litigation, regulatory action, outbreak of epidemic disease, or natural disaster could also expose the TAG Business to substantial costs and resource diversion. There can be no assurance that the TAG Business’s existing insurance coverage will be sufficient to prevent it from any loss or that it will be able to successfully claim its losses on a timely basis, or at all. If the TAG Business incurs any loss that is not covered by its existing insurance policies, or the amount of compensation that it receives is significantly less than its actual loss, the TAG Business’s business, financial condition and results of operations could be materially and adversely affected.

Any failure to protect the intellectual property rights of the TAG Business or its subsidiaries or to ensure the continuing right to own, use or license all intellectual property required for its operations could impair its ability to protect its proprietary technology and its brand.

The TAG Business’s success and ability to compete depends in part upon its intellectual property. As of the date of this prospectus, the TAG Business and its subsidiaries portfolio of intellectual property includes, primarily, domain names and trademarks. The TAG Business is currently in the process of re-branding its business, and as part of this exercise, the TAG Business is in the process of obtaining domain names and trademark registrations for its new brands, such as “TAG and “OnePlatform.” The TAG Business primarily relies on copyright, trade secret and trademark laws, trade secret protection and confidentiality or license agreements with its employees, customers, partners and others to protect its intellectual property rights. The steps that the TAG Business takes to secure, protect, and enforce its current and future intellectual property rights may be inadequate. The TAG Business may not be able to obtain any further trademarks or patents, its current intellectual property could be invalidated, its competitors could design their products around the TAG Business’s current technology, or it could lose access to third party intellectual property on which it may rely.

In order to protect its intellectual property rights, the TAG Business may be required to spend significant resources to monitor and protect these rights. Litigation brought to protect and enforce its intellectual property rights could be costly, time consuming and distracting to the management of the TAG Business and could result in the impairment or loss of its intellectual property. Furthermore, the efforts of the TAG Business to enforce its intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of its intellectual property rights. Accordingly, the TAG Business may not be able to prevent third parties from infringing upon or misappropriating its intellectual property. Any failure to secure, protect and enforce its intellectual property rights could substantially harm the value of the TAG Business’s technology, products, brand, and business.

The TAG Business may not be able to prevent others from unauthorized use of its intellectual property, which could harm its business and competitive position.

The TAG Business regards its trademarks, domain names, trade secrets, and other intellectual property as critical to its business. Unauthorized use of the TAG Business’s intellectual property by third parties may adversely affect its business and reputation. The TAG Business relies on a combination of intellectual property laws and contractual arrangements to protect its proprietary rights. It is often difficult to register, maintain, and enforce intellectual property rights in countries or regions with less developed regulatory regimes or inconsistent and unreliable enforcement mechanisms. Sometimes laws and regulations are subject to interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Legal standards relating to the validity, enforceability, and scope of protection of intellectual property rights in other countries are uncertain and may afford little or no effective protection of the TAG Business’s proprietary technology, and the risk of intellectual property misappropriation may be higher in these countries. Consequently, the TAG Business may be unable to prevent its proprietary technology from being infringed or exploited abroad, which could affect its ability to expand into international markets or require costly efforts to protect its technology. The TAG Businesses are in the process of obtaining new domain names and trademark registrations in connection with their ongoing re-branding efforts. Failure to promptly obtain such registrations or otherwise fully project such intellectual property may expose the TAG Business to intellectual property related risks, which may materially and adversely affect its business, financial condition and results of operations.

In addition, the TAG Business’s contractual agreements, including IP assignment arrangements in employment contracts, may be breached by counterparties, and there may not be adequate remedies available to the TAG Business for any such breach. Accordingly, the TAG Business may not be able to effectively protect its intellectual property rights or to enforce its contractual rights in Hong Kong, China, or other jurisdictions in which the TAG Business operates. Detecting and preventing any unauthorized use of the TAG Business’s intellectual property is difficult and costly, and the steps the TAG Business has taken may be inadequate to prevent infringement or misappropriation of its intellectual property. If the TAG Business resorts to litigation to enforce or protect its intellectual property rights, such litigation could result in substantial costs and a diversion of its managerial and financial resources. There can be no assurance that the TAG Business will prevail in such litigation. In addition, the TAG Business’s trade secrets may be leaked or otherwise become available to, or be independently discovered by, its competitors, and, in that case, the TAG Business would have no right to prevent others’ use of them.

The TAG Business may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt its business and operations.

There can be no certainty that the operations or any aspects of the TAG Business do not or would not infringe upon or otherwise violate patents, copyrights, trademarks, or other intellectual property rights held by third parties. The TAG Business may be subject to penalties, legal proceedings, and claims relating to the intellectual property rights of others. In addition, there may be other third-party intellectual property that is infringed by the TAG Business’s solutions, services, or other aspects of its business. There could also be intellectual properties that the TAG Business is not aware of that the TAG Business’s solutions or services may inadvertently infringe. To the extent that the TAG Business seeks to register any new intellectual property, there can be no assurance that such applications will be approved, that any issued intellectual property rights would adequately protect the TAG Business’s intellectual property, or that such intellectual properties would not be challenged by third parties or found by competent authority to be invalid or unenforceable.

There can be no assurance that holders of patents purportedly relating to some aspect of the TAG Business’s technology platform or business, if any such holders exist, would not seek to enforce these patents against the TAG Business in Hong Kong, China, or any other jurisdictions. Furthermore, the application and interpretation of PRC patent laws and the procedures and standards for granting patents in the PRC are still evolving and are uncertain, and there can be no assurance that PRC courts or regulatory authorities would agree with the TAG Business’s analysis. If the TAG Business is found to have violated the intellectual property rights of others, it may be subject to liability for its infringement activities or may be prohibited from using such intellectual property, and it may incur licensing fees or be forced to develop alternatives of its own. In addition, the TAG Business may incur significant expenses, and may be forced to divert management’s time and other resources from its business and operations to defend against these third-party infringement claims, regardless of their merits. Successful infringement or licensing claims made against the TAG Business may result in significant monetary liabilities and may materially disrupt its business and operations by restricting or prohibiting its use of the intellectual property in question, which may materially and adversely affect its business, financial condition, and results of operations.

Additionally, registering, managing, and enforcing intellectual property rights in the PRC is often difficult. Statutory laws and regulations may not be applied consistently due to the lack of clear interpretation guidance.

Certain members of the TAG Business’s group have registered for certain trademarks in Hong Kong, China, and Taiwan. See “Information about the TAG Business — Intellectual Property.” However, third parties may file applications to register the same or similar trademarks. In addition, third parties may object its registrations, and the relevant trademark authority may not rule in the TAG Business’s favor in such disputes. If the TAG Business’s trademarks are revoked or otherwise canceled, the TAG Business may be prohibited from using those trademarks in its business operations, and the TAG Business may need to change certain of its products logos, which may have an adverse effect on its business and operations.

OPH, Fintech, and certain of their subsidiaries are party to a number of related party transactions, which may result in interdependence or potential conflicts of interest.

In the ordinary course of their business, members of the TAG Business’s group have transactions with related parties. Related parties may be individuals (being members of key management personnel and/or their close family members) or other entities and include entities which are under the significant influence of related parties of the TAG Business’s group, including the Legacy Group. These agreements and other related party transactions are described in greater detail in “Certain Transactions and Related Party Transactions — Certain Transactions of the TAG Business” and the Notes to the Financial Statements of the TAG Business. Such interdependence may mean that any material adverse changes in the operations or financial condition of related parties could adversely affect the TAG Business’s results of operations. AGBA and the TAG Business expect that, following the Business Combination, the Post-Combination Company will continue to enter into transactions with related parties.

While the TAG Business employs strong corporate governance provisions and related party transaction policies that require such transaction to be conducted on an arm’s length basis, there can be no assurance that relevant government regulators will make the same conclusion with respect to such transactions. Further, there can be no assurance that such related party transactions, if questioned, will not have an adverse effect on the TAG Business’s business or results of operations.

The TAG Business operates in a variety of heavily regulated industries in Hong Kong and globally, which expose its business activities to risks of noncompliance with an increasing body of complex laws and regulations.

Due to the heavily regulated nature of the industries in which OPH, Fintech, and their subsidiaries operate, primarily the insurance, MPF, asset management industries, and money lending industries, the TAG Business and certain of its subsidiaries are required to comply with a wide array of Hong Kong laws and regulations that regulate, among other things, the manner in which they conducts their businesses, which of the TAG Business’s operating entities can provide certain services, and the fees that they may charge. Governmental authorities and various Hong Kong agencies, including, among others, the Insurance Authority, the Mandatory Provident Fund Authority, the Securities and Futures Commission, and the Inland Revenue Department, have broad oversight and supervisory authority over the TAG Business. For additional information on these regulations, see the section of this prospectus titled “Regulation.”

Because of the financial services that the TAG Business offers, each of OPH, Fintech, and their subsidiaries that engages in the relevant service must be licensed in Hong Kong as well as all relevant jurisdictions that require licensure and must comply with each such jurisdiction’s respective laws and regulations, as well as with judicial and administrative decisions applicable to it. Presently subsidiaries of the TAG Business in Hong Kong maintain Insurance Broker Licenses, SFC Licenses, and Money Lenders Licenses, in addition to their business registrations with the Hong Kong Companies Registry. In addition, these companies are currently subject to a variety of, and may in the future become subject to additional, laws that are continuously evolving and developing, including laws on advertising, as well as privacy laws. See “Regulation” for additional information.

These licensing requirements and other regulations directly impact the TAG Business’s business and require ongoing compliance, monitoring, and internal and external audits as they continue to evolve and may result in ever-increasing public scrutiny and escalating levels of enforcement and sanctions. Subsequent changes to data protection and privacy laws, for instance, could impact how the TAG Business processes personal information, and therefore limit the effectiveness of its products or services or its ability to operate or expand its business, including limiting strategic partnerships that may involve the sharing of personal information. See “— Failure to comply with existing or future laws and regulations related to data protection or data security could lead to liabilities, administrative penalties or other regulatory actions, which could negatively affect the TAG Business’s operating results, business, and prospects.”

Both the scope of the laws and regulations and the intensity of the supervision to which the TAG Business is subject have increased over time, in response to financial crises as well as other factors such as technological and market changes. Regulatory enforcement and fines have also increased across the financial services sector in Hong Kong, China, and the other markets where the TAG Business operates. The management of the TAG Business expects that its business will remain subject to extensive regulation and supervision. These regulatory changes could result in an increase in the TAG Business’s regulatory compliance burden and associated costs and place restrictions on its operations. The TAG Business’s failure to comply with applicable licensing requirements and relevant laws and regulations could lead to, among other things:

•        loss of its licenses and approvals to engage in its businesses;

•        damage to its reputation in the industry;

•        governmental investigations and enforcement actions;

•        administrative fines and penalties and litigation;

•        civil and criminal liability, including class action lawsuits;

•        increased costs of doing business;

•        diminished ability to sell financial products;

•        inability to raise capital; and

•        inability to execute on its business strategy, including its growth plans.

As applicable licensing requirements and laws evolve, it may be more difficult for the management of the TAG Business to identify these developments comprehensively, to interpret changes accurately, and to train the TAG Business’s employees effectively with respect to these laws and regulations. These difficulties potentially increase the TAG Business’s exposure to the risks of noncompliance with these licensing requirements, laws, and regulations, which could be detrimental to its business. In addition, a failure to adequately vet and supervise the TAG Business’s clients, service providers and vendors, to the extent they are covered by such licensing requirements, laws, and regulations, may also have these negative results.

To resolve issues raised in examinations or other governmental actions, the TAG Business or certain of its subsidiaries may be required to take various corrective actions, including changing certain business practices, making refunds or taking other actions that could be financially or competitively detrimental to it. The management of the TAG Business expects to continue to incur costs to comply with governmental regulations. In addition, certain legislative actions and judicial decisions can give rise to the initiation of lawsuits against the TAG Business for activities that it has conducted in the past. The TAG Business has been, and its management expects it to continue to be, subject to regulatory enforcement actions and private causes of action from time to time with respect to its compliance with applicable laws and regulations.

Although the TAG Business has systems and procedures directed to comply with these legal and regulatory requirements, there can be no assurance that more restrictive laws and regulations will not be adopted in the future, or that governmental bodies or courts will not interpret existing laws or regulations in a more restrictive manner, which could render its current business practices non-compliant or which could make compliance more difficult or expensive. Any of these, or other, changes in laws or regulations could have a detrimental effect on the TAG Business and its results of operations.

The TAG Business is subject to evolving regulatory requirements, and failure to comply with these regulations or to adapt to regulatory changes could materially and adversely affect its operations, business, and prospects.

Many aspects of the TAG Business, including brokerage and technology services to individual investors, banks, and insurance companies, insurance loss adjustment services, online publication services relating to financial product information, facilitating consumer lending products for banks and online small loan companies, managing and distributing various asset management products, and electronic certification services are subject to supervision and regulation by various governmental authorities in Hong Kong or in other jurisdictions where the TAG Business operates. As the TAG Business continues to expand its solutions and product offerings, the group may be subject to new and more complex regulatory requirements.

The TAG Business is also required to comply with applicable laws and regulations in relevant jurisdictions to protect the privacy and security of its customers’ information. Legal and regulatory restrictions may delay, or possibly prevent, some of the TAG Business’s solutions or services from being offered, which may have a material adverse effect on its business, financial condition, and results of operations. Violation of laws and regulations may also result in severe penalties, confiscation of illegal income, revocation of licenses and, under certain circumstances, criminal prosecution.

For example, the regulatory framework governing financial technology services is unclear and evolving. New laws or regulations may be promulgated, which could impose new requirements or prohibitions that render the TAG Business’s current operations or technologies non-compliant. In addition, due to uncertainties and complexities of the regulatory environment, it cannot be assured that regulators will interpret laws and regulations the same way as the TAG Business does, or that the TAG Business will always be in full compliance with applicable laws and regulations. To remedy any violations, the TAG Business may be required to modify its business models, solutions, and technologies in ways that render its solutions less appealing to potential customers. The TAG Business may also become subject to fines or other penalties, or, if the TAG Business determines that the requirements to operate in compliance are overly burdensome, it may elect to terminate potentially non-compliant operations. In each such case, the TAG Business’s business, financial condition and results of operations may be materially and adversely affected.

The TAG Business may be adversely affected by the complexity, uncertainties, and changes in regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses, or permits applicable to the TAG Business’s business may have a material adverse effect on its business and results of operations.

The Hong Kong government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

The interpretation and application of existing Hong Kong laws, regulations and policies, and possible new laws, regulations, or policies, including those relating to the internet industry, have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of the TAG Business. There can be no assurance that the TAG Business has obtained all the permits or licenses required for conducting its business or that it will be able to maintain or update its existing licenses or obtain new ones. If a government authority considers that the TAG Business was operating without the proper approvals, licenses, or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of its business, it may levy fines, confiscate the TAG Business’s income, revoke its business licenses, and/or require the TAG Business to discontinue its relevant business or impose restrictions on the affected portion of its business. Any of these actions may have a material adverse effect on the TAG Business’s business and results of operations.

Uncertainties in the interpretation and enforcement of Hong Kong laws and regulations could limit the legal protections available to the TAG Business and its investors.

Hong Kong laws and regulations concerning the internet-related industries and financial services industry are developing and evolving. Although the TAG Business has taken measures to comply with the laws and regulations applicable to its business operations and to avoid conducting any non-compliant activities under these laws and regulations, governmental authorities may promulgate new laws and regulations regulating internet-related and financial services industries. There can be no assurance that the TAG Business’s operations would not be deemed to violate any such new laws or regulations. Moreover, developments in the internet-related industries and financial services industry may lead to changes in existing laws, regulations, and policies in Hong Kong, or in the interpretation and application of existing laws, regulations, and policies, which in turn may limit or restrict the TAG Business and could materially and adversely affect its business and operations.

Fluctuations in exchange rates could have a material adverse effect on the TAG Business’s results of operations and the price of the Post-Combination Company’s shares.

The value of the Hong Kong dollar against the U.S. Dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in Hong Kong and China and by Hong Kong and China’s foreign exchange policies. Presently, the value of the Hong Kong dollar is pegged to the U.S. Dollar. However, on July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the Renminbi to the U.S. Dollar, and the Renminbi appreciated more than 20% against the U.S. Dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the Renminbi and the U.S. Dollar remained within a narrow band. Since June 2010, the Renminbi has fluctuated against the U.S. Dollar, at times significantly and unpredictably. On November 30, 2015, the Executive Board of the International Monetary Fund (IMF) completed the regular five-year review of the basket of currencies that make up its Special Drawing Rights, or the SDR, and decided that with effect from October 1, 2016, the Renminbi is considered to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. Dollar, the Euro, the Japanese yen and the British pound. In the fourth quarter of 2016, the Renminbi depreciated significantly in the backdrop of a surging U.S. Dollar and persistent capital outflows out of China. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may announce further changes to its exchange rate system. Given the political uncertainty surrounding Hong Kong, there can be no assurance that the Hong Kong dollar will remain pegged to the U.S. Dollar and that it will not appreciate or depreciate significantly in value against the U.S. Dollar in the future. It is difficult to predict how market forces or Hong Kong, PRC, or U.S. government policies may affect the exchange rate between the Hong Kong dollar and the U.S. Dollar in the future.

Substantially all the TAG Business’s revenue and costs are denominated in Hong Kong dollars. Any significant revaluation of the Hong Kong dollar may have a material and adverse effect on an investment in the Post-Combination Company. For example, to the extent that the Post-Combination Company needed to convert U.S. Dollars received from the Business Combination or other capital markets transactions or borrowings outside Hong Kong into Hong Kong dollars for operations, appreciation of the Hong Kong dollar against the U.S. Dollar would have an adverse effect on the amount the Post-Combination Company would receive from the conversion. Conversely, if the Post-Combination Company decided to convert its Hong Kong dollars into U.S. Dollars for the purpose of making payments for dividends on its ordinary shares or for other business purposes, appreciation of the U.S. Dollar against the Hong Kong dollar would have a negative effect on the U.S. Dollar amount available to the company.

The TAG Business faces risks related to natural disasters, health epidemics, civil and social disruption and other outbreaks, which could significantly disrupt its operations.

The TAG Business is vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power losses, telecommunications failures, break-ins, wars, riots, terrorist attacks, strikes, civil or social disruption (including protests in Hong Kong since June 2019) or similar events may give rise to server or service interruptions, breakdowns, system failures, technology platform failures, employee issues, or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware, as well as adversely affect the TAG Business’s ability to maintain its financial platform and provide its solutions to customers. The TAG Business’s business could also be adversely affected by the effects of Ebola virus disease, Zika virus disease, various forms of influenza, Severe Acute Respiratory Syndrome, or SARS, COVID-19, or other epidemics. See “— Given the significant global health, market, employment and economic impacts of the COVID-19 pandemic and the uncertainty of its duration, the TAG Business may experience negative impacts to its financial and operating performance and business prospects.”

The TAG Business’s business, results of operations, financial conditions, and prospects could also be adversely affected to the extent that any natural disasters, health epidemics, civil and social disruption and other outbreaks harm the Hong Kong, Chinese, or global economy in general.

Russia’s invasion of Ukraine may present risks to the TAG Business’s operations and investments.

Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the value of the TAG Business’s investments, even though the TAG Business does not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. Neither AGBA nor TAG can predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on the operations, results of operations, financial condition, liquidity and business outlook of the TAG Business.

use of proceeds

We are filing the registration statement of which this prospectus is a part to permit holders of AGBA Shares set forth under “Selling Shareholders” to resell such AGBA Shares. We will not receive any proceeds from the sale of the AGBA Shares by the Selling Shareholders.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of the TAG Business and AGBA, adjusted to give effect to the consummation of the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”.

Introduction

The unaudited pro forma combined balance sheet as of March 31, 2022 gives pro forma effect to the Business Combination as if it had been consummated as of that date. The unaudited pro forma combined statements of operations for the three months ended March 31, 2022 give pro forma effect to the Business Combination as if it had occurred on January 1, 2022. This information should be read together with the TAG Business’s and AGBA’s respective audited and unaudited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the TAG Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AGBA” and other financial information included elsewhere in this prospectus.

The unaudited pro forma combined balance sheet as of March 31, 2022 has been prepared using the following:

•        The TAG Business’s unaudited condensed combined balance sheet as of March 31, 2022, as included elsewhere in this prospectus; and

•        AGBA’s unaudited condensed consolidated balance sheet as of March 31, 2022, as included elsewhere in this prospectus.

The unaudited pro forma combined statement of operations for the three months ended March 31, 2022 has been prepared using the following:

•        The TAG Business’s unaudited condensed combined statements of operations and comprehensive income for the three months ended March 31, 2022, as included elsewhere in this prospectus; and

•        AGBA’s unaudited condensed consolidated statement of operations for the three months ended March 31, 2022, as included elsewhere in this prospectus.

Accounting for the Transactions

The Business Combination will be accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, AGBA will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on the holders of TAG expecting to have a majority of the voting power of the post-combination company, TAG’s senior management comprising all of the senior management of the Post-Combination Company, the relative size of the TAG Business compared to AGBA, and the TAG Business’s operations comprising the ongoing operations of the Post-Combination Company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of the TAG Business issuing shares for the net assets of AGBA, accompanied by a recapitalization. The net assets of AGBA will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of the TAG Business.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable, and as it relates to the unaudited pro forma combined statement of operations, are expected to have a continuing impact on the results of the post-combination company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the post-combination company upon consummation of the Business Combination.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the Post-Combination Company will experience. The TAG Business and AGBA have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma combined financial information has been prepared assuming three alternative levels of redemption into cash of AGBA’s ordinary shares:

•        Scenario 1 — Assuming no redemptions for cash:    This presentation reflects the subsequent redemption of 283,736 AGBA ordinary shares on April 29, 2022, for an aggregate redemption payment of US$3.2 million and assumes that no other AGBA shareholders exercise redemption rights all AGBA shares previously subject to possible redemption amounting to US$37.8 million would be transferred to permanent equity. The settlement of the deferred underwriter payment will be reduced by US$0.2 (2.0%) of each unit that has been redeemed by shareholders.

•        Scenario 2 — Assuming interim redemptions of 1,681,436 ordinary shares for cash:    This presentation reflects the subsequent redemption of 283,736 AGBA ordinary shares on April 29, 2022, for an aggregate redemption payment of US$3.2 million and assumes that interim number of shares are redeemed for cash by the AGBA shareholders, US$22.1 million would be paid out in cash. The US$22.1 million, or 1,965,172 ordinary shares, represents the interim redemption amount to leave a minimum of US$5,000,001 of net tangible assets, including the cash to be released from AGBA’s trust account, after giving effect to payments to redeeming shareholders based on a consummation of the Business Combination on March 31, 2022. Scenario 2 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the interim redemptions.

•        Scenario 3 — Assuming maximum redemptions of 3,362,871 ordinary shares for cash:    This presentation reflects the subsequent redemption of 283,736 AGBA ordinary shares on April 29, 2022, for an aggregate redemption payment of US$3.2 million and assumes that maximum number of shares are redeemed for cash by the AGBA shareholders, US$40.9 million would be paid out in cash. The US$40.9 million, or 3,364,607 ordinary shares, represents the maximum redemption amount to leave a minimum of US$5.0 million of net tangible assets, including the cash to be released from AGBA’s trust account, after giving effect to payments to redeeming shareholders based on a consummation of the Business Combination on March 31, 2022. Scenario 3 includes all adjustments contained in Scenario 1 and presents additional adjustments to reflect the effect of the maximum redemptions.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are 55,500,000 ordinary shares to be issued to TAG under Scenarios 1, 2, and 3.

As a result of the Business Combination and immediately following the closing of the Business Combination, assuming no AGBA shareholders elect to redeem their shares for cash, TAG will, prior to its post-Closing distribution of the entire Aggregate Stock Consideration to certain beneficial shareholders, own approximately 85.3% of the outstanding Post-Combination Company ordinary shares, the former shareholders of AGBA will own approximately 8.5% of the outstanding Post-Combination Company ordinary shares and investors of the US$35,000,000 PIPE financing will own approximately 5.4% of the outstanding Post-Combination Company ordinary shares (in each case, not giving effect to any shares issuable to them upon the exercise of warrants and the unit purchase option). Prior to Closing, AGBA intends to file a resale registration statement on Form S-1 with the SEC to register the resale of AGBA Shares comprising the Aggregate Stock Consideration of certain beneficial shareholders of TAG. The target US$35,000,000 amount of Post-Combination Company ordinary shares owned by investors of the PIPE financing is subject to the final amount subscribed for by the PIPE investors, which is subject to change (with US$35,000,000 being a minimum amount required by the Business Combination Agreement as a condition to Closing). Upon completion of the Business Combination, assuming no redemption of ordinary shares for cash, the Sponsor will retain an ownership interest of approximately 2.07% in the Post-Combination Company, the officers and directors of AGBA who hold Insider Shares will retain an ownership interest of approximately 0.17% of the Post-Combination Company (in each case, assuming all currently issued and outstanding warrants are exercised and rights converted). If the actual facts are different from these assumptions (which they are likely to be), the percentage ownership retained by each of the persons above, including the Initial Shareholders, will be different.

If 3,362,871 ordinary shares are redeemed for cash, which assumes the maximum redemption of AGBA ordinary shares, TAG, prior to its post-Closing distribution of the entire Aggregate Stock Consideration to certain beneficial shareholders, will own approximately 90.4% of the outstanding Post-Combination Company ordinary shares, AGBA former shareholders will own approximately 3.0% of the outstanding Post-Combination Company ordinary shares and investors of the PIPE financing (assuming the target minimum of US$35,000,000) will own approximately 5.7% of the outstanding Post-Combination Company ordinary shares (in each case, not giving effect to any shares issuable to them upon the exercise of warrants and the unit purchase option). Assuming maximum redemption of ordinary shares for cash, the Sponsor will retain an ownership interest of approximately 2.19% in the Post-Combination Company, the officers and directors of AGBA who hold Insider Shares will retain an ownership interest of approximately 0.18% of the Post-Combination Company (in each case, assuming all currently issued and outstanding warrants are exercised and rights converted). If the actual facts are different from these assumptions (which they are likely to be), the percentage ownership retained by each of the persons above, including the Initial Shareholders, will be different.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
PRO FORMA COMBINED BALANCE SHEET
(UNAUDITED)
in US$ thousands

	As of March 31, 2022	As of March 31, 2022	Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Interim Redemptions into Cash			Scenario 3 Assuming Maximum Redemptions into Cash
	(A) TAG Business	(B) AGBA	Pro Forma Adjustments		Pro Forma Balance Sheet	Pro Forma Adjustments		Pro Forma Balance Sheet	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash and cash equivalents	$16,721	$33	$40,989	(1)	$75,712	40,989	(1)	$56,939	$40,989	(1)	$38,376
			(5,418)	(2)		(5,418)	(2)		(5,418)	(2)
			(1,300)	(3)		(1,300)	(3)		(1,300)	(3)
			(4,763)	(4)		(23,536)	(4)		(42,099)	(4)
			(5,550)	(6)		(5,550)	(6)		(5,550)	(6)
			35,000	(7)		35,000	(7)		35,000	(7)
Restricted cash	36,213	—	—		36,213	—		36,213	—		36,213
Accounts receivable, net	1,183	—	—		1,183	—		1,183	—		1,183
Loans receivable, net	25	—	—		25	—		25	—		25
Earnest deposit, related party	7,844	—	—		7,844	—		7,844	—		7,844
Consideration receivable	—	—	—		—	—		—	—		—
Prepaid expenses and other current assets	425	—	—		425	—		425	—		425
Total Current Assets	62,411	33	58,958		121,402	40,185		102,629	21,662		84,066

Non-current assets:
Cash and investment held in Trust account	—	40,989	(40,989)	(1)	—	(40,989)	(1)	—	(40,989)	(1)	—
Loans receivable, net	1,569	—	—		1,569	—		1,569	—		1,569
Property and equipment, net	7,528	—	—		7,528	—		7,528	—		7,528
Long-term investments	34,846	—	—		34,846	—		34,846	—		34,846
Other non-current assets	43,943	40,989	(40,989)		43,943	(40,989)		43,943	(40,989)		43,943
Total Assets	$106,354	$41,022	$17,969		$165,345	(804)		$146,572	(19,367)		$128,009

Liabilities and shareholders’ (deficit) equity:
Current liabilities:
Accounts payable and accrued liabilities	$2,829	$3	$(3)	(2)	$2,829	(3)	(2)	2,829	(3)	(2)	$2,829
Escrow liabilities	36,213	—	—		36,213	—		36,213	—		36,213
Income tax payable	23,093	—	—		23,093	—		23,093	—		23,093
Note payable	—	4,257	(4,257)	(2)	—	(4,257)	(2)	—	(4,257)	(2)	—
Due to related parties	839	1,158	(1,158)	(2)	839	(1,158)	(2)	839	(1,158)	(2)	839
Total current liabilities	62,974	5,418	(5,418)		62,974	(5,418)		62,974	(5,418)		62,974

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
PRO FORMA COMBINED BALANCE SHEET — (Continued)
(UNAUDITED)
in US$ thousands

	As of March 31, 2021	As of March 31, 2021	Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Interim Redemptions into Cash			Scenario 3 Assuming Maximum Redemptions into Cash
	(A) TAG Business	(B) AGBA	Pro Forma Adjustments		Pro Forma Balance Sheet	Pro Forma Adjustments		Pro Forma Balance Sheet	Pro Forma Adjustments		Pro Forma Balance Sheet
Non-current liabilities:
Warrant liabilities	—	520	—		520	—		520	—		520
Deferred underwriting compensation	—	1,840	(1,840)	(4)	—	(1,840)	(4)	—	(1,840)	(4)	—
Deferred tax liabilities	394	—	—		394	—		394	—		394
Total non-current liabilities	394	2,360	(1,840)		914	(1,840)		914	(1,840)		914
Total liabilities	63,368	7,778	(7,258)		63,888	(7,258)		63,888	(7,258)		63,888
Commitments and contingencies
Ordinary shares, subject to possible redemption: 3,646,607 shares as of March 31, 2022 (at redemption value of $11.24 per share)	—	40,989	(40,989)	(4)	—	(40,989)	(4)	—	(40,989)	(4)	—

Shareholders’ equity (deficit)
Ordinary shares	—	1	(1)	(4)	65	(1)	(4)	63	(1)	(4)	61
			5	(4)		3	(4)		1	(4)
			56	(5)		56	(5)		56	(5)
			1	(6)		1	(6)		1	(6)
			3	(7)		3	(7)		3	(7)
Additional paid-in capital	38,762	—	(1,300)	(3)	97,168	(1,300)	(3)	78,382	(1,300)	(3)	59,863
			38,062	(4)		19,291	(4)		730	(4)
			(7,802)	(5)		(7,802)	(5)		(7,802)	(5)
			(5,551)	(6)		(5,551)	(6)		(5,551)	(6)
			34,997	(7)		34,997	(7)		34,997	(7)

Retained earnings (accumulated deficit)	4,678	(7,746)	7,746	(5)	4,678	7,746	(5)	4,678	7,746	(5)	4,678
Accumulated other comprehensive loss	(454)	—	—		(454)	—		(454)	—		(454)
Total shareholders’ equity (deficit)	42,986	(7,745)	66,216		101,457	47,443		82,684	28,880		64,121
Total liabilities and shareholders’ equity (deficit)	$106,354	$41,022	$17,969		$165,345	(804)		146,527	(19,367)		$128,009
Shares outstanding – basic and diluted					64,775,371			63,093,395			61,412,500
Book value per share or Pro Forma book value per share – basic and diluted					1.57			1.31			1.04

PRO FORMA COMBINED STATEMENT OF OPERATIONS
(UNAUDITED)
in US$ Thousands, except for number of shares and per share data

	Three months ended March 31, 2022	Three months ended March 31, 2022	Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Interim Redemptions into Cash			Scenario 3 Assuming Maximum Redemptions into Cash
	(A) TAG Business	(B) AGBA	Pro Forma Adjustments		Pro Forma Income Statement	Pro Forma Adjustments		Pro Forma Income Statement	Pro Forma Adjustments		Pro Forma Income Statement
Total revenue	$2,076	$—	$—		$2,076	—		$2,076	$—		$2,076

Operating expenses:
Interest expense	—	—	—		—	—		484	—		484
Commission expense	701	—	—		701	—		701	—		701
Selling expense	17	—	—		17	—		17	—		17
General and administrative expense	3,270	323	—		3,593	—		3,593	—		3,593
Loss from operations	(1,912)	(323)	—		(2,235)	—		(2,235)	—		(2,235)

Other income (expense):
Change in fair value of warrant liabilities	—	(30)	—		(30)	—		(30)	—		(30)
Dividend income	—	1	—		1	—		1			1
Interest income	8	—	—	(1)	8	—	(1)	8	—	(1)	8
Foreign exchange loss, net	(481)	—	—		(481)	—		(481)	—		(481)
Investment income, net	2,149	—			2,149			2,149			2,149
Loss on equity method investment	—	—	—		—	—		—	—		—
Other income	208	—	—		208	—		208	—		208
Total other income (expense), net	1,884	(29)	—		1,855	—		1,855	—		1,855
Loss before income taxes	(28)	(352)	—		(380)	—		(380)	—		(380)
Income tax expense	(419)	—	—		(419)	—		(419)	—		(419)
Net loss	$(447)	$(352)	$—		$(799)	—		(799)	$—		$(799)

Basic and diluted weighted average ordinary shares outstanding	—	1,375,000	—		64,775,371	—		63,093,935	—		61,412,500
Basic and diluted net loss per ordinary shares	$—	$(0.26)			$(0.01)			$(0.01)			$(0.01)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with US GAAP. Under this method of accounting, AGBA will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of TAG Business issuing shares for the net assets of AGBA, accompanied by a recapitalization. The net assets of AGBA will be stated at historical cost, with no goodwill or other intangible assets recorded.

The unaudited pro forma combined balance sheet as of March 31, 2022 gives pro forma effect to the Business Combination as if it had been consummated as of that date. The unaudited pro forma combined statements of operations for the three months ended March 31, 2022 and give pro forma effect to the Business Combination as if it had occurred as of January 1, 2022.

The unaudited pro forma condensed combined financial statements have been derived from and should be read in conjunction with:

•        the accompanying notes to the unaudited pro forma condensed combined financial statements;

•        the TAG Business’s unaudited condensed combined balance sheet as of March 31, 2022, as included elsewhere in this prospectus;

•        the TAG Business’s unaudited condensed combined statement of operations for the three months ended March 31, 2022 and 2021, as included elsewhere in this prospectus;

•        AGBA’s unaudited condensed balance sheet as of March 31, 2022, as included elsewhere in this prospectus;

•        AGBA’s unaudited condensed statement of operations for the three months ended March 31, 2022, as included elsewhere in this prospectus;

•        other information relating to the TAG Business and AGBA contained in this prospectus, including the Business Combination Agreement and the description of certain terms thereof set forth in the section entitled “Proposal No. 1 — The Business Combination Proposal” and “Proposal No. 2 — The Amendment Proposal”; and

•        the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of TAG Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AGBA” and other financial information included elsewhere in this prospectus.

The management of each of AGBA and the TAG Business have made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on information available as of the date of this prospectus and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, the actual adjustments may materially differ from the pro forma adjustments. Management considers this basis of presentation to be reasonable under the circumstances.

One-time direct and incremental transaction costs anticipated to be incurred prior to, or concurrent with, the closing of the Business Combination are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to the TAG Business’s accumulated deficit and are assumed to be cash settled.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The TAG Business has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

AGBA and the TAG Business have not had any historical relationship prior to the Business Combination. Accordingly, no transaction accounting adjustments were required to eliminate activities between the companies.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The transaction accounting adjustments included in the unaudited pro forma condensed combined balance sheet as of March 31, 2022 are as follows:

(1)    Reflects the release of cash from marketable securities held in AGBA’s trust account.

(2)    Reflects the payments of AGBA’s accrued expenses, other current liabilities, related party balances and note payable.

(3)    Reflects the payments of the TAG Business’s transaction fees of US$1.3 million. This cost is not included in the unaudited pro forma condensed combined statement of operations as it is nonrecurring.

(4)    In Scenario 1, this presentation reflects the subsequent redemption of 283,736 AGBA ordinary shares on April 29, 2022, for an aggregate redemption payment of US$3.2 million and assumes no other AGBA public shareholders exercise their redemption rights, all AGBA shares previously subject to possible redemption amounting to US$37.8 million would be transferred to additional paid-in capital.

The settlement of the deferred underwriter payment will be reduced by US$0.2 (2.0%) of each unit that has been redeemed by shareholders, or US$0.3 million of discount and charged to the additional paid-in capital. The net deferred underwriter fee of US$1.5 million will be paid upon the completion of business combination.

In Scenario 2, which assumes the same facts as described in Scenario 1 above, but also assumes the interim number of 1,681,435 AGBA Shares are redeemed for cash by AGBA shareholders, US$22.1 million would be paid out in cash and the remaining AGBA Shares previously subject to possible redemption amounting to US$18.9 million would be transferred to additional paid-in capital

The settlement of the deferred underwriter payment will be reduced by US$0.2 (2.0%) of each unit that has been redeemed by shareholders, or US$0.4 million of discount and charged to the additional paid-in capital. The net deferred underwriter fee of US$1.4 million will be paid upon the completion of the Business Combination.

In Scenario 3, which assumes the same facts as described in Scenario 1 above, but also assumes the maximum number of 3,362,871 AGBA Shares are redeemed for cash by AGBA shareholders, US$40.9 million would be paid out in cash.

The settlement of the deferred underwriter payment will be reduced by US$0.2 (2.0%) of each unit that has been redeemed by shareholders, or US$0.7 million of discount and charged to the additional paid-in capital. The net deferred underwriter fee of US$1.1 million will be paid upon the completion of the Business Combination.

The US$40.9 million, which is the amount required to redeem 3,646,607 AGBA Shares, represents the maximum redemption, including the cash to be released from AGBA’s trust account, after giving effect to the payments for estimated transaction expenses and payments to redeeming shareholders based on the consummation of the Business Combination.

(5)    Reflects recapitalization of the TAG Business’s equity through the issuance of 55,500,000 Post-Combination Company ordinary shares (assuming a redemption price of US$10 per share) to TAG Business’ equity holders as consideration for the reverse recapitalization, and the elimination of AGBA’s historical accumulated deficit.

(6)    Reflects the issuance of 555,000 shares and cash payment of US$5,550,000 to Apex Twinkle Limited as financial advisor to the Business Combination.

(7)    Reflects the issuance of 3,500,000 Post-Combination Company ordinary shares at a price of US$10 per share to investors of the target minimum US$35,000,000 PIPE financing at the closing of the Business Combination, with US$35,000,000 being a minimum amount required by the Business Combination Agreement as a condition to Closing. As of the date of this prospectus, there has been no binding commitment with prospective investors for this equity financing.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2022 are as follows:

(1)    Represents an adjustment to eliminate interest income related to cash, cash equivalents and marketable securities held in AGBA’s trust account.

(2)    The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the initial public offering occurred as of the earliest period presented. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combinations for the entire period.

Earnings per share

Represents the earnings per share calculated using the historical weighted average shares outstanding, and the change in number of shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2022. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted earnings (loss) per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire period presented.

	Scenario 1 Combined (Assuming No Redemptions Into Cash)	Scenario 2 Combined (Assuming Interim Redemptions Into Cash)	Scenario 3 Combined (Assuming Maximum Redemptions Into Cash)
Pro forma net loss	US$ (799)	US$ (799)	US$ (799)
Weighted average shares outstanding – basic	64,775,371	63,093,935	61,412,500
Weighted average shares outstanding – diluted	64,775,371	63,093,935	61,412,500
Net loss per share – basic	US$ (0.01)	US$ (0.01)	US$ (0.01)
Net loss per share – diluted	US$ (0.01)	US$ (0.01)	US$ (0.01)

Weighted average shares calculation, basic and diluted
AGBA public shares	3,362,871	1,681,435	—
AGBA shares held by the directors	114,000	114,000	114,000
AGBA shares held by Sponsor	1,261,000	1,261,000	1,261,000
AGBA public rights	460,000	460,000	460,000
AGBA rights included in the Private Units	22,500	22,500	22,500
Post-Combination Company ordinary shares issued in the Business Combination to TAG Business shareholders	55,500,000	55,500,000	55,500,000

	Scenario 1 Combined (Assuming No Redemptions Into Cash)	Scenario 2 Combined (Assuming Interim Redemptions Into Cash)	Scenario 3 Combined (Assuming Maximum Redemptions Into Cash)
Post-Combination Company ordinary shares issued in the Business Combination to investors of the US$35,000,000 equity financing	3,500,000	3,500,000	3,500,000
Post-Combination Company ordinary shares issued in the Business Combination to finder	555,000	555,000	555,000
Weighted average shares outstanding, basic and diluted	64,775,371	63,093,935	61,412,500
Percent of shares owned by existing TAG Business shareholders	85.3%	87.8%	90.4%
Percent of shares owned by existing AGBA public shareholders	6.3%	3.6%	0.7%
Percent of shares owned by AGBA’s Sponsor	2.0%	2.0%	2.1%
Percent of shares owned by AGBA’s directors	0.2%	0.2%	0.2%
Percent of shares owned by investors of US$35,000,000 equity financing	5.4%	5.5%	5.7%
Percent of shares owned by finder	0.8%	0.9%	0.9%
	100.0%	100%	100.0%

For the three months ended March 31, 2022, the diluted weighted-average common shares outstanding is equal to basic weighted-average common shares, due to the combined entity’s net loss position. As 2,300,000 and 112,500 ordinary shares underlying the public and private warrants are deemed anti-dilutive, they are excluded from the calculation of earnings per shares under the above three scenarios.

COMPARATIVE PER SHARE DATA

The following table sets forth the per share data of each of the TAG Business and AGBA on a stand-alone basis and the unaudited pro forma condensed combined per share data, derived from the unaudited condensed combined statement of operations of the TAG Business for the three months ended March 31, 2022 and the unaudited condensed consolidated statement of operations of AGBA for the three months ended March 31, 2022, after giving effect to the Business Combination assuming (i) no redemption of AGBA ordinary shares, (ii) interim redemption of AGBA ordinary shares and (iii) maximum redemption of AGBA ordinary shares. The pro forma earnings information for the three months ended March 31, 2022 were computed as if the Business Combination had been completed on January 1, 2022, and carried forward through the interim period.

The historical book value per share is computed by dividing total ordinary shareholders’ equity by the number of AGBA ordinary shares outstanding at the end of the period. The pro forma combined book value per AGBA ordinary share is computed by dividing total pro forma ordinary shareholders’ equity by the pro forma number of AGBA ordinary shares outstanding at the end of the period. The pro forma earnings per share of the combined company is computed by dividing the pro forma income available to the combined company’s ordinary shareholders by the pro forma weighted-average number of AGBA ordinary shares outstanding over the period.

You should read the information in the following table in conjunction with the selected historical financial information summary included elsewhere in this prospectus, and the historical financial statements of AGBA and the TAG Business and related notes that are included elsewhere in this prospectus. The unaudited AGBA and TAG Business pro forma combined per share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this prospectus.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of AGBA and the TAG Business would have been had the companies been combined during the periods presented in USD thousands.

	TAG Business	AGBA	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Interim Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Net loss attributable to shareholders	$(447)	$(352)	$(799)	$(799)	$(799)
Weighted average shares outstanding – basic and diluted	—	1,375,000	64,775,371	63,093,935	61,412,500
Basic and diluted net loss per share	—	$(0.26)	$(0.01)	$(0.01)	$(0.01)

INFORMATION ABOUT THE TAG BUSINESS

Introduction to the TAG Business

The primary targets of the Business Combination are OnePlatform Holdings Limited (“OPH”), and TAG Asia Capital Holdings Limited (“Fintech,”), which historically have formed an integral part of the wider Legacy Group’s portfolio of companies. OPH and Fintech together, prior to the OPH Merger, and B2B and Fintech together, after the OPH Merger, in each case including such entities’ respective subsidiaries, are referred to as the “TAG Business.”

The TAG Business sits within a broader portfolio of platforms that provide products and infrastructure for marketplaces that bring together producers and consumers, encompassing business-to-business (B2B), financial technology (fintech), healthcare and retail. The TAG Business serves over 400,000 individual and corporate customers and offers approximately 1,800 financial products. The TAG Business serves both B2B and business-to-consumer channels (B2C). B2B customers include corporate clients such as corporates, banks and licensed representatives, targeting partnership acquisition, provision of products, corporate solutions and infrastructure support; while B2C customers are retail customers, targeting sales of wealth and health management products and services. Most TAG Business customers remain active as of the date of this prospectus, as the TAG Business has maintained sales activities with such customers within the past 12 months. The B2B and B2C businesses work in unison across all aspects of growth and operations for customer acquisition and cross-selling opportunities.

The management of the TAG Business believes that its businesses are highly scalable. To maximize shareholder value, the TAG Business intends to maximize sales from existing infrastructures to facilitate customer acquisitions at a lower cost. The TAG Business’s strategy to achieve this is to cross-sell financial services and products to customers across the Legacy Group’s network of brands. The TAG Business believes that cross-selling is one of the most effective and low-cost customer acquisition mechanisms. Leveraging on its existing customer base, the TAG Business strives for cost-effective marketing both within its own segments and with the Legacy Group. The TAG Business has a group-wide promotions platform with tailored campaigns ranging from financial products to healthcare. This integrated approach is designed to increase customer lifetime value.

Business Continuity Arrangements after the Business Combination

On June 24, 2021, TAG Financial Holdings Limited (“TAG Financial Holdings”) and certain key operating subsidiaries of the B2B segment of the TAG Business executed service agreements to ensure continued smooth operation of the carved-out TAG Business and the remaining Legacy Group entities on a stand-alone basis. The scope of services included in these service agreements includes administrative support, office space and other office essentials and will be provided, pursuant to the terms of the service agreements until they are terminated with one month written notice of either party thereto. The cost of these services is generally allocated to the TAG Business based on the proportion of manpower and actual utilization of support. See “Certain Transactions and Related Party Transactions — Certain Transactions of the TAG Business — Administrative Services Agreements” for further details.

Given the continued relationship between the Post-Combination Company and the Legacy Group, new infrastructures and initiatives developed by the Legacy Group in recent years will continue to remain accessible to the TAG Business post-Business Combination. The TAG Business intends to keep business partners, customers, regulators, and other stakeholders informed of the developments and transitional arrangements between the two groups.

Corporate Structure

OnePlatform Holdings Limited is a holding company, incorporated in Hong Kong, that conducts its operations in Hong Kong through its wholly-owned or controlled subsidiaries. TAG Asia Capital Holdings Limited is a holding company, incorporated in the BVI, and conducts its operations in Hong Kong through its wholly-owned or controlled subsidiaries. B2B, B2BSub, and HKSub are newly formed companies incorporated for the purpose of effecting the acquisition mergers of OPH and Fintech contemplated by the Business Combination Agreement.

The following chart illustrates the current ownership structure, as of the date of this prospectus, of OPH, Fintech, B2B, and their respective subsidiaries, each of which will together be carved-out of the Legacy Group as a result of the Business Combination:

Convoy Global
Convoy Global Holdings Limited
100%
Convoy (BVI) Limited
100%
TAG
TAG Holdings Limited
A Cayman Company
B BVI Company
C Hong Kong Company
100%
B2B
TAG International Limited
100%
B2BSub
TAG Asset Partners Limited
100%
HKSub
OnePlatform International Limited
100%
OPH
OnePlatform Holdings Limited
99.8%
OnePlatform Wealth Management Limited
100%
OnePlatform International Property Limited
100%
OnePlatform FinBiz Solutions Limited
100%
FinLiving Limited
100%
OnePlatform Asset Management Limited
100%
Kerberos (Nominee) Limited
100%
Maxthree Limited
100%
OnePlatform Credit Limited
100%
Hong Kong Credit Corporation Limited
100%
Trendy Reach Holdings Limited
100%
Profit Vision Limited
100%
Fintech
TAG Asia Capital Holdings Limited
100%
TAG Technologies Limited
100%
Tandem Money Hong Kong Limited
100%
Tandem Fintech Limited

Following the date of this prospectus but prior to the Acquisition Merger and Closing, OPH and HKSub will consummate the OPH Merger whereby OPH will merge into HKSub with HKSub as the surviving entity. As a result, B2BSub will directly own 100% of the issued and outstanding shares of HKSub, becoming the beneficial owner of the subsidiaries of OPH. The following chart illustrates the ownership structure of the TAG Business immediately following the OPH Merger:

A BVI Company
B Hong Kong Company
TAG Holdings Limited
100%
B2B
TAG International Limited
100%
B2BSub
TAG Asset Partners Limited
100%
HKSub
OnePlatform International Limited
100%
Fintech
TAG Asia Capital Holdings Limited
100%
TAG Technologies Limited
100%
Tandem Fintech Limited
100%
Tandem Money Hong Kong Limited
99.8%
OnePlatform Wealth Management Limited
100%
OnePlatform International Property Limited
100%
OnePlatform FinBiz Solutions Limited
100%
OnePlatform Asset Management Limited
100%
Maxthree Limited
100%
FinLiving Limited
100%
Kerberos (Nominee) Limited
100%
OnePlatform Credit Limited
100%
Trendy Reach Holdings Limited
100%
Hong Kong Credit Corporation Limited
100%
Profit Vision Limited

For the purposes of this prospectus, the “TAG Business” means, as the context requires, OPH and Fintech together, prior to the OPH Merger, and B2B and Fintech together, after the OPH Merger.

The TAG Business currently operates two lines of business, comprising the B2B business and the Fintech business.

The B2B business, through OPH and its subsidiaries, operates under the OnePlatform brand, and offers a full-service platform to banks, other financial institutions, brokers and individual independent financial advisors to advise and serve their retail clients. Its technology-enabled platform offers a wide range of financial products, covering life insurance, pensions, property-casualty insurance, stock brokerage, mutual funds, money lending, and real estate agency services.

The B2B business mainly covers four core areas:

1.      Insurance Brokerage, through its subsidiary OnePlatform Wealth Management Limited;

2.      Asset Management, through its subsidiaries OnePlatform Asset Management Limited and Kerberos (Nominee) Limited;

3.      International Property Agency, through its subsidiary OnePlatform International Property Limited; and

4.      Money Lending, through its subsidiaries Maxthree Limited, OnePlatform Credit Limited, Trendy Reach Holdings Limited, Profit Vision Limited and Hong Kong Credit Corporation Limited.

The Fintech business manages an ensemble of financial technology investments and operates through its subsidiaries, TAG Technologies Limited, Tandem Money Hong Kong Limited, and Tandem Fintech Limited, a health and wealth management platform with a broad spectrum of services and value-added information in health, insurance, investments and social sharing. The core Fintech assets are:

1.      An investment in Tandem, a UK digital bank;

2.      An investment in CurrencyFair, a peer-to-peer remittance company;

3.      An investment in Oscar, a US direct-to-consumer digital health insurer;

4.      An investment in Goxip, a fashion media platform based in Hong Kong; and

5.      A previous investment in Nutmeg, a UK-based digital wealth manager, focused on robo-advisory and digital wealth management services. As of the date of this prospectus however, this investment is no longer held by Fintech, with cash realized from the sale of the investment; and

6.      An investment in HCMPS, a healthcare management organization based in Hong Kong.

Fintech also launched Tandem Hong Kong in November 2020, which it operates as a health and wealth management platform that serves as a gateway to expand the TAG Business’s market share by acquiring new members through digital channels and enhancing customer experience. Tandem Hong Kong aggregates a broad spectrum of services and value-added information in health, insurance, investments and social sharing. It has acquired around 35,000 members since its launch.

The B2B business

The B2B business, through OPH and its subsidiaries, offers a full-service platform to financial institutions, brokers, and independent financial advisors to advise and serve their retail customers. Its financial services and investment products mainly comprise insurance and Mandatory Provident Fund (MPF) products, mutual fund distributions, portfolio management, money lending and international real estate referral and brokerage services. Each of OPH’s key operating subsidiaries are discussed below.

OnePlatform Holdings Limited

OPH operates under its “OnePlatform” brand and offers a full-service platform to banks, other financial institutions, brokers, and individual independent financial advisors to advise and serve their retail clients. OPH’s technology-enabled platform offers a wide range of financial products, covering life insurance, pensions, property-casualty insurance, stock brokerage, mutual funds, money lending and real estate agency.

The OnePlatform brand covers 44 insurance providers selling 657 products, and 40 asset management fund houses with over 1,000 products.

Competitive landscape

Competition in the markets in which the TAG Business operates is intense. The TAG Business competes for clients, customers, and personnel directly with other financial advisory firms, securities firms, and other businesses that offer financial services, such as banks and insurance companies. The financial technology services industry in Hong Kong is highly competitive and rapidly evolving. New competitors, including affiliates of financial institutions, traditional IT companies, and internet companies, are entering this market.

Although the TAG Business’s competitors may have greater brand recognition, larger customer bases or greater financial, technological, or marketing resources, the management of the TAG Business believes that the TAG Business’s competitive advantages are its full suite of financial products covering insurance, investments and credit, coupled with a captive customer base and well-established infrastructures, including operational capabilities and technology. As a result, the management of the TAG Business believes that it can respond more quickly and effectively to new or changing opportunities, technologies or customer requirements, and adapt to significant changes in regulatory and industry environments. See “Risk Factors — Risk Factors Relating to the TAG Business — Each of OPH, Fintech, and their subsidiaries operate in a competitive and evolving industry; if the TAG Business is unable to compete effectively, it may lose market share.”

Currently, the TAG Business’s principal methods to maintain competitive advantage are by (i) relying on its highly knowledgeable and professional personnel and its large distribution channel of independent financial advisors (IFA), (ii) leveraging extensive cross-selling opportunities across its business units, (iii) investing in its platforms and infrastructure to keep up to date with the latest technology, and (iv) exploring and implementing solutions on the cutting edge of financial technologies. Despite the high level of market competition and the rapidly changing industry dynamics, the management of the TAG Business believes that the significant accumulated experience of its executive management as well as its understanding of market preferences and conditions will enable the TAG Business to compete effectively.

Expanding the B2B Platform Business through Existing Infrastructure

The TAG Business believes that platform business models facilitate global reach and economic efficiencies, and that leading global platform players build integrated capabilities outside their core business activities and across industry borders, to cross-sell their products and services and satisfy customers’ multiple product needs.

The Legacy Group developed infrastructures in (1) product intelligence; (2) transaction operations; and (3) technology support, which initially supported the Legacy Group’s IFA business. Leveraging on the know-how and existing resources of the Legacy Group, OnePlatform deployed and further developed this infrastructure at a low incremental cost to offer technology infrastructure solutions to a wider array of corporate customers in Hong Kong, thus aiming to drive revenue, cashflow and profits. In addition to these three core infrastructures, OnePlatform provides training and people development modules. OnePlatform also intends to offer regular market and regulatory updates to its clients and investors, such as targeted client seminars and investor education sessions.

OnePlatform primarily targets corporate clients and charges them service fees based on the scope of infrastructure support provided. OnePlatform intends to pilot a few support modules with business partners to build the business cases for future business expansion and marketing. The pricing model will be on pay-per-use basis, such as “platform as a service”.

Insurance Brokerage Business: OnePlatform Wealth Management Limited

OnePlatform Wealth Management Limited (“OWM” or the “Insurance Brokerage Business”), is a licensed insurance broker and a registered MPF intermediary in Hong Kong, providing financial planning and wealth management services to institutional and individual customers. It also distributes insurance products through, and provides supporting services to, the Legacy Group’s independent financial advisor (IFA) business, “Perform” sales channel and Tandem Hong Kong, the digital platform. The Insurance Brokerage Business is regulated by the Insurance Authority and the MPFA.

The Insurance Brokerage Business’s main sources of income are sales commission and service fee income from its infrastructure support. It recognizes commission income from the insurance providers based on the sale of insurance products at predetermined rates of insurance premium according to the types of products.

The independent financial advisors and the Perform sales channel are the distribution channels for the Insurance Brokerage Business. These channels are positioned to match individual financial needs with an appropriate choice of insurance products. They target to bring additional revenue for the Insurance Brokerage Business by serving as a “matching platform” between insurance companies and consumers. Marketing activities of the Insurance Brokerage Business include sales campaigns and invitations to corporate events, at which new customers are mainly solicited through direct conversation or meetings between financial advisors and retail customers.

IFA Restructuring

The TAG Business intends to arrange for the independent financial advisors currently retained by CFS to be transferred to OWM. The TAG Business shall arrange for such independent financial advisors to sign services contracts with OWM and register as OWM’s technical representatives to provide insurance brokerage services. Revenues will be recognized by OWM for the new business generated by those independent financial advisors who transfer. Around 80% of these advisors have registered as OWM’s technical representatives as of the date of this prospectus.

Asset Management Business: OnePlatform Asset Management Limited

OPH’s asset management business was established in 1999 and is now conducted by OnePlatform Asset Management Limited (“OAM” or the “Asset Management Business”). OAM offers financial products and provides discretionary asset management services to retail customers in Hong Kong. It primarily distributes mutual funds denominated in HK$, US$, and other currencies. Its subsidiary, Kerberos (Nominee) Limited, is an entity designated to hold client cash and assets in segregated client accounts.

The Asset Management Business engages in asset management, distributes SFC-authorized funds and offers discretionary portfolio management services. It is regulated by the SFC and holds a Type 1 (dealing in securities) license, a Type 4 (advising on securities) license, and a Type 9 (asset management) license. Its main sources of income are subscription fee income from fund distribution, trailer fee income from its assets under management (AUM), and management fee income from portfolio management. Asset management service fees are charged on predetermined rates based on the respective portfolio asset values invested by the customers.

OAM’s major target markets are Hong Kong and the Greater Bay Area, as discussed further below in the section to this prospectus titled “Information About the TAG Business — Strategic Growth Plans of the TAG Business”. Marketing activities of the Asset Management Business include investor seminars conducted by fund houses and publication of insights or research analysis based on market trends or fund sales data.

In 2019 the Asset Management Business partnered with Wilshire Associates (“Wilshire”), a global, independent investment consulting, investment management, and services firm. This relationship enables OAM to leverage Wilshire’s decades of institutional consulting excellence in the areas of asset allocation, manager research, and risk management to provide its clients with access to world-class asset management services to meet the increasingly complex needs of its growing client base.

OAM works with Wilshire to enhance its fund due diligence process, investment monitoring services, risk classification methodology, along with the product offerings of proprietary model portfolios. As one of the first broker-dealers in Hong Kong to leverage an institutional approach to its investing process, the TAG Business intends for OAM’s collaboration with Wilshire to be an important step in the evolution of the firm’s investment solutions. In partnership with Wilshire, the TAG Business has established a risk classification methodology and investment scorecard, and Wilshire provides timely recommendations on asset allocation and portfolio construction methodology. OAM will continue to partner with Wilshire and intends to broaden its product and service offering including portfolio selection to drive future business growth.

Along with the independent financial advisors and the Perform sales channel as distribution channels of the Asset Management Business, Tandem Hong Kong is a newly established digital channel that also offers fund products and investment portfolio for customer acquisition. Please refer to “Healthcare and Retail — Tandem Hong Kong: Health and Wealth Digital Platform.”

International Property Agency Business: OnePlatform International Property Limited

OPH’s international property agency business is a real estate agency based in Hong Kong and operated by OnePlatform International Property Limited (“OIP” or the “International Property Agency Business”), which sells properties mainly in the United Kingdom, Australia, Japan, Malaysia, Thailand and Cambodia. Its main source of income is sales commissions. Established in 2014, the International Property Agency Business provides one-stop sales, leasing, agency and advisory services for international real estate. It primarily sources international properties and expands its customer base and connects with purchasers by organizing seminars and marketing events in Hong Kong and through the resulting interactions between financial advisors and customers. Historically, around 30-40 sale and purchase contracts have been signed annually, with a 2-8% commission on the property price. The commission is shared with consultants and the sales team. Upon relocating to a new office in July 2020, the International Property Agency Business drove sales growth by better utilizing the new office space to organize more sales exhibitions and seminars and by hiring additional salespersons to support the business.

Money Lending Business: Hong Kong Credit Corporation Limited

Established in 2016, Hong Kong Credit Corporation Limited (“HKCC” or the “Money Lending Business”), holds a money lender’s license and mainly offers mortgages and consumer credit. It is regulated by the Hong Kong Money Lenders Ordinance and its main source of income is interest. HKCC predominantly engages in the provision and arrangement of credit facilities for clients, and offers first mortgages over residential, commercial and industrial properties in Hong Kong. The majority of its loans are mortgage loans that are secured by collateral in the pledge of the underlying real estate properties owned by the borrowers. All loans are made to either business or individual customers in Hong Kong for a period of 12 months to 30 years. The Money Lending Business conducts its business through its own sales team and does not engage in any particular marketing activities.

The money lending business is currently subject to a low asset quality cycle in the credit market, thus resulting in a decline in the loan portfolio. Management of the TAG Business intends to grow the money lending business when the global and Hong Kong economies revive and asset quality improves.

OnePlatform Credit Limited is a money lending platform which grants credit facilities and currently has minimal operating activities.

Other Corporate Solutions: OnePlatform FinBiz Solutions Limited

OnePlatform FinBiz Solutions Limited is a company established for future business which the TAG Business intends will include customized non-licensed corporate solutions to various distribution channels, small and medium enterprise, banks or other licensed representatives. Potential service offerings include training and development, office space rental and company secretarial services. There are currently no profits or loss generated by OnePlatform FinBiz Solutions Limited.

The Fintech Business

Fintech Investments

Fintech manages an ensemble of financial technology (fintech) investments and operates through its subsidiaries TAG Technologies Limited, Tandem Money Hong Kong Limited, and Tandem Fintech Limited, a health and wealth management platform with a broad spectrum of services and value-added information in health, insurance, investments and social sharing.

The portfolio companies in which Fintech has invested remain growth stage businesses with modest revenues, and none has yet reached the operational breakeven points. Therefore, the business case for all these companies relies on transformations in scale, product offering, and/or geographic scope to drive future value creation. Fintech intends to maximize the strategic fit with the companies forming part of the OnePlatform brand to drive additional value capture.

Fintech’s management team has strived to establish the business as a leading name in the fintech investment sector. Fintech’s business aims to create value on three fronts:

1.      Building long-term fintech franchises in Hong Kong using business models, operations, and technologies tested in more mature markets;

2.      Supporting and capturing synergies with OnePlatform and the TAG Business’s other business segments; and

3.      Financial returns from its fintech investments.

Please see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the TAG Business” for a summary of the current valuations of Fintech’s stakes in the fintech portfolio companies.

1) Tandem

Tandem Money Limited (“Tandem”) is a UK “challenger” bank which focuses on lending growth with high risk-adjusted yields. It operates a “digital deposit” strategy to continue funding its growth, which is known as a “neobank” strategy. Founded in 2013, Tandem provides an app-based retail bank service for its customers. Through its app, customers can access retail banking services comprising deposits, mortgages, loans and credit cards. Tandem also leverages digital wealth management to cross-sell and offers value-added services such as cash management across bank accounts, savings, debt management, and financial planning.

Background to the Investment in Tandem

TAG Technologies Limited (“TAG Technologies”) first invested in 2018 with Tandem still positioned as a neobank focused on digital and analytics to generate user and deposit growth. The initial investment was by way of a subscription agreement with Tandem, pursuant to which TAG Technologies agreed to subscribe for and Tandem agreed to issue 11,259,740 ordinary B shares in Tandem for a consideration of £15 million. The consideration was determined by the parties after arm’s length negotiations taking into account (i) the unaudited consolidated net asset value of Tandem as at 30 September 2018, which was approximately £55.7 million, and (ii) the potential in the future business development of Tandem.

The Legacy Group believed that Tandem’s strategy in 2020 was predicated on a clear asset pivot to grow consumer loans in attractive categories such as home improvement and specialty mortgages. In April 2020, TAG Technologies entered into a further subscription agreement with Tandem, pursuant to which TAG Technologies agreed to subscribe for and Tandem agreed to issue 49,476,049 ordinary B shares in Tandem for a consideration of £10 million. The consideration was determined by the parties after arm’s length negotiations taking into account (i) the unaudited consolidated net asset value of Tandem as of October 31, 2019, which was approximately £44.9 million, and (ii) the potential in Tandem’s future business development.

In June and August 2021, TAG Technologies Limited purchased an additional aggregate of 14,000,000 ordinary B shares of Tandem at the price of £0.15 per share, for cash consideration of approximately US$2.9 million (equivalent to approximately £2.1 million).

Share Purchase and Knowledge Transfer Agreement

In connection with the April 2020 investment, Tandem, Tandem Money Hong Kong Limited (“TMHK”) and TAG Technologies entered into a Share Purchase and Knowledge Transfer Agreement pursuant to which, among other things, TAG Technologies purchased the entire issued share capital of TMHK, and Tandem undertook to provide certain knowledge transfer services to TAG Technologies and its affiliates. Pursuant to the Share Purchase and Knowledge Transfer Agreement, Tandem also granted a license in certain Tandem proprietary software and other licensed materials to be made available to TAG Technologies and its affiliates during the “knowledge transfer period”, which ends on the earlier of the date six months after Tandem completes a migration of its systems to a new platform, and April 2, 2023. For as long as TAG Technologies is a shareholder of Tandem, each member of the TAG Business is granted a license to use the name “Tandem” and any registered logo or trademark used by Tandem for a period of five years.

Through this investment the TAG Business gained access to certain of Tandem’s technology and digital platform assets and knowledge transfer. These assets provide significant costs savings for system developments such as data platforms and the core banking platform, driven by the ability to leverage Tandem’s assets and “test and learn” experience to accelerate development of the Fintech business.

Tandem’s Potential Growth

With the increasing use of online platforms in the financial sector, management of the TAG Business believed that Tandem, with its technology know-how in the consumer finance industry, has significant market potential to become a leading online retail bank for the mass market. The investment in Tandem is also part of the TAG Business’s wider strategy to launch digital services in Hong Kong and elsewhere, and Tandem is expected to be a key technology partner.

2) CurrencyFair

CurrencyFair is an online peer-to-peer currency exchange marketplace. TAG Technologies first invested into CurrencyFair in 2018, through an investment of approximately €6,000,000 and the merger of the Legacy Group’s then existing payments business with CurrencyFair. Since then, CurrencyFair has continued to grow its consumer money transfer business focused on white-collar expat customers transferring money between selected European and Australian corridors. CurrencyFair is now a global money transfer member organization that has exchanged more than €10 billion, with offices located in Ireland, UK, Singapore, Hong Kong and Australia. The TAG Business believes that CurrencyFair’s scaling plan relies on expanding its consumer-to-consumer (C2C) business to new US and Asia corridors, while acquiring small and medium enterprise (SME) customers directly and through an enterprise sales model handling primarily Chinese merchant payments for cross-border e-commerce marketplaces. Revenue growth depends on how successfully CurrencyFair scales transfer volumes in new C2C corridors and new SME businesses based on proposition development and customer acquisition execution.

The TAG Business intends to work closely with CurrencyFair as it builds out its Asian franchise, and intends to offer CurrencyFair’s unique currency marketplace to the TAG Business’s customers in Hong Kong as well as introducing enhanced Asian currency services to CurrencyFair’s international customers. The TAG Business intends for CurrencyFair’s domain expertise, technology, and operational experience to be leveraged as part of a wider strategy to improve the TAG Business’s services to assist customers to manage their finances.

On March 18, 2022, the TAG Business entered into a sale and purchase agreement with the Legacy Group to acquire 4,158,963 shares of CurrencyFair for a cash consideration of US$7.84 million. The transaction closed in April 2022, resulting in the TAG Business owning a 7.94% equity interest of CurrencyFair.

3) Oscar (Mulberry Health Inc.)

Mulberry Health Inc., better known as “Oscar” is a digital health insurance company based in New York that utilizes technology such as telemedicine to create healthcare-focused technological interfaces and transparent claims pricing systems. Oscar serves 291 counties across 18 U.S. states and is the third largest for-profit national insurer in the “individual” market in the United States according to publicly reported membership figures for insurers serving the individual market during plan year 2020. Oscar expanded its offering to B2B businesses in 2017 and to Medicare health plans in 2020. Medicare is a U.S. government-administered program that provides health insurance benefits for adults age 65 or older, and younger people with certain disabilities.

4) Goxip

Goxip is a fashion media platform based in Hong Kong with over one million high-end fashion shoppers. Its digital marketing arm matches key opinion leaders (KOLs) with marketers and brands for lead generation, launching and monetizing marketing campaigns.

5) HCMPS Healthcare Holdings Limited

HCMPS Healthcare Holdings Limited (“HCMPS”) is a healthcare management organization based in Hong Kong. Founded in 1979, it has over 800 network service branches providing healthcare schemes for more than 500 corporate clients with over 280,000 scheme members. HCMPS offers its patients a full range of medical services, including general services, specialist services, physiotherapy, Chinese medicine, dental, vaccination, X-ray, laboratories, and imaging services.

6) Nutmeg

Fintech previously made an investment into Nutmeg, a United Kingdom-based online investment management company. In June 2021, JPMorgan Chase purchased 100% of the share capital of Nutmeg. Fintech was subject to a drag-along provision in the Articles of Association of Nutmeg, pursuant to which it was required to sell its shareholding to JPMorgan Chase. The transaction was closed in September 2021. Accordingly, Fintech no longer holds an investment in Nutmeg, with cash realized from the sale of the investment.

Healthcare and Retail

Competitive landscape

According to the “Hong Kong’s Domestic Health Accounts” statistics published by the Hong Kong Food and Health Bureau, total health expenditure in Hong Kong amounted to US$25 billion in 2019/20, with annual per capita spending at US$3,300. For the past 30 years, total health expenditure rose at an average annual rate of 5.6% in real terms, outpace the corresponding increase of 3.4% in Gross Domestic Product (GDP) during the same period. Total health expenditure as a percentage of GDP increased from 3.6% in 1989/90 to 6.8% in 2019/20.

The healthcare and retail market in Hong Kong is highly competitive and rapidly evolving. New competitors including traditional financial institutions such as banks and insurance companies are entering this market through partnership or various collaboration model with healthcare providers. The management of the TAG Business believes that with longer life expectancy and rising medical costs, the cost gap after retirement will widen, and there will be a sizable market for wealth planning and healthcare cost management for the industry to address.

Leveraging its established business in financial advisory services, health management and its fintech investments, combined with access to the latest technology and market developments, the TAG Business believes it has the customer base, infrastructure and comprehensive financial product offering and services to optimize customer experience empowered by technology. The TAG Business believes it is in a strong position to capture these evolving market opportunities through the creation of a digital wealth and health ecosystem.

Tandem Hong Kong: Health and Wealth Digital Platform

Tandem Hong Kong, operated through Tandem Fintech Limited, is a digital B2C health and wealth platform launched in November 2020 which provides a comprehensive suite of wealth management services to consumers with a health focus. Tandem Hong Kong aggregates a broad spectrum of services and value-added information in health, insurance, investments and social sharing. It has acquired around 35,000 members since its launch. Tandem Hong Kong intends to offer customers an integrated financial solution with health-related services as the foundation, and through this solution improve the sales of health and life insurance products as well as cross-selling from the TAG Business and other Legacy Group business units through Tandem Hong Kong.

Tandem Hong Kong is designed to offer fund products distributed by the Asset Management Business and is a new channel through which the Asset Management Business intends to enhance customer acquisition and engagement and drives business growth. The Asset Management Business intends to target growth driven by (i) additional customers from the Tandem Hong Kong platform which increases revenues from fund subscriptions and management fees; (ii) membership reward programs conducted through the Tandem Hong Kong platform which aim to increase customer loyalty and stabilize the customer base; (iii) additional investment products launched through the Tandem Hong Kong platform including deposit-like white-labelled products such as money market funds and mutual fund trading; and (iv) investment seminars which aim to drive customer engagement.

Tandem Hong Kong is also working closely with HCMPS to explore further collaboration with the network service branches including the provision of healthcare information to members on Tandem Hong Kong’s digital platform, educational webinars or events, comparison and gap analysis of health protection coverage, for potential customer referral or cross-selling opportunities.

Currently, Tandem Hong Kong acts as a customer acquisition channel for the TAG Business. In the future, the management of the TAG Business intends for Tandem Hong Kong to cooperate directly with business partners and charge them marketing fees for social sharing or advertisement placement on its platform. Tandem Hong Kong’s present marketing to retail customers is predominantly digital marketing, including electronic direct mail (EDM), social media, blog content sharing, and engagement with Key Opinion Leaders (KOLs).

Tandem Hong Kong’s Core Competitiveness

Tandem Hong Kong offers customers three core features:

Health insurance comparison service:    Tandem Hong Kong’s first-in-market “mediCover” feature has collected data on nearly 40 common medical costs selected from hospitals in Hong Kong for comparison and analysis. When customers indicate the insurance plans in which they enrolled, Tandem Hong Kong’s comparison service provides information about whether their medical insurance coverage is sufficient to cover all relevant medical expenses, as well as the disparity between the potential medical cost and their existing protection.

Medical insurance coverage:    Tandem Hong Kong takes advantage of the latest technology to identify insurance plans which may be suitable for customers. With a few simple steps, customers are able to compare a variety of insurance plans including product details, coverage and premiums. Insurance products are offered by OnePlatform Wealth Management Limited (insurance intermediary license number: FB1452).

Fund and portfolio investments:    Fund trading and portfolio investment services are offered by OnePlatform Asset Management Limited (SFC CE No. AFQ784). Customers can indicate their investment preferences by selecting criteria based on their risk profile and the historical data on fund performance.

Strategic Growth Plans of the TAG Business

Overall Market Opportunities in the Greater Bay Area

The Greater Bay Area (GBA) comprises the major urban centers of Guangdong, Hong Kong, and Macau and is one of the world’s largest financial services markets, with an overall economy size of US$1.7 trillion. GBA is an area of vast scale and wealth, with the following defining characteristics according to 2020 Hong Kong Trade Development Council research:

•        Largest GDP in China, comprising 13% of China’s total economy;

•        US$1.7 trillion economy, compared with US$1.99 trillion for Tokyo and US$1.86 trillion for New York;

•        Per capita GDP of US$23,000; and

•        86 million population, compared with 44 million in Tokyo and 19 million in the New York Metropolitan Area.

Hong Kong is a major financial services hub, and according to the June 2021 Hong Kong Stock Exchange monthly market highlights, it has:

•        Over 1,300 mainland China listed enterprises, with a total market capitalization of more than US$5 trillion (80% of total market capitalization);

•        A global hub for RMB trading and business transactions, with over US$1 trillion per day in RMB financial settlements; and

•        Capital markets connectivity with RMB 52 billion in daily investment quotas.

According to the 2021 China Private Wealth Report published by China Merchants Bank, China’s individual investable assets reached RMB241 trillion (US$37 trillion) in 2020, a compound annual growth of 13% from 2018 to 2020, and is expected to reach RMB268 trillion (US$42 trillion) by 2021. Meanwhile, China’s high-net-worth population is estimated to reach 3 million by year end, with the scale of investable assets exceeding RMB90 trillion (US$37 trillion).

A structural change to China’s high-net-worth population has geared towards the younger generation, whose investment objectives are shifting from wealth preservation to wealth creation and asset diversification. According to the 2021 China Private Wealth Report, almost 50% of respondents considered Hong Kong as their offshore asset destination or entrepôt (a port destination where assets and goods are traded, imported, and exported).

Cross-Border Wealth Management Connect

On June 29, 2020, the People’s Bank of China, the Hong Kong Monetary Authority (HKMA) and the Monetary Authority of Macau jointly announced the introduction of the cross-boundary wealth management connect pilot scheme (Wealth Management Connect scheme) in the GBA, which will allow residents in the GBA to invest in wealth management products distributed by banks across the region. The scheme helps promote investment diversification and facilitate capital flow within the GBA, promote RMB internationalization and strengthen Hong Kong’s status as an offshore RMB hub.

According to the implementation rules of the Wealth Management Connect scheme published by The People’s Bank of China in September 2021, there will be an aggregate investment quota of RMB150 billion in each of the “northbound Connect” and “southbound Connect” schemes, with an individual investment quota up to RMB1 million. Recognized investment products under the “Northbound Scheme” include fixed income (primarily bonds and deposits) and equity wealth management products, along with public securities investment funds with low or medium risk rating. Complex investment products with high volatility or leverage are currently excluded. The scheme is expected to facilitate a total fund flow of RMB300 billion (US$47 billion) in the sale of investment products.

The Wealth Management Connect scheme officially launched in September 2021, and banks may start offering cross-boundary wealth management connect services upon completion of the relevant preparatory work, and subject to regulatory approval.

Future expansion plan to China

With the business opportunities brought by the Wealth Management Connect scheme introduced by The People’s Bank of China, and the upcoming Insurance Connect introduced by the China Insurance Regulatory Commission, China will be one of the TAG Business’s focus areas with an increasing addressable market and opportunity set.

The TAG Business intends to leverage the Legacy Group’s two decades of experience operating in China, and is therefore particularly well-positioned to capture the emerging opportunities. Currently, the TAG Business does not have any Chinese operating companies and does not plan to use “variable interest entities” in future to conduct its operations. While the TAG Business has no operations in China, it is and will continue to be part of the TAG Business’s strategy to market and sell its products and services to Chinese customers located in mainland China from its Hong Kong based operating subsidiaries through partnerships or customer referrals.

After a 6-month project with a consulting firm to study its capability and competitive advantages, the TAG Business identified four strategic enablers, including (1) partnership development; (2) establishing a lead management platform; (3) establishing a service center for GBA customers; and (4) digital marketing. Multiple collaboration models have been designed, with potential partners identified for implementation. The TAG Business intends for these initiatives to drive business growth through customer acquisition and cross-selling combined with increased use of data analytics.

Strategic Enablers to Capture GBA Opportunities

China B2B Partnership for Customer Acquisition

The TAG Business intends to upsell selected customers simple insurance products through the Legacy Group’s local insurance brokerage channel, by using free insurance protection products to attract customers, and then conducting customer behavior analysis and product matching. Based on the analysis of social media interaction and digital marketing, the Legacy Group markets its international and partnership offerings to customers who demonstrate interest and refers them to OPH’s financial advisors in Hong Kong for cross-selling of other financial products and investment portfolio recommendations. The TAG Business intends to periodically review its referral mechanisms to ensure continued effectiveness.

The TAG Business is currently in active discussions to establish a strategic partnership with a top asset manager (the “Potential Partner”) in China to provide offshore insurance solutions to the Potential Partner’s over 20 million nation-wide customers with a total AUM over US$120 billion. The Potential Partner serves both individual affluent and high-net-worth customers as well as institutions. The management of the TAG Business believes a strategic partnership with the Potential Partner has the potential to increase the TAG Business’s AUM and competitiveness by expanding the types of local and overseas investment vehicles available to it and to further penetrate its existing customer database.

Service Centre for Customer and Partner Servicing

Leveraging the Legacy Group’s existing China local insurance brokerage licenses, sales teams and infrastructure, the TAG Business intends to build a business platform to acquire mainland China customers through referral and establish new partnerships.

The TAG Business intends to transform the Legacy Group’s existing shared service center to (i) provide post-sales services to mainland China customers who have purchased Hong Kong insurance products; and (ii) institutionalize its capabilities to form B2B partnerships in mainland China. The TAG Business intends to build a lead management tool to recommend new and personalized insurance products to customers, which the TAG Business intends to be a key priority for 2022 and beyond.

Creating an Ecosystem Empowered by Fintech

Hong Kong’s Fintech Landscape

In July 2018, the HKMA introduced the “Open API Framework” to facilitate the development and wider adoption of application programming interfaces or APIs by the banking sector. The Open API functions include product information, customer acquisition, account information and transactions. The HKMA also launched the Faster Payment System in September 2018 to facilitate real-time payments and fund transfers between banks and stored value facility operators with the use of a recipient’s mobile number or email address as an account proxy. The TAG Business believes that, with the on-going business integration with the GBA, Hong Kong is likely to see further liberalization in the financial services sector in the coming years, especially in relation to the use of financial technologies.

According to a survey conducted by McKinsey & Company titled “McKinsey & Company M&S COVID-19 China Consumer Pulse Survey 3/25-3/30/2020”, there has been a rapid increase in customers’ online engagement and penetration, which is likely to remain even after the COVID-19 pandemic. The pandemic (i) accelerated customer shift to online channels, (ii) enhanced business partnerships across online and offline channels, and (iii) illustrated the importance of establishing an “omni-channel” strategy. The TAG Business believes that more people now look for digital ways to continue their normal lives, including through digital wealth management.

Group Synergy to be Realized Leveraging on Existing Infrastructure and Partners

To provide a seamless customer journey, increase customers’ stickiness and deepen their share wallet, the TAG Business’s future strategic focus intends to create an integrated digital ecosystem by leveraging existing infrastructure, customers and partners.

The TAG Business intends to realize synergies across different business units by:

•        focusing on product portfolio enhancements, including endowment insurance and investment fund savings plans;

•        leveraging the flexibility offered by different financing options, including insurance premium financing, point-of-sale consumer credit, personal credit facility or mortgage financing; and

•        using the IFA sales team as a large distribution channel.

The TAG Business’s digital platform is one of its core customer acquisition engines which the TAG Business intends to further equip with functionalities including a cash management tool for customers, and a transaction platform that encompasses insurance and investment products, retail consumption, medical appointments, content marketing and social sharing.

By targeting customers’ needs at various life stages, the TAG Business intends to provide a one-stop service to customers while enhancing its cross-selling business opportunities. Further collaboration will also be sought in the future with its local partners and overseas fintech investments. Fintech will continue to invest in fintech developments to improve its capabilities and attract local and global business partners.

Execution Plans

Strengthening the Brand with a Winning Product Strategy — A Unique Selling Proposition to Differentiate from Competitors

According to the 2021 China Private Wealth Report published by China Merchants Bank, offshore investment decisions by high-net-worth individuals are mostly driven by the service level, product range and financing capability offered by providers. Through distribution by its sales team under the OnePlatform brand, the TAG Business intends to strengthen its offering of a full product suite from various providers, coupled with a tailored portfolio recommendation for customers. The TAG Business possesses a well-established operations infrastructure, technology and product intelligence capability to admit business partners on its platforms and offer products and infrastructure support.

Product Innovation to Address Customers’ Evolving Needs

In addition to the wide range of products sourced from different providers, OnePlatform is currently exploring opportunities with business partners to develop “white label” products which best address customers’ needs according to their life stages and personal situations, such as endowment plans or quantitative funds, with an option of premium financing to improve investment liquidity.

Furthermore, Fintech’s strong overseas fintech portfolio provides it with access to leading fintech founders and opportunities for potential commercial collaborations. Fintech is in active discussions with an overseas digital bank on potential customer referrals and cross-border product offerings to provide customers access to a global range of products.

Seamless Customer Experience Supported by Smooth Operations Flows and Robust Corporate Governance

The TAG Business is currently reviewing and redesigning certain of its existing operations flows to facilitate cross-border transactions and customer support, and to match investors’ risk profiles more accurately with product risk categories. In addition to providing a seamless customer experience from account opening to after-sales service, the TAG Business has also established a robust corporate governance framework independent of the Legacy Group, to ensure appropriate risk controls are in place for management oversight, and to ensure compliance with tax, anti-money laundering and know-your-client regulations across multiple jurisdictions.

Transformation Journey of the TAG Business

The management of the TAG Business believes that building an effective distribution strategy and securing business partnerships is essential. To that end, the TAG Business has undergone a transformation journey.

Six projects have been prioritized to kick-start the transformation journey, using Salesforce and with the support of Deloitte Digital, a renowned consulting firm for digital transformation. These include the design of a group loyalty program, the development of a leads management strategy, data assessment, data digitalization, and marketing automation, with the objective to improve lead conversion, deepen customers’ share wallet through cross-selling, and increase customer retention.

The data assessment, marketing automation, design of the group loyalty program and lead management projects have now been completed, and the focus of the remainder of 2021 and beyond will be on implementation and roll-out of the loyalty program. This will involve close collaboration between different departments of the TAG Business, and with Salesforce experts and digital consultants.

Digital Transformation

Digitalization is a core part of the TAG Business’s overall execution plan. The TAG Business is currently investing significant resources in designing and implementing a digital transformation journey across the entire group. This aligns with the business strategy of the TAG Business — to build an ecosystem surrounding people’s everyday life to broaden its customer base, integrate data and foster the network effects that give the TAG Business a strategic scale advantage.

Develop a Solid Digital Foundation to support Business Growth

The TAG Business’s digital transformation strategy is designed to create a single consolidated data source, with clean and integrated customer data. With the launch of B2B and Tandem Hong Kong, and various ongoing initiatives aiming to better capture the upcoming market opportunities, the TAG Business has developed a consolidated data hub from different distribution channels and product segments, with advanced analytics tools to create a 360-degree customer view to obtain a holistic understanding of customers’ needs. This has created a strong foundation of customer data and enables more focused strategies to unlock greater value from customers through cross-selling and long-term monetization.

Construct an Ecosystem for Customer Acquisition and Engagement

With the new business developments in fintech, healthcare and retail, coupled with B2B’s existing product and service offerings, the TAG Business’s management believes that it is now well positioned to create an ecosystem surrounding people’s daily lives for business partnerships and customer acquisition. The TAG Business is also working to harness the synergies of multidimensional data by connecting all its services and offerings with advanced sales and marketing tools developed by Salesforce. To better acquire and engage customers, a loyalty program encompassing all business segments and partners is intended to be launched to capture customer data, cross-sell and offer personalized products and services to the customers. The TAG Business intends to further develop lead management tools for effective resources allocation to drive customer acquisition and conversion.

The Digital Roadmap

The TAG Business’s vision is to build an integrated and secured wealth and health management platform to support different business models with choices, enhancing customer experience while improving data accuracy and availability for analytics and cross-selling. The blueprint for target architecture and a digital transformation roadmap has been developed, with OnePlatform at the core offering products and services, coupled with system and infrastructure support including product management, partnership onboarding, customer relationship management and a loyalty program. The TAG Business intends that this architecture will enable OnePlatform to connect retail customers, distributors and business partners on one end, turning data feeds and intelligence from product providers into insights on the other end, through enterprise API and a data exchange gateway with OnePlatform. The TAG Business is currently working on the implementation of this roadmap with solutions providers, with various products and enhanced service offerings expected to be rolled out in phases in 2022 and beyond.

Business and Process Transformation

With a clear roadmap and milestones for digitalization, the TAG Business is currently reviewing its existing operations workflow to adopt new approaches towards digitalizing operations and improving coordination across the TAG Business. By building on its current strengths and adopting a start-up mind-set and speed of execution, the TAG Business believes it can redesign its customers’ journeys and offer them an integrated experience, to drive further customer acquisition and engagement.

People Transformation

The TAG Business’s employees are an important catalyst in its digitalization journey. To empower staff to embrace a digital culture, the TAG Business redefined individual roles and responsibilities to align its transformation goals, translate and integrate new digital methods and embed these methods into existing ways of working. The TAG Business is currently working towards a more agile operating model through cross-departmental projects, developing faster responses to digital disruption and adapting to dynamic market shifts. The TAG Business also provides workshops and training sessions to upskill employees and improve their digital literacy, including sessions on design thinking, coding, and machine learning.

Risk Management

Risk Management Training and Culture

As a group of financial services companies serving a large clientele in Hong Kong, the TAG Business operates with high standards in compliance, risk management, data privacy, and cybersecurity. With assistance from consulting firms including McKinsey & Company, FTI Consulting and Mazars, the TAG Business has built a strong risk management foundation to ensure strict adherence to its internal control policies, procedures and corporate governance.

The TAG Business believes that its efforts and investment in upgraded risk management policies, procedures and systems can produce the right results only if all employees embrace a “risk aware” culture. The TAG Business now conducts regular audits on its employees and implements a rigorous compliance training program to strengthen employees’ awareness and skills. The TAG Business runs two categories of compliance training. The first category is mandatory induction training for all new employee and financial advisor hires, complemented by a second category of on-going tailored compliance training provided to employees according to their specific roles and responsibilities.

Since 2018, the following specializations in compliance training have been covered:

•        Manager-in Charge Regime;

•        Notification Obligations/Competency Requirements of SFC licensed employees;

•        SFC Professional Investor Regime;

•        Anti-Money Laundering and Counter-Terrorist Financing Training;

•        Conflict of Interest Training;

•        IA-Code of Conduct for Licensed Insurance Brokers; and

•        Group Production and Control Policy.

Part of this training is now provided through an e-learning system on an on-going basis. The TAG Business’s strategy to provide all-round financial services to retail and corporate customers makes anti-money laundering and counterterrorist financing an area of particular importance. All new hires are now required to complete a comprehensive online training upon joining. Regular follow-up sessions are also conducted on bi-annual basis. The TAG Business rolled out various refresher training to all staff in 2020, and the TAG Business is dedicated to upholding the highest standards and best practices established in the financial platform market.

Product Committee

To safeguard the TAG Business’s credibility and customers’ trust, the TAG Business has taken a proactive stance in mitigating potential risks arising from misconduct. A Product Committee is responsible for oversight and governance of all financial products that the TAG Business carries and operates independently from the Legacy Group.

The Product Committee (i) provides a framework for a robust and responsible product design and distribution systems, (ii) reviews the product portfolio, (iii) approves the launch of new products within the TAG Business’s risk appetite parameters, and (iv) approves the use of additional distribution channels for product sales.

The Product Committee is chaired by an Executive Director and consists of representatives from different specialist functions across the TAG Business including products, legal and compliance, finance, operations, IT and business owners. The Product Committee meets regularly to respond to the demands of the fast-changing environment. Any significant issues identified are escalated to the management. The management of the TAG Business intends to continue to improve and adapt its risk management capabilities to uphold standards.

The TAG Business’s People

The business and operations of the TAG Business are complex, and their performance depends on having a capable team running the business, creating and capturing new opportunities and minimizing risks. As of December 31, 2021, the TAG Business had approximately 110 employees, all based in Hong Kong. None of its employees are represented by a labor union and it has not had any work stoppages. The TAG Business considers its relationship with its employees to be important and focuses heavily on employee engagement.

People Strategy

The TAG Business’s long-term growth and success depends on its ability to attract and retain competent and empowered employees who work effectively together. The TAG Business recruits, trains, and compensates employees according to a strategy that aims to organize and grow its business effectively. The TAG Business intends to accelerate development of its people, grow and strengthen its leadership capabilities and enhance employees’ performance through strong engagement.

The TAG Business’s people strategy focuses on three fundamentals: attracting and retaining the right talent, role model leadership, and creation of a unique corporate culture. To ensure all its employees are empowered to make a difference and drive business performance, the TAG Business is proactive in creating an environment in which open communication is encouraged. The initiatives and programs previously run by the Legacy Group and which are described below have benefitted the employees of the TAG Business, and the TAG Business intends to continue to invest in similar people talent development initiatives.

For example, the Legacy Group hosts a monthly “Mission Update” with all employees to share business directions, project progress and receive employees’ feedback. “Better Monday” meetings gather experts from different departments to share effective technical skills to improve work efficiency with the use of tools, technologies and useful tips. The “Thirsty Thursday” series is another successful example of its continuous engagement with its employees, which features lectures and discussions on a wide range of subjects including blockchain, design thinking and machine learning.

The Legacy Group also collaborated with the Business School of The Chinese University of Hong Kong to launch a “Mini-MBA” program has set an example for the financial services industry. This program has three classes organized in 18 months, with over 120 staff enrolled, which enables employees to cultivate business acumen and strengthen their leadership competency.

Nurturing Young Talents in the Fintech Industry

To foster the development of its fintech expertise and build a strong following at universities, the Legacy Group launched FINSPIRE (a combination of ‘Finance’ and ‘Inspire’), a talent nurturing platform. This initiative intends to inspire Hong Kong’s young people’s entrepreneurship skills and growth mindsets. It targets graduates with two to three years of working experience (aged between 18 to 25) who have career aspirations in the fintech industry.

With the support of Hong Kong Cyberport and Microsoft, the inaugural FINSPIRE Online Hackathon was held in March 2020. Over 160 university students in 31 teams enrolled globally, making FINSPIRE Hong Kong’s largest online hackathon exclusively for university students. FINSPIRE received numerous accreditations in the Hong Kong fintech industry, including:

•        accredited “Fintech Education Award” by Institute of Financial Technologists of Asia in August 2020;

•        listed by Fintechnews HK as one of the top 9 upcoming Fintech events in Hong Kong in 2020;

•        listed by Invest HK as one of the community events in Hong Kong Fintech Week; and

•        became a showcase for Hong Kong Cyberport and Microsoft’s successful partnership.

In addition to making the FINSPIRE Online Hackathon a recurring event, the TAG Business intends to engage more students through a series of networking events and training programs that demonstrate its commitment to nurturing Hong Kong’s young talents.

Commitment to the Long-Term

The Legacy Group invested HK$6,000,000 in talent development in 2018-19, which has benefited many employees of the TAG Business. For example, an 18-month Graduate Trainee Program was launched in 2019 that offered Hong Kong’s young talents an opportunity to work in several business departments to develop their business and management skills. A 24-month Management Associate Program was subsequently launched in 2020 that aims to build a solid talent pipeline for sustainable long-term business growth and future development needs, with department rotation and action learning projects.

The TAG Business is dedicated to investing more in talent development to nurture and ignite the capability of its employees to drive success. For instance, a High-Flyer Development Program to accelerate the leadership capability of young employees and build a pipeline for longer term succession planning for key leadership positions has been designed. Executive shadowing, strategic projects participation and job rotation opportunities will be offered to equip young employees with essential skills to be a future leader.

Regulatory Compliance

Due to the highly regulated nature of the industries in which the TAG Business operates, primarily the insurance, real estate, money lending, and asset management industries, it is required to comply with a wide array of laws and regulations that regulate, among other things, the way it conducts its businesses, which entities can provide certain services, and the fees that they may charge. Regulatory authorities including the Securities and Futures Commission, Insurance Authority, Mandatory Provident Fund Authority and Inland Revenue Department, have broad oversight, supervisory, and licensing authority over the TAG Business. See the section titled “Regulation” in this prospectus for additional information on the laws and regulations applicable to each of the business segments of the TAG Business. The TAG Business does not require any permissions or approvals from Chinese authorities to operate its businesses. See the section entitled “Regulation” on page 132 of this prospectus for further information.

As of the date of this prospectus, the TAG Business and its subsidiaries have obtained all governmental approvals, permits, and licenses issued by the appropriate regulatory authorities that are necessary to conduct its business and operations.

COVID-19 Response

Amid the COVID-19 pandemic, the TAG Business has managed to seize business opportunities to maintain business growth and attracted new recruits in 2020 and 2021. The pandemic also (i) accelerated the customer shift to online channels; (ii) enhanced business partnerships across online and offline channels; and (iii) illustrated the importance of establishing an “omni-channel” strategy. According to a survey conducted by McKinsey & Company titled “McKinsey & Company M&S COVID-19 China Consumer Pulse Survey 3/25-3/30/2020”, there has been a rapid increase in customers’ online engagement and penetration, which is likely to remain even after the pandemic. The TAG Business believe that more people now look for digital ways to continue their normal lives, including through digital wealth management.

Against the difficult operating environment under the COVID-19 pandemic, the TAG Business’s executive directors and management team volunteered to reduce their compensation by 30% and 10% respectively for six months with nil year-end bonus for 2020. This willingness to make personal sacrifices in difficult circumstances demonstrates the long-term commitment of the leadership team.

In response to a resurgence of COVID-19 outbreaks in China, in March 2022, the Chinese government imposed further lockdowns on several cities, including Shanghai. The lockdown in China does not cause a material impact on the TAG Business, since the TAG Business does not have any operating entities in China and does not rely on goods transported via supply chains which are located in areas affected by such lockdowns.

As the operations of the TAG Business are concentrated in Hong Kong, its management does not believe that declines in consumer demands in the PRC will materially impact the business. However, the COVID-19 preventive measures imposed by the Hong Kong government, including very tight travel restrictions, reduced the normal free travelling activities of both global and mainland China customers. Under such tight travel restrictions, international customers have been unable to enter Hong Kong to renew existing insurance policies, thus reducing the business volume of the insurance business. Management of the TAG Business believes this impact is temporary and expects business activity levels to resume following the relaxation of travel restrictions in Hong Kong and across the globe in recent months.

Legal Proceedings

Certain subsidiaries of the TAG Business are involved in ongoing legal proceedings which, if resolved unfavorably, could have a material and adverse impact on the TAG Business’s operations and financial results. A brief summary of the material cases is presented below.

HCA 702/2018

On March 27, 2018, Convoy (Trademarks) Limited (“CTL”) commenced legal proceedings in HCA 702/2018 in the High Court of Hong Kong, against OnePlatform International Property Limited (“OIP”) and OnePlatform Asset Management Limited (“OAM”) as well as Convoy Global and several other members of the Legacy Group. Despite its name, CTL is not a member of the Legacy Group. CTL claimed that Convoy Global and other defendants infringed a number of registered trademarks (the “Marks”) purportedly registered in the name of CTL in Hong Kong.

As of the date of this prospectus, the defendants are actively defending the claim in HCA 702/2018, and Convoy Global and CFS are also pursuing a counterclaim against CTL, Mr. Wong Lee Man Quincy (an executive director of Convoy Global whose duties are suspended), and Mr. Mak Kwong Yiu Mark (a former executive director of Convoy Global). In the Defense and Counterclaim filed by the defendants on August 23, 2018, the defendants argued that Mr. Wong Lee Man Quincy and Mr. Mak Kwong Yiu Mark acted in breach of their fiduciary duties by purporting to assign the ownership the Marks to CTL (a company in which both have interests) at nominal value and sought a declaration that CFS was and is at all times the beneficial owner of the Marks. A court hearing has been scheduled for May 30, 2022, and the management of the TAG Business anticipates a trial date in early 2023.

There can be no assurance as to the ultimate disposition of these cases; however, the management of the Legacy Group has stated that no member of the Legacy Group has infringed on the Marks and is confident that Convoy Global and its related parties have strong arguments to present in court. The Legacy Group has stated that it intends to continue to vigorously pursue the cases. If these cases are ultimately resolved unfavorably, the management of the TAG Business believe that it is unlikely to have a significant impact on the TAG Business, which no longer uses the Marks.

HCA 765/2019

OnePlatform Wealth Management Limited (“OWM”) (formerly known as GET Mdream Wealth Management Limited) is presently a co-defendant in a case before the High Court of Hong Kong, captioned HCA 765/2019. On April 30, 2019, the plaintiff, an individual named He Yu, filed a claim, alleging that in March 2017, before the Legacy Group’s acquisition of GET Mdream Wealth Management Limited, the company and its then-directors and officers (the other co-defendants) used deceit and misrepresentation when recommending a fund named One International SPC’s Fixed Income Fund SP to the plaintiff. As a result of the plaintiff’s subsequent investment, the plaintiff alleges a loss of about US$2 million (equal to HK$17.1 million), as of July 23, 2019.

The case is presently at the early stage and the plaintiff and OWM have exchanged list of documents and witness statements. Although there can be no assurance as to the ultimate disposition of the case, OWM denies liability to the plaintiff and intends to continue to vigorously defend itself.

HCA 2097/2020 and HCA 2098/2020

On December 15, 2020, an individual named Ma Yiqiang and an individual named Liang Bin each brought a case before the High Court of Hong Kong against OnePlatform Asset Management Limited. In their complaints, the plaintiffs alleged substantially the same claims, that in or about June 2016 a representative from the defendant advised the plaintiffs to subscribe for an unlisted bond issued by China Wah Yan Healthcare Limited. Each plaintiff alleged the defendant’s advice was based on misrepresentation and conspiracy. Ma Yiqiang claimed a loss of US$0.90 million (equal to HK$7 million), while Liang Bin claimed a loss of US$0.77 million (equal to HK$6 million).

The Ma Yiqiang and Liang Bin cases are currently at the post-pleading discovery stages. In March 2022, mediation discussions commenced, but no consensus was reached. The cases are scheduled for a Case Management Summons hearing in August 2022; no court trial has yet been confirmed. OAM believed that the settlement amount was highly unlike to exceed 50% of the principal amount. Although there can be no assurance as to the ultimate disposition of these cases, the defendant denies and believes that it has raised meritorious defenses against the plaintiff’s claims and intends to continue to vigorously defend these cases.

Cases in the Ordinary Course of Business

The TAG Business and its subsidiaries and their respective executive officers and directors are also party to various other legal proceedings arising in the ordinary course of their business and operations. See “Risk Factors — Risk Factors Relating to the TAG Business — Members of the Legacy Group and their directors, management, and employees currently are and may in the future be subject to litigation and regulatory investigations and proceedings, and any of their misconduct may have a material adverse effect on the TAG Business’s business, results of operations, financial condition, and prospects and harm its reputation.” The management of the TAG Business does not believe that the outcome of any of these non-material legal proceedings will have a material impact on the consolidated financial statements of the TAG Business. However, litigation is subject to many uncertainties, and the outcome of individual litigated matters is not predictable with assurance. Regardless of the final outcome of these or future cases arising in the ordinary course of business, pursuing or defending lawsuits, claims, government investigations, and proceedings in which the TAG Business and its subsidiaries and their respective executive officers and directors are involved is costly and can impose a significant burden on management and employees, and there can be no assurances that favorable final outcomes will be obtained.

Historical Reputational Impact of the Legacy Group

Prior to December 2017, the Legacy Group dismissed certain executive directors from the board of Convoy Global, as the result of alleged inappropriate activities or personal misconduct causing harm to the Legacy Group. The Legacy Group has installed new management since 2017, who have fully cooperated with the resulting investigation by Hong Kong regulatory authorities. Convoy Global voluntarily suspended trading of its shares on the Hong Kong Stock Exchange to safeguard the interests of its shareholders and the Legacy Group.

Being part of the Legacy Group during that period, the reputation of the TAG Business with the market was adversely affected. Starting from December 2017, with a mission to rebuild the reputation and corporate governance of the Legacy Group, the new management team of the group has devoted a substantial amount of time and resources toward strengthening the group’s business and management including, but not limited to, implementing a comprehensive corporate restructuring, re-strategizing the group’s long-term business vision, and strengthening corporate governance and controls, including those of the TAG Business. The new management team has also made further efforts to rebuild the Legacy Group’s reputation by actively cooperating with the authorities in their investigations. The efforts of the new management team in assisting the authorities have since been acknowledged by public announcements of Hong Kong’s regulatory authorities. The Legacy Group has also consistently informed the market of all material updates regarding the development of the Legacy Group by way of voluntary announcements. Through these efforts, the new management team has re-strategized and transformed the Legacy Group into a diversified financial services group empowered by fintech, with the TAG Business as the restructured model going forward. Although the management of the TAG Business is materially separate from that of the Legacy Group, the management of the TAG Business believes that the significant remedial efforts undertaken by the Legacy Group should positively impact the general business prospects and reputation of the TAG Business.

Today, the management of the TAG Business believes that the remedial efforts of the Legacy Group have significantly reduced the reputational impact on both the Legacy Group and, in turn, the TAG Business. The management of the TAG Business also believe that the marketing efforts of the TAG Business, including the introduction of new brands, such as “TAG” and “OnePlatform,” in 2020 and the first half of 2021, align with the TAG Business’s new approach to the market and will further reduce this historical reputational risk.

Seasonality

The management of the TAG Business does not believe that there are material seasonal factors to the business of the TAG Business.

Intellectual Property

The TAG Business owns domain names and trademarks. The TAG Business is currently in the process of re-branding its business and as part of this exercise, the TAG Business is in the process of obtaining domain names and trademark registrations for its new brands, such as “TAG and “OnePlatform.” To protect its existing and potential, future intellectual property, the TAG Business enters into confidentiality and proprietary rights agreements with employees, consultants, contractors and business partners; employees and contractors are also subject to invention assignment provisions. As part of its contracting process with third parties, the TAG Business uses contract terms such as limited licenses, restrictions on use, and confidentiality, as additional measures to protect its intellectual property.

Property

The Legacy Group’s headquarters in Hong Kong is, as of the date of this prospectus, located at Trust Tower, 68 Johnston Road, Wan Chai, Hong Kong. Situated in one of Hong Kong’s prime central business districts, the headquarters at Trust Tower consolidates the group’s offices and, the TAG Business believes, promotes efficiency. The newly leased headquarters adopts an open-office design throughout the entire building to minimize overall expenses, promote a collaborative culture, and create a more flexible workspace environment. As a result of the move, substantially all of the Legacy Group’s and the TAG Business’s operations in Hong Kong are housed in one building. See “Risk Factors — Risk Factors Relating to the TAG Business — Substantially all of the TAG Business’s operations are housed in one location. If the facilities are damaged or rendered inoperable by national or man-made disasters, the TAG Business’s business may be negatively impacted.”

The lease agreement for the building, between Viewbest Investments Limited (Viewbest), as landlord, and CFS was executed on June 14, 2019. In October 2020, CFS assigned the lease agreement, via a Deed of Novation, to TAG Financial Holdings. Both CFS and TAG Financial Holdings are members of the Legacy Group. In conjunction with the lease novation, TAG Financial Holdings, Viewbest, and certain other members of the Legacy Group on the same day entered into a Deed of Guarantee and Indemnity, under which OnePlatform Credit Limited and Hong Kong Credit Corporation Limited, both subsidiaries of OPH, guaranteed TAG Financial Holdings’ rights and duties under the novated lease. Since June 2019, both CFS and TAG Financial Holdings have signed various side letters and memoranda of agreement with Viewbest to undertake specific repairs or modifications to the office space.

The term of the Trust Tower lease is six years, with a tentative expiry date of February 28, 2026.

While the TAG Business and its subsidiaries are not party to the Trust Tower lease agreement, they, along with other members of the Legacy Group, do occupy space in the building, which serves as the corporate headquarters for the Legacy Group. As discussed in the section entitled “Certain Transactions and Related Party Transactions — Certain Transactions of the TAG Business — Administrative Service Agreements,” certain of the TAG Business’ subsidiaries compensate TAG Financial Holdings for the use of that office space and related services through administrative service agreements.

On January 25, 2022, the TAG Business purchased an office building located at Kaiseng Commercial Centre, No 4 & 6, Hankow Road, Kowloon, Hong Kong from the Legacy Group for a consideration of approximately US$8.0 million. The purchase price was offset by the deduction of a previously paid earnest deposit of US$7.2 million and partially settled by cash. The management of the TAG Business expects to use this office building for its own occupancy and to meet its anticipated business expansion in the foreseeable period. This transaction is not expected to affect the existing Trust Tower lease or current administrative service agreements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF THE TAG BUSINESS

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations is intended to help you understand the results of operations and financial condition of the TAG Business for the three months ended March 31, 2022 and 2021, and the years ended December 31, 2021 and 2020.

Overview

The TAG Business has, to date, sat within a broader portfolio of platforms that provides products and infrastructure for marketplaces that bring together producers and consumers, encompassing business-to-business, financial technology (fintech), healthcare, and retail. The TAG Business serves over 400,000 individual and corporate customers and offers 1,800 financial products. Most TAG Business customers remain active as of the date of this prospectus, as the TAG Business has maintained sales activities with such customers within the past 12 months.

The TAG Business currently operates two lines of business, comprising of:

The B2B business, through OPH and its subsidiaries operates under the OnePlatform brand, and offers a full-service platform to banks, other financial institutions, brokers and individual independent financial advisors to advise and serve their retail clients. Its technology-enabled platform offers a wide range of financial products, covering life insurance, pensions, property-casualty insurance, stock brokerage, mutual funds, money lending, and real estate agency.

The B2B business mainly covers four core areas:

1.      Insurance Brokerage, through its subsidiary OnePlatform Wealth Management Limited;

2.      Asset Management, through its subsidiaries OnePlatform Asset Management Limited and Kerberos (Nominee) Limited;

3.      Real Estate Agency, through its subsidiary OnePlatform International Property Limited; and

4.      Money Lending, through its subsidiaries Maxthree Limited, OnePlatform Credit Limited, Trendy Reach Holdings Limited, Profit Vision Limited and Hong Kong Credit Corporation Limited.

The Fintech business manages an ensemble of financial technology investments and operates through its subsidiaries, TAG Technologies Limited, Tandem Money Hong Kong Limited, and Tandem Fintech Limited, a health and wealth management platform with a broad spectrum of services and value-added information in health, insurance, investments and social sharing. The core Fintech assets are:

1.      An investment in Tandem, a UK digital bank;

2.      An investment in CurrencyFair, a peer-to-peer remittance company;

3.      An investment in Oscar, a US direct-to-consumer digital health insurer;

4.      An investment in Goxip, a fashion media platform based in Hong Kong; and

5.      A previous investment in Nutmeg, a UK-based digital wealth manager, focused on robo-advisory and digital wealth management services. As of the date of this prospectus, this investment is no longer held by Fintech, with the cash realized from the sale of the investment; and

6.      An investment in HCMPS, a healthcare management organization based in Hong Kong.

Fintech also launched and operated Tandem Hong Kong in November 2020 as a health and wealth management platform that serves as a gateway to expand the TAG Business’s market share by acquiring new members through digital channels and enhancing customer experience. Tandem Hong Kong aggregates a broad spectrum of services and value-added information in health, insurance, investments and social sharing. It has acquired approximately 35,000 members since its launch.

While the Post-Combination Company will operate as a separate company from the Legacy Group following the Business Combination, several existing support arrangements and agreements between certain subsidiaries of the TAG Business and certain members of the Legacy Group will continue. See “Certain Transactions and Related Party Transactions — Certain Transactions of the TAG Business.” Both AGBA and TAG expect the Post-Combination Company to benefit from collaboration, cross-selling, and knowledge sharing opportunities between the Post-Combination Company and the Legacy Group.

B2B

The B2B business through OPH and its subsidiaries, offers a full-service platform to financial institutions, brokers, and independent financial advisors to advise and serve their retail customers. Its financial services and investment products mainly comprise mutual fund distributions, portfolio management, money lending, insurance and Mandatory Provident Fund (MPF) products, and international real estate referral and brokerage services. Each of OPH’s key operating subsidiaries are discussed below.

OnePlatform Asset Management Limited offers financial products and provides discretionary management services to retail customers in Hong Kong (the “Asset Management Business”). It primarily distributes mutual funds denominated in HK$, US$, and other currencies. The total number of registered clients as of December 31, 2020 and 2021 and March 31, 2022 was 4,955, 4,937 and 4,883, respectively. As of March 31, 2022, the aggregate value of financial products (mainly mutual funds) distributed and managed by the business was approximately US$480 million (HK$3,746 million). This represented an 17.4% decrease from US$581 million (HK$4,536 million) aggregate value financial products (mainly mutual funds) distributed and managed by the business for the year ended December 31, 2021. This decrease was mainly attributable to the significant growth of the asset management business, strong fund performance, and an overall recovery of investment confidence which accompanied the roll-out of COVID-19 vaccines in early 2021.

Hong Kong Credit Corporation Limited (“HKCC” or the “Money Lending Business”), offers mortgage loans to retail customers in Hong Kong. As of March 31, 2022, HKCC’s aggregate loan value amounted to US$1.6 million (HK$12.5 million), representing a drop of 59.0% compared to the amount as of December 31, 2021 of US$3.9 million (HK$30.5 million). These decreases are primarily attributable to the reduced loan origination since the fourth quarter of 2020 and continuing in 2021 as a result of the tighter measures implemented to mitigate risk from the unstable global economy.

Between 2019 and the date of this prospectus, OnePlatform Wealth Management Limited (“OWM” or the “Insurance Brokerage Business”), underwent a business transformation to become a platform that offers a full suite of life insurance, property-casualty insurance brokerage, and MPF products. This transformation is primarily attributable to the company’s reactivation of its insurance and MPF licenses issued by the Insurance Authority and the MPF Authority of Hong Kong (see “Information about the TAG Business — Segments of B2B”). OWM has built a one-of-a-kind infrastructure in product intelligence, transaction operations, and technology support to serve the internal distribution channel of the Legacy Group, including CFS, and to serve external corporate customers in Hong Kong. In addition to the platform infrastructure that the entity offers its customers, its decades-long capabilities in training and talent development will also be offered to clients.

OnePlatform International Property Limited is a real estate agency based in Hong Kong, which sells properties mainly in the UK, Australia, Japan, Malaysia, Thailand, and Cambodia (the “Real Estate Agency Business”). Established in 2014, the business provides one-stop sales, leasing, agency, and advisory services for international real estate. It primarily sources international properties and expands its customer base and connects with purchasers mainly by organizing seminars and marketing events in Hong Kong. Approximately 12 – 74 overseas properties were sold in each of the years 2020 and 2021.

Fintech

The Fintech business has collected an ensemble of valuable fintech assets in its investment portfolio. Fintech’s management team has strived to establish the business as a leading name in the fintech investment sector. An overview of the fintech portfolio is shown as below:

	Carrying amount(1) in US$ thousands
	December 31, 2020	December 31, 2021	March 31, 2022
Tandem Money Limited(2)	12,435	17,912	17,480
Nutmeg Saving and Investment Limited(3)	48,980	—	—
CurrencyFair Limited(4)	5,435	5,790	5,674
Oscar Health Inc.(5)	20,270	7,795	9,904
Goxip Inc.(6)	1,277	1,271	1,267
HCMPS Healthcare Holdings Limited(7)	—	523	521

____________

Notes:

(1)      Carrying amount represents Fintech’s attributable interest in the investment portfolio asset.

(2)      Tandem Money Limited (Tandem) is a challenger bank in the United Kingdom, offering a full suite of products across saving and lending.

(3)      Nutmeg Saving and Investment Limited (Nutmeg) is a United Kingdom-based digital wealth manager, focused on robo-advisory and digital wealth management services. However, Fintech no longer holds an investment in Nutmeg as of the date of this prospectus, with the cash realized from the sale of the investment. See “Information about the TAG Business — Nutmeg”.

(4)      CurrencyFair Limited is a technology-driven currency exchange and international payments company based in Ireland.

(5)      Oscar Health Inc. (formerly known as Mulberry Health Inc.) is a digital health insurance company based in New York that utilizes technologies including telemedicine. This healthcare focused technology allows easier customer interfacing and transparent claims pricing systems.

(6)      Goxip Inc. is a fashion media platform based in Hong Kong used by over one million high-end fashion shoppers. Its digital marketing arm matches key opinion leaders with marketers and brands for launching and monetizing marketing campaigns.

(7)      HCMPS Healthcare Holdings Limited is a healthcare management organization based in Hong Kong, which offers its patients a full range of medical services, including general services, specialist services, physiotherapy, Chinese medicine, dental, vaccination, X-ray, laboratories, and imaging services.

Tandem Hong Kong

Tandem Hong Kong is a digital B2C health and wealth platform launched in November 2020, which provides a comprehensive suite of wealth management services to consumers with a health focus. Tandem Hong Kong aims to offer customers an integrated financial solution with health-related services as the foundation, and through this solution improve the sales of health and life insurance products as well as cross-selling from other business units through Tandem Hong Kong. Tandem Hong Kong generated no revenue during the years ended December 31, 2021 and 2020.

Basis of Presentation

The accompanying historical combined financial statements of the TAG Business included in this prospectus were derived from the combined financial statements and accounting records of the TAG Business. These combined financial statements reflect the combined historical results of operations, financial positions, and cash flows of B2B and Fintech Business as they were historically managed in conformity with U.S. GAAP. Therefore, the historical combined financial information may not be indicative of the future performance of the TAG Business or the Post-Combination Company and does not necessarily reflect what the combined results of operations, financial condition, and cash flows would have been had the TAG Business operated as a separate, publicly traded company during the periods presented, particularly because of changes that are expected in the future as a result of the Business Combination, including changes in the financing, cash management, operations, cost structure, and talent needs of the TAG Business.

The combined financial statements of the TAG Business include certain assets and liabilities that have historically been held as part of the larger Legacy Group but are specifically identifiable or otherwise allocable to the TAG Business.

The new infrastructures and initiatives developed by the Legacy Group in recent years will remain accessible to the Post-Combination Company. Additionally, the TAG Business expects that the administrative services agreements implemented between certain subsidiaries of the Legacy Group, such as TAG Financial Holdings Limited will continue after the Business Combination and until either party thereto provides one month written notice of termination, to ensure continued smooth operation of the carved-out TAG Business and the remaining Legacy Group entities on a stand-alone basis. The scope of services included in these services agreements includes administrative support such as office space and other office essentials for the key operating subsidiaries of the Post-Combination Company’s business. The cost of these services is generally allocated to the TAG Business based on the proportion of manpower and actual utilization of support. See “Certain Transactions and Related Party Transactions — Certain Transactions of the TAG Business — Administrative Services Agreements.” Both the TAG Business and the Legacy Group consider these allocations a reasonable reflection of the benefits received by the TAG Business during the periods presented.

COVID-19 Pandemic

Management of the TAG Business is closely monitoring the global public health response and economic impacts of COVID-19. There is significant uncertainty related to the economic outcomes from this global pandemic, including the response of the national, regional, and local governments as well as regulators and stock exchanges. Despite this uncertainty, the management of the TAG Business has taken proactive measures to respond to the pandemic and believes that the TAG Business and its subsidiaries are well positioned to continue serving its clients in the same manner as its clients have come to expect. See “Information about the TAG Business — COVID-19 Response” for additional information on the measures that the TAG Business has taken in response to the pandemic.

The COVID-19 pandemic has had, and continues to have, a significant impact on the economies and the communities in which the TAG Business operates, particularly Hong Kong. While the pandemic’s long-term effects on the macroeconomic environment have yet to be fully determined and could continue for months or years, the management of the TAG Business expects that the pandemic and governmental programs created as a response to the pandemic, may affect key aspects of its business, including decreased customer demand, unpredictable liquidity for the TAG Business, and stress on its employees. Such effects, if they continue for a prolonged period, may have a material adverse effect on the business and results of operations of the TAG Business. For additional discussion of these risks, see “Risk Factors — Risk Factors Relating to the TAG Business — Given the significant global health, market, employment and economic impacts of the COVID-19 pandemic and the uncertainty of its duration, the TAG Business may experience negative impacts to its financial and operating performance and business prospects.”

Financial Condition

The period-over-period balance sheet analysis presented below should be reviewed in conjunction with the TAG Business’s unaudited condensed combined financial statements for the three months ended March 31, 2022 and 2021, and the TAG Business’s audited combined financial statements for the years ended December 31, 2021 and 2020, and the notes thereto included elsewhere in this prospectus. The following table sets forth the TAG Business’s key balance sheet items as of March 31, 2022, December 31, 2021 and 2020:

	As of
	March 31, 2022	December 31, 2021	Variance
	(US$ in thousands)		$	%
Current assets:
Cash and cash equivalents	$16,721	$38,596	-21,875	-56.68
Restricted cash	36,213	34,486	1,727	5.01
Loans receivable, net	25	124	-99	-79.84
Earnest deposit	7,844	7,182	662	9.22
Consideration receivable	—	1,861	-1,861	-100.00
Others	1,608	1,530	78	5.10
Total current assets	62,411	83,779	-21,368	-25.51

Non-current assets:
Loans receivable, net	1,569	3,785	-2,216	-58.55
Property and equipment, net	7,528	1,654	5,874	355.14
Long-term investments, net	34,846	33,292	1,554	4.67
Total non-current assets	43,943	38,731	5,212	13.46
Total assets	106,354	122,510	-16,156	-13.19

Current liabilities:
Escrow liabilities	36,213	34,486	1,727	5.01
Income tax payable	23,094	23,029	65	0.28
Others	3,667	3,849	-182	-4.73
Total current liabilities	62,974	61,364	1,610	2.62
Long-term liabilities	394	—	394	N/A
Total liabilities	63,368	61,364	2,004	3.27
Total shareholder’s equity	$42,986	$61,146	-18,160	-29.70

Current assets decreased by approximately US$21.4 million from December 31, 2021 to March 31, 2022, primarily due to a decrease of US$21.9 million in cash and cash equivalents as a result of US$17.4 million of dividend payment to the Legacy Group, and a decrease of US$1.9 million of considerable receivable, offset by an increase of US$0.6 million on earnest deposit for pending acquisition of securities investment from the Legacy Group and an increase of US$1.7 million in restricted cash held in escrow.

Non-current assets increased by approximately US$5.2 million from December 31, 2021 to March 31, 2022, primarily due to the addition of US$5.9 million office property, an increase of US$1.5 million in long-term investments by changes in fair values, offset by the decrease of US$2.2 million in loans receivable, as a result of the low interest rate environment and increased prepayments.

Total liabilities increased by approximately US$1.6 million from December 31, 2021 to March 31, 2022, primarily due to an increase of US$1.7 million in escrow liabilities and US$0.8 million of advances from the Legacy Group, offset by a decrease of US$1.0 million in accounts payable and accrued liabilities.

Total shareholder’s equity decreased by approximately US$18.2 million from December 31, 2021 to March 31, 2022, mainly attributable to the distribution of special dividend of US$47.0 million, offset by receivable from the Shareholder of US$29.6 million, with a net loss of US$0.5 million for the current quarter and foreign currency translation loss of US$0.3 million.

	As of December 31,
	2021	2020	Variance
	(US$ in thousands)		$	%
Current assets:
Cash and cash equivalents	$38,596	$17,482	21,114	120.78
Restricted cash	34,486	44,286	-9,800	22.13
Loans receivable, net	124	5,154	-5,030	-97.59
Earnest deposit	7,182	—	7,182	N/A
Others	3,391	4,234	-843	-19.91
Total current assets	83,779	71,156	12,623	17.74

Non-current assets:
Loans receivable, net	3,785	15,483	-11,698	-75.55
Property and equipment, net	1,654	1,705	-51	-2.99
Long-term investments, net	33,292	88,597	-55,305	-62.42
Total non-current assets	38,731	105,785	-67,054	-63.39
Total assets	122,510	176,941	-54,431	-30.76

Current liabilities:
Escrow liabilities	34,486	44,286	-9,800	22.13
Income tax payable	23,029	102	22,927	22,477.45
Others	3,849	12,408	-8,559	-68.98
Total current liabilities	61,364	56,796	4,568	8.04
Long-term liabilities	—	125,507	-125,507	-100.00
Total liabilities	61,364	182,303	-120,939	-66.34
Total shareholder’s equity (deficit)	$61,146	$(5,362)	66,508	1,240.36

Current assets increased by approximately US$12.6 million from December 31, 2020 to December 31, 2021, primarily due to an increase of US$21.1 million in cash and cash equivalents from the proceeds in the sale of Nutmeg and an increase of US$7.2 million in earnest deposit for pending acquisition of real estate property, offset by a decrease of US$9.8 million in restricted cash — fund held in escrow, a decrease of loans receivable of US$5.0 million and US$1.1 million in short-term investments due to maturity.

Non-current assets decreased by approximately US$67.1 million from December 31, 2020 to December 31, 2021, primarily due to the disposal of investment in Nutmeg of $55.3 million, and a decline of US$11.7 million in loans receivable as a result of the low interest rate environment and increased prepayments.

Total liabilities decreased by approximately US$120.9 million from December 31, 2020 to December 31, 2021, primarily due to a decrease of US$9.8 million in escrow liabilities, a decrease of US$134.4 million to repay a related party loan to the Legacy Group, and offset by an increase of US$23.0 million in income tax payable.

Total shareholder’s equity increased by approximately US$66.5 million from December 31, 2020 to December 31, 2021, mainly attributable to US$96.4 million of net income and offset by advances to the Legacy Group of US$29.6 million and foreign currency translation loss of US$0.3 million.

Results of Operations

The success of the TAG Business’s business strategy is dependent upon the availability of additional capital resources on terms satisfactory to management, as the TAG Business has achieved profitability from its business operations in 2021. The TAG Business’s main sources of capital in the past have included advances from stockholders and affiliates. There can be no assurance that the TAG Business can raise such additional capital resources on satisfactory terms (or at all) in the future. The management of the TAG Business estimates that currently available cash will not be able to provide sufficient funds for the TAG Business to meet its planned obligations for the next 12 months from the date of its combined financial statements provided with this prospectus. Accordingly, the management of the TAG Business anticipates that following the Business Combination it may continue to rely on equity sales of common shares of the Post-Combination Company in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders of the Post-Combination Company. There is no assurance that the Post-Combination Company will achieve any additional sales of its equity securities or arrange for debt or other financing to fund its plan of operations. See “— Liquidity and Going Concern.”

Comparison of the three months ended March 31, 2022 and 2021

The results of operations presented below should be reviewed in conjunction with the TAG Business’s unaudited condensed combined financial statements for the three months ended March 31, 2022 and 2021, and the notes thereto included elsewhere in this prospectus. The following table sets forth the TAG Business’s combined results of operations data for the three months ended March 31, 2022 and 2021:

	Three months ended March 31,
	2022	2021	Variance
	(US$ in thousands)		$	%
Revenues:
Interest income:
Loans	61	324	-263	-81.77
Total interest income	61	324	-263	-81.77
Non-interest income:
One-time commissions	827	1,637	-810	-49.48
Recurring service fees	948	1,160	-212	-18.28
Total non-interest income	1,775	2,797	-1,022	-36.54
Total revenues from others	1,836	3,121	-1,285	-41.17
Non-interest income:
Recurring service fees	240	231	9	3.90
Total revenues from related parties	240	231	9	3.90
Total revenues	2,076	3,352	-1,276	-38.07
Operating cost and expenses:
Interest expense	—	(157)	-157	-100.00
Commission expense	(701)	(1,151)	-450	-39.10
Selling expense	(17)	(2)	15	750.00
General and administrative expenses	(3,270)	(2,582)	688	26.65
Total operating cost and expenses	(3,988)	(3,892)	96	2.47
Loss from operation	(1,912)	(540)	1,372	254.07
Other income (expense):
Bank interest income	8	24	-16	-66.67
Interest income, related party	—	59	-59	-100.00
Foreign exchange difference, net	(481)	678	-1,159	-170.94
Loss on equity method investments	—	(1,033)	1,033	-100.00
Investment income, net	2,149	6,497	-4,348	-66.92
Sundry income	208	65	143	220.00
Total other income, net	1,884	6,290	-4,406	70.05
(Loss) income before income taxes	(28)	5,750	-5,778	-100.49
Income tax expense	(419)	(1,228)	809	65.88
NET (LOSS) INCOME	(447)	4,522	-4,969	-109.88

Revenue

The following table summarizes the changes in revenue from the three months ended March 31, 2022, as compared to the corresponding period ended March 31, 2021:

	Three months ended March 31
	2022	2021	Variance
	(US$ in thousands)		$	%
Business segment
Insurance Brokerage Business	180	281	-101	-35.94
Asset Management Business	1,764	2,669	-905	-33.91
Money Lending Business	61	324	-263	-81.17
Real Estate Agency Business	71	78	-7	-8.97
Fintech Business	—	—	—	—
TOTAL	2,076	3,352	-1,276	-38.07

A significant downturn in the TAG Business’s revenue during the three months ended March 31, 2022, as compared to the corresponding period of 2021, is primarily attributable to a sudden decline in business transactions and volume caused by the rapidly growing waves of COVID-19 Omicron variant infections in Hong Kong in March 2022. The unexpected outbreak overwhelmed contact tracing, isolation efforts, and quarantine capacity in the city. Hong Kong authorities imposed stringent response measures and restricted the movement of people under a city-wide lockdown, which decreased the number of business transactions for the TAG Business.

The Insurance Brokerage Business contributed 8.67% and 8.38% of the total revenue for the three months ended March 31, 2022 and 2021, respectively. Income from the Insurance Brokerage Business decreased by US$0.1 million, or 35.94%, from US$0.3 million in 2021 to US$0.2 million in 2022. As a result of anti-pandemic measures, customers in Hong Kong were restricted by social distancing measures and the TAG Business was not able to solicit and complete new insurance policies with the customers. As a result, the number of new insurance policies sharply declined during this period.

Summarized revenue breakdown by product and type of contracts:

	Three months ended March 31,
	2022	2021	Variance
	(US$ in thousands)		$	%
By product:
Life insurance	$145	$221	-76	-34.39
Property-casualty insurance	1	1	—	—
Mandatory provident fund and related revenues	34	59	-25	-42.37
	$180	$281	-101	-35.94

By the type of contracts:
– New and or current year	$70	$72	-2	2.78
– Recurring	110	209	-99	-47.37
	$180	$281	-101	-35.94

Asset Management Business

	Three months ended March 31,
	2022	2021	Variance
	(US$ in thousands)		$	%
One-time commissions	$576	$1,277	-701	-54.89
Recurring service fees	1,188	1,392	-204	-14.66
	$1,764	$2,669	-905	-33.91

The Asset Management Business’s income from portfolio fund management and discretionary mutual fund products contributed 84.97% and 79.62% of the total revenue for three months ended March 31, 2022 and 2021, respectively. One-time commission income decreased by US$0.70 million, or 54.89%, primarily attributable to the significant decline in the subscription of AUM during the quarter ended March 31, 2022 under the pandemic period. Recurring service fee income also decreased by US$0.20 million, or 14.66%, due to under-performance of AUM portfolio. The AUM as of March 31, 2022 amounted to US$480.2 million, as compared to the AUM as of December 31, 2021, which amounted to US$581.5 million. The significant decline of 17.4% is primarily due to a downturn in global capital markets in the first quarter of 2022.

Summarized movement of AUM for the following years:

	Three months ended March 31, 2022			Three months ended March 31, 2021
	Equity	Fixed Income	Total	Equity	Fixed Income	Total
	(US$ in thousands)			(US$ in thousands)
Balance, beginning of period	581,310	203	581,513	586,692	1,685	588,377
Subscription	18,743	—	18,743	39,214	—	39,214
Redemption	(48,262)	—	(48,262)	(95,851)	—	(95,851)
Market price changes	(71,776)	(3)	(71,779)	43,018	2	43,020
Balance, end of period	480,015	200	480,215	573,073	1,687	574,760

The Money Lending Business contributed 2.94% and 9.67% of the total revenue for the three months ended March 31, 2022 and 2021, respectively. Income from the Money Lending Business decreased by US$0.26 million, or 81.17%, from US$0.32 million in 2021 to US$0.06 million in 2022, primarily attributable to the reduction in loans portfolio with early repayments of certain mortgage loans during the three months ended March 31, 2021. During the pandemic period, the Money Lending Business has continued to assess the market liquidity and has imposed a higher level of risk measures to approve the new loans; as a result, the addition of new loans is limited.

The Real Estate Agency Business contributed 3.42% and 2.33% of the total revenue for the three months ended March 31, 2022 and 2021, respectively. Income from the Real Estate Agency Business decreased by US$0.01 million, or 8.97%, from US$0.08 million in 2021 to US$0.07 million in 2022, primarily attributable to the reduction in real estate property sale transactions incurred during the three months ended March 31, 2022.

Fintech generated no revenue for the three months ended March 31, 2022 and 2021. The unrealized gains and losses of the Fintech investments are presented under other income and expenses in the statements of operations.

Operating Expenses

Commission Expense

	Three months ended March 31,
	2022	2021	Variance
	(US$ in thousands)		$	%
Asset management	$600	$1,005	-405	-40.30
Insurance brokerage	68	100	-32	-32.00
Money lending	—	—	—	—
Real estate agency	33	46	-13	-28.26
Fintech	—	—	—	—
Total	$701	$1,151	-450	-39.10

The total commission expense decreased by US$0.45 million, or 39.10%, for the three months ended March 31, 2022, as compared to the three months ended March 31, 2021. The decrease mainly attributed from the Asset Management Business, Insurance Brokerage Business, and Real Estate Agency Business.

The Asset Management Business contributed 85.59% and 87.32% of the total commission expense for three months ended March 31, 2022 and 2021, respectively. Commission expense for the Asset Management Business decreased by US$0.41 million, or 40.30%, from US$1.01 million in 2021 to US$0.60 million in 2022. The decrease in commission expense for the Asset Management Business is in line with the decrease in revenue generated from the Asset Management Business which due to a downturn in global capital markets in the first quarter of 2022.

The Insurance Brokerage Business contributed 9.70% and 8.69% of the total commission expense for the three months ended March 31, 2022 and 2021, respectively. Commission expense for the Insurance Brokerage Business decreased by US$0.032 million, or 32.00%, from US$0.10 million in 2021 to US$0.068 million in 2022. As a result of anti-pandemic measures, the decrease in commission expense for the Insurance Brokerage Business is in line with the decrease in revenue generated from the Insurance Brokerage Business.

The Real Estate Agency Business contributed the remaining 4.71% and 3.99% of the total commission expense for the three months ended March 31, 2022 and 2021, respectively. Commission expense for the Real Estate Agency Business decreased by US$0.013 million, or 28.26%, from US$0.046 million in 2021 to US$0.033 million in 2022. Primary attributable to the reduction in real estate property sale transactions incurred during the three months ended March 31, 2022, the decrease in commission expense for the Real Estate Agency Business is in line with the decrease in revenue generated from the Real Estate Agency Business.

The decrease was mainly due to the sale reduction in the investment portfolio managed by the Asset Management Business.

General and Administrative Expenses

	Three months ended March 31,
	2022	2021	Variance
	(US$ in thousands)		$	%
Depreciation	$97	$11	86	781.82
Financial data subscription expense	130	17	113	664.71
Information technology expenses	134	13	121	930.77
Legal and professional fees	109	168	-59	-35.12
Management fee expense	505	660	-155	-23.48
Office and administrative expenses	207	229	-22	-9.61
Others	83	153	-70	-45.75
Salaries and allowances	2,005	1,331	674	50.64
Total	$3,270	$2,582	688	26.65

The total general and administrative expenses increased by US$0.69 million, or 26.65%, for the three months ended March 31, 2022, as compared to the three months ended March 31, 2021. The net increase was mainly due to the increase in salaries and allowances of US$0.67 million, information technology expenses of US$0.12 million, financial data subscription expenses of US$0.11 million, depreciation of US$0.09 million, offset by a decrease in management fee expense of US$0.16 million, legal and professional fees of US$0.06 million, office and administrative expenses of US$0.02 million, and others of US$0.07 million.

To cater for the future business expansion, the TAG Business hired more headcount which directly increased the salaries and allowances from US$1.33 million in 2021 to US$2.01 million in 2022. The TAG Business also enhanced its business IT platform which led to higher information technology expenses resulted from US$0.01 million in 2021 to US$0.13 million in 2022.

Loss from Operations

Loss from operations increased by US$1.37 million, or 254.26%, for the three months ended March 31, 2022, as compared to the three months ended March 31, 2021. The increase was mainly attributed from the increase in operating expenses of US$1.29 million.

Other income (expense), net

Bank Interest Income

Bank interest income decreased by US$0.02 million, or 66.67%, for the three months ended March 31, 2022, as compared to the three months ended March 31, 2021, due to the decrease in the TAG Business’s bank balance at March 31, 2022, as compared to December 31, 2021.

Interest Income, Related Party

Interest income, related party mainly represented the bond interest income derived from certain corporate bonds issued by the Legacy Group, which were purchased in September 2020. No interest income was generated for the three months ended March 31, 2022, as compared to US$0.06 million of interest income for the three months ended March 31, 2021.

Foreign Exchange Difference, net

Foreign exchange difference, net mainly represented the unrealized net foreign exchange difference generated from the translation of long-term investments which are mostly denominated in Sterling. The net foreign exchange difference decreased by US$1.16 million or 170.94% for the three months ended March 31, 2022, as compared to the three months ended March 31, 2021, due to the stronger Sterling exchange rate.

Loss on Equity Method Investments

Loss on equity method investment mainly represented the TAG Business’s share of the investees’ losses in Nutmeg, which was fully sold in October 2021. No loss was shared by the TAG Business for the three months ended March 31, 2022, as compared to the three months ended March 31, 2021. Between the two periods loss on equity method investment decreased by US$1.03 million, or 100.00%.

Investment Income, Net

Investment income decreased by US$4.35 million, or 66.92%, for the three months ended March 31, 2022, as compared to the three months ended March 31, 2021, mainly as a result of the unrealized loss in the Tandem and Mulberry investments of US$3.41 million during the three months ended March 31, 2022.

Income Tax Expense

Income tax expense increased by US$0.81 million, or 65.88%, for three months ended March 31, 2022, as compared to the three months ended March 31, 2021, primarily attributable to the decline in operating profit in the Asset Management Business during the three months ended March 31, 2022.

Net Loss

Net loss decreased by US$4.97 million, or 109.88%, for the three months ended March 31, 2022, as compared to March 31, 2021, due to an increase in general and administrative expenses of US$0.69 million, offset by the decrease in investment income of US$4.35 million.

Comparison of the years ended December 31, 2021 and 2020

The results of operations presented below should be reviewed in conjunction with the TAG Business’s audited combined financial statements and the notes thereto included elsewhere in the prospectus incorporated herein by reference. The following table sets forth the TAG Business’s combined results of operations data for the years ended December 31, 2021 and 2020:

	Years ended December 31,
	2021	2020	Variance
	(US$ in thousands)		$	%
Revenues:
Interest income:
Loans	962	1,757	-795	-45.25
Total interest income	962	1,757	-795	-45.25
Non-interest income:
One-time commissions	5,168	6,365	-1,197	-18.81
Recurring service fees	4,392	5,013	-621	-12.39
Total non-interest income	9,560	11,378	-1,818	-15.98
Total revenues from others	10,522	13,135	-2,613	-19.89
Non-interest income:
Recurring service fees	947	912	35	3.84
Total revenues from related parties	947	912	35	3.84
Total revenues	11,469	14,047	-2,578	-18.35
Operating cost and expenses:
Interest expense	(484)	(868)	-384	-44.24
Commission expense	(3,866)	(4,672)	-806	-17.25
Selling expense	(141)	(1,191)	-1,050	-88.16
General and administrative expenses	(15,425)	(9,186)	6,239	67.92
Total operating cost and expenses	(19,916)	(15,917)	3,999	25.12
Loss from operation	(8,447)	(1,870)	6,577	351.71
Other income (expense):
Bank interest income	48	169	-121	-71.60
Interest income, related party	204	88	116	131.82
Foreign exchange difference, net	(915)	2,762	-3,677	-133.13
Loss on equity method investments	(1,597)	(4,251)	-2,654	-62.43
Investment income (loss), net	130,255	(13,130)	143,385	1092.04
Government subsidies	—	290	-290	-100.00
Sundry income	421	486	-98	-20.16
Total other income (expense), net	128,416	(13,586)	142,002	-1045.21
Income (loss) before income taxes	119,969	(15,456)	135,425	876.20
Income tax expense	(23,505)	(684)	22,821	3,336.40
NET INCOME (LOSS)	96,464	(16,140)	112,604	697.67

Revenue

The following table summarizes the changes in revenue from the years ended December 31, 2020 to December 31, 2021:

	Years ended December 31,
	2021	2020	Variance
	(US$ in thousands)		$	%
Business segment
Insurance Brokerage Business	930	1,432	-502	-35.06
Asset Management Business	9,420	10,030	-610	-6.08
Money Lending Business	962	1,757	-795	-45.25
Real Estate Agency Business	157	828	-671	-81.04
Fintech Business	—	—	—	—
TOTAL	11,469	14,047	-2,578	-18.35

Insurance Brokerage Business

The Insurance Brokerage Business contributed 8.11% and 10.19% of the total revenue for the years ended December 31, 2021 and 2020, respectively. Income from the Insurance Brokerage Business decreased by US$0.50 million, or 35.06% from US$1.43 million in 2020 to US$0.93 million in 2021.

Summarized revenue breakdown by product and type of contracts:

	Years ended December 31,
	2021	2020	Variance
	(US$ in thousands)		$	%
By product:
Life insurance	$707	$1,121	-414	-36.93
Property-casualty insurance	25	10	15	150
Mandatory provident fund and related revenues	198	301	-103	-34.22
	$930	$1,432	-502	-35.06

By the type of contracts:
- New and or current year	$262	$52	210	403.85
- Recurring	668	1,380	-712	-51.59
	$930	$1,432	-502	-35.06

The sale reduction in the Insurance Brokerage Business is primarily attributable to a recurring decline in the transaction volume in life insurance products caused by the COVID-19 pandemic. During the pandemic period, Hong Kong authorities imposed very tight travel restrictions on the jurisdiction. As a result, many of the TAG Business’s customers from Asian regions are not able to come to Hong Kong to renew their insurance policies, hence the number of recurring insurance policies are relatively declined.

Asset Management Business

	Years ended December 31,
	2021	2020	Variance
	(US$ in thousands)		$	%
One-time commissions	$4,082	$4,105	-23	-0.56
Recurring service fees	5,338	5,925	-587	-10.00
	$9,420	$10,030	-610	-6.08

The Asset Management Business’s income from portfolio fund management and discretionary mutual fund products contributed 82.13% and 71.40% of the total revenue for the years ended December 31, 2021 and 2020, respectively. Income from the Asset Management Business decreased by US$0.61 million, or 6.08% from US$10.03 million in

2020 to US$9.42 million in 2021, primarily attributable to a slight reduction in asset management business as a result of the decrease in AUM size, volume of transactions among one-time local customers to trade more liquid funds, or short-term investment products on the platform during the COVID-19 lockdown.

Summarized movement of AUM for the following years:

	2021			2020
	Equity	Fixed Income	Total	Equity	Fixed Income	Total
	(US$ in thousands)			(US$ in thousands)
Balance, beginning of year	586,692	1,685	588,377	629,885	2,323	632,208
Subscription	129,814	—	129,814	147,200	—	147,200
Redemption	(148,151)	(1,481)	(149,632)	(234,062)	(633)	(234,695)
Market price changes	12,955	(1)	12,954	43,669	(5)	43,664
Balance, end of year	581,310	203	581,513	586,692	1,685	588,377

One-time commission income from the Asset Management Business is generally charged at the range of percentages on the subscription amounts invested by its customers. The decrease is primarily attributable to the reduction in subscription transactions by US$17.38 million for the year ended December 31, 2021, as compared to the corresponding year in 2020, with a decline of 11.81%.

Recurring service fees from the Asset Management Business are related to (i) fee income payable by the fund providers, chargeable at the range of fee percentages based on the performance of AUM value at the daily-balance; and (ii) portfolio management fees payable by the customers, at the range of fee percentages based on the AUM value at the daily-balance, as managed by the Asset Management Business. Overall recurring service fees decreased by US$0.58 million for the year ended December 31, 2021, as compared to the corresponding year in 2020, in line with the decline in AUM value.

Money Lending Business

The Money Lending Business contributed 8.39% and 12.51% of the total revenue for the years ended December 31, 2021 and 2020, respectively. Income from the Money Lending Business decreased by US$0.80 million, or 45.25%, from US$1.76 million in 2020 to US$0.96 million in 2021, mainly attributable to the increase in the early repayment of mortgage loans during 2021 fiscal year. The net mortgage loan portfolio was reduced from US$20.6 million as of December 31, 2020, to US$3.9 million as of December 31, 2021, amid the subdued economic environment during 2021. The significant decline in the interest income and mortgage loan portfolio was mainly due to the competitive interest rate in the mortgage loan market, which induced customers of the TAG Business to surrender their mortgage loans early. Coupled with the economic uncertainty and great challenges, the TAG Business has also experienced dampening demand in its loan products and a corresponding dip in its loan portfolio.

In response to the market downturn and the challenges from the sluggish business environment, the management of the TAG Business has adopted prudent and cautious approaches such as implementing a stringent credit policy, having strict controls on loan-to-value ratio and other ratios used to assess and approve new loans. As a result, the addition of new loans is limited. Furthermore, the TAG Business has continued to evaluate the market liquidity and closely monitored the performance of the mortgage loan portfolio. During the year ended December 31, 2021, there was no addition in the allowance for loan losses. The Money Lending Business continues to obtain more new loans as the market recovers from the pandemic-induced downturn.

Real Estate Agency Business

The Real Estate Agency Business contributed 1.37% and 5.89% of the total revenue for the years ended December 31, 2021 and 2020, respectively. Income from the Real Estate Agency Business decreased by US$0.67 million, or 81.04%, from US$0.83 million in 2020 to US$0.16 million in 2021, primarily attributable to the decrease in overseas property sales transactions incurred as a result of the downturn adjustment in some overseas property markets during 2021 fiscal year.

Fintech Business

Fintech generated no revenue for the years ended December 31, 2021 and 2020. The unrealized gains and losses of the Fintech investments are presented under other income and expenses sections in the statements of operations. Fintech launched a health and wealth management platform in November 2020, and no significant income was generated during 2021 fiscal year.

Operating expenses

Interest Expense

Interest expense decreased by US$0.38 million, or 44.24%, for the year ended December 31, 2021, as compared to the year ended December 31, 2020.

Commission Expense

	Years ended December 31,
	2021	2020	Variance
	(US$ in thousands)		$	%
Asset management	$3,480	$3,813	-333	-8.73%
Insurance brokerage	332	424	-92	-21.70
Money lending	—	—	—	—
Real estate agency	54	435	-381	-87.59
Fintech	—	—	—	—
Total	$3,866	$4,672	-806	-17.25

The commission expense decreased by US$0.81 million, or 17.25% from the year ended December 31, 2020 to the year ended December 31, 2021. The decrease mainly attributed from the Asset Management Business, Insurance Brokerage Business, and Real Estate Agency Business.

The Asset Management Business contributed 90.02% and 81.61% of the total commission expense for years ended December 31, 2021 and 2020, respectively. Commission expense for the Asset Management Business decreased by US$0.33 million, or 8.73%, from US$3.81 million in 2020 to US$3.48 million in 2021. The decrease in commission expense for the Asset Management Business is in line with the slight reduction in revenue generated from the Asset Management Business as a result of the decrease in AUM size, volume of transactions among one-time local customers to trade more liquid funds or short-term investment products on the platform during the COVID-19 lockdown.

The Insurance Brokerage Business contributed 8.59% and 9.08% of the total commission expense for the years ended December 31, 2021 and 2020, respectively. Commission expense for the Insurance Brokerage Business decreased by US$0.092 million, or 21.70%, from US$0.42 million in 2020 to US$0.33 million in 2021. As many of the TAG Business’s customers are currently unable to come to Hong Kong to enter into new insurance policies, the decrease in commission expense for the Insurance Brokerage Business is in line with the decrease in revenue generated from the Insurance Brokerage Business.

The Real Estate Agency Business contributed the remaining 1.39% and 9.31% of the total commission expense for the years ended December 31, 2021 and 2020, respectively. Commission expense for the Real Estate Agency Business decreased by US$0.38 million, or 87.59%, from US$0.44 million in 2020 to US$0.054 million in 2021. Primarily attributable to the reduction in oversea property sale transactions incurred during the year ended December 31, 2021, the decrease in commission expense for the Real Estate Agency Business is in line with the decrease in revenue generated from the Real Estate Agency Business.

Selling Expense

Selling expense decreased by US$1.05 million, or 88.16%, for the year ended December 31, 2021, as compared to the year ended December 31, 2020, due to the temporary halt in marketing campaigns in all business segments during the downturn economy in Hong Kong.

General and Administrative Expenses

	Years ended December 31,
	2021	2020	Variance
	(US$ in thousands)		$	%
Financial data subscription expense	$214	$251	-37	-14.74
Information technology expenses	414	239	175	73.22
Legal and professional fees	2,057	1,854	203	10.95
Management fee expense	2,464	970	1,494	154.02
Office and administrative expenses	720	974	-254	-26.08
Others	403	738	-335	-45.39
Salaries and allowances	9,153	4,160	4,993	120.02
Total	$15,425	$9,186	6,239	67.92

The total general and administrative expenses increased by US$6.24 million, or 67.92% for the year ended December 31, 2021, as compared to the year ended December 31, 2020. The net increase was mainly due to the increase in salaries and allowances of US$4.99 million, management fee expense of US$1.49 million, information technology expenses of US$0.18 million, legal and professional fee of US$0.20 million, offset by a decrease in office and administrative expenses of US$0.25 million, others of US$0.34 million, and financial data subscription expense of US$0.04 million.

To cater for the future business expansion, the TAG Business hired more headcount during 2021 which resulted an increase in management fee expense charged by the Legacy Group from US$0.97 million in 2020 to US$2.46 million in 2021 as more office space was occupied. The increase in headcount also directly increased the salaries and allowances from US$4.16 million in 2020 to US$9.15 million in 2021. For the business expansion, TAG Business also enhanced its business IT platform which led to higher information technology expenses resulted from US$0.24 million in 2020 to US$0.41 million in 2021.

Loss from Operations

Loss from operations increased by US$6.58 million or 351.71% due to the increase in staff cost for corporate development for future business expansion.

Other Income (Expense), Net

Bank Interest Income

Bank interest income was relatively consistent, decreasing by US$0.12 million, or 71.60%, for the year ended December 31, 2021, as compared to the year ended December 31, 2020.

Interest Income, Related Party

Interest income, related party mainly represented the bond interest income derived from certain corporate bonds issued by the Legacy Group for the year ended December 31, 2020. The corporate bonds were purchased in September 2020 and redeemed in November 2021.

Foreign Exchange Difference, net

Foreign exchange difference, net mainly represented the unrealized foreign exchange difference generated from the translation of short-term and long-term investments which are mostly denominated in Sterling. The net foreign exchange difference was net loss of US$0.92 million for the year ended December 31, 2021, as compared to net gain of US$2.76 million for the year ended December 31, 2020, due to the weaker Sterling exchange rate during 2021 fiscal year.

Loss on Equity Method Investments

Loss on equity method investment mainly represented the TAG Business’s share of the investees’ losses in Nutmeg. The losses shared by the TAG Business decreased by US$2.65 million, or 62.43% for the year ended December 31, 2021, as compared to the year ended December 31, 2020. The loss on equity method was recorded to the date when it was sold in September 2021.

Investment Income (Loss), Net

Investment income (loss) is recorded as other income (expense) in the TAG Business’s combined statements of operations and consisted of the following:

		Years ended December 31,
		2021	2020
Marketable equity securities:
Unrealized losses from the changes in fair value	Investment C (Oscar)	$(12,398,717)	$—

Non-marketable equity securities:
Unrealized gains	Investment A (CurrencyFair) and D (Tandem)	$3,531,464	$—
Unrealized gains	Investment C (Oscar)	—	276,412
Unrealized losses (including impairment)	Investment D (Tandem)	—	(13,406,855)
Realized gains	Investee B (Nutmeg)	139,122,485	—
Investment income (loss), net		$130,255,232	$(13,130,443)

For the year ended December 31, 2020, the TAG Business reported an investment loss of US$13.1 million, which was mainly attributable to the impairment loss in its Tandem investment.

For the year ended December 31, 2021, the TAG Business reported an investment income of US$139.16 million as the realized gain generated from the sale of Nutmeg in September 2021, offset by unrealized losses from the changes in fair value of US$12.4 million in its Oscar investment.

Income Tax Expense

Income tax expense increased by US$22.82 million, or 3,336.40% for the year ended December 31, 2021, as compared to the year ended December 31, 2020, due to the additional tax on the realized gain from the sale of Nutmeg investment.

Net Income (Loss)

As a result of the above, the TAG Business reported a net income of US$96.46 million for the year ended December 31, 2021, as compared to a net loss of US$16.14 million the year ended December 31, 2020. An increase in net income is primarily attributable to a significant investment income of US$139.16 million in the sale of Nutmeg investment.

Liquidity and Capital Resources

Sources of Liquidity

During the three months ended March 31, 2022, the TAG Business suffered from a net loss of US$0.45 million and reported a working capital deficit of US$0.56 million, due to the unexpected and dramatic outbreak from the Omicron COVID-19 variant in March and April 2022 in Hong Kong.

Commencing from 2021, the TAG Business achieved profitability from the investment managed by Fintech and obtained cash proceeds of approximately US$184.9 million from the sale of its investment during the year. The remaining balance from the sale of US$1.9 million was subsequently received in January 2022. The TAG Business, in turn, repaid a net amount of approximately US$164.0 million to the Legacy Group to pay off the outstanding debts. However, the TAG Business incurred a negative cash flow in operating activities during the current year. Also, the historical operating results indicate the TAG Business has recurring losses from operations which raise the question related to the TAG Business’s ability to continue as a going concern. As of December 31, 2021, the TAG Business has the cash balance of US$38.60 million. Subsequently, in the first quarter of 2022, the TAG Business anticipated the cash outflow on dividend distribution and the purchase of the additional investments, amounting to approximately US$25.80 million. After these subsequent payments, the cash balance became US$12.8 million for working capital use. The management of the TAG Business estimates that currently available cash will be insufficient to meet the planned obligations of the TAG Business for the next 12 months from the date of the combined financial statements provided with this prospectus.

The ability to continue as a going concern is dependent on the TAG Business’s ability to successfully implement its plans. The management of the TAG Business believes that it will be able to continue to grow the TAG Business’s revenue base and control expenditures. In parallel, the TAG Business continually monitors its capital structure and operating plans and evaluates various potential funding alternatives that may be needed in order to finance the TAG Business’s business development activities, general and administrative expenses and growth strategy. These alternatives include external borrowings, raising funds through public equity or debt markets. Although there is no assurance that, if needed, the TAG Business will be successful with its fundraising initiatives, the TAG Business believes that the Business Combination transaction significantly increases its ability to access the capital going forward. The combined financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Previously, as part of the Legacy Group, the TAG Business has been dependent upon other members of the Legacy Group for all its working capital and financing requirements. The Legacy Group uses a centralized approach to cash management and financing of the group’s operations. Accordingly, the majority of the surplus cash of the TAG Business is regularly transferred within the Legacy Group, allowing the Legacy Group to fund its various operating and investing activities as needed. Cash transfers to and from the Legacy Group’s cash management accounts are reflected within cash and cash equivalents.

In addition, certain subsidiaries of the TAG Business have contracted with certain members of the Legacy Group to provide administrative and support services to the TAG Business and its subsidiaries. The management of the TAG Business and of AGBA expects that these service agreements will continue, pursuant to their terms, following the Business Combination, thereby allowing those subsidiaries access to the same administrative and support services that they have received historically. See “Certain Transactions and Related Party Transactions — Certain Transactions of the TAG Business — Administrative Services Agreements” for additional details about the intra-group services currently provided and expected to be provided following the Business Combination. All significant transactions between the TAG Business and its subsidiaries, on the one hand, and members of the Legacy Group, on the other hand, have been included in the combined financial statements of the TAG Business and are reflected in the relevant section of the financial statements.

Future Liquidity

On a recurring basis, the primary future cash needs of the Post-Combination Company will be centered on operating activities, working capital, capital expenditures, investment, regulatory and compliance costs. The ability of the Post-Combination Company to fund these needs will depend, in part, on its ability to generate or raise cash in the future, which is subject to general economic, financial, competitive, regulatory, and other factors that are beyond its control.

Following the Business Combination, the capital structure of, and sources of liquidity for, the TAG Business and its subsidiaries will change from their historical precedents. The TAG Business and its subsidiaries will no longer be part of the Legacy Group and will no longer participate in the Legacy Group’s centralized cash management program. The ability of the Post-Combination Company to fund its operating needs will depend on its future ability to continue to generate positive cash flow from operations and raise capital in the capital markets. Both the TAG Business’s and AGBA’s management believe that the Post-Combination Company will meet known or reasonably likely future cash requirements through the combination of cash flows from operating activities, available cash balances, and external borrowings and fund raising. Both the TAG Business’s and AGBA’s management expect that the primary cash requirements of the Post-Combination Company in 2022 will be to fund capital expenditures for (i) expansion of the B2B platform business and (ii) fintech investments.

If these sources of liquidity need to be augmented, additional cash requirements would likely need to be financed through the issuance of debt or equity securities; however, there can be no assurances that the Post-Combination Company will be able to obtain additional debt or equity financing on acceptable terms, or at all, in the future.

The TAG Business expects that operating losses could continue into the foreseeable future as it continues to invest in growing its business. Based upon its current operating plans, the management of the TAG Business believes that cash and equivalents will be insufficient to fund its operations for at least the next 12 months from the date of its combined financial statements provided with this prospectus. However, these forecasts involve risks and uncertainties, and actual results could vary materially. The TAG Business’s management has based this estimate on assumptions that may prove to be wrong, and the TAG Business could deplete its capital resources sooner than it expects. See “— Liquidity and Going Concern.”

The TAG Business’s future capital requirements and the adequacy of available funds will depend on many factors, including but not limited to, its ability to grow its revenues, the impact of the COVID-19 pandemic, and its response to business challenges, including the need to develop new platform features and services or enhance its existing platform, improve its operating infrastructure, or acquire complementary businesses and technologies. The TAG Business may seek additional equity or debt financing.

Cash Flows

As of March 31, 2022, December 31, 2021, and December 31, 2020, the TAG Business had cash, cash equivalents and restricted cash of approximately US$16,720,706, US$38,595,610 and US$17,481,813, respectively.

Comparison of the three months ended March 31, 2022 and 2021

The following table summarizes the TAG Business’s cash flows for the periods presented:

	Three months ended March 31,
	2022	2021
	(US$ in thousands)
Net cash provided by (used in) operating activities	1,331	(3,316)
Net cash used in investing activities	(6,853)	—
Net cash used in financing activities	(14,525)	(4,375)
Effect on exchange rate change on cash and cash equivalents	(100)	272
Net change in cash, cash equivalents and restricted cash	(20,147)	(7,419)
Cash, cash equivalents and restricted cash, at the beginning	73,081	61,768
Cash, cash equivalents and restricted cash, at the end	52,934	54,349

The following table sets forth a summary of our working capital:

	March 31, 2022	December 31, 2021	Variance	%
Total Current Assets	$62,411	$83,779	$(21,369)	(25.51)
Total Current Liabilities	$62,974	$61,364	$1,610	2.62
Working Capital	$(563)	$(22,415)	$(21,852)	(97.49)

Working Capital

The working capital as of March 31, 2022 amounted to a deficit of approximately US$0.6 million, as compared to a surplus of approximately US$22.4 million at December 31, 2021. The decline in working capital was mainly due to imprudent cash distribution and spending.

Cash Flows from Operating Activities

Net cash provided by operating activities was US$1.33 million for the three months ended March 31, 2022, as compared to net cash used in operating activities of US$3.32 million for the three months ended March 31, 2021.

Net cash used in operating activities for the three months ended March 31, 2022 was primarily the result of the net loss of US$0.45 million, the decrease in loans receivable of US$2.31 million, the increase in escrow liabilities of US$1.73 million, and income tax payable of US$0.42 million. These amounts were partially offset by the decrease in accounts payable and accrued liabilities of US$1.02 million, increase in accounts receivable, prepayment and other receivable of US$0.09 million and non-cash adjustments consisting of unrealized investment gain of US$2.15 million, net foreign exchange loss of US$0.48 million and depreciation of property and equipment of US$0.10 million.

Net cash used in operating activities for the three months ended March 31, 2021 was primarily the result of the net income of US$4.50 million, a decrease in accounts receivable of US$0.60 million, loans receivable of US$1.38 million, and an increase in income tax payable of US$1.20 million. These amounts were partially offset by decreases in escrow liabilities of US$3.60 million, accounts payable and accrued liabilities of US$1.20 million, an increase in deposits, prepayment and other receivable of US$0.04 million, and non-cash adjustments consisting of loss on equity method investments of US$1.03 million, unrealized investment gain of US$6.50 million, accreted interest of US$0.60, foreign exchange loss of US$0.68 million, and depreciation of property and equipment of US$0.11 million.

Cash Flows from Investing Activities

Net cash used in investing activities for the three months ended March 31, 2022 of US$6.85 million, was primarily due to the proceed from considerable receivable of US$1.86 million, payment of earnest deposit of US$7.85 million for the purchase of non-marketable equity securities and the purchase of office building of US$0.86 million.

Cash Flows from Financing Activities

Net cash used in financing activities for the three months ended March 31, 2022 and 2021 of US$14.53 million and US$4.37 million, respectively, was primarily due to the dividend distribution to the Legacy Group that occurred in early 2022.

Comparison of the fiscal years ended December 31, 2021 and 2020

The following table summarizes the TAG Business’s cash flows for the years presented:

	Years ended December 31,
	2021	2020
	(US$ in thousands)
Net cash (used in) provided by operating activities	(2,154)	21,964
Net cash provided by (used in) investing activities	177,494	(6,766)
Net cash used in financing activities	(163,872)	(5,899)
Effect on exchange rate change on cash and cash equivalents	(155)	441
Net change in cash, cash equivalents and restricted cash	11,313	9,740
Cash, cash equivalents and restricted cash, at the beginning	61,768	52,028
Cash, cash equivalents and restricted cash, at the end	73,081	61,768

The following table sets forth a summary of the TAG Business’s working capital:

	December 31, 2021	December 31, 2020	Variance	%
Total Current Assets	$83,779	$71,156	$12,623	17.74
Total Current Liabilities	$61,364	$56,796	$4,568	8.04
Working Capital	$22,415	$14,360	$8,055	56.09

Working Capital

Total working capital as of December 31, 2021 amounted to approximately US$22.4 million, as compared to approximately US$14.4 million as of December 31, 2020. The increase in working capital was mainly due to cash proceeds from the sale of Nutmeg and offset by the full repayment to Legacy Group.

Cash Flows from Operating Activities

Net cash used in operating activities of US$2.15 million for the year ended December 31, 2021, as compared to net cash provided by operating activities of US$21.96 million for the year ended December 31, 2020.

Net cash provided by operating activities for the year ended December 31, 2021 was primarily the result of the net income of US$96.46 million, by the decreases in accounts receivable of US$1.74 million, loans receivable of US$16.73 million, and an increase in income tax payable of US$22.93 million. These amounts were partially offset by non-cash adjustments, consisting of realized gain on sale of Nutmeg of US$139.16 million, loss on equity method investments of US$1.60 million, unrealized investment loss of US$8.87 million, an increase in deposits, prepayments, and other receivables of US$1.98 million, a decrease in accounts payable and accrued liabilities of US$0.43 million and a decrease in escrow liabilities of US$9.80 million.

Net cash provided by operating activities for the year ended December 31, 2020 was primarily the result of the net loss of US$16.14 million, by decreases in accounts receivable of US$0.37 million, loans receivable of US$8.21 million, and increase in escrow liabilities of US$15.72 million. These amounts were partially offset by increases in deposits, prepayments, and other receivables of US$0.04 million, decrease in accounts payable and accrued liabilities of US$0.82 million, and non-cash adjustments of US$14.99 million, consisting of loss on equity method investments of US$4.25 million, unrealized investment loss of US$13.13 million, bad debt on other receivables of US$0.28 million, and foreign exchange gain of US$2.76 million.

Cash Flows from Investing Activities

Net cash provided by investing activities for the year ended December 31, 2021 of US$177.49 million, was primarily due to the proceeds from the sale of Nutmeg of US$186.82 million, the proceeds from the redemption of short-term bond of US$1.29 million, partially offset by the addition in short-term and long-term investments of US$3.43 million and the payment of earnest deposit of US$7.18 million for the purchase of office building from Legacy Group.

Net cash used in investing activities for the year ended December 31, 2020 of US$6.77 million, was primarily due to the addition in short-term and long-term investments and the purchase of certain corporate bonds issued by the Legacy Group, totaling US$6.76 million.

Cash Flows from Financing Activities

Net cash used in financing activities for the year ended December 31, 2021 of US$163.87 million, was primarily due to the repayment of the Legacy Group’s loan of US$163.80 million.

Net cash used in financing activities for the year ended December 31, 2020 of US$5.90 million, was primarily due to loan repayments to the Legacy Group of US$5.84 million and bank repayments of US$0.06 million.

Liquidity and Going Concern

The coronavirus pandemic (“COVID-19”) continues to impact countries, communities, supply chains and markets, global financial markets, and various industries. To date, COVID-19 has had a negative impact on the TAG Business’s operating activities and the ability to obtain external financing to fund its expansion and growth strategies. The Omicron wave and the resulting government anti-pandemic measures that impacted Hong Kong most severely in March and April 2022, for example, had an overall negative effect on business operations. TAG Business is unable to predict whether or how the global pandemic will continue to have a negative impact on the future financial condition and results of operations.

The combined financial statements of the TAG Business accompanying this prospectus have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. The management of the TAG Business estimates that currently available cash will not be able to provide sufficient funds to meet the TAG Business’s planned obligations for the next 12 months from the date that these combined financial statements were made available to be issued.

For the year ended December 31, 2021, the TAG Business reported a net income of approximately US$96.46 million, while it incurred a net loss of approximately US$16.14 million for the year ended December 31, 2020. With a significant gain from the sale of its long-term investment, described in the paragraph below, the TAG Business achieved retained earnings of approximately US$52.13 million as of December 31, 2021.

In June 2021, JPMorgan Chase announced a transaction to acquire 100% of the equity interests in Nutmeg Saving and Investment Limited, a company in which the Fintech owned a 21.26% equity interest. The transaction closed in September 2021 with a cash consideration of US$186.8 million, resulting in the realized gain by the TAG Business of approximately US$139.16 million. During the year ended December 31, 2021, the TAG Business repaid a net amount of approximately US$164.0 million to the Legacy Group to settle all outstanding balances.

As of December 31, 2021, the TAG Business had an available cash balance of US$38.60 million. However, in the first quarter of 2022, the TAG Business experienced cash outflows from both a dividend distribution and the purchase of additional investments, amounting to approximately US$25.80 million. After these payments, as described below, the TAG Business’s cash balance was reduced to US$12.8 million for working capital use.

On January 18, 2022, Fintech approved, declared and distributed a special dividend of US$47 million to TAG. The dividends were paid by offsetting a receivable due from the Legacy Group and the remaining balance was paid by cash. The special dividend distribution was made due to the investment income from the sale of Nutmeg in September 2021.

On January 25, 2022, the TAG Business purchased an office building from the Legacy Group at a consideration of approximately US$8.0 million. The purchase price was offset by the deduction of a previously paid earnest deposit of US$7.2 million and partially settled by cash. This transaction will be recorded based on the historical cost to the Legacy Group.

On March 18, 2022, the TAG Business entered into a sale and purchase agreement with the Legacy Group to acquire 4,158,963 shares of CurrencyFair for a cash consideration of US$7.8 million. The transaction closed in April 2022, resulting in the TAG Business owning a 7.94% equity interest of CurrencyFair.

The ability of the TAG Business to continue as a going concern is dependent on the management’s ability to successfully implement its plans. The management of the TAG Business believes that the TAG Business will be able to continue to grow its revenue base and control expenditures. In parallel, the management of the TAG Business continually monitors the TAG Business’s capital structure and operating plans and evaluates various potential funding alternatives that may be needed in order to finance its business development activities, general and administrative expenses and growth strategy. These alternatives include raising funds through public equity or debt markets. Although there is no assurance that, if needed, the TAG Business will be successful with its fundraising initiatives, the management of the TAG Business believes that the Business Combination transaction will significantly increase its ability to access capital going forward.

Material Cash Requirements

The TAG Business has suffered from net loss during the fiscal quarter ended March 31, 2022. However, the TAG Business achieved profitability during the year ended December 31, 2021, and the management of the TAG Business expects to continue to report the profitable operating results for the foreseeable future, after Hong Kong’s recovery from the most recent Omicron COVID-19 outbreak in March and April 2022. Management expects net cash expended in 2022 to be slightly higher than 2021. As of March 31, 2022, the TAG Business had the retained earnings of US$4.68 million. The TAG Business’s material cash requirements are highly dependent upon the additional financial support from its business operations in the next 12 – 18 months.

The TAG Business had the following contractual obligations and commercial commitments as of March 31, 2022:

Contractual Obligations	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
	US$’million	US$’million	US$’million	US$’million	US$’million
Escrow liabilities	$36.21	$36.21	$—	$—	$—
Income tax payable	23.09	23.09	—	—	—
Total obligations	$58.33	$58.33	$—	$—	$—

Capital commitments

As of March 31, 2022, the management of the TAG Business is committed to purchase the additional 4,158,963 shares of CurrencyFair at a consideration of US$7.8 million from the Legacy Group. The TAG Business paid an earnest money of US$7.8 million as an upfront deposit. The transaction was closed in April 2022, and the TAG Business now owns a 7.94% equity interest of CurrencyFair.

Off-Balance Sheet Arrangements

The TAG Business is not party to any off-balance sheet transactions. It has no guarantees or obligations other than those which arise out of normal business operations.

The TAG Business has not engaged in any off-balance sheet financial arrangements that have or are reasonably likely to have a material current or future effect on its financial condition, changes in financial condition, net revenue or expenses, results of operations, liquidity, capital expenditures, or capital resources.

The TAG Business does not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, or VIEs, which would have been established for the purpose of facilitating off-balance sheet arrangements. The TAG Business has not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Quantitative and Qualitative Disclosures about Market Risk

The TAG Business is exposed to market risks in the ordinary course of its business. Market risk represents the risk of loss that may impact its financial position due to adverse changes in financial market prices and rates. Its market risk exposure is primarily associated with interest rate, credit, liquidity, foreign currency, and economic and political risk in all its major operations.

Interest Rate Risk

The TAG Business and its subsidiaries have insignificant interest-bearing assets, and its income and operating cash flows are substantially independent of changes in market interest rates. To the extent that it exists, the TAG Business’s interest-rate risk arises from bank borrowings and related party loans. The TAG Business manages interest rate risk by shifting the issuance and maturity dates of its variable rate debt, limiting the amount of variable rate debt, and continually monitoring the impact of changes in market interest rates. As of December 31, 2021 and 2020, the borrowings were at fixed interest rates.

Credit Risk

Financial instruments that potentially subject the TAG Business to credit risk consist of cash equivalents, restricted cash, accounts and loans receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$500,000 (approximately US$64,102) if the bank with which an individual/a company holds its eligible deposit fails. As of March 31, 2022, a cash balance of US$16.7 million and funds held in escrow of US$36.2 million were maintained at financial institutions in Hong Kong, of which approximately US$52.0 million was subject to credit risk. While the TAG Business management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts and loans receivable, the TAG Business determines, on a continuing basis, the probable losses and sets up an allowance for doubtful accounts and loan losses based on the estimated realizable value. Credit of money lending business is controlled by the application of credit approvals, limits, and monitoring procedures.

The TAG Business uses internally-assigned risk grades to estimate the capability of borrowers to repay the contractual obligations of their loan agreements as scheduled or at all. The TAG Business’s internal risk grade system is based on experiences with similarly graded loans and the assessment of borrower credit quality, such as, credit risk scores, collateral, and collection history. Individual credit scores are assessed by credit bureaus, such as TransUnion. Internal risk grade ratings reflect the credit quality of the borrower, as well as the value of collateral held as security. To minimize credit risk, the TAG Business requires collateral arrangements to all mortgage loans and has policies and procedures for validating the reasonableness of the collateral valuations on a regular basis. Management of the TAG Business believes that these policies effectively manage the credit risk from advances.

The TAG Business conducts its business with creditworthy third parties. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant. The credit risk of the TAG Business’s financial assets, which comprise loans receivable, accounts receivable, deposits and other receivables, investments, and cash and cash equivalents, arises from default of the counterparty, with a maximum exposure equal to the carrying amounts of these instruments.

As of the date of this prospectus, the TAG Business has certain concentrations of credit risk of accounts receivable and loans receivable. Management, however, has minimized this risk exposure by performing credit analysis and overseeing and monitoring of the performance regularly.

Liquidity Risk

Liquidity risk is the risk that the TAG Business will not be able to meet its financial obligations as they become due. The policy of TAG Business is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the TAG Business’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, then the liquidity risk increases.

Foreign Currency Risk

The TAG Business is exposed to market risks from changes in currency exchange rates. These exposures may impact future earnings and/or operating cash flows. OPH mainly operates in Hong Kong, while Fintech has mainly invested in Europe. As a result, most of the monetary assets, liabilities, and transactions of the TAG Business are principally denominated in Hong Kong dollars, United States dollars, and UK pounds sterling.

A majority of the commission revenue and expenditure incurred by the various business segments of OPH were denominated in Hong Kong dollars, the business’s functional currency. As a result, management of OPH does not anticipate significant transactional currency exposure. The TAG Business and its subsidiaries have not used any derivatives to hedge their exposure to foreign currency risk.

Economic and Political Risk

The TAG Business’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence its growth prospects, financial condition, and results of operations. See “Risk Factors — Risk Factors Relating to the TAG Business’s Hong Kong Operations and Proximity to the PRC — The TAG Business is subject to many of the economic and political risks associated with emerging markets due to its operations in Hong Kong and China. Adverse changes in Hong Kong’s or China’s economic, political, and social conditions as well as government policies could adversely affect the TAG Business’s business and prospects.”

Summary of Significant Accounting Policies

The discussion and analysis of the financial condition and results of operations of the TAG Business are based upon its financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ materially.

Use of Estimates and Assumptions

The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the combined financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the TAG Business’s combined financial statements include the useful lives of property and equipment, impairment of long-lived assets, allowance for doubtful accounts, impairment of short-term and long-term investments, deferred taxes and uncertain tax position, and allocation of expenses from the Legacy Group.

The inputs into the management’s judgments and estimates consider the economic implications of COVID-19 on the TAG Business’s critical and significant accounting estimates. Actual results could differ from these estimates.

Foreign Currency Translation and Transactions

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the TAG Business is United States Dollar (“US$”) and the accompanying combined financial statements have been expressed in US$. In addition, the TAG Business and its subsidiaries are operating in Hong Kong and maintain their books and record in their local currency, Hong Kong dollars (“HK$”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholders’ equity.

Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments. The TAG Business maintains most of its bank accounts in Hong Kong.

Restricted Cash — Fund Held in Escrow

Fund held in escrow represent restricted cash and cash equivalents maintained in certain bank accounts that are held for the exclusive interest of the TAG Business’s customers. The TAG Business currently acts as a custodian to manage the assets and investment portfolio on behalf of its customers under the terms of certain contractual agreements, which the TAG Business does not have the right to use for any purposes, other than managing the portfolio.

The TAG Business also restricts the use of the assets underlying the funds held in escrow to meet with regulatory requirements and classifies the assets as current based on their purpose and availability to fulfill its direct obligation under escrow liability. Upon receiving escrow funds, the TAG Business records a corresponding escrow liability.

Accounts Receivable, net

Accounts receivable include trade accounts due from customers in insurance brokerage and asset management businesses.

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms. The normal settlement terms of accounts receivable from insurance companies in the provision of brokerage agency services are within 45 days upon the execution of the insurance policies. Credit terms with the products providers of investment, unit and mutual funds and asset portfolio are mainly 90 days or a credit period mutually agreed between the contracting parties. The TAG Business seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management of the TAG Business reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable.

The TAG Business does not hold any collateral or other credit enhancements overs its accounts receivable balances

Loans Receivable, net

Loans receivable are carried at unpaid principal balances, less the allowance for loan losses and charge-offs. The loans receivable portfolio consists of real estate mortgage loans and personal loans.

Loans are placed on nonaccrual status when they are past due 180 days or more as to contractual obligations or when other circumstances indicate that collection is not probable. When a loan is placed on nonaccrual status, any interest accrued but not received is reversed against interest income. Payments received on a nonaccrual loan are either applied to protective advances, the outstanding principal balance or recorded as interest income, depending on an assessment of the ability to collect the loan. A nonaccrual loan may be restored to accrual status when principal and interest payments have been brought current and the loan has performed in accordance with its contractual terms for a reasonable period (generally six months).

If the TAG Business determines that a loan is impaired, the TAG Business next determines the amount of the impairment. The amount of impairment on collateral dependent loans is charged off within the given fiscal quarter. Generally, the amount of the loan and negative escrow in excess of the appraised value less estimated selling costs, for the fair value of collateral valuation method, is charged off. For all other loans, impairment is measured as described below in Allowance for Loan Losses.

Allowance for Loan Losses (“ALL”)

The adequacy of the TAG Business’s ALL is determined, in accordance with ASC Topics 450-20 “Loss Contingencies” includes management’s review of the TAG Business’s loan portfolio, including the identification and review of individual problem situations that may affect a borrower’s ability to repay. In addition, management reviews the overall portfolio quality through an analysis of delinquency and non-performing loan data, estimates of the value of underlying collateral, current charge-offs and other factors that may affect the portfolio, including a review of regulatory examinations, an assessment of current and expected economic conditions and changes in the size and composition of the loan portfolio.

The ALL reflects management’s evaluation of the loans presenting identified loss potential, as well as the risk inherent in various components of the portfolio. There is significant judgment applied in estimating the ALL. These assumptions and estimates are susceptible to significant changes based on the current environment. Further, any change in the size of the loan portfolio or any of its components could necessitate an increase in the ALL even though there may not be a decline in credit quality or an increase in potential problem loans.

Short-Term and Long-Term Investments, net

The TAG Business invests in equity method investments, debt securities, and equity securities that do not have readily determinable fair values.

Investments in an entity in which the ownership is greater than 20% but less than 50%, or where other facts and circumstances indicate that the TAG Business has the ability to exercise significant influence over the operating and financing policies of an entity, are accounted for using the equity method in accordance with ASC Topic 323: Investments — Equity Method and Joint Ventures. Equity method investments are recorded initially at cost and adjusted subsequently to recognize the share of the earnings, losses or other changes in capital of the investee entity after the date of acquisition. The TAG Business periodically reviews the investments for other than temporary declines in fair value below cost and more frequently when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.

Debt securities are classified as held-to-maturity and carried at cost, adjusted for the amortization of premiums and the accretion of discounts using the level-yield method over the remaining period until maturity. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities.

The TAG Business’s long-term equity investments mainly consist of investments in privately-held companies that do not have a readily determinable fair value. They are accounted for, at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for the identical or similar investment of the same issuer.

At each reporting period, the TAG Business makes a qualitative assessment considering impairment indicators to evaluate whether the investment is impaired.

Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Type	Expected useful life
Land and building	Shorter of 50 years or lease term
Office improvement	3 years
Furniture, fixtures and equipment	5 years
Computer equipment	3 years
Motor vehicle	3 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property and equipment owned and held by the TAG Business are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

Revenue Recognition

The TAG Business receives certain portion of its non-interest income from contracts with customers, which is accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC Topic 606”).

ASC Topic 606-10 provided the following overview of how revenue is recognized from the TAG Business’s contracts with customers: The TAG Business recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the TAG Business expects to be entitled in exchange for those goods or services.

Step 1:    Identify the contract(s) with a customer.

Step 2:    Identify the performance obligations in the contract.

Step 3:    Determine the transaction price — The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4:    Allocate the transaction price to the performance obligations in the contract — Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5:    Recognize revenue when (or as) the entity satisfies a performance obligation — An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

Certain portion of the TAG Business’s income is derived from contracts with customers, and as such, the revenue recognized depicts the transfer of promised goods or services to its customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The TAG Business considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The TAG Business’s revenue recognition policies are in compliance with ASC Topic 606, as follows:

One-time commissions

The TAG Business earns one-time commissions from the sale of investment products to customers. The TAG Business enters into one-time commission agreements with customers which specify the key terms and conditions of the arrangement. One-time commissions are separately negotiated for each transaction and generally do not include rights of return, credits or discounts, rebates, price protection, or other similar privileges, and typically paid on or shortly after the transaction is completed. Upon the purchase of an investment product, the TAG Business earns a one-time commission from customers, calculated as a fixed percentage of the investment products acquired by its customers. The TAG Business defines the “purchase of an investment product” for its revenue recognition purpose as the time when the customers referred by the TAG Business has entered into a subscription contract with the relevant product provider and, if required, the customer has transferred a deposit to an escrow account designated by the TAG Business to complete the purchase of the investment products. After the contract is established, there are no significant judgments made when determining the one-time commission price. Therefore, one-time commissions are recorded at point in time when the investment product is purchased.

The TAG Business also facilitates the arrangement between insurance providers and individuals or businesses by providing insurance placement services to the insureds and is compensated in the form of one-time commissions from the respective insurance providers. The TAG Business primarily facilitates the placement of life, general, and MPF insurance products. The TAG Business determines that insurance providers are the customers.

The TAG Business primarily earns commission income arising from the facilitation of the placement of an effective insurance policy, which is recognized at a point in time when the performance obligation has been satisfied upon execution of the insurance policy as the TAG Business has no future or ongoing obligation with respect to such policies. The commission fee rate, which is paid by the insurance providers, based on the terms specified in the service contract which are agreed between the TAG Business and insurance providers for each insurance product being facilitated through the TAG Business. The commission earned is equal to a percentage of the premium paid to the insurance provider. Commission from renewed policies is variable consideration and is recognized in subsequent periods when the uncertainty around variable consideration is subsequently resolved (e.g., when customer renews the policy).

In accordance with ASC Topic 606, Revenue Recognition: Principal Agent Considerations, the TAG Business evaluates the terms in the agreements with its channels and independent contractors to determine whether or not the TAG Business acts as the principal or as an agent in the arrangement with each party respectively. The determination of whether to record the revenue in a gross or net basis depends upon whether the TAG Business has control over the services prior to transferring it. Control is demonstrated by the TAG Business which is primarily responsible for fulfilling the provision of placement services through the TAG Business’s licensed insurance brokers to provide agency services. The commissions from insurance providers are recorded on a gross basis and commission paid to independent contractors or channel costs are recorded as commission expense in the statements of operations.

The TAG Business also offers the sale solicitation of real estate property to the final customers and is compensated in the form of commissions from the corresponding property developers pursuant to the service contracts. Commission income is recognized at a point of time upon the sale contracts of real estate property is signed and executed.

Recurring service fees

The TAG Business provides asset management services to investment funds or investment product providers in exchange for recurring service fees. Recurring service fees are determined based on the types of investment products the TAG Business distributes and are calculated as a fixed percentage of the fair value of the total investment of the investment products, calculated daily. These customer contracts require the TAG Business to provide investment management services, which represents a performance obligation that the TAG Business satisfies over time. After the contract is established, there are no significant judgments made when determining the transaction price. As the TAG Business provides these services throughout the contract term, for the method of calculating recurring service fees, revenue is calculated on a daily basis over the contract term, quarterly billed and recognized. Recurring service fee agreements do not include rights of return, credits or discounts, rebates, price protection, performance component or other similar privileges and the circumstances under which the fixed percentage fees, before determined, could be not subject to clawback. Payment of recurring service fees are normally on a regular basis (typically monthly or quarterly).

Interest income

Interest income meets the scope exception under ASC Topic 606. The TAG Business offers money lending services from loan origination in form of mortgage and personal loans. In compliance with ASC Topic 825, interest income is recognized monthly in accordance with their contractual terms and recorded as interest income in the combined statement of operations. The TAG Business does not charge prepayment penalties from its customers. Interest income on mortgage and personal loans is recognized as it accrued using the effective interest method. Accrual of interest income on mortgage loans is suspended at the earlier of the time at which collection of an account becomes doubtful or the account becomes 180 days delinquent.

Commission Expense

Selling and marketing expenses primarily consists of commission charges to the agents. The TAG Business recognizes cost of revenue as expenses are incurred and included in selling expenses.

Advertising Costs

The TAG Business expenses advertising costs as incurred.

Cost Allocation

Cost allocation includes allocation of certain general and administrative and selling and marketing expenses paid by the Legacy Group. General and administrative expenses consist primarily of payroll and related expenses of senior management and the TAG Business’s employees, shared management expenses, including accounting, consulting, legal support services, and other expenses to provide operating support to the related businesses. Allocated selling and marketing expense was mainly marketing expenses. These allocations are made using a proportional cost allocation method by considering the proportion of revenues, headcount as well as estimates of time spent on the provision of services attributable to the TAG Business and the related expenses resulting from the acquisitions of its subsidiaries.

Government Subsidies

A government subsidy is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When the TAG Business receives government subsidies but the conditions attached to the grants have not been fulfilled, such government subsidies are deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is depended on the management’s expectation of when the conditions attached to the grant can be fulfilled.

Comprehensive Income (Loss)

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statement of shareholder’s equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC Topic 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC Topic 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

Leases

Effective from January 1, 2019, the TAG Business adopted the guidance of ASC Topic 842, Leases, which requires an entity to recognize a right-of-use asset and a lease liability for virtually all leases. On February 25, 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2016-02, Leases (ASC Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC Topic 842 requires that lessees recognize right of use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. It requires for leases longer than one year, a lessee to recognize in the statement of financial condition a right-of-use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. ASC Topic 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC Topic 842 supersedes nearly all existing lease accounting guidance under GAAP issued by the FASB including ASC Topic 840, Leases.

The accounting update also requires that for finance leases, a lessee recognize interest expense on the lease liability, separately from the amortization of the right-of-use asset in the statements of earnings, while for operating leases, such amounts should be recognized as a combined expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements.

The TAG Business does not have operating and financing leases as of March 31, 2022. The adoption of ASC Topic 842 did not materially impact the results of operations, cash flows, or presentation thereof.

Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service are provided. The TAG Business is required to make contribution to their employees under a government-mandated multi-employer defined contribution pension scheme for its eligible full-times employees in Hong Kong. The TAG Business is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level.

Segment Reporting

ASC Topic 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the TAG Business’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the TAG Business’s business segments.

The TAG Business uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the TAG Business’s chief operating decision maker (CODM) for making decisions, allocating resources and assessing performance. The TAG Business’s CODM has been identified as the CEO, who reviews consolidated results when making decisions about allocating resources and assessing performance of the TAG Business. Based on management’s assessment, the TAG Business determined that it has the following operating segments:

Entities:	Segments	Business Activities
OPH	Insurance Brokerage Business	• Facilitating the placement of insurance products to the insured, through the licensed insurance brokers or agents, in exchange for the commission from the insurance providers
	Asset Management Business	• Providing the portfolio management services to the customers to earn the asset management service fee
• Facilitating the placement of investment products for the fund and/or product provider, in exchange for the fund management services
	Money Lending Business	• Providing the lending services whereby the TAG Business makes secured and/or unsecured loans to creditworthy customers
	Real Estate Agency Business	• Solicitation of real estate sales for the developers, in exchange for one-time commissions
Fintech	Fintech Business

•   Managing an ensemble of fintech investments and operating a health and wealth management platform with a broad spectrum of services and value-added information in health, insurance, investments and social sharing since its launch in November 2020.

All of the TAG Business’s revenues were generated in Hong Kong.

Based on management’s assessment, the TAG Business determined that it has five operating segments and therefore five reportable segments as defined by ASC Topic 280, which are (i) the Insurance Brokerage Business, (ii) the Asset Management Business, (iii) the Money Lending Business, (iv) Real Estate Agency Business and (v) Fintech Business. All of the TAG Business’s net revenues were generated in Hong Kong.

Related Parties

The TAG Business follows the ASC Topic 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: (a) affiliates of the TAG Business; (b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825-10-15, to be accounted for by the equity method by the investing entity; (c) trusts for the benefit of employees, such as pension and income-sharing trusts that are managed by or under the trusteeship of management; (d) principal owners of the TAG Business; (e) management of the TAG Business; (f) other parties with which the TAG Business may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and (g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: (a) the nature of the relationship(s) involved; (b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; (c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and (d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Commitments and Contingencies

The TAG Business follows the ASC Topic 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the TAG Business but which will only be resolved when one or more future events occur or fail to occur. The TAG Business assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the TAG Business or un-asserted claims that may result in such proceedings, the TAG Business evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the TAG Business’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. The management of the TAG Business does not believe, based upon information available at this time that these matters will have a material adverse effect on the TAG Business’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the TAG Business’s business, financial position, and results of operations or cash flows.

Fair Value Measurement

The TAG Business follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosures (“ASC Topic 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC Topic 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

•        Level 1:    Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

•        Level 2:    Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

•        Level 3:    Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the financial instruments of the TAG Business: cash and cash equivalents, restricted cash, accounts receivable, loans receivable, amount due to a related party, accounts payable, escrow liabilities, income tax payable, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of note payable approximate the carrying amount. The TAG Business accounts for loans receivable at cost, subject to impairment testing. The TAG Business obtains a third-party valuation based upon loan level data including note rate, type and term of the underlying loans.

The TAG Business’s non-marketable equity securities are investments in privately held companies, which are without readily determinable market values and are classified as Level 3, due to the absence of quoted market prices, the inherent lack of liquidity and the fact that inputs used to measure fair value are unobservable and require management’s judgment.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Recently Issued Accounting Pronouncements

In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-13, Financial Instruments — Credit Losses (Topic 326). The new standard amends guidance on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities. In February 2020, the FASB issued ASU 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) — Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842), which amends the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13 and its amendments will be effective for the TAG Business for interim and annual periods in fiscal years beginning after December 15, 2022. The management of the TAG Business believes the adoption will modify the way the TAG Business analyzes financial instruments, but it does not anticipate a material impact on results of operations. The TAG Business is in the process of determining the effects the adoption will have on its combined financial statements.

In October 2020, the FASB issued ASU 2020-08, Codification Improvements to Subtopic 310-20, Receivables — Nonrefundable Fees and Other Costs, which clarifies that, for each reporting period, an entity should reevaluate whether a callable debt security is within the scope of ASC 310-20-35-33. For public business entities, ASU 2020-08 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. Early application is not permitted. For all other entities, ASU 2020-08 is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. This Update is not expected to have a significant impact on the TAG Business’s combined financial statements.

In October 2020, the FASB issued ASU 2020-10, Codification Improvements, which makes minor technical corrections and clarifications to the ASC. The amendments in Sections B and C of the ASU are effective for annual periods beginning after December 15, 2020, for public business entities. For all other entities, the amendments are effective for annual periods beginning after December 15, 2021, and interim periods within annual periods beginning after December 15, 2022. This Update is not expected to have a significant impact on the TAG Business’s combined financial statements.

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt — Modifications and Extinguishments (Subtopic 470-50), Compensation — Stock Compensation (Topic 718), and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40), which requires an entity to treat a modification of an equity-classified warrant that does not cause the warrant to become liability-classified as an exchange of the original warrant for a new warrant. This guidance applies whether the modification is structured as an amendment to the terms and conditions of the warrant or as termination of the original warrant and issuance of a new warrant. An entity should measure the effect of a modification as the difference between the fair value of the modified warrant and the fair value of that warrant immediately before modification. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the amendments prospectively to modifications or exchanges occurring on or after the effective date of the amendments. Early adoption is permitted for all entities, including adoption in an interim period. If an entity elects to early adopt the amendments in this Update in an interim period, the guidance should be applied as of the beginning of the fiscal year that includes that interim period. This Update is not expected to have a significant impact on the TAG Business’s combined financial statements.

In August 2021, the FASB issued ASU 2021-06, Presentation of Financial Statements (Topic 205), Financial Services — Depository and Lending (Topic 942), and Financial Services — Investment Companies (Topic 946): Amendments to SEC Paragraphs Pursuant to SEC Final Rule Releases No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses, and No. 33-10835, Update of Statistical Disclosures for Bank and Savings and Loan Registrants (SEC Update), to amend SEC paragraphs in the Accounting Standards Codification to reflect the issuance of SEC Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses, and No. 33-10835, Update of Statistical Disclosures for Bank and Savings and Loan Registrants. This ASU was effective upon issuance and did not have a significant impact on the TAG Business’s combined financial statements.

management

Information about Executive Officers and Directors Following the Closing of the Business Combination

The following persons are anticipated to be the directors and executive officers of the Post-Combination Company, following the Business Combination:

Name	Age	Title
Mr. Lee Jin Yi	63	Chairman and Executive Director
Mr. Ng Wing Fai	53	Deputy Chairman and Executive Director
Mr. Brian Chan	54	Independent Director
Mr. Thomas Ng	66	Independent Director
Mr. Felix Yun Pun Wong	55	Independent Director

Non-Independent Directors

Mr. Lee Jin Yi    Mr. Lee serves as the Chairman of the Post-Combination Company and as an executive director of the Post-Combination Company’s board. Mr. Lee currently serves as the Group Chairman for the Legacy Group, having joined the group as an executive director in November 2020. He has extensive experience in the banking industry and held various senior management positions with major financial institutions over the past 20 years. Mr. Lee was the deputy chairman of Lansen Pharmaceutical Holdings Limited, the chief executive officer of Cathay International Holdings Limited, a company listed on the London Stock Exchange, and a director of Xiamen City Commercial Bank. Mr. Lee was also the managing director and chief executive officer of Fubon Bank (Hong Kong) Limited for five and a half years and a director of Fubon Financial Holding Company Limited.

TAG believes that Mr. Lee is qualified to serve on the Post-Combination Company’s board of directors due to his extensive business leadership, investment, and financial experience, as well as extensive knowledge of the TAG Business in his role as the Group Chairman of the Legacy Group.

Mr. Ng Wing Fai    Mr. Ng serves as the Deputy Chairman and Executive Director of the Post-Combination Company and as an executive director of the Post-Combination Company’s board. Mr. Ng currently serves as the Group President for the Legacy Group and is a director of both OPH and Fintech. Mr. Ng has worked for the Legacy Group for over 6 years, joining the group in 2015. Prior to joining, Mr. Ng was the Managing Partner and Founding Partner of Primus Pacific Partners, an Asian private equity fund with a focus on financial services. He was also previously the Managing Director of Fubon Financial Holding, the largest financial conglomerate in Taiwan, where he oversaw its overall strategy, capital markets, merger and acquisition activities and major change programs. He has previously served as the Managing Director and Head of the Asia-Pacific Financial Institutions Group at Salomon Smith Barney. Mr. Ng graduated from the University of Cambridge and obtained a master’s degree in business administration from Harvard University in 1994.

TAG believes that Mr. Ng is qualified to serve on the Post-Combination Company’s board of directors due to his extensive business leadership, investment, and financial experience, as well as extensive knowledge of the TAG Business in his role as the Group President of the Legacy Group and as a director of each of OPH and Fintech.

Independent Directors

The Nasdaq listing rules require that a majority of our board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Following the Business Combination, we expect to have three “independent directors” as defined in the Nasdaq listing rules and applicable SEC rules. Our board of directors has determined that each of the following individuals, who serve as our current independent directors, would be independent directors under applicable SEC and Nasdaq rules.

Brian Chan.    Mr. Chan serves as a member of the Post-Combination Company’s board of directors as an independent director, having been designated by TAG in accordance with the terms of the Business Combination Agreement. Brian Chan has been a director of AGBA since February 2019. Mr. Chan has over 23 years of experience handling litigations for civil claims, intellectual property rights protection and enforcement. Since September 2007 to present,

Mr. Chan has been a Senior Partner at Chan, Tang & Kwok Solicitors, a member of the International Trademark Attorneys Association. From September 1995 to August 2007 he was an Associate at Baker & McKenzie, Associate at Stephenson Harwood & Lo, Partner at Stevenson, Wong & Co., Solicitors and Consultant at Benny Kong & Peter Tang. Additionally, Mr. Chan has acted as a Counsel to various Hong Kong and cross-border mergers and acquisitions and commercial matters since August 1999. Mr. Chan is also a frequent speaker on legal issues for intellectual property rights for the Hong Kong Productivity council. Mr. Chan graduated with a Bachelor of Laws Degree and passed the Solicitors’ Finals of the Law Society of England and Wales in 1993.

AGBA and TAG believe that Mr. Chan is qualified to serve on the Post-Combination Company’s board of directors due to his extensive business, investment, and financial experience.

Thomas Ng.    Mr. Ng serves as a member of the Post-Combination Company’s board of directors as an independent director, having been designated by TAG in accordance with the terms of the Business Combination Agreement. Thomas Ng has been our director since February 2019. Thomas Ng has 30 years of broad experience engaging in the fields of Education, Media, Retailing Marketing and Finance. He is a pioneer of IT in education and he was the author of “Digital English Lab,” one of the first series of digital books in Hong Kong. Since September 2018, he has been the Chief Executive Officer of e-chat, an IPFS block chain social media focused company. From March 2017 to April 2018, Mr. Ng was the Chief Financial Officer of Duofu Holdings Group Co. Limited. In February 2016, Mr. Ng founded Shang Finance Limited and was the Chief Executive Officer until February 2017. From March 2015 to November 2015, Mr. Ng was the Chief Financial Officer of World Unionpay Group Shares Limited. In August 2003, Mr. Ng established Fuji (Hong Kong) Co. Ltd. and was the Chief Executive Officer until December 2014. Mr. Ng obtained a Certificate of Education majoring in English from the University of Hong Kong in 2000.

AGBA and TAG believe that Mr. Ng is qualified to serve on the Post-Combination Company’s board of directors due to his extensive business, investment, and financial experience.

Felix Yun Pun Wong.    Mr. Wong serves as a member of the Post-Combination Company’s board of directors as an independent director, having been designated by TAG in accordance with the terms of the Business Combination Agreement.

Mr. Wong currently acts as the Chief Financial Officer of Inception Growth Acquisition Limited, a publicly listed special purpose acquisition corporation (NASDAQ: IGTA). He has acted in this capacity since April 9, 2021. He has years of executive experience with multiple leadership positions and a track record in helping private companies enter the public market. He has been the principal of Ascent Partners Advisory Service Limited, a finance advisory firm, since March 2020. From November 2017 to December 2020, Mr. Wong held the position of Chief Financial Officer at Tottenham Acquisition I Limited, a publicly listed special purpose acquisition corporation, which merged with Clene Nanomedicine Inc. (NASDAQ: CLNN) in December 2020. From August 2015 to September 2017, he served as Chief Financial Officer at Raytron Technologies Limited, a leading Chinese national high-tech enterprise. His main responsibilities in these rules have included overseeing the financial functions of the firms, assisting in establishing corporate ventures for investment, and working on deal origination of new businesses in the corporate groups. Prior to these efforts, he was Chief Financial Officer and Executive Director of Tsing Capital from January 2012 to July 2015, where he managed four funds with a total investment amount of US$600 million and focused on environmental and clean technology investments. Mr. Wong also served as senior director and chief financial officer of Spring Capital, a US$250 million fund, from October 2008 until June 2011. Additionally, Mr. Wong was the chief financial officer of Natixis Private Equity Asia from November 2006 till October 2008 and an associate director of JAFCO Asia from March 2002 to October 2006. Mr. Wong was a finance manager for Icon Medialab from July 2000 to December 2001, a senior finance manager of Nielsen from August 1998 to July 2000, Planning-Free Shopper from April 1992 to August 1998, and an auditor at PricewaterhouseCoopers from August 1989 until March 2000. Mr. Wong earned his Masters of Business degree in 2003 from Curtin University in Australia and a Professional Diploma in Company Secretaryship and Administration from the Hong Kong Polytechnic University in 1989.

AGBA and TAG believe that Mr. Wong is qualified to serve on the Post-Combination Company’s board of directors based on his extensive experience in venture capital and with public companies.

Board Committees of the Post-Combination Company

Audit Committee

The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act. The principal functions of the Audit Committee of the Post-Combination Company is expected to include, among other things:

•        appointing, compensating, retaining, replacing, and overseeing the work of the independent registered public accounting firm engaged by the Post-Combination Company;

•        pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by the Post-Combination Company, and establishing pre-approval policies and procedures;

•        reviewing and discussing with the independent auditors regarding all relationships the auditors have with the Post-Combination Company in order to evaluate their continued independence;

•        setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues, and (iii) all relationships between the independent registered public accounting firm and the Post-Combination Company to assess the independent registered public accounting firm’s independence;

•        reviewing and approving any related party transaction required to be disclosed pursuant to SEC regulations prior to the Post-Combination Company entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and the Post-Combination Company’s legal advisors, as appropriate, of any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the financial statements or accounting policies of the Post-Combination Company and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC, or other regulatory authorities.

The Post-Combination Company’s Audit Committee consists of Brian Chan, and Thomas Ng, and Felix Wong, each of whom qualifies as independent directors according to the rules and regulations of the SEC and Nasdaq with respect to Audit Committee membership. In addition, all of the Audit Committee members will meet the requirements for financial literacy under applicable SEC and Nasdaq rules. The Post-Combination Company’s board of directors has adopted a new written charter for the Audit Committee, which is available on the Post-Combination Company’s website. The reference to the Post-Combination Company’s website address in this prospectus does not include or incorporate by reference the information on the Post-Combination Company’s website into this prospectus.

Remuneration Committee

The principal functions of the Remuneration Committee of the Post-Combination Company include, among other things:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to the compensation of our executive officers, evaluating their performance in light of such goals and objectives and determining, and approving the remuneration of our executive officers based on such evaluation;

•        reviewing, evaluating, and recommending changes, if appropriate, to the remuneration of our non-employee directors;

•        administering the Post-Combination Company’s equity compensation plans and agreements with the Post-Combination Company executive officers and directors;

•        reviewing and approving policies and procedures relating to perquisites and expense accounts of the executive officers of the Post-Combination Company;

•        assisting management in complying with prospectus and annual report disclosure requirements;

•        if required, producing a report on executive compensation to be included in the Post-Combination Company’s annual prospectus; and

•        reviewing and approving the Post-Combination Company’s overall compensation philosophy.

The Post-Combination Company’s Remuneration Committee consists of Brian Chan, Thomas Ng, and Felix Wong. The Post-Combination Company’s board of directors has adopted a new written charter for the Remuneration Committee, which is available on the Post-Combination Company’s website. The reference to the Post-Combination Company’s website address in this prospectus does not include or incorporate by reference the information on the Post-Combination Company’s website into this prospectus.

Nomination Committee

The principal functions of the Nomination Committee of the Post-Combination Company include, among other things:

•        considering qualified candidates for positions on the board of directors of the Post-Combination Company;

•        creating and maintaining an evaluation process to ensure that all directors to be nominated to the board of directors during the annual shareholders’ meeting are appropriately qualified in accordance with the company’s organizational documents and applicable law and regulations;

•        making recommendations to the board of directors regarding candidates to fill vacancies on the board;

•        making recommendations to the board, regarding the size and composition of the board; and

•        reviewing the membership of the various committees of the board of directors and making recommendations for future appointments.

The Post-Combination Company’s Nomination Committee consists of Brian Chan, Thomas Ng, and Felix Wong. The Post-Combination Company’s board of directors has adopted a new written charter for the Nomination Committee, which is available on the Post-Combination Company’s website. The reference to the Post-Combination Company’s website address in this prospectus does not include or incorporate by reference the information on the Post-Combination Company’s website into this prospectus.

Limitations on Liability and Indemnification of Directors and Officers

The Fifth Amended and Restated Memorandum and Articles of Association, which became effective upon Closing, limits the Post-Combination Company’s directors’ liability in accordance with BVI law. A copy of the Fifth Amended and Restated Memorandum and Articles of Association is filed as an exhibit to the registration statement of which this prospectus is a part.

Subject to BVI law, the Fifth Amended and Restated Memorandum and Articles of Association provide that the Post-Combination Company will, in certain situations, indemnify every director, secretary, or other officer of the Post-Combination Company (but not including the company’s auditors) and the personal representatives of the same against all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such indemnified person, including legal fees, other than by reason of such person’s own dishonesty or fraud, as determined by a court of competent jurisdiction, in or about the conduct of the company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such person in defending (whether successfully or otherwise) any proceedings concerning the company or its affairs in any court whether in the British Virgin Islands or elsewhere.

The Post-Combination Company plans to maintain a directors’ and officers’ insurance policy pursuant to which the Post-Combination Company’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these provisions in the Fifth Amended and Restated Memorandum and Articles of Association, which will be effective upon the consummation of the Business Combination, and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Code of Ethics

Following Closing, the Post-Combination Company’s board of directors has adopted a Code of Ethics applicable to its directors, executive officers, and team members that complies with the rules and regulations of Nasdaq and the SEC. The Code of Ethics is available on the Post-Combination Company’s website. In addition, the Post-Combination Company intends to post on the Corporate Governance section of the Post-Combination Company’s website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the Code of Ethics. The reference to the Post-Combination Company’s website address in this prospectus does not include or incorporate by reference the information on the Post-Combination Company’s website into this prospectus.

Executive compensation

Compensation of Directors and Executive Officers of the TAG Business

The following discussion and analysis of compensation arrangements of the named executive officers of the TAG Business for the fiscal years ended December 31, 2021, 2020, and 2019 (i.e., pre-Business Combination) should be read together with the compensation tables and related disclosures provided below and in conjunction with the financial statements of the TAG Business and related notes appearing elsewhere in this registration statement. Compensation information included in the following discussion is presented in actual dollar amounts.

Introduction

As an “emerging growth company,” within the meaning of the Securities Act (as amended by the JOBS Act) and a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K, for purposes of the SEC’s executive compensation disclosure rules, the TAG Business has opted to comply with the executive compensation disclosure rules applicable to “emerging growth companies” and “smaller reporting companies.” This section discusses the material components of the executive compensation program for the Group President and the two other most highly compensated executive officers who the TAG Business refers to as its Named Executive Officers. As of the year ended December 31, 2021, the TAG Business’s Named Executive Officers were Mr. Ng Wing Fai, its Group President, Ms. Wong Suet Fai Almond, its Group Chief Operating Officer (prior to June 1, 2021, the Group Chief People & Culture Officer), and Mr. Lee Jin Yi, its Group Chairman.

The TAG Business’s compensation policies and philosophies are designed to align compensation with business objectives and the creation of shareholder value, while also enabling the TAG Business to attract, motivate, and retain individuals who contribute to its long-term success. The TAG Business’s management believes its executive compensation program must be competitive in order to attract and retain executive officers. The TAG Business seeks to implement compensation policies and philosophies by linking a significant portion of the TAG Business’s executive officers’ cash compensation to performance objectives.

To date, the elements of the TAG Business’s executive compensation prior to consummation of the Business Combination were (i) base salary, (ii) an annual cash incentive award scheme (the Annual Bonus Scheme), in which all executive officers of the TAG Business were able to earn a bonus based on company-wide annual financial and operational goals, and (iii) certain employee benefits and perquisites.

The Remuneration Committee of Convoy Global’s board of directors has historically determined all of the components of compensation of the executive officers for the TAG Business. As the TAG Business transitions to being part of a U.S. publicly traded company, the Post-Combination Company will evaluate its compensation program as circumstances require. As part of the ongoing evaluation, it is expected that the Remuneration Committee of the Post-Combination Company will broadly adopt the TAG Business’s existing policies and philosophies for compensation.

Summary Compensation Table

The TAG Business expects that the Post-Combination Company will develop an executive compensation program that is consistent with the TAG Business’s existing compensation policies and philosophies following the Business Combination, which are designed to align compensation with business objectives and the creation of shareholder value, while also enabling it to attract, motivate, and retain individuals who contribute to the company’s long-term success. The compensation reported in the summary compensation table below is not necessarily indicative of how the Named Executive Officers will be compensated in the future, and this discussion may contain forward-looking statements that are based on the TAG Business’s current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that the Post-Combination Company adopts in the future may differ materially from the currently planned programs summarized in this discussion.

Name and Principal Position	Year	Salary (US$)		Bonus (US$)		Appreciation Incentive (US$)	All Other Compensation (US$)		Total (US$)
Ng Wing Fai	2021	1,282,052		—		—	—		1,282,052
Group President	2020	1,185,901	(1)	—		213,675	—		1,399,576
	2019	1,282,052		320,513		—	—		1,602,564

Wong Suet Fai, Almond	2021	440,569		—		—	320		440,890
Group Chief Operating Officer(2)	2020	411,319		100,962		—	320		512,601
	2019	399,038		80,128		—	320		479,487

Lee Jin Yi	2021	430,769		—		—	107,692		538,462
Group Chairman	2020	50,256		—	(3)	—	12,564	(4)	62,821
	2019(5)	—		—		—	—		—

(equal to HK$ as below)

Name and Principal Position	Year	Salary (HK$)		Bonus (HK$)		Appreciation Incentive (HK$)	All Other Compensation (HK$)		Total (HK$)
Ng Wing Fai	2021	10,000,008		0		—	—		10,000,008
Group President	2020	9,250,026	(1)	205,309		1,666,668	—		10,916,694
	2019	10,000,008		2,500,0002		—	—		12,500,010

Wong Suet Fai, Almond	2021	3,436,440		—		—	2,500		3,438,940
Group Chief Operating Officer(2)	2020	3,208,290		787,500		—	2,500		3,998,290
	2019	3,112,500		625,000		—	2,500		3,740,000

Lee Jin Yi	2021	3,360,000		—		—	840,000		4,200,000
Group Chairman	2020	392,000		—	(3)	—	98,000	(4)	490,000
	2019(5)	—		—		—	—		—

____________

(1)      In 2020, the Legacy Group instituted a temporary salary reduction for certain members of its management team.

(2)      Ms. Wong served in the same role under the title Group Chief People and Culture Officer until June 1, 2021.

(3)      Mr. Lee joined the TAG Business in November 2020 and therefore did not qualify for any bonus in 2020.

(4)      This amount consisted primarily of the US$9,026 (equal to HK$70,000) guaranteed allowance provided for in the employment contract of Mr. Lee.

(5)      Mr. Lee joined the TAG Business in November 2020 and therefore did not receive any compensation in 2019.

Narrative to Summary Compensation Table

Employment Arrangements

Each of the Named Executive Officers has entered into employment agreements with the Legacy Group pursuant to which they act as executive officers for the TAG Business. The material terms of the employment agreements are summarized below.

(i)     The Ng Wing Fai Employment Agreement

Mr. Ng Wing Fai previously entered into an employment agreement with Convoy Global, dated September 15, 2015, as its Group President, which provided for, among other terms, a gross annual basic salary of approximately US$1.28 million (equal to HK$10,000,008) in 12 monthly installments and a discretionary annual performance bonus to be determined by the board of directors of Convoy Global. On October 30, 2020, Mr. Ng entered into a Letter of New Appointment and Employment Transfer (the “Ng Wing Fai Employment Agreement”), effective from November 1, 2020, pursuant to which Mr. Ng’s employment was transferred from Convoy Global to TAG Financial Holdings Limited. The Ng Wing Fai Employment Agreement provides for an annual basic salary of US$1.28 million (equal to HK$10,000,008) in 12 monthly installments and a discretionary annual performance bonus to be determined by the board of directors of TAG Financial Holdings Limited. Mr. Ng is also entitled to participate in the Mandatory Provident Fund Scheme (Hong Kong’s government retirement savings program) and certain employee and fringe benefit plans as may be in effect from time to time on the same basis as other similarly situated executives of TAG Financial Holdings Limited generally.

The Ng Wing Fai Employment Agreement subjects Mr. Ng to the following restrictive covenants: (i) employment term and six months post-termination non-solicitation of business from any customers or accounts of TAG Financial Holdings Limited or its subsidiaries or associated companies; (ii) employment term and six months post-termination non-solicitation of any sales person, consultants or employees of TAG Financial Holdings Limited or its subsidiaries or associated companies to terminate his or her employment with TAG Financial Holdings Limited or its subsidiaries or associated companies; and (iii) perpetual confidentiality.

(ii)    The Wong Suet Fai Almond Employment Agreement

Ms. Wong Suet Fai Almond has been employed with members of the Legacy Group since December 19, 2011, and, prior to her current role as Group Chief Operating Officer, had previously entered into an employment agreement, dated December 19, 2011 with CFS. Subsequently, she entered into a Letter of Employment Transfer with Convoy Global, dated April 18, 2018, pursuant to which Ms. Wong was appointed Group Chief People and Culture Officer, and which provided for, among other terms, a gross annual basic salary of approximately US$0.38 million (equal to HK$3,000,000) in 12 monthly installments and a discretionary annual performance bonus to be determined by the board of directors of Convoy Global.

On November 19, 2020, Ms. Wong Suet Fai Almond entered into a Letter of New Appointment and Employment Transfer (the “Wong Suet Fai Almond Employment Agreement”), pursuant to which she became Group Chief People and Culture Officer of TAG Financial Holdings Limited. The title of the role was changed to Group Chief Operating Officer on June 1, 2021. The Wong Suet Fai Almond Employment Agreement provides for an annual basic salary of approximately US$0.43 million (equal to HK$3,339,000) in 12 monthly installments and a discretionary annual performance bonus to be determined by the board of directors of TAG Financial Holdings Limited. Ms. Wong is also entitled to participate in the Mandatory Provident Fund Scheme (Hong Kong’s government retirement savings program) and certain employee and fringe benefit plans as may be in effect from time to time on the same basis as other similarly situated executives of TAG Financial Holdings Limited generally. The Wong Suet Fai Almond Employment Agreement subjects Ms. Wong to the following restrictive covenants: (i) employment term and six months post-termination non-solicitation of business from any customers or accounts of TAG Financial Holdings Limited or its subsidiaries or associated companies with whom Wong Suet Fai Almond has had service or dealings while employed by TAG Financial Holdings Limited; (ii) employment term and six months post-termination non-solicitation of any sales person, consultants or employees of TAG Financial Holdings Limited or its subsidiaries or associated companies to terminate his or her employment with TAG Financial Holdings Limited or its subsidiaries or associated companies; and (iii) perpetual confidentiality.

(iii)   The Lee Jin Yi Employment Agreement

On November 19, 2020, Mr. Lee Jin Yi entered into a Letter of New Appointment and Employment Transfer (the “Lee Jin Yi Employment Agreement”), pursuant to which Mr. Lee became an Executive Director of TAG Financial Holdings Limited. The Lee Jin Yi Employment Agreement provides for an annual basic salary of approximately US$0.43 million (equal to HK$3,360,300) in 12 monthly installments, a monthly allowance of approximately US$9,000 (equal to HK$70,000) per month, and a discretionary annual performance bonus to be determined by the board of directors of TAG Financial Holdings Limited. Mr. Lee is also entitled to participate in the Mandatory Provident Fund Scheme (Hong Kong’s government retirement savings program) and certain employee and fringe benefit plans as may be in effect from time to time on the same basis as other similarly situated executives of TAG Financial Holdings Limited generally. The Lee Jin Yi Employment Agreement subjects Mr. Lee to the following restrictive covenants: (i) employment term and six months post-termination non-solicitation of business from any customers or accounts of TAG Financial Holdings Limited with whom Mr. Lee has had service or dealings while employed by TAG Financial Holdings Limited; (ii) employment term and six months post-termination non-solicitation of any sales person, consultants or employees of TAG Financial Holdings Limited or its subsidiaries or affiliates to terminate his or her employment with TAG Financial Holdings Limited or its subsidiaries or affiliates; and (iii) perpetual confidentiality.

Base Salary

Base salaries are established at levels that are intended to provide a stable level of minimum compensation to each Named Executive Officer that are commensurate with each named executive officer’s role, experience, and duties.

Annual Bonus Scheme

At the end of each annual review period, each staff member of the TAG Business prepares a business development plan for the subsequent year. For managerial and executive level staff, these include company-wide financial and operational goals for the year. Recommendations for discretionary bonuses are tied to the results of annual appraisals for all staff, which measure a total of seven core competencies: (i) leadership, (ii) change ability, (iii) business acumen and job knowledge, (iv) customer focus, (v) teamwork, (vi) communication, and (vii) planning and organization. Managerial and executive level staff, including the Named Executive Officers, are assessed on these core competencies as well as their respective KPIs and annual goals set in the previous year’s business development plan.

Employee Benefits and Perquisites

The TAG Business provides a number of benefit plans to all eligible team members, including the Named Executive Officers. These benefits include programs such as medical, dental, life insurance, business travel accident insurance, short- and long-term disability coverage, and a MPF contribution plan. The TAG Business tiers its employee benefits in certain bands with higher bands having access to additional benefits. In 2020, the Named Executive Officers had access to the benefits within the top band (Band IV).

Potential Payments upon a Termination of Employment or a Change in Control

Mr. Ng, Ms. Wong, and Mr. Lee may be terminated under their respective employment agreements with three months’ written notice or salary in lieu of notice.

None of the Ng Wing Fai Employment Agreement, the Wong Suet Fai Almond Employment Agreement, or the Lee Jin Yi Employment Agreement provide for payment upon consummation of the Business Combination or a change of control event.

Director Compensation

During 2020 and 2021, the directors of each of OPH and Fintech received no additional compensation in connection with their service on these boards of directors, as they are instead compensated as employees of the Legacy Group pursuant to their respective employment contracts.

Compensation of Directors and Executive Officers of the Post-Combination Company

Executive Compensation

Following the Closing of the Business Combination, we intend to employ an executive compensation program that is consistent with the TAG Business’s existing compensation policies and philosophies, which are designed to align compensation with business objectives and the creation of shareholder value, while enabling the Post-Combination Company to attract, motivate, and retain individuals who contribute to long-term success. We also note that decisions on the executive compensation program will be made by the Remuneration Committee. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the Remuneration Committee. The executive compensation program actually adopted will depend on the judgment of the members of the Remuneration Committee and may differ from that set forth in the following discussion. We anticipate, however, that compensation for the Named Executive Officers will reflect their current, pre-Business Combination compensation in both form and amount.

Employment Agreements

Pursuant to the Business Combination Agreement, the parties’ are obligated to transition the employees of the TAG Business, including members of executive management, on terms that are no less favorable to those in effect prior to the Business Combination. In accordance with the Business Combination Agreement certain key personnel of the TAG Business will enter into employment agreements with the Post-Combination Company on terms and with compensation and benefits that are no less favorable than what they were entitled to prior to the Business Combination. Accordingly, we anticipate that the employment agreements for the Named Executive Officers with the Post-Combination Company will be substantially similar to those in place, as summarized above, prior to Business Combination. Any future employment agreements for Named Executive Officers or material adjustments to such agreements following the Business Combination will be subject to Remuneration Committee approval.

Base Salary

It is expected that the Named Executive Officers’ base salaries will be set pursuant to the employment agreements to be entered into pursuant to the Business Combination Agreement, as described above. We anticipate that the salaries of the Named Executive Officers will be reviewed annually by the Remuneration Committee based upon advice and counsel of its advisors.

Equity-Based Awards

We intend to use equity-based awards to reward long-term performance of the Named Executive Officers and other high-performing employees of the Post-Combination Company. We believe that providing a meaningful portion of the total compensation package in the form of equity-based awards will align the incentives of the Post-Combination Company’s executive officers with the interests of our shareholders and serve to motivate and retain the individual executives. By extending the same incentives to all employees of the Post-Combination Company, we believe that we will be able to reward exceptional employees for their contributions to the company and promote continued loyalty. Equity-based awards will be awarded under the Share Award Scheme.

Other Compensation

We expect to continue to maintain various employee benefit plans, including health and retirement plans, comparable to those already in place for the TAG Business in which the Named Executive Officers will participate.

Director Compensation

Following the completion of the Business Combination, we expect that the board of directors of the Post-Combination Company or the Remuneration Committee will determine the annual compensation of directors. We anticipate that the directors, whether compensated directly as directors, as employees of the Post-Combination Company pursuant to their respective employment agreements, or through any other mechanism, will be competitive with relevant comparison companies and will support best practices in director compensation plan design.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information regarding the beneficial ownership of AGBA Shares as of [•], 2022 pre-Business Combination and immediately after the consummation of the Business Combination by:

•        each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known to AGBA to be the beneficial owner of more than 5% of AGBA Shares as of [•], 2022 (pre-Business Combination) or of AGBA Shares immediately after the consummation of the Business Combination;

•        each of AGBA’s executive officers and directors;

•        each person who will become an executive officer or director of the Post-Combination Company upon the consummation of the Business Combination;

•        all AGBA’s current executive officers and directors as a group; and

•        all executive officers and directors of the Post-Combination Company as a group upon the consummation of the Business Combination.

As of [•], 2022, AGBA had 4,737,871 AGBA Shares issued and outstanding.

Unless otherwise indicated, AGBA believes that all persons named in the table will, immediately after the consummation of the Business Combination, have sole voting and investment power with respect to all securities of the Post-Combination Company beneficially owned by them.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, AGBA believes, based on the information furnished to it, that the persons and entities named in the table below will, immediately after the consummation of the Business Combination, have sole voting and investment power with respect to all stock that they beneficially own, subject to applicable community property laws. All AGBA stock subject to options or warrants exercisable within 60 days of the consummation of the Business Combination are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

Subject to the paragraph above, percentage ownership of outstanding shares is based on 65,059,107 AGBA Shares to be outstanding upon consummation of the Business Combination, assuming no redemption.

The expected beneficial ownership of AGBA Shares post-Business Combination under the header “Post-Business Combination — Assuming Maximum Redemption” assumes 61,412,500 public shares having been redeemed.

	Pre-Business Combination		Post-Business Combination		Assuming Max. Redemption
	Number of Shares		Assuming No Redemptions
Name and Address of Beneficial Owner	Number of Shares	%	Number of Shares	%	Number of Shares	%
Five Percent Holders of AGBA and the Combined Company
AGBA Holding Limited(1)(2)	1,261,000	23.6%	1,261,000	1.95%	1,261,000	2.07%
Periscope Capital Inc.(3)	290,000	5.78%	290,000	*	290,000	*
Feis Equities LLC(4)	372,426	7.42%	372,426	*	372,426	*
Mizuho Financial Group, Inc.(5)	400,000	7.97%	400,000	*	400,000	*
Bank of Montreal(6)	260,000	5.18%	260,000	*	260,000	*
TAG(7)	—	—	55,500,000	85.3%	55,500,000	90.4%
Directors and Named Executive Officers of AGBA
Gordon Lee	30,000	*	30,000	*	30,000	*
Vera Tan	30,000	*	30,000	*	30,000	*
Brian Chan	18,000	*	18,000	*	18,000	*
Eric Lam	18,000	*	18,000	*	18,000	*
Thomas Ng	18,000	*	18,000	*	18,000	*
All Directors and Executive Officers of AGBA as a Group (5 individuals)	114,000	2.1%	114,000	*	114,000	*

Directors and Named Executive Officers Post-Business Combination
Lee Jin Yi	—	—	—	—	—	—
Ng Wing Fai	—	—	9,050	*	9,050	*
Brian Chan	18,000	*	18,000	*	18,000	*
Thomas Ng	18,000	*	18,000	*	18,000	*
Felix Wong	—	—	—	—	—	—
All Directors and Executive Officers post-Business Combination as a group (5 individuals)	36,000	*	45,060	*	45,050	*

____________

*        Less than 1%.

(1)      Unless otherwise indicated, the business address of each of the individuals is c/o AGBA Acquisition Limited, Room 1108, 11th Floor, Block B, New Mandarin Plaza, 14 Science Museum Road, Tsimshatsui East, Kowloon, Hong Kong.

(2)      Shares held by AGBA Holding Limited may be deemed to be indirectly beneficially owned by Samuel Chan. Mr. Chan disclaims beneficial ownership of these shares except to the extent of the pecuniary interests therein.

(3)      Based on a Schedule 13G filed on February 16, 2021 by the reporting person. The address for the reporting persons is 333 Bay Street, Suite 1240, Toronto, Ontario, Canada M5H 2R2. Periscope Capital Inc. (“Periscope”) which is the beneficial ownership of 200,000 ordinary shares, acts as investment manager of, and exercises investment discretion with respect to, certain private investment funds that collectively directly own 160,000 ordinary shares.

(4)      Based on a Schedule 13G filed on July 19, 2021 by the reporting persons. The address for the reporting persons is 20 North Wacker Drive, Suite 2115, Chicago, IL 60606. Shares reported for Feis Equities LLC include shares beneficially owned by its Managing Member, Lawrence M. Feis.

(5)      Based on a Schedule 13G filed on April 12, 2021 by the reporting person. The address for the reporting person is 1-5-5, Otemachi, Chiyoda-ku, Tokyo 100-8176, Japan. Mizuho Financial Group, Inc., Mizuho Bank, Ltd. and Mizuho Americas LLC may be deemed to be the indirect beneficial owners of the reported shares directly held by Mizuho Securities USA LLC which is their wholly-owned subsidiary.

(6)      Based on a Schedule 13G jointly filed by Bank of Montreal, BMO FINANCIAL CORP., and BMO CAPITAL MARKETS CORP. The address for the reporting persons is 100 King Street West, 21st Floor, Toronto, M5X 1A1, Ontario, Canada.

(7)      Post-Closing, TAG intends to distribute the Aggregate Stock Consideration to certain beneficial shareholders of TAG, subject to legal and regulatory requirements. Beneficial shareholders of TAG holding interest in TAG greater than 5% as of the date of this prospectus include: Perfect Able Global Limited, HKSCC Nominees Limited, Eagle Legacy Limited, Oceana Glory Limited, and Chen Pei Xiong.

CERTAIN TRANSACTIONS AND RELATED PARTY TRANSACTIONS

Certain Transactions of AGBA

Insider Shares

In October 2018, AGBA’s Chief Executive Officer, Gordon Lee, subscribed for an aggregate of 1,000 of ordinary shares for an aggregate purchase price of US$1, or approximately US$0.001 per share. On February 22, 2019, AGBA issued an aggregate of 1,149,000 ordinary shares to Initial Shareholder for an aggregate purchase price of US$25,000 in cash (together with the shares issued to Mr. Lee — the Insider Shares). Simultaneously on February 22, 2019, the Sponsor transferred an aggregate of 114,000 ordinary shares to certain directors and officers of the Company, at a price of approximately US$0.02 per share, which is identical to the original price.

The Initial Shareholders have agreed not to transfer, assign or sell any of the Insider Shares (except to certain permitted transferees) until (1) the earlier of six months after the date of the consummation of an initial business combination and (2) the date on which AGBA consummates a liquidation, merger, stock exchange or other similar transaction which results in all of AGBA’s shareholders having the right to exchange their AGBA Shares for cash, securities or other property; provided, however, that if the last sale price of the AGBA Shares equals or exceeds US$12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period, 50% of the Insider Shares will be released promptly thereafter.

Private Placement

Simultaneously with the closing of the IPO, AGBA’s Sponsor purchased an aggregate of 225,000 Private Placement Units at a price of US$10.00 per Private Placement Unit, or US$2,250,000 in the aggregate.

The Private Placement Units are identical to the AGBA Units sold in the IPO except the Private Placement Units will be non-redeemable. The purchaser of the Private Placement Units has agreed not to transfer, assign or sell any of the Private Placement Units or underlying securities (except to the same permitted transferees as the Insider Shares) until the completion of the Business Combination. If AGBA does not consummate a business combination within the combination period, the proceeds of the sale of the Private Placement Units will be used to fund the redemption of the public shares (subject to the requirements of applicable law).

Administrative Services Agreement

AGBA entered into an agreement with our Sponsor, commencing on May 16, 2019 through the earlier of the consummation of a business combination or AGBA’s liquidation, to pay the Sponsor a monthly fee of US$10,000 for general and administrative services. However, pursuant to the terms of such agreement, AGBA may delay payment of such monthly fee upon a determination by our Audit Committee that AGBA lacks sufficient funds held outside the trust account to pay actual or anticipated expenses in connection with a business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of a business combination.

Related Party Loans

In order to meet the working capital needs following the consummation of the IPO, AGBA’s Sponsor or an affiliate of the Sponsor, or AGBA’s officers and directors may, but are not obligated to, loan AGBA funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to US$500,000 of the notes may be converted upon consummation of a business combination into units at a price of US$10.00 per unit (which, for example, would result in the holders being issued AGBA Units to acquire 55,000 AGBA Shares (which includes 5,000 AGBA Shares issuable upon conversion of rights) and warrants to purchase 25,000 AGBA Shares if US$500,000 of notes were so converted). AGBA’s shareholders have approved the issuance of the AGBA Units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of a business combination. If AGBA does not consummate a business combination, the loans will not be repaid.

Related Party Extensions Loan

Originally, according to its initial Memorandum and Articles of Association, AGBA had 12 months from the consummation of the IPO to consummate a business combination, and if AGBA anticipated that it may not be able to consummate a business combination within those 12 months, AGBA may, but was not obligated to, extend the period of time to consummate a business combination three times by an additional three months each time (for a total of up to 21 months to consummate a business combination). On February 5, 2021, AGBA held an extraordinary meeting of shareholders where AGBA’s shareholders approved proposals to (i) amend the Amended and Restated Memorandum and Articles of Association to further extend the date by which it has to consummate a business combination three times for three additional months each time from February 16, 2021 to November 16, 2021; and (ii) amend the investment management trust agreement, dated as of May 14, 2019 by and between AGBA and Continental to allow it to further extend the time to consummate a business combination three times for three additional months each time from February 16, 2021 to November 16, 2021. On November 2, 2021, AGBA held another extraordinary meeting of shareholders where AGBA’s shareholders approved proposals to (i) amend the Second Amended and Restated Memorandum and Articles of Association to further extend the date by which it has to consummate a business combination two times for three additional months each time from November 16, 2021 to May 16, 2022; and (ii) amend the investment management trust agreement, dated as of May 14, 2019 by and between AGBA and Continental to allow it to further extend the time to consummate a business combination two times for three additional months each time from November 16, 2021 to May 16, 2022. On May 3, 2022, AGBA held its annual meeting of shareholders. During this meeting, AGBA’s shareholders approved the proposals, among other things, to (i) amend the Third Amended and Restated Memorandum and Articles of Association to further extend the date by which it has to consummate a business combination two times for three additional months each time from May 16, 2022 to November 16, 2022; and (ii) amend the investment management trust agreement, dated as of May 14, 2019 by and between AGBA and Continental to allow it to further extend the time to consummate a business combination two times for three additional months each time from May 16, 2022 to November 16, 2022. On May 3, 2022, 283,736 AGBA Shares were redeemed by a number of shareholders at a price of approximately US$11.24 per share, in an aggregate principal amount of US$3,189,369. On May 9, 2022, AGBA issued an unsecured promissory note to its Sponsor, in the amount of US$504,431, which amount was deposited into the trust account to extend the available time to complete a business combination to August 16, 2022.

Pursuant to the terms of the Existing Charter and the trust agreement with Continental, in order to extend the time available for AGBA to consummate a business combination, holders of AGBA’s Insider Shares or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account US$0.15 per public share for any extension after February 5, 2021, on or prior to the date of the applicable deadline. The holders of Insider Shares will receive a non-interest bearing, unsecured promissory note equal to the amount of any such deposit that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of its initial business combination, or, at the lender’s discretion, converted upon consummation of its business combination into additional units at a price of US$10.00 per unit, which are the same as the Private Placement Units.

On each of May 11, 2020, August 12, 2020, and November 10, 2020, AGBA issued a total of three Notes to the Sponsor, each in an amount of US$460,000, and on each of February 10, 2021, May 11, 2021, and August 11, 2021, AGBA issued a total of three additional Notes to the Sponsor, each in an amount of US$594,466.50, pursuant to which all such amounts had been deposited into the trust account in order to extend the amount of available time to consummate a business combination until November 16, 2021. On each of November 10, 2021, and February 7, 2022, AGBA issued an additional Note to the Sponsor in the amount of US$546,991 deposited into the trust account in order to extend the amount of available time to consummate a business combination until May 16, 2022. On May 9, 2022, AGBA issued an unsecured promissory note to its Sponsor, in the amount of US$504,431, which amount was deposited into the trust account to extend the available time to complete a business combination to August 16, 2022. The Notes are non-interest bearing and are payable upon the closing of a business combination. In addition, the Notes may be converted, at the lender’s discretion, into additional AGBA Units, which are the same as the Private Placement Units, at a price of US$10.00 per unit.

Related Party Advances

In the event the Sponsor pays for any expense or liability on behalf of AGBA, then such payments would be accounted for as loan to our Company by the Sponsor. The Sponsor had paid expenses incurred by AGBA equaling an aggregate of US$112,406 on a non-interest bearing basis as of September 30, 2021.

As of December 31, 2021 and 2020, AGBA owed a balance of US$952,761 and US$790,122, respectively, to the Sponsor.

As of March 31, 2022, AGBA owed a balance of US$1,157,787 to the Sponsor.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the Audit Committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed US$120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director, or nominee for election as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict-of-interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our Initial Shareholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. Neither TAG nor the TAG Business are affiliated with any of our Initial Shareholders. Furthermore, in no event will any of our existing officers, directors or Initial Shareholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effect, the consummation of a business combination.

Certain Transactions of the TAG Business

Administrative Services Agreements

TAG Financial Holdings Service Agreements

On June 24, 2021, each of OnePlatform Wealth Management Limited (“OWM”), OnePlatform International Property Limited (“OIP”), OnePlatform Asset Management Limited (“OAM”), and Hong Kong Credit Corporation Limited (“HKCC”) entered into separate, but substantially similar, Service Agreements with TAG Financial Holdings Limited (“TAG Financial Holdings”), a member of the Legacy Group. As the members of the Legacy Group presently share office space in the Trust Tower (see “Information about the TAG Business — Property” for additional information about the office space used by the TAG Business), TAG Financial Holdings, pursuant to these four agreements, agreed to provide certain premises and administrative services to each of OWM, OIP, OAM, and HKCC. With respect to premises services, TAG Financial Holdings agreed to pay for, among other things, building management fees, government rates and rent, office rent, and lease-related interest and depreciation for OWM, OIP, OAM, and HKCC, subject to reimbursement. With respect to administrative services, TAG Financial Holdings agreed to pay for, among other things, office consumables, cleaning fees, A/C, electricity, and water for OWM, OIP, OAM, and HKCC, subject to reimbursement. The service fees are charged in accordance with a standard formula included in each of the contracts, corresponding to their office space occupancy and employee headcount respectively.

Pursuant to these service agreements and their predecessor arrangements, the TAG Business, collectively, paid TAG Financial Holdings US$2,463,553 and US$970,355 for the years ended December 31, 2021 and 2020, respectively, for premises and administrative expenses, and US$273,646 and US$275,239 for the three months ended March 31, 2022 and 2021, respectively, for such expenses.

The management of the TAG Business anticipates that these Service Agreements will continue after the Business Combination and until either party thereto provides one month written notice of termination, to ensure continued smooth operation of the carved-out TAG Business and the remaining Legacy Group entities on a stand-alone basis.

Human Resource Services

Pursuant to an Agreement for Supply Services, signed in March 2020, Perform Financial Planning Services Limited (“PFPSL”), a member of the Legacy Group, provides centralized human resource, administrative, and other related services to members of the Legacy Group, including members of the TAG Business — OAM, OIP, OWM, and HKCC. In particular, PFPSL is responsible for engaging and compensating independent contractors and/or employees to provide services to members of the Legacy Group pursuant to their respective service and/or employment contracts. PFPSL receives referral income on all insurance products supported by OWM on a 60-70% basis. The agreement also provides a standard mechanism for members of the Legacy Group to refer potential employees to other members of the Legacy Group. Any party thereto may terminate the agreement with three months’ notice. The management of the TAG Business anticipates that PFPSL will continue to provide such services to the TAG Business following the Business Combination.

Insurance

On January 1, 2021, OPH contracted with OnePlatform Wealth Management Limited (“OWM”), pursuant to a Service Agreement, for OWM to provide professional training, daily operational support, and additional services with respect to the insurance platform business. This Service Agreement expires on December 31, 2021, and after the first three months may be terminated by either party for convenience. OPH agreed to pay OWM service fees based on the actual costs and expenses incurred plus a 5% mark-up for services on a monthly basis.

Real Property

On January 25, 2022, the TAG Business purchased an office building located at Kaiseng Commercial Centre, No 4 & 6, Hankow Road, Kowloon, Hong Kong from the Legacy Group for a consideration of approximately US$8.0 million. The purchase price was offset by the deduction of a previously paid earnest deposit of US$7.2 million and partially settled by cash. The management of the TAG Business expects to use this office building for its own occupancy and to meet its anticipated business expansion in the foreseeable period. This transaction is not expected to affect the existing Trust Tower lease or current administrative service agreements.

CurrencyFair Stake Acquisition

On March 18, 2022, the TAG Business entered into a sale and purchase agreement with the Legacy Group to acquire 4,158,963 shares of CurrencyFair for a cash consideration of US$7.84 million. The transaction closed in April 2022, resulting in the TAG Business owning a 7.94% equity interest of CurrencyFair.

OnePlatform Asset Management Limited

Fund Asset Management Service

JFA Capital is a closed-ended investment vehicle incorporated in the Cayman Islands and a member of the Legacy Group. Upon its incorporation JFA Capital engaged a third-party fund manager who, in turn, engaged OnePlatform Asset Management (“OAM”) as a sub-manager. On May 7, 2018, JFA Capital and OAM agreed for JFA Capital to terminate its existing management arrangement and appoint OAM as its sole manager. OAM is licensed by the Hong Kong Securities and Futures Commission under type 1 (Dealing in securities), type 4 (Advising on securities), and type 9 (asset management). OAM is also a “professional investor” as defined under the Securities and Futures Ordinance of Hong Kong.

OAM, accordingly, provides management of JFA Capital’s portfolio assets for a management fee and a performance fee, as dictated by the management agreement. For the years ended December 31, 2021 and 2020, JFA Capital paid OAM US$877,425 and US$842,194, respectively. The arrangement is non-exclusive, and OAM is permitted to invest in or advise other investment funds. OAM is also permitted to delegate its functions, powers, and duties to any person, subject to remaining liable for the actions of its delegate. The term of this management arrangement is indefinite, subject to 90 days’ notice by either party, and the management of the TAG Business anticipates that OAM will continue to provide fund management services to JFA Capital following the Business Combination.

In addition to JFA Capital, OAM also provides management services for other funds, including NSD Capital, a third-party Cayman-incorporated fund. For the years ended December 31, 2021 and 2020, NSD Capital paid OAM US$69,650 and US$69,799, respectively, for management services. The management of the TAG Business anticipate that OAM will continue to provide fund management services to NSD Capital following the Business Combination.

Client Referral Service

On December 9, 2019, OAM entered into a Client Referral Agreement with OnePlatform Securities Limited (“OSL”). OSL wished to appoint OAM as a referrer for potential OSL clients and engaged OAM, among other things, to review OSL marketing material, target appropriate clients, and direct them to OSL. OAM agreed not to provide any investment or securities-related advice or hold any assets belonging to such referred clients. The parties acknowledged OAM as an independent contractor and agreed to proceed with this services relationship on a non-exclusive basis.

To compensate OAM for its referral services, OSL agreed to pay OAM fees on monthly intervals. Such fees consist primarily of securities trading commissions (split 25% to OAM and 75% to OSL) and margin interest rebates (split 50% to OAM and 50% to OSL). For the years ended December 2021 and 2020, OSL paid OAM US$0 and US$3,768, respectively. The Client Referral Agreement continues in force until terminated by either party with 30 days’ notice. The management of the TAG Business anticipate that OAM will continue to provide referral services to OSL following the Business Combination.

OnePlatform Credit Limited

Consultant Bonuses — Loan Arrangements

In late-2017, CFS launched a discretionary incentive scheme which offered extra incentive payments to high-performing Independent financial advisors (“IFAs”). The incentive bonus offered to eligible consultants was in the form of an individual loan from OnePlatform Credit Limited (“OCL”). OCL is a licensed money lender in Hong Kong, and pursuant to a Service Agreement agreed to act as agent for CFS for the purposes of this discretionary scheme. As of March 31, 2022, OCL had loan agreements with 13 eligible IFAs, and the total outstanding amount under such loan agreements was US$0.

With effect from April 26, 2019, CFS and OCL contracted with Convoy Collateral Limited (“CCL”) for CCL to act as agent to receive money for and on behalf of CFS and OCL as well as collection agent and custodian of collected money. In exchange for these services, CCL receives a fee of 30% of the total payment received from consultants quarterly. In addition, CCL is entitled to all interest charged under any restructured loan agreement between consultants, on the one hand, and CFS or OCL, on the other. CCL’s costs and expenses are also borne by CFS and OCL on a full indemnity basis.

Another incentive scheme was introduced in November 2020. To encourage voluntary participation of eligible IFAs in the scheme and reduce their financial concerns, OCL agreed to provide personal loans to IFAs participating in the scheme pursuant to an Arrangement Agreement between it and CFS. In accordance with the Arrangement Agreement, TAG Technologies Limited, a fellow subsidiary of the TAG Business, provides funding for the financing scheme.

The management of the TAG Business anticipates that both consultant incentive schemes will continue during the period immediately following the Business Combination and the IFA Restructuring. The management of the TAG Business expects that the Post-Combination Company will continually monitor its approach to incentivizing its consultants and independent financial advisors and adjust such programs, as and when necessary or desirable.

TAG Technologies Limited

CurrencyFair Debt Assumption

Pursuant to a Share Purchase Agreement, dated August 9, 2018, Leung Pun Yam and TAG Technologies Limited (“TAG Technologies”) sold and CurrencyFair Limited (“CurrencyFair”) purchased the entire share capital of CurrencyFair Asia Limited (“CurrencyFair Asia”) in exchange for shares of CurrencyFair. Subsequently, on December 19, 2018, CurrencyFair entered into three separate Deeds of Assignments with Leung Pun Yam, Hong Kong Credit Corporation Limited, and TAG Asia Capital Limited, respectively, to be assigned certain receivables owed by CurrencyFair Asia to each of these counterparties. As a result of these transactions, CurrencyFair Asia owed, as of the date of the assignments, approximately US$2.82 million to CFS.

To consolidate the investment in CurrencyFair within Fintech and the fintech segment of the group, TAG Technologies agreed, pursuant to a Deed of Agreement, dated April 29, 2020, to bear the debt owing from CurrencyFair Asia to CFS starting from December 21, 2018. In consideration for this arrangement, CFS paid US$0.13 (equivalent to HK$1) to TAG Technologies.

Intra-Group Assignments

Assignments of Existing Loans

In anticipation of the Business Combination, Hong Kong Credit Corporation Limited (“HKCC”) and OnePlatform Credit Limited (“OCL”) have transferred their rights, title, and interest in certain loan agreements with third parties to members of the Legacy Group. In exchange for the assignment, Investor Choice Holdings Limited, another member of the Legacy Group, owes HKCC the remaining principal of the loans in exchange for the loan assignment.

Indemnification

Effective immediately upon the consummation of the Business Combination, the Post-Combination Company will enter into customary indemnification arrangements with each of the newly elected directors and newly appointed executive officers of the Post-Combination Company. Pursuant to these indemnification agreements the Post-Combination Company will indemnify such directors and executive officers under the circumstances and to the extent provided for therein, from and against all losses, claims, etc., to the fullest extent permitted under BVI law and the Fifth Amended and Restated Memorandum and Articles of Association.

Referral Agreement

On May 7, 2020, Focus Development Limited (now known as TAG Holdings Limited, or TAG) entered into a referral agreement with Apex Twinkle Limited (“Apex”), pursuant to which Apex agreed to use its best endeavor to identify and recommend a special purpose acquisition corporation to TAG. TAG agreed to pay Apex a service fee equal to 2.0% of the aggregate value of the business combination at the closing of the Business Combination (the “Referral Fee”), with 50% of the Referral Fee paid in newly issued shares of the Post-Combination Company and the remaining 50% of the Referral Fee paid in cash. As the aggregate value of the Business Combination for TAG is US$555,000,000 (55,500,000 AGBA Shares to be issued to TAG with the deemed value of US$10.00 per share as stated in the Business Combination Agreement), the total value of the consideration to paid to Apex is US$11.1 million. Accordingly, the Post-Combination Company will issue 555,000 ordinary shares to Apex upon the closing of the Business Combination and TAG shall pay Apex US$5.55 million in cash.

description of Securities to be Registered

The following summary sets forth the material terms of our securities following the Business Combination. The following summary is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Fifth Amended and Restated Memorandum and Articles of Association, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We urge you to read the proposed charter in its entirety for a complete description of the rights and preferences of our securities following the consummation of the Business Combination.

Authorized and Outstanding Capital Stock

Upon Closing and pursuant to the Fifth Amended and Restated Memorandum and Articles of Association, the Post-Combination Company has 200 million ordinary shares authorized, of which [•] are issued and outstanding.

AGBA Group Holding Limited Ordinary Shares

Voting rights.

Each holder of AGBA Group Holding Limited ordinary shares is entitled to one vote for each share of AGBA Group Holding Limited ordinary shares held of record by such holder on all matters on which shareholders are generally entitled to vote. Generally, matters to be voted on by shareholders must be approved by a majority of the votes entitled to be cast by all shareholders present in person or by proxy, except for matters which require a special resolution of shareholders which requires a resolution passed by the affirmative vote of a majority of seventy-five percent (75%) or more of the votes of the shares of such shareholders entitled to vote.

Dividend rights.

The holders of shares of AGBA Group Holding Limited ordinary shares are entitled to receive the right to an equal share in any dividend paid by AGBA Group Holding Limited, as may be declared from time to time by the board out of funds legally available for such purposes.

Rights upon liquidation.

In the event of any liquidation of AGBA Group Holding Limited’s affairs, the holders of AGBA Group Holding Limited ordinary shares are entitled to share ratably in the distribution of the surplus assets of AGBA Group Holding Limited.

Other rights.

The holders of AGBA Group Holding Limited ordinary shares have no pre-emptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to AGBA Group Holding Limited ordinary shares. The rights, preferences and privileges of holders of the AGBA Group Holding Limited ordinary shares will be subject to any special rights conferred on any class of share as determined by the board upon its issue or as varied from time to time.

Anti-Takeover Effects of the Post-Combination Company’s Organizational Documents and Certain Provisions of BVI Law

The Fifth Amended and Restated Memorandum and Articles of Association contains provisions that limit the ability of shareholders to take certain actions and which may delay, defer, or discourage another party from acquiring control of the Post-Combination Company. These provisions, which are summarized below, may discourage coercive takeover practices or inadequate takeover bids:

•        the ability of the Post-Combination Company to issue shares in one or more series and to determine the price and other terms of those shares, including preference and voting rights, without shareholder approval;

•        the limitation of liability of, and the indemnification of and advancement of expenses to, members of the Post-Combination Company’s board of directors;

•        the right of the Post-Combination Company board of directors to fill vacancies or add additions to the existing directors; and

•        the requirement that an amendment to the Post-Combination Company’s charter will require a special resolution of its members.

Election of Directors and Vacancies

The Fifth Amended and Restated Memorandum and Articles of Association provides that the directors shall be elected by ordinary shareholder resolution or resolution of directors. A director may be removed, with or without cause, by ordinary shareholder resolution at a general meeting, and the board may at any time appoint any person to be a director either to fill a vacancy or as an addition to the existing directors.

No Cumulative Voting

The Fifth Amended and Restated Memorandum and Articles of Association do not authorize cumulative voting.

General Shareholder Meetings

The Fifth Amended and Restated Memorandum and Articles of Association provides that general meetings may be convened by the board or on the requisition in writing of any shareholders representing at least 30% of the voting rights of the issued shares.

Requirements for Advance Notification of Shareholder Meetings

The Fifth Amended and Restated Memorandum and Articles of Association provide for advance notice procedures with respect to Shareholder meetings.

Special Resolutions of Shareholders

The Fifth Amended and Restated Memorandum and Articles of Association provide that the Memorandum or Articles of Association may only be amended by special resolution of shareholders, which requires the affirmative vote of at least 75% of the shareholders entitled to vote. The Fifth Amended and Restated Memorandum and Articles of Association also provide that the company may by special resolution of shareholders and resolution of directors continue as a company incorporated under the laws of a jurisdiction outside the BVI.

Limitations on Liability and Indemnification of Officers and Directors

The Fifth Amended and Restated Memorandum and Articles of Association, which will be effective upon consummation of the Business Combination, limits the Post-Combination Company’s directors’ liability in accordance with BVI law.

Subject to BVI law, the Fifth Amended and Restated Memorandum and Articles of Association, which will be effective upon the consummation of the Business Combination, provide that the Post-Combination Company will, in certain situations, indemnify every director, secretary, or other officer (but not including the company’s auditors) and the personal representatives of the same against all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such indemnified person, including legal fees, other than by reason of such person’s own dishonesty or fraud, as determined by a court of competent jurisdiction, in or about the conduct of the company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such person in defending (whether successfully or otherwise) any proceedings concerning the company or its affairs in any court whether in the British Virgin Islands or elsewhere.

The Post-Combination Company plans to maintain a directors’ and officers’ insurance policy pursuant to which the Post-Combination Company’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these provisions in the Fifth Amended and Restated Memorandum and Articles of Association, which will be effective upon the consummation of the Business Combination, and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Mandatory Arbitration Provision

The proposed Fifth Amended and Restated Memorandum and Articles of Association includes a mandatory arbitration provision pursuant to which any dispute or difference between the company and any of its shareholders, or between the shareholders, which cannot be resolved amicably shall be referred to a sole arbitrator and finally resolved by arbitration.

This provision shall apply to any dispute or difference arising out of, under or in connection with the Fifth Amended and Restated Memorandum and Articles of Association or in relation to the rights or obligations of any shareholder in his capacity as a member of the company (whether arising by contract, under statute, at common law or in equity) and including for the avoidance of doubt to a purchaser in a secondary transaction who becomes a shareholder in the Post-Combination Company.

Any person or entity purchasing or otherwise acquiring any interest in shares of the company shall be deemed to have notice of and consented to the mandatory arbitration provisions in the Fifth Amended and Restated Memorandum and Articles of Association.

Any party to a dispute may serve a written notice on the other party(ies) to the dispute that the dispute must be resolved by arbitration. The parties to the dispute shall then seek to agree the identity of and jointly appoint the arbitrator. If the parties are unable to agree upon the identity of an arbitrator within 21 days of service of the written notice, the arbitrator shall be appointed by the BVI International Arbitration Centre upon the request of either party. No person may act as arbitrator (including as a replacement for an arbitrator who ceases to act) where they have a conflict of interest or duty in relation to the dispute.

The arbitration shall be held in Road Town, Tortola, British Virgin Islands and shall be conducted in English. The arbitration shall be conducted in accordance with the BVI IAC Arbitration Rules 2016, the provisions of which shall be deemed to be incorporated into the Fifth Amended and Restated Memorandum and Articles of Association. All of the provisions of Schedule 2 to the Arbitration Act 2013 shall apply. The seat of the arbitration shall be the British Virgin Islands irrespective of where the arbitrator signs the award, and the proper law of the arbitration shall be British Virgin Islands law. If any party fails to comply with any procedural order made by the Arbitrator, the Arbitrator shall have power to proceed in the absence of that party and deliver the award.

The enforceability of similar mandatory arbitration provisions in other companies’ certificates of incorporation or bylaws has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against the Post-Combination Company, a court could find the mandatory arbitration provisions contained in the Fifth Amended and Restated Memorandum and Articles of Association to be inapplicable or unenforceable in such action or with respect to a claim arising under another law, and the Post-Combination Company and/or its shareholders may incur additional costs associated with resolving such actions.

This provision of the Fifth Amended and Restated Memorandum and Articles of Association shall not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act, or any claim for which the federal district courts of the United States are, as a matter of the laws of the United States, the sole and exclusive forum for determination of such a claim.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder; the Post-Combination Company’s shareholders cannot and will not be deemed to have waived compliance with the U.S. federal securities laws and the rules and regulations thereunder.

The mandatory arbitration provisions may impose additional litigation costs on shareholders in pursuing any such claims. Additionally, these provisions may have the effect of discouraging certain lawsuits, including derivative lawsuits and lawsuits against the directors and officers of the Post-Combination Company, by limiting plaintiffs’ discretion to bring alternative types of claim that they find more favorable. The arbitrator may also reach different judgments or results than other forums, and such judgments may be more or less favorable to the Post-Combination Company than to its shareholders.

selling Shareholders

The AGBA Shares being offered by the Selling Shareholders comprise the Aggregate Stock Consideration issued to the Selling Shareholders, as the ultimate shareholders of TAG, in connection with the Business Combination. We are registering those AGBA Shares in order to permit the Selling Shareholders to offer those shares for resale from time to time. Except for the ownership of the AGBA Shares, the Selling Shareholders have not had any material relationship with AGBA within the past three years.

The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Each Selling Shareholder who will received 1% or more of the Aggregate Stock Consideration has executed a lock-up agreement to restrict the trading of such AGBA Shares for a period of at least 180 days from Closing.

SECURITIES ACT RESTRICTIONS ON RESALE OF
AGBA GROUP HOLDING LIMITED SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted AGBA Shares for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been an affiliate of AGBA at the time of, or at any time during the three months preceding, a sale and (ii) AGBA is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as it was required to file reports) preceding the sale. A non-affiliate can also include the holding period of any prior owner who was not an affiliate of ours.

Persons who have beneficially owned restricted AGBA Shares for at least six months but who are affiliates of AGBA at the time of, or at any time during the three months preceding, a sale would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of AGBA Shares then outstanding; or

•        the average weekly reported trading volume of AGBA Shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates of AGBA under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about AGBA.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business-combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials) other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10-type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, AGBA’s initial shareholders are able to sell their founder shares pursuant to Rule 144 without registration one year after AGBA has completed its initial business combination.

Following the Closing, AGBA is no longer a shell company, and so, once the conditions listed above are satisfied, Rule 144 will become available for the resale of the above-noted restricted securities.

REGULATION

This section summarizes the principal current laws and regulations relevant to the TAG Business in Hong Kong. The following summarizes important, but not all, regulations that could impact the TAG Business’ operations. Regulations are subject to judicial proceedings and to legislative and administrative proposals that could materially affect how the TAG Business and others in their industry operate. The specific impact, however, cannot be predicted at this time.

Overview

The TAG Business’s operations are concentrated in Hong Kong, and the TAG Business currently does not have any operations in mainland China. Neither TAG, the TAG Business, nor any of their subsidiaries are covered by permissions requirements from the China Securities Regulatory Commission (“CSRC”), Cyberspace Administration of China (“CAC”), or any other governmental agency in the PRC for approval of the operations of the TAG Business and its subsidiaries. Pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which shall be confined to laws relating to defense and foreign affairs as well as other matters outside the autonomy of Hong Kong). This conclusion is subject to the uncertainty of different interpretation and implementation of the rules and regulations in the PRC that could be potentially adverse to the TAG Business, which may take place quickly with little advance notice. If the TAG Business (i) does not receive or maintain future approvals, or (ii) it inadvertently concludes that such approvals are not required, or (iii) applicable laws, regulations, or interpretations change such that the TAG Business is required to obtain approvals in the future, the TAG Business may be subject to investigations by competent regulators, fines or penalties, ordered to suspend its relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in the TAG Business’s operations, significantly limit or completely hinder its ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value.

Furthermore, the management of the TAG Business does not currently expect that the laws and regulations in the PRC on data security, data protection or cybersecurity apply to the TAG Business or that the oversight of the CAC will be extended to the TAG Business’s operations in Hong Kong, because (i) the TAG Business is not a “CII Operator” or a “Network Platform Operator” as defined under the relevant PRC cyberspace laws; (ii) the TAG Business does not harm PRC national security, public interests, or the legitimate rights and interests of citizens or organizations of the PRC; (iii) the TAG Business is not subject to PRC government cyberspace scrutiny; and (iv) the TAG Business is compliant with PRC cyberspace laws that have been issued up to the date of this proxy statement. Notwithstanding, the PRC legal system is evolving rapidly, and PRC laws, regulations, and rules may change quickly with little advance notice. In particular, because these laws, rules, and regulations are relatively new, and because of the limited number of published decisions and the non-precedential nature of these decisions, the interpretation of these laws, rules, and regulations may contain inconsistences, the enforcement of which involves uncertainties. If certain PRC laws and regulations were to become applicable to companies such as the TAG Business or its subsidiaries in the future, the application of such laws and regulations may have a material adverse impact on the business, financial condition, results of operations, and prospects of the TAG Business and its ability to offer or continue to offer securities to investors, any of which may, in turn, cause the value of the Post-Combination Company’s securities to significantly decline or become worthless. The PRC government has exercised and continues to exercise substantial control over many sectors of the PRC economy, including through regulation and/or state ownership. PRC government actions have had, and may continue to have, a significant effect on economic conditions in the PRC and the businesses which are subject to them. Neither AGBA nor TAG can predict the extent of the impact of increased Chinese government intervention on Hong Kong-based companies. See “Risk Factors — Risk Factors Relating to the TAG Business’s Hong Kong Operations and Proximity to the PRC” for additional information on these risks.

OPH

OPH’s business operates in four core areas, each of which is subject to Hong Kong regulations:

(i)     insurance brokerage covering life insurance, property-casualty insurance brokerage and mandatory provident fund (MPF) products through the IA and the Mandatory Provident Fund Schemes Authority (MPFA) licenses of OnePlatform Wealth Management Limited;

(ii)    asset management through the Securities and Futures Commission (HKSFC) licenses of OnePlatform Asset Management Limited;

(iii)   real estate agency through OnePlatform International Property Limited; and

(iv)   money lending through the money lenders licenses of Hong Kong Credit Corporation Limited and OnePlatform Credit Limited.

Regulation of the Insurance Business

The Hong Kong Insurance Ordinance, as amended and supplemented from time to time, (the “IO”) supports a regulatory regime for insurance intermediaries, i.e., insurance agents and brokers. The IO defines the distinct roles of insurance brokers and requires them to be appointed or authorized respectively in accordance with the relevant provisions of the IO.

Types of Insurance Business

The IO requirements vary depending on the type of insurance business being undertaken by an insurer. The IO defines two main types of business as follows: (i) general business, which covers all business other than long-term business, including but not limited to accident and sickness, fire, property, motor vehicle, general liability, financial loss and legal expenses insurance; and (ii) long-term business, which covers those types of insurance business in which policies are typically in place for long periods and includes but not limited to, life and annuity, linked long-term, permanent health and retirement scheme management policies.

An insurer that undertakes both long-term and general business is referred to by the Insurance Authority (the “IA”), as a composite insurer. In addition to these main types of business, the IA imposes further requirements on insurers conducting insurance business (not being reinsurance business) relating to liabilities or risks in respect of which persons are required by any Ordinance to be insured, including employees’ compensation insurance, third-party insurance in respect of motor vehicles and local vessels, and building owners’ corporation third-party risks insurance.

Insurance Broker Appointment

Under the IO, a person is prohibited from holding himself out as an insurance broker unless he is properly appointed or authorized. A person is also prohibited from holding himself out as an appointed insurance agent and an authorized insurance broker at the same time. It is an offense under the IO for an insurer to effect a contract of insurance through, or accept insurance business referred to it by, an insurance intermediary who has not been properly appointed or authorized.

A person intending to act as an insurance broker shall either seek authorization from the public officer appointed as the IA pursuant to the IO, or apply to become a member of a body of insurance brokers approved by the IA. In either way the insurance broker is subject to the same statutory requirements. For an insurance broker who is a member of an approved body of insurance brokers, he is also subject to the membership regulation of his own professional body which is approved by the IA.

The IA is required to maintain a register of authorized insurance brokers as well as a register of approved bodies of insurance brokers. The registers are open for public inspection. An approved body of insurance brokers is required to maintain a register of its members which contains the information required by the IA in respect of each member for public inspection.

OnePlatform Wealth Management Limited is approved as an insurance broker by Professional Insurance Brokers Association, or the PIBA, which is in turn approved by the IA as a body of insurance brokers, to carry out both long-term (including linked long-term) and general business.

Acting as MPF Intermediary

With the implementation of the Mandatory Provident Fund Schemes (Amendment) Ordinance 2012, a new statutory regulatory regime for MPF intermediaries came into operation as of November 1, 2012. Under this statutory regime, only registered MPF intermediaries (such as OnePlatform Wealth Management Limited) are allowed to engage in conducting sales and marketing activities and giving advice in relation to MPF schemes.

Under the statutory regime, the Mandatory Provident Fund Schemes Authority (the “MPFA”) is the authority to administer MPF intermediaries, issue guidelines on compliance with statutory requirements applicable to registered MPF intermediaries, and impose disciplinary sanctions. On the other hand, the IA is given the statutory role for monitoring the compliance of the registered MPF intermediaries. As a frontline regulator, the IA supervises the conduct requirements stipulated in the Mandatory Provident Fund Schemes Ordinance (Cap. 485) (MPFSO). If the IA has reasonable cause to believe that the registered MPF intermediaries may have failed to comply with the statutory conduct requirements, it may exercise the investigation powers under the MPFSO for investigating the suspected non-compliance.

Registered MPF intermediaries must comply with a set of statutory conduct requirements when they engage in conducting sales and marketing activities and giving advice in relation to MPF schemes. The MPFA has issued the Guidelines on Conduct Requirements for Registered Intermediaries to assist the registered MPF intermediaries in understanding how to comply with the conduct requirements.

The minimum standards of conduct that a registered MPF intermediary should adopt include:

•        acting honestly, fairly, in the best interests of the client and with integrity;

•        acting with care, skill and diligence;

•        advising on matters within competence;

•        having regard to client’s particulars as is necessary;

•        disclosing necessary information to the client;

•        disclosing conflicts of interest;

•        prompt and proper accounting for client assets;

•        keeping records of regulated activities;

•        establishing, maintaining and observing proper controls and procedures for securing compliance by the principal intermediary; and

•        appointing a responsible officer to use his or her best endeavors to carry out specified responsibilities in relation to the principal intermediary.

Regulation of the Asset Management Business

The Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “HKSFO”), including its subsidiary legislation, is the principal legislation regulating the securities and futures industry in Hong Kong, including the regulation of securities and futures markets and leveraged foreign exchange trading, the offering of investments to the public in Hong Kong, and intermediaries and their conduct of regulated activities. In particular, Part V of the HKSFO and the relevant guidelines and codes issued by the Securities and Futures Commission (“HKSFC”) deal with licensing and registration matters. The HKSFO is administered by the HKSFC, which is the statutory regulatory body that governs the securities and futures markets and non-bank retail leveraged foreign exchange market in Hong Kong.

In addition, the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong including its subsidiary legislation also provides that the HKSFC is responsible for authorizing the registration of prospectuses for offerings of shares and debentures in Hong Kong and/or granting exemptions from strict compliance with the provisions in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong. The HKSFO provides that the HKSFC is also responsible for authorizing certain securities (including the relevant offering documents) that are not shares or debentures.

The Hong Kong securities and futures market (with respect to listed instruments) is also governed by the rules and regulations introduced and administered by the Stock Exchange of Hong Kong Limited (the “SEHK”), and the Hong Kong Futures Exchange Limited (“HKFE”).

The HKSFC

The Securities and Futures Commission (“HKSFC”) is an independent statutory body which administers the HKSFO and is responsible for regulating the securities and the futures industry in Hong Kong. The HKSFC works to strengthen and protect the integrity and soundness of Hong Kong’s securities and futures markets for the benefit of investors and the industry.

As set out in the HKSFO, HKSFC’s regulatory objectives are:

•        to maintain and promote the fairness, efficiency, competitiveness, transparency, and orderliness of the securities and futures industry;

•        to promote understanding by the public of financial services including the operation and functioning of the securities and futures industry;

•        to provide protection for members of the public investing in or holding financial products;

•        to minimize crime and misconduct in the securities and futures industry;

•        to reduce systemic risks in the securities and futures industry; and

•        to assist the Financial Secretary of Hong Kong in maintaining the financial stability of Hong Kong by taking appropriate actions in relation to the securities and futures industry.

The HKSFC has five operational divisions, which are corporate finance, enforcement, intermediaries (including licensing and intermediaries supervision), investment products, and supervision of markets. The HKSFC is also supported by the corporate affairs and legal services divisions.

Below are some of the participants in the securities and futures market that HKSFC regulates in achieving the regulatory objectives under the HKSFO:

•        Brokers, investment advisers, fund managers, and intermediaries carrying out the regulated activities as listed in “Licensing Regime Under the HKSFO — Types of Regulated Activities” below;

•        Listed companies;

•        Hong Kong Exchanges and Clearing Limited, and

•        Market participants (including investors).

Licensing Regime Under the HKSFO

The functions of the HKSFC, as a gatekeeper of standards for individuals and corporations seeking approval to enter into the securities and futures markets of Hong Kong, include the following:

•        grant licenses to those who are appropriately qualified and can demonstrate their fitness and properness to be licensed under the HKSFO;

•        maintain online a public register of licensed persons and registered corporations;

•        monitor the ongoing compliance of licensing requirements by licensees, substantial shareholders of licensed corporations, and directors of licensed corporations; and

•        initiate policies on licensing issues.

The HKSFC operates a system of authorizing corporations and individuals (through licenses) to act as financial intermediaries. Under the HKSFO, a corporation that is not an authorized financial institution (as defined in section 2(1) of the Banking Ordinance (Cap. 155) of Hong Kong) and is:

•        carrying on a business in a regulated activity (or holding out as carrying on a regulated activity), or

•        actively marketing, whether in Hong Kong or from a place outside Hong Kong, to the public such services it provides, would constitute a regulatory activity if provided in Hong Kong, must be licensed by the HKSFC to carry out that regulatory activity, unless one of the exemptions under the HKSFO applies.

In addition to the licensing requirements on corporations, any individual who: (i) performs any regulated function in relation to a regulated activity carried on as a business, or (ii) holds himself out as performing such regulated activity, must be licensed separately under the HKSFO as a Licensed Representative accredited to his principal.

Types of Regulated Activities

The HKSFO provides a licensing regime under which a person needs a license to carry on different types of regulated activities as specified in Schedule 5 of the HKSFO. The different types of regulated activities are set out as follows:

Type 1: dealing in securities;

Type 2: dealing in futures contracts;

Type 3: leveraged foreign exchange trading;

Type 4: advising on securities;

Type 5: advising on futures contracts;

Type 6: advising on corporate finance;

Type 7: providing automated trading services;

Type 8: securities margin financing;

Type 9: asset management;

Type 10: providing credit rating services;

Type 11: Dealing in OTC derivative products or advising on OTC derivative products; and

Type 12: Providing client clearing services for OTC derivative transactions.

OnePlatform Asset Management Limited engages in asset management, distributes HKSFC-authorized funds and offers discretionary portfolio management services. It holds a Type 1 (dealing in securities) license, a Type 4 (advising on securities) license and a Type 9 (asset management) license.

For application as a licensed corporation, the applicant has to be incorporated in Hong Kong or an overseas company registered with the Companies Registry of Hong Kong. The licensed corporation has to satisfy the HKSFC that it has proper business structure, good internal control systems and qualified personnel to ensure the proper management of risks that it will encounter in carrying on the proposed regulated activities as detailed in its business plan submitted to the HKSFC. Detailed guidelines to meet the requirements and expectations of the HKSFC are contained in the following publications of the HKSFC:

•        “Guidelines on Competence”;

•        “the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission,” or the Code of Conduct;

•        “the Management, Supervision and Internal Control Guidelines for Persons Licensed by or Registered with the HKSFC”;

•        “Corporate Finance Adviser Code of Conduct”; and

•        “Fund Manager Code of Conduct.”

Responsible Officers

For each regulated activity conducted by a licensed corporation, it must appoint no less than two responsible officers, and at least one of them must be an executive director, to directly supervise the business of such regulated activity. A responsible officer is an individual approved by the HKSFC to supervise the regulated activity or activities of the licensed corporation to which he or she is accredited. For each regulated activity of a licensed corporation, it should have at least one responsible officer available at all times to supervise the business.

Qualification and Experience Required for Being a Responsible Officer

A person who intends to apply to be a responsible officer must demonstrate that he or she fulfils the requirements on both competence and sufficient authority. An applicant should possess appropriate ability, skills, knowledge, and experience to properly manage and supervise the corporation’s regulated activity or activities. Accordingly, the applicant has to fulfil certain requirements on academic and industry qualifications, relevant industry experience, management experience, and local regulatory framework paper as stipulated by the HKSFC.

Managers-in-Charge of Core Functions, or MICs

A licensed corporation is required to designate certain individuals as MICs and provide to the HKSFC information about its MICs and their reporting lines. MICs are individuals appointed by a licensed corporation to be principally responsible, either alone or with others, for managing each of the following eight core functions of the licensed corporation:

(i)     overall management oversight;

(ii)    key business lines;

(iii)   operational control and review;

(iv)   risk management;

(v)    finance and accounting;

(vi)   information technology;

(vii)  compliance; and

(viii) anti-money laundering and counter-terrorist financing.

The management structure of a licensed corporation (including its appointment of MICs) should be approved by the board of the licensed corporation. The board should ensure that each of the licensed corporation’s MICs has acknowledged his or her appointment as MIC and the particular core function(s) for which he or she is principally responsible.

Fit and Proper Requirement

Persons who apply for licenses under the HKSFO must satisfy and continue to satisfy after the grant of such licenses by the HKSFC that they are fit and proper persons to be so licensed. Generally, a fit and proper person means one who is financially sound, competent, honest, reputable, and reliable. Section 129(1) of the HKSFO sets out a number of matters that the HKSFC shall have regard to in assessing the fitness and properness of a person, an individual, corporation, or institution, which includes:

•        financial status or solvency;

•        educational or other qualifications or experience having regard to the nature of the functions to be performed;

•        ability to carry on the regulated activity concerned competently, honestly, and fairly; and

•        reputation, character, reliability, and financial integrity of the applicant and other relevant persons as appropriate.

The above fit and proper criteria serve as the fundamental basis when the HKSFC considers each license or registration application. Detailed guidelines are contained in “the Fit and Proper Guidelines,” “the Licensing Information Booklet,” and “the Guidelines on Competence” published by the HKSFC.

The Fit and Proper Guidelines apply to a number of persons including the following:

•        an individual who applies for license or is licensed under Part V of the HKSFO;

•        a licensed representative who applies for approval or is approved as a responsible officer under Part V of the HKSFO;

•        a corporation which applies for license or is licensed under Part V of the HKSFO;

•        an authorized financial institution which applies for registration or is registered under Part V of the HKSFO;

•        an individual whose name is to be or is entered in the register maintained by the Hong Kong Monetary Authority under section 20 of the Banking Ordinance (Cap. 155) of Hong Kong; and

•        an individual who applies to be or has been given consent to act as an executive director of a registered institution under section 71C of the Banking Ordinance (Cap. 155 of Hong Kong).

Section 129(2) of the HKSFO empowers the HKSFC to take into consideration any of the following in considering whether a person is fit and proper:

•        decisions made by such relevant authorities as stated in section 129(2)(a) of the HKSFO or any other authority or regulatory organization, whether in Hong Kong or elsewhere, in respect of that person;

•        in the case of a corporation, any information relating to: (i) any other corporation within the group of companies; or (ii) any substantial shareholder or officer of the corporation or of any of its group companies;

•        in the case of a corporation licensed under section 116 or 117 of the HKSFO or registered under section 119 of the HKSFO or an application for such license or registration: (i) any information relating to any other person who will be acting for or on its behalf in relation to the regulated activity; and (ii) whether the person has established effective internal control procedures and risk management systems to ensure its compliance with all applicable regulatory requirements under any of the relevant provisions;

•        in the case of a corporation licensed under section 116 or section 117 of the HKSFO or an application for the license, any information relating to any person who is or to be employed by, or associated with, the person for the purposes of the regulated activity; and

•        the state of affairs of any other business which the person carries on or proposes to carry on.

The HKSFC is obliged to refuse an application to be licensed if the applicant fails to satisfy the HKSFC that the applicant is a fit and proper person to be licensed. The onus is on the applicant to make out a case that the applicant is fit and proper to be licensed for the regulated activity.

Continuing Obligations of Licensed Corporations

Licensed corporations, licensed representatives, and responsible officers must remain fit and proper as defined under the HKSFO at all times. They are required to comply with all applicable provisions of the HKSFO and its subsidiary rules and regulations as well as the codes and guidelines issued by the HKSFC. Outlined below are some of the key continuing obligations of the licensed corporations within the Group under the HKSFO:

•        maintenance of minimum paid-up share capital and liquid capital, and submission of financial returns to the HKSFC in accordance with the requirements under the Securities and Futures (Financial Resources) Rules (as discussed in more detail below);

•        maintenance of segregated account(s), and custody and handling of client securities in accordance with the requirements under the Securities and Futures (Client Securities) Rules (Chapter 571H of the Laws of Hong Kong);

•        maintenance of segregated account(s), and holding and payment of client money in accordance with the requirements under the Securities and Futures (Client Money) Rules (Chapter 571I of the Laws of Hong Kong);

•        maintenance of proper records in accordance with the requirements prescribed under the Securities and Futures (Keeping of Records) Rules (Chapter 571O of the Laws of Hong Kong); maintenance of insurance against specific risks for specified amounts in accordance with the requirements under the Securities and Futures (Insurance) Rules (Chapter 571AI of the Laws of Hong Kong);

•        payment of annual fees and submission of annual returns to the HKSFC within one month after each anniversary date of the license; and

•        implementation of appropriate policies and procedures relating to client acceptance, client due diligence, record keeping, identification, and reporting of suspicious transactions and staff screening, education, and training in accordance with the requirements under the Guideline on Anti-Money Laundering and Counter-Terrorist Financing issued by the HKSFC.

Obligation for Substantial Shareholders

A person shall, in relation to a corporation, be regarded as a substantial shareholder of the corporation if he, either alone or with any of his associates:

(i)     has an interest in shares in the corporation:

(a)     the aggregate number of which shares is equal to more than 10% of the total number of issued shares of the corporation; or

(b)    which entitles the person, either alone or with any of his associates and either directly or indirectly, to exercise or control the exercise of more than 10% of the voting power at general meetings of the corporation; or

(ii)    holds shares in any other corporation which entitles him, either alone or with any of his associates and either directly or indirectly, to exercise or control the exercise of 35% or more of the voting power at general meetings of the other corporation, or of a further corporation, which is itself entitled, either alone or with any of its associates and either directly or indirectly, to exercise or control the exercise of more than 10% of the voting power at general meetings of the corporation.

A person shall be regarded as being entitled to exercise or control the exercise of 35% or more of the voting power at general meetings of a corporation indirectly if he, either alone or with any of his associates, has an interest in shares in a further corporation which entitles him, either alone or with any of his associates, to exercise or control the exercise of 35% or more of the voting power at general meetings of the further corporation which is itself entitled, either alone or with any of its associates, to exercise or control the exercise of 35% or more of the voting power at general meetings of the first-mentioned corporation.

Under section 132 of the HKSFO, a person (including a corporation) has to apply for HKSFC’s approval prior to becoming or continuing to be, as the case may be, a substantial shareholder of a corporation licensed under section 116 of the HKSFO. A person who has become aware that he has become a substantial shareholder of a licensed corporation without HKSFC’s prior approval should, as soon as reasonably practicable and in any event within three Business Days after he becomes so aware, apply to the HKSFC for approval to continue to be a substantial shareholder of the licensed corporation.

Trading Rights

In addition to the licensing requirements under the HKSFO, the rules promulgated by the SEHK and the HKFE require any person who wishes to trade on or through their respective facilities to hold a trading right, or Trading Right. The Trading Right confers on its holder the eligibility to trade on or through the relevant exchange. However, the holding of a Trading Right does not, of itself, permit the holder to actually trade on or through the relevant exchange. In order to do this, it is also necessary for the person to be registered as a participant of the relevant exchange in accordance with its rules.

Stock Exchange Trading Rights and Futures Exchange Trading Rights are issued by the SEHK and HKFE at a fee and in accordance with the procedures set out in their respective rules. Alternatively, Stock Exchange Trading Rights and Futures Exchange Trading Rights can be acquired from existing Trading Right holders subject to the rules of the respective exchanges

Supervision by the HKSFC

HKSFC supervises licensed corporations and intermediaries operating in the market. HKSFC conducts on-site inspections and off-site monitoring to ascertain and supervise intermediaries’ business conduct and compliance with relevant regulatory requirements and to assess and monitor the financial soundness of intermediaries.

Disciplinary Power of the HKSFC

Under Part IX of the HKSFO and subject to the due process for exercising disciplinary powers laid down in section 198 of the HKSFO, the HKSFC may exercise any of the following disciplinary actions against a regulated person (including a licensed person or a registered institution) if that person is found to be guilty of misconduct or the HKSFC is of the opinion that a regulated person is not fit and proper to be or remain the same type of regulated person (sections 194 and 196 of the HKSFO):

•        revocation or suspension of a license or a registration;

•        revocation or suspension of part of a license or registration in relation to any of the regulated activities for which a regulated person is licensed or registered;

•        revocation or suspension of the approval granted to a responsible officer;

•        public or private reprimand on a regulated person;

•        prohibition of a regulated person from applying to be licensed or registered or to be approved as a responsible officer;

•        prohibition of a regulated person from applying to be given consent to act or continue to act as an executive officer of a registered institution;

•        prohibition of a regulated person from re-entry to be licensed or registered; and

•        pecuniary penalty of not exceeding the amount of HK$10 million or three times the amount of the profit gained or loss avoided as a result of the misconduct.

Real Estate Agency Regulation

OnePlatform International Property Limited is exempt from the requirement to obtain an estate agent’s license or a salesperson’s license from the Estate Agents Authority (“EAA”) under the Estate Agents Ordinance (Cap. 511), as its agency activities are solely for overseas properties. The Estate Agents Ordinance (Cap. 511) provides for the setting up of EAA to regulate the practices of estate agents and salespersons through the implementation of a licensing system. The persons are required to hold a valid license issued by EAA if they engage in estate agency work in relation to properties both inside and outside Hong Kong. According to Cap. 511B — Estate Agents (Exemption from Licensing) Order, OnePlatform International Property Limited is exempt from the requirement to hold a license.

Money Lending Regulation

The Money Lenders Ordinance (Chapter 163 of the Laws of Hong Kong) (the “MLO”) and the Money Lenders Regulations (Chapter 163A of the Laws of Hong Kong) (the “MLR” and together with the MLO, the “Relevant Statutes,”) are the principal laws which govern money lending businesses in Hong Kong. The Relevant Statutes provide that, subject to certain exemptions, a person carrying on business as a money lender in Hong Kong must obtain a license to carry on such business under the MLO (i.e., a Money Lenders License). The Relevant Statutes also provide for, amongst other things:

•        the control and regulation of money lenders and their money lending transactions;

•        the appointment of the Registrar of Money Lenders and the licensing of persons carrying on business as money lenders; and

•        the protection and relief against excessive interest rates and extortionate stipulations in respect of loans.

The MLR govern administrative matters in relation to the operation of money lender businesses, including applications and renewals of Money Lender Licenses. Hong Kong Credit Corporation Limited and OnePlatform Credit Limited hold Money Lenders Licenses and are obligated to follow such requirements when making relevant applications and conducting their money lending business.

Governing Authorities

There are three principal authorities involved in the regulation of the money lending industry in Hong Kong and the enforcement of the relevant laws, namely:

•        the Licensing Court — comprising a magistrate sitting alone and responsible for determination of applications for and granting or renewing of Money Lenders Licenses;

•        the Registrar of Money Lenders — responsible for processing new applications and renewal applications for Money Lenders Licenses, endorsements on Money Lenders Licenses and maintaining a register of money lenders for inspection by members of the public. The Registrar of Companies presently performs the above functions of the Registrar of Money Lenders; and

•        the Commissioner of Police — responsible for carrying out investigations in respect of applications for Money Lenders Licenses, and enforcement of the MLO.

Licensing History and Compliance with the Money Lenders Ordinance

The TAG Business’s money lending business is conducted by TAG Asia Capital Holdings Limited’s wholly-owned subsidiaries, Hong Kong Credit Corporation Limited and OnePlatform Credit Limited. Hong Kong Credit Corporation Limited commenced its money lending business on 26 May 2016 after obtaining its Money Lenders License. The Money Lenders License of Hong Kong Credit Corporation Limited has been successfully renewed annually and is valid until May 26, 2022. OnePlatform Credit Limited commenced its money lending business on May 24, 2016 after obtaining its Money Lenders Licence. The Money Lenders License of OnePlatform Credit Limited has been successfully renewed annually and is valid until May 24, 2022. The management of the TAG Business expects that further renewal of both Money Lenders Licenses will be routine.

Pursuant to section 23 of the MLO, a money lender shall not be entitled to recover any money lent by it or any interest in respect thereof or to enforce any agreement made or security taken in respect of any loan unless it can show that at the date of the loan or the making of the agreement or the taking of the security (as the case may be) it had a Money Lenders License. However, if the court is satisfied that given the circumstances it would be inequitable if a money lender that was not licensed at the relevant time was not entitled to recover such money or interest or to enforce such agreement or security, a court may order that the money lender is entitled to recover such money or interest or to enforce such agreement or security to such extent, and subject to such modifications or exceptions, as the court considers equitable.

Money Lenders License

The MLO prohibits a person from carrying on business as a money lender (i) without a Money Lenders License; (ii) at any premises other than that specified in the Money Lenders License; or (iii) otherwise than in accordance with the conditions of the Money Lenders License. Every Money Lenders License shall authorize the person or entity named therein to carry on business as a money lender for a period of 12 months from the day it is granted, or from the day immediately following the previous expiry date in the case of a renewed license. A Money Lenders License is not generally transferable and a licensee may apply for the renewal of its license within a period of three months prior to the expiration of its Money Lenders License.

Regulations of Money Lending Transactions

(I) Money Lenders Ordinance

The MLO imposes a number of regulations on the transactions and arrangements which may be conducted by a licensed money lender, such as, including but not limited to, the following:

(a) Requirement of a written agreement

Section 18 of the MLO provides that no agreement for the repayment of money lent by a money lender or for the payment of interest on money so lent, and no security given to any money lender in respect of any such agreement or loan shall be enforceable unless a note or written memorandum of the agreement (containing the information specified in the MLO) is signed personally by the borrower within seven days after making of the agreement, and a copy of such note or memorandum is given to the borrower at the time of signing. The note or memorandum shall contain all the terms of the agreement and in particular shall set out:

(i)     the name and address of the money lender;

(ii)    the name and address of the borrower;

(iii)   the name and address of the surety, if any;

(iv)   the amount of the principal of the loan in words and figures;

(v)    the date of the making of the agreement;

(vi)   the date of the making of the loan;

(vii)  the terms of repayment of the loan;

(viii) the form of security for the loan, if any;

(ix)   the rate of interest charged on the loan; and

(x)    a declaration as to the place of negotiation and completion of the agreement for the loan.

Section 18(3) of the MLO states that, if the court before which the enforceability of any agreement or security comes into question is satisfied that in all the circumstances it would be inequitable that any such agreement or security which does not comply with section 18 should be held not to be enforceable, the court may order that such agreement is enforceable to such extent, and subject to such modifications or exceptions, as the court considers equitable.

(b) Duty to give information to borrower

Section 19 of the MLO stipulates that a licensed money lender shall, on demand in writing being made by the borrower provide a statement signed by the licensed money lender or their agent, to the borrower or any other person specified by the borrower in the borrower’s demand, showing certain information including but not limited to:

(i)     the date on which the loan was made, the amount of principal and the interest rate charged;

(ii)    the amount of any payments already received by the money lender and the date(s) of such payments; and

(iii)   the amount not yet due which remains outstanding, and the date on which it will become due.

A licensed money lender who fails to comply with section 19 of the MLO without reasonable excuse within one month after the demand has been made by the borrower shall not, as long as the default continues, be entitled to sue the borrower or recover any sum due, whether for principal or interest, under the agreement, and that interest shall not be chargeable during the period of default.

(c) Borrowers entitled to early repayment

Section 21 of the MLO provides that any borrower under any agreement for the loan of money by a licensed money lender is entitled to, by giving written notice to the licensed money lender at any time, make early repayment of all outstanding principal under the agreement together with the relevant interest calculated up to the date of such early payment to discharge the borrower’s indebtedness under the agreement.

(d) Terms rendering an agreement illegal

Section 22 of the MLO renders any agreement made for the loan of money by a money lender illegal if it provides directly or indirectly for:

(i)     the payment of compound interest;

(ii)    prohibition of repayment of the loan by instalments; or

(iii)   the rate or amount of interest being increased by reason of any default in

(iv)   the payment of sums due under the agreement.

However, if default is made in the payment upon the due date of any sum payable under the agreement, whether in respect of principal or interest, the money lender shall be entitled to charge simple interest, on that sum from the date of the default until the sum is paid at an effective rate not exceeding the effective rate payable in respect of the principal apart from any default, and any interest so charged shall not be reckoned for the purposes of the MLO as part of the interest charged in respect of the loan. According to section 2 of the MLO, the effective interest rate, in relation to interest, means the true annual percentage rate of interest calculated in accordance with Schedule 2 of the MLO.

However, when deciding on the legality of any agreement, if the court is satisfied that in all the circumstances of a particular case, it would be inequitable for any agreement which does not comply with section 22 of the MLO to be held unenforceable, the court may order that such agreement is enforceable to such extent, and subject to such modifications or exceptions, as the court considers equitable.

(e) Maximum interest rate chargeable by a money lender

Section 24 of the MLO stipulates that it is a criminal offence for any person (whether a licensed money lender or not) who is subject to the MLO to lend or offer to lend money at an effective rate of interest which exceeds 60% per annum. No agreement for the repayment of, or for the payment of interest on, any such loan and no security given in respect of any such agreement or loan shall be enforceable in any case.

(f) Authority of the court to re-open loan transactions as it may think fit

Section 25 of the MLO provides that if in any proceedings for the recovery of any money lent or the enforcement of any agreement or security in respect of any loan, the court is satisfied the transaction is extortionate, the court may re-open the transaction and make such orders and give such directions as it may think fit. A transaction is extortionate if (i) it requires the borrower or his or her relative to make payments (whether unconditionally or on certain contingencies) which are grossly exorbitant; or (ii) it otherwise grossly contravenes ordinary principles of fair-dealing. Any agreement for the repayment of a loan or for the payment of interest on a loan in respect of which the effective rate of interest exceeds 48% per annum shall be presumed to be a transaction which is extortionate.

(g) Requirements with respect to money-lending advertisements

Section 26 of the MLO provides for certain requirements with which a money lender must comply with respect to any advertisement, circular, business letter or other similar document that it issues or publishes for the purposes of its business as a money lender.

(h) Incidental charge for granting of loans not allowed

Section 27 of the MLO renders any agreement entered into between a licensed money lender and a borrower (or intending borrower) to provide for the payment by the borrower to the licensed money lender of any sum for or on account of costs, charges or expenses (other than stamp duties or similar duties) incidental to or relating to the negotiations for or the granting of the loan or proposed loan or the guaranteeing or securing of the repayment thereof illegal. It is also illegal for any licensed money lender or their partner, employer, employee, principal or agent or any person acting for or in collusion with any licensed money lender to charge, recover or receive any sum as for or on account of any such costs, charges or expenses (other than stamp duties or similar charges) or to demand or receive any remuneration or reward whatsoever from a borrower or intending borrower for or in connection with or preliminary to procuring, negotiating or obtaining any loan made or guaranteeing or securing the repayment of a loan.

(i) Exempt loans from the provisions of the Money Lenders Ordinance

As detailed in Part 2, Schedule I of the MLO, certain types of loans are exempted from the provisions of the MLO (except sections 24 and 25 as described above, which apply to any person (whether a licensed money lender or not)) unless exempt. These types of loans include, amongst others, (i) loans made bona fide by an employer to its employee; (ii) loans made to a company secured by certain registrable mortgages, charges, liens or other encumbrances; (iii) loans made under bona fide credit card schemes; (iv) loans made bona fide for the purchase of immovable property on the security of a mortgage; (v) loans made to a company the shares or debentures of which are listed on a recognized stock market; and (vi) loans made to a company that has a paid-up share capital of not less than HK$1.0 million or an equivalent amount.

(j) Conviction of offence under the Money Lenders Ordinance

Section 29 of the MLO sets out certain provisions which if breached would be offences. These include (but are not limited to) carrying on a business as a money lender without a license, providing false information in respect of an application for a license, failure to make a note or memorandum in writing of an agreement in compliance with section 18, failure to provide a borrower with a statement in compliance with section 19, publishing an advertisement in contravention of section 26 and charging a borrower for costs, charges or expenses in contravention of section 27 of the MLO.

(k) Compliance

Hong Kong Credit Corporation Limited and OnePlatform Credit Limited have employed the services of an external law firm to review their standard money lending documentation to ensure that such documentation is in compliance with the requirements of the MLO. Thus far, they have not been the subject of any enforcement procedures under the MLO.

(II) Money Lenders Regulations

The MLR govern administrative matters in relation to the operation of money lender businesses, including applications and renewals of Money Lenders Licences. Hong Kong Credit Corporation Limited and OnePlatform Credit Limited have to follow such requirements when making relevant applications and conducting their money lending business.

(III) Code of Money Lending Practice

The Code of Money Lending Practice (the “Code”), is issued by The Hong Kong S.A.R. Licensed Money Lenders Association Limited (the “LMLA”), and is a non-statutory code issued on a voluntary basis observed by members of the LMLA. The Code sets out certain best practices for money lending services, and the major clauses of the Code include:

(i)     the terms and conditions should, where applicable, highlight the relevant interest rates or the basis on which this will be determined, and the customers’ liabilities and obligations in the use of a service. In drawing up terms and conditions for the services, members should have due regard to applicable laws in Hong Kong;

(ii)    licensed money lenders should at all times comply with the Personal Data Privacy Ordinance (Chapter 486 of the Laws of Hong Kong) in the collection, use and holding of customer information. They should also comply with any relevant codes of practice issued or approved by the Privacy Commissioner for Personal Data giving practical guidance on compliance with the Personal Data Privacy Ordinance;

(iii)   approval of loans should be subject to members’ credit assessment, which should take into account the applicant’s ability to repay. Licensed money lenders should endeavor to ensure that a prospective borrower understands the principal terms and conditions of any borrowing arrangement, such as the interest rates and terms of repayment; and

(iv)   licensed money lenders should have proper systems and procedures in place for the selection of debt collection service providers and the monitoring of their performance. They should also establish procedures to handle complaints received from customers and should bring apparently illegal behavior by debt collection service providers to the attention of the police.

Fintech

Fintech itself is a holding company, and the companies in which it holds shareholdings are subject to regulations in the markets in which they operate. Its operating subsidiary, Tandem Fintech Limited, provides a platform for the TAG Business’s licensed entities, including OnePlatform Wealth Management Limited and OnePlatform Asset Management, to conduct business and is not itself a licensed entity in Hong Kong.

Regulation of Licensed Corporations in Hong Kong

The laws and regulations to which licensed corporations are subject in Hong Kong provide for the following:

•        A licensed corporation and any associated entity of the licensed corporation must maintain segregated account(s), and custody and handling of client securities in accordance with the requirements of the Securities and Futures (Client Securities) Rules (Chapter 571H of the Laws of Hong Kong) (SFCSR). The SFCSR sets out how intermediaries and any associated entity of the licensed corporation should manage client securities and securities collateral that are listed or traded on the SEHK, and are received or held in Hong Kong by or on behalf of the intermediary or any associated entity of the licensed corporation in the course of the conduct of any regulated activity for which the intermediary is licensed or registered.

•        A licensed corporation and any associated entity of the licensed corporation must maintain segregated account(s), and holding and payment of client money in accordance with the requirements under the Securities and Futures (Client Money) Rules (Chapter 571I of the Laws of Hong Kong) (SFCMR). The SFCMR sets out the requirements to ensure proper handling of client money.

•        A licensed corporation must issue contract notes, statements of accounts and receipts in accordance with the requirements under the Securities and Futures (Contract Notes, Statements of Account and Receipts) Rules (Chapter 571Q of the Laws of Hong Kong) (SFCNR) unless an exemption applies.

•        A licensed corporation must keep records in accordance with the requirements under the Securities and Futures (Keeping of Records) Rules (Chapter 571O of the Laws of Hong Kong) (SFKRR). The SFKRR requires licensed corporations to keep proper records.

•        A licensed corporation must submit its audited accounts and other required documents in accordance with the requirements under the Securities and Futures (Accounts and Audit) Rules (Chapter 571P of the Laws of Hong Kong) (SFAAR).

•        Licensed corporations are required to comply with applicable anti-money laundering laws and regulations in Hong Kong. The four main pieces of legislation that apply to licensed corporations in Hong Kong that are concerned with anti-money laundering and counterterrorist financing are the Anti-Money Laundering and Counter-Terrorist Financing Ordinance (the “AMLO”), Cap. 615, the Drug Trafficking (Recovery of Proceeds) Ordinance (Chapter 405 of the Laws of Hong Kong) (the “DTROP”), the Organised and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong) (the “OSCO”) and the United Nations (Anti-Terrorism Measures) Ordinance (Chapter 575 of the Laws of Hong Kong) (the “UNATMO”).

•        A licensed corporation must maintain insurance against specific risks for specific amounts in accordance with the requirements under the Securities and Futures (Insurance) Rules (Chapter 571AI of the Laws of Hong Kong) unless exempt. A licensed corporation must notify the HKSFC of certain changes and events, in accordance with the requirements under the Securities and Futures (Licensing and Registration) (Information) Rules (Chapter 571S of the Laws of Hong Kong).

PRC Regulations

The laws of the People’s Republic of China (“PRC”) regulate and require licensing for persons who engage in the investment management and investment advisory business in the PRC. However, PRC laws do not require registration or licensing in the PRC for persons who provide investment advisory services in jurisdictions outside of the PRC, including Hong Kong. Currently, OnePlatform Wealth Management Limited and OnePlatform Asset Management Limited have no operations in the PRC and are therefore not subject to PRC regulations.

Regulation Related to Personal Data

The nature of the TAG Business’s business inevitably requires that it collects, keeps, and make use of its customers’ and potential customers’ personal data on a frequent and regular basis. As a result, the TAG Business has to follow the data protection principles of the Personal Data Privacy Ordinance (Chapter 486 of the Laws of Hong Kong) (the “PDPO”). The TAG Business informs its customers of their rights under the PDPO and the purpose for which their data may be used.

Although the TAG Business owes a duty of confidentiality to its customers under the relevant laws and regulations on protection of data privacy as well as under the general law of confidentiality, it is required, and is entitled to report any suspicious cases to the relevant authorities. Legislation in Hong Kong, such as the AMLO, DTROP, OSCO, and UNATMO require that disclosure of certain suspicious transactions be made under the legislation. Such disclosures are not to be treated as a breach of any restriction upon the disclosure of information imposed by contract or by any enactment, rule of conduct or other legislation provision, and any person making such disclosure shall not be liable in damages for any loss which may arise out of such disclosure.

Further, section 58 of the PDPO provides that if personal data is used for any of the purposes referred to in section 58(1) of the PDPO (which includes but is not limited to prevention or detection of crime, prosecution or detention of offenders, and prevention, preclusion or remedying of unlawful or seriously improper conduct or dishonesty or malpractice by persons, etc.) (“Exempted Matters”) and the application of the personal data protection principle in relation to such use would likely prejudice any of the Exempted Matters, then: (i) such personal data is exempted from the provisions of such data protection principle; and (ii) if there are proceedings against any person for a contravention of any of those provisions of the PDPO, it shall be a defence if that person can show that they have reasonable grounds for believing that failure to so use the data would have been likely to prejudice any of the Exempted Matters.

Part 6A of the PDPO imposes regulations on the use and provision of personal data in direct marketing. Under Part 6A, if customers’ personal data is intended to be used in direct marketing, customers must be notified and their consent must be obtained before using or transferring any of their personal data to another person. Furthermore, customers must be notified of their opt-out right when using their personal data in direct marketing for the first time. Customers are entitled to require the TAG Business to cease using their personal data at any time. Customers shall not be charged for compliance with Part 6A of the PDPO.

Regulation Related to Employment and Labor Protection

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong) (the “EO”) is an ordinance enacted for, amongst other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong) (the “ECO”) is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HK$100,000,000 per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine of HK$100,000 and imprisonment for two years. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed. Any employer who, without reasonable cause, contravenes this requirement commits a criminal offence and is liable on conviction to a fine of HK$10,000. The TAG Business believes that it has taken sufficient employee compensation insurance for its employees required under the ECO.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinary (Chapter 485 of the Laws of Hong Kong (the “MPFSO”) is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes, or the MPF Schemes. The MPFSO requires every employer of an employee (other than exempt persons) of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. For a monthly-paid employee, the maximum relevant income level is HK$30,000 per month and the maximum amount of contribution payable by the employer to the MPF Scheme is HK$1,500. Any employer who, without reasonable cause, contravenes this requirement commits a criminal offence and is liable on conviction to a fine of HK$350,000 and imprisonment for three years, and to a daily penalty of HK$500 for each day on which the offence is continued. As of the date of this proxy statement, the TAG Business believes that it has made all contributions required under the MPFSO.

Plan of Distribution

Each Selling Shareholder of the AGBA Shares that comprise the Aggregate Stock Consideration and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market for such securities or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits subscribers;

•        block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        settlement of short sales;

•        in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        a combination of any such methods of sale; or

•        any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for a subscriber of securities, from such subscriber) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed AGBA that, other than as disclosed in this prospectus, it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

AGBA is required to pay certain fees and expenses incurred incident to the registration of the securities.

AGBA has also agreed to keep this prospectus effective until the earlier of (i) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect, or (ii) they may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, as determined by Post-Combination Company. The resale securities will be sold only through registered or licensed brokers or dealers, if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the ordinary shares by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each any subscriber at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Experts

The audited combined financial statements of OnePlatform Holdings Limited and Subsidiaries, and TAG Asia Capital Holdings Limited and Subsidiaries (collectively referred to as the “Company”) as of December 31, 2021 and 2020 and for each of the two-year period ended December 31, 2021 have been included in this prospectus in reliance on the report of Friedman LLP, an independent registered public accounting firm, to the extent set forth in their report (which contains an explanatory paragraph relating to substantial doubt about the ability of the Company to continue as a going concern as described in Note 3 to the combined financial statements) appearing elsewhere in this prospectus and are included herein in reliance upon the authority of the said firm as experts in accounting and auditing.

The financial statements of AGBA as of December 31, 2021 and 2020 and the related statements of operations, shareholders’ deficit and cash flow for the two-year period ended December 31, 2021, included in this prospectus have been audited by Friedman LLP, an independent registered public accounting firm, to the extent set forth in their report (which contains an explanatory paragraph relating to substantial doubt about the ability of AGBA to continue as a going concern as described in Note 1 to the financial statements and an explanatory paragraph relating to the restatement as described in Note 2 to the financial statements) appearing elsewhere in this prospectus and are included herein in reliance upon the authority of Friedman LLP as experts in accounting and auditing.

Legal Matters

BTPLaw LLC will pass upon the validity of the securities offered hereby.

INterests of Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock, was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in AGBA, TAG, or the Post-Combination Company. Nor was any such person connected with AGBA, TAG, or the Post-Combination Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our ordinary shares offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our ordinary shares, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus concerning the contents of any contract or any other document is not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement is this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, prospectus and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

AGBA ACQUISITION LIMITED

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED

AGBA ACQUISITION LIMITED
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash	$33,356	$164,863
Total current assets	33,356	164,863
Cash and investments held in Trust Account	40,989,461	40,441,469

TOTAL ASSETS	$41,022,817	$40,606,332

LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ DEIFICIT
Current liabilities:
Accrued liabilities	$2,936	$16,733
Note payable	4,257,382	3,710,390
Amount due to related party	1,157,787	952,761
Total current liabilities	5,418,105	4,679,884
Warrant liabilities	520,000	490,000
Deferred underwriting compensation	1,840,000	1,840,000

TOTAL LIABILITIES	7,778,105	7,009,884

Commitments and contingencies
Ordinary shares, subject to possible redemption: 3,646,607 and 3,646,607 shares, as of March 31, 2022 and December 31, 2021 (at redemption value of $11.24 and $11.09 per share)	40,989,461	40,441,469

Shareholders’ deficit:
Ordinary shares, $0.001 par value; 100,000,000 shares authorized; 1,375,000 shares issued and outstanding (excluding 3,646,607 shares subject to possible redemption)	1,375	1,375
Accumulated deficit	(7,746,124)	(6,846,396)

Total shareholders’ deficit	(7,744,749)	(6,845,021)

TOTAL LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ DEFICIT	$41,022,817	$40,606,332

See accompanying notes to unaudited condensed consolidated financial statements.

AGBA ACQUISITION LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE LOSS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Three months ended March 31,
	2022	2021
General and administrative expenses	$(322,739)	$(133,043)
Total operating expenses	(322,739)	(133,043)

Other income
Change in fair value of warrant liabilities	(30,000)	(10,000)
Dividend income	1,000	563
Interest income	3	10,676
Total other income (expense)	(28,997)	1,239
Loss before income taxes	(351,736)	(131,804)
Income taxes	—	—

NET LOSS	(351,736)	(131,804)

Other comprehensive loss:
Change in unrealized gain on available for sale securities	—	(10,173)

COMRPEHENSIVE LOSS	$(351,736)	$(141,977)

Basic and diluted weighted average shares outstanding, ordinary share subject to possible redemption	3,646,607	4,243,062
Basic and diluted net (loss) income per share, ordinary share subject to possible redemption	$(0.03)	$0.01
Basic and diluted weighted average shares outstanding, ordinary share attributable to AGBA Acquisition Limited	1,375,000	1,375,000
Basic and diluted net loss per share, ordinary share attributable to AGBA Acquisition Limited	$(0.18)	$(0.13)

See accompanying notes to unaudited condensed consolidated financial statements.

AGBA ACQUISITION LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF
CHANGES IN SHAREHOLDERS’ DEFICIT
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Three months ended March 31, 2022
	Ordinary shares		Accumulated deficit	Total shareholders’ deficit
	No. of shares	Amount
Balance as of January 1, 2022	1,375,000	$1,375	$(6,846,396)	$(6,845,021)
Accretion of carrying value to redemption value			(547,992)	(547,992)
Net loss for the period	—	—	(351,736)	(351,736)
Balance as of March 31, 2022	1,375,000	$1,375	$(7,746,124)	$(7,744,749)
	Three months ended March 31, 2021
	Ordinary shares		Accumulated other comprehensive income	Accumulated deficit	Total shareholders’ deficit
	No. of shares	Amount
Balance as of January 1, 2021 (Restated)	1,375,000	$1,375	$10,173	$(1,492,525)	$(1,480,977)
Accretion of carrying value to redemption value	—	—	—	(2,845,420)	(2,845,420)
Unrealized holding gain on available-for-sales securities	—	—	482	—	482
Realized holding loss on available-for-sale securities	—	—	(10,655)	—	(10,655)
Net loss for the period	—	—	—	(131,804)	(131,804)
Balance as of March 31, 2021	1,375,000	$1,375	$—	$(4,469,749)	$(4,468,374)

See accompanying notes to unaudited condensed consolidated financial statements.

AGBA ACQUISITION LIMITED
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Three months ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(351,736)	$(131,804)
Adjustments to reconcile net loss to net cash used in operating activities
Change in fair value of warrant liabilities	30,000	10,000
Interest income dividend income earned in cash and investments held in Trust Account	(1,000)	(11,239)

Change in operating assets and liabilities:
Decrease in prepayments	—	23,771
Decrease increase in accrued liabilities	(13,797)	(24,034)
Cash used in operating activities	(336,533)	(133,306)

Cash flows from financing activities
Advance from a related party	205,026	30,871
Net cash provided by financing activities	205,026	30,871

NET CHANGE IN CASH	(131,507)	(102,435)

Cash, beginning of period	164,863	672,443

Cash, end of period	$33,356	$570,008

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING ACTIVITIES:
Change in unrealized loss in Trust Account	$—	$(10,173)
Accretion of carrying value to redemption value	$(547,992)	$—
Changes in ordinary shares subject to possible redemption	$—	$141,977
Decrease in underwriting commission due to share redemption	$—	$127,396
Proceeds of a promissory note deposited in Trust Account by a founder shareholder	$546,992	$594,466
Cash payout to shareholders directly released from Trust Account due to share redemption	$—	$6,680,520

See accompanying notes to unaudited condensed consolidated financial statements.

AGBA ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND

AGBA Acquisition Limited (“AGBA” and the “Company”) is a newly organized blank check company incorporated on October 8, 2018, under the laws of the British Virgin Islands for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities (an “initial business combination”). Although the Company is not limited to a particular geographic region, the Company intends to focus on operating businesses in the healthcare, education, entertainment and financial services sectors that have their principal operations in China.

AGBA Merger Sub I Limited (“AMSI”) is a company incorporated on November 26, 2021, under the laws of the British Virgin Island for the purpose of effecting the business combination. AMSI is wholly owned by AGBA.

AGBA Merger Sub II Limited (“AMSII”) is a company incorporated on November 26, 2021, under the laws of the British Virgin Island for the purpose of effecting the business combination. AMSII is wholly owned by AGBA.

All activities through March 31, 2022 relates to the Company’s formation, completion of its initial public offering which occurred on May 16, 2019 and negotiation and consummation of the proposed business combination with TAG Holdings Limited (“TAG.”) The Company will not generate any operating revenues until after the completion of a business combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering, which proceeds are held in trust.

The Company has selected December 31 as its fiscal year end and tax year end.

The accompanying unaudited condensed consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Financing

The registration statement for the Company’s initial public offering (the “Public Offering” as described in Note 4, “IPO”) was declared effective by the United States Securities and Exchange Commission (“SEC”) on May 13, 2019. The Company consummated the Public Offering on May 16, 2019 of 4,600,000 units at $10.00 per unit (the “Public Units”) and sold to the sponsor to purchase 225,000 units at $10 per unit (the “Private Units”). The Company received net proceeds of $46,716,219. The Company incurred $2,559,729 in initial public offering related costs, including $2,175,948 of underwriting fees and $383,781 of initial public offering costs.

Trust Account

Upon the closing of the Public Offering and the private placement, $46,000,000 was placed in a trust account (the “Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee. The funds held in the Trust Account can be invested in United States government treasury bills, bonds or notes, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act until the earlier of (i) the consummation of the Company’s initial business combination and (ii) the Company’s failure to consummate a business combination within 36 months (unless extended) from the closing of the Public Offering. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, the interest earned on the Trust Account balance may be released to the Company to pay the Company’s tax obligations.

AGBA ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND (cont.)

Business Combination

Pursuant to Nasdaq listing rules, the Company’s initial business combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the funds in the Trust Account (excluding any deferred underwriter’s fees and taxes payable on the income earned on the Trust Account), which the Company refers to as the 80% test, at the time of the execution of a definitive agreement for its initial business combination, although the Company may structure a business combination with one or more target businesses whose fair market value significantly exceeds 80% of the Trust Account balance. If the Company is no longer listed on Nasdaq, it will not be required to satisfy the 80% test. The Company currently anticipates structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses.

The Company may, however, structure a business combination where the Company merges directly with the target business or where the Company acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but the Company will only complete such business combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test.

As set forth in the memorandum of association, the objects for which are established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law or as the same may be revised from time to time, or any other law of the British Virgin Islands.

The Company’s amended and restated memorandum and articles of association contains provisions designed to provide certain rights and protections to its ordinary shareholders prior to the consummation of the initial business combination. These provisions cannot be amended without the approval of 65% (or 50% if approved in connection with the initial business combination) of the Company’s outstanding ordinary shares attending and voting on such amendment. Since inception, the Company has sought to amend provisions of the amended and restated memorandum and articles of association relating to shareholders’ rights three times (at the February 5, 2021, November 2, 2021 and May 3 2022 shareholders’ meeting). Each time, the Company provided dissenting public shareholders with the opportunity to redeem their public shares in connection with any such vote on any proposed amendments to the amended and restated memorandum and articles of association.

The Company will either seek shareholder approval of any business combination at a meeting called for such purpose at which shareholders may seek to convert their shares into their pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, or provide shareholders with the opportunity to sell their shares to the Company by means of a tender offer for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid. These shares have been recorded at redemption value and are classified as temporary equity, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a business combination only if it will have net tangible assets of at least $5,000,001 upon consummation of the business combination and, solely if shareholder approval is sought, a majority of the outstanding ordinary shares of the Company voted are voted in favor of the business combination.

In connection with any shareholder vote required to approve any business combination, the initial shareholder s have agreed (i) to vote any of their respective shares, including the ordinary shares sold to the initial shareholders in connection with the organization of the Company (the “Initial Shares”), ordinary shares included in the Private Units sold in the private placement, and any ordinary shares which were initially issued in connection with the Public Offering, whether acquired in or after the effective date of the Public Offering, in favor of the initial business combination and (ii) not to convert such respective shares into a pro rata portion of the Trust Account or seek to sell their shares in connection with any tender offer the Company engages in.

AGBA ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND (cont.)

On November 3, 2021, the Company entered into the business combination agreement, which provides for a business combination between AGBA and TAG and certain of TAG’s wholly owned subsidiaries — OnePlatform Holdings Limited (“OPH”), TAG Asia Capital Holdings Limited (“Fintech”), TAG International Limited (“B2B”), TAH Asset Partners Limited (“B2BSub”), and OnePlatform International Limited (“HKSub”). OPH through its wholly-owned subsidiaries, is engaged in business-to-business (or B2B) services, while Fintech through its wholly-owned subsidiaries, is engaged in the financial technology or fintech business. B2BSub is a wholly-owned subsidiary of B2B, and HKSub is a wholly owned subsidiary of B2BSub. In the business combination agreement, as amended, B2B, B2BSub, HKSub, OPH, Fintech, together with their respective subsidiaries are referred to as the “Group Parties”. Pursuant to the business combination agreement, as amended, OPH will first become a subsidiary of B2B through a merger with HKSub, with OPH as the surviving entity (the “OPH Merger”). Subsequently, (i) AMSI will merge with and into B2B; and AMSII will merge with and into Fintech (together with (i), the “Acquisition Merger”). In consideration of the Acquisition Merger, AGBA will issue 55,500,000 ordinary shares with a deemed price per share US$10.00 (“Aggregate Stock Consideration”) to TAG, in its capacity as sole shareholder of B2B and Fintech.

At the closing of the Acquisition Merger, AGBA shall issue the full amount of the Aggregate Stock Consideration, less three percent (3%) of the Aggregate Stock Consideration (the “Holdback Shares”), to TAG, in its capacity as sole shareholder of B2B and Fintech, subject to compliance with applicable law. Subject to the provisions of the business combination Agreement, AGBA will release the Holdback Shares at the end of six (6) months following the closing of the Acquisition Merger, which may be extended for an additional three-month period (the “Survival Period”), provided that the AGBA will be entitled to retain some or all of the Holdback Shares to satisfy certain indemnification claims during the Survival Period. Post-closing, TAG intends to further distribute the Aggregate Stock Consideration to certain beneficial shareholders of TAG, subject to legal and regulatory requirements.

The business combination agreement, as amended, provides that, among other things, (i) the Outside Closing Date (as defined in the business combination agreement) of the proposed transactions contemplated by the business combination agreement shall be extended to October 31, 2022 from April 30, 2022, and (ii) each party shall use its reasonable best efforts to finalize all Additional Agreements (as defined in the business combination agreement) and other ancillary documents contemplated by the business combination agreement no later than September 30, 2022.

Liquidation and going concern

The Company initially had 12 months from the consummation of this offering to consummate the initial business combination. If the Company does not complete a business combination within 12 months from the consummation of the Public Offering, the Company will trigger an automatic winding up, dissolution and liquidation pursuant to the terms of the amended and restated memorandum and articles of association. As a result, this has the same effect as if the Company had formally gone through a voluntary liquidation procedure under the Companies Law. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up, dissolution and liquidation. However, the Company may extend the period of time to consummate a business combination ten times (for a total of up to 42 months from the consummation of the Public Offering to complete a business combination). As of the date of this report, the Company has extended nine times by an additional three months each time (for a total of up to 39 months from the consummation of the Public Offering to complete a business combination), and so it now has until August 16, 2022 (further extend to November 14, 2022 upon the tenth extension) to consummate a business combination. Pursuant to the terms of the current amended and restated memorandum and articles of association and the trust agreement between the Company and Continental Stock Transfer & Trust Company, LLC, in order to extend the time available for the Company to consummate our initial business combination, the Company’s insiders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the Trust Account $0.15 per public share, on or prior to the date of the applicable deadline. The insiders have received non-interest bearing, unsecured promissory notes equal to the amount of any such deposits (i.e., $594,467 for each of the first three extensions since February 2021, $546,991 for each of next two extensions, and $504,431 for the most recent extension in May 2022) that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the Trust Account to do so. Such notes would either be paid upon consummation of the

AGBA ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND (cont.)

Company’s initial business combination, or, at the lender’s discretion, converted upon consummation of our business combination into additional Private Units at a price of $10.00 per unit. The Company’s shareholders have approved the issuance of the Private Units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of the Company’s initial business combination. In the event that the Company receives notice from the Company’s insiders five days prior to the applicable deadline of their intent to effect an extension, the Company intends to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, the Company intends to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. If the Company is unable to consummate the Company’s initial business combination by November 14, 2022 (unless further extended), the Company will, as promptly as possible but not more than ten business days thereafter, redeem 100% of the Company’s outstanding public shares for a pro rata portion of the funds held in the Trust Account, including a pro rata portion of any interest earned on the funds held in the Trust Account and not necessary to pay taxes, and then seek to liquidate and dissolve. However, the Company may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of the Company’s public shareholders. In the event of dissolution and liquidation, the public rights will expire and will be worthless.

Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern if a business combination is not consummated by August 16, 2022 (further extend to November 14, 2022 upon the tenth extension). These unaudited condensed consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

•        Basis of presentation

These accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. GAAP and pursuant to the rules and regulations of the SEC. The interim financial information provided is unaudited, but includes all adjustments which management considers necessary for the fair presentation of the results for these periods. Operating results for the interim period ended March 31, 2022 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2022. The information included in this Form 10-Q should be read in conjunction with Management’s Discussion and Analysis, and the unaudited condensed consolidated financial statements and notes thereto included in the Company’s Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 14, 2022.

•        Principles of consolidation

The unaudited condensed consolidated financial statements include the unaudited condensed financial statements of the Company and its subsidiaries. All significant intercompany transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

AGBA ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

The accompanying unaudited condensed consolidated financial statements reflect the activities of the Company and each of the following entities:
Name	Background	Ownership
AGBA Merger Sub I Limited (“AMSI”)	A British Island company Incorporated on November 26, 2021	100% Owned by AGBA
AGBA Merger Sub II Limited (“AMSII”)	A British Island company Incorporated on November 26, 2021	100% Owned by AGBA

•        Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

•        Use of estimates

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

•        Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of March 31, 2022 and December 31, 2021.

AGBA ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Cash and investments held in trust account

At March 31, 2022 and December 31, 2021, the assets held in the Trust Account are held in cash and US Treasury securities.

The Company classified investments that are directly invested in U.S. Treasuries as available for sales and money market funds are classified in accordance with the trading method. All marketable securities are recorded at their estimated fair value. Unrealized gains and losses for available-for-sale securities are recorded in other comprehensive loss. The Company evaluates its investments to assess whether those with unrealized loss positions are other than temporarily impaired. Impairments are considered other than temporary if they are related to deterioration in credit risk or if it is likely the Company will sell the securities before the recovery of the cost basis. Realized gains and losses and declines in value determined to be other than temporary are determined based on the specific identification method and are reported in other income (expense), net in the unaudited condensed consolidated statements of operations and comprehensive loss.

•        Warrants liabilities

The Company accounts for the warrants in accordance with the guidance contained in ASC 815-40-15-7D and 7F under which the private warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the private warrants as liabilities at their fair value and adjusts the private warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our consolidated statement of operations. The private warrants are valued using a Black Scholes model.

•        Ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity”. Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to possible redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at and March 31, 2022 and December 31, 2021, 3,646,607 and 3,646,607 ordinary shares subject to possible redemption, respectively, are presented as temporary equity, outside of the shareholders’ equity section of the Company’s unaudited condensed consolidated balance sheets.

The Company has made a policy election in accordance with ASC 480-10-S99-3A and recognizes changes in redemption value in accumulated deficit immediately as if the end of the first reporting period after the IPO was the redemption date.

•        Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying consolidated balance sheets, primarily due to their short-term nature.

AGBA ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

The fair value hierarchy is categorized into three levels based on the inputs as follows:
Level 1 —

Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 —

Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the consolidated balance sheet. The fair values of cash and cash equivalents, and other current assets, accrued expenses, due to sponsor are estimated to approximate the carrying values as of March 31, 2022 and December 31, 2021 due to the short maturities of such instruments.

The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of March 31, 2022 and December 31, 2021, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.
Description	March 31, 2022 (unaudited)	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Treasury Securities held in Trust Account*	$40,989,461	$40,989,461	$—	$—

Liabilities:
Warrant liabilities	$520,000	$—	$—	$520,000
Description	December 31, 2021	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Treasury Securities held in Trust Account*	$40,441,469	$40,441,469	$—	$—

Liabilities:
Warrant liabilities	$490,000	$—	$—	$490,000

____________

*        included in cash in the cash and investments held in Trust Account on the Company’s unaudited condensed consolidated balance sheets.

AGBA ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and Trust Accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

•        Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the British Virgin Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2022 and December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing, and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

The Company’s tax provision is zero and it has no deferred tax assets. The Company is considered to be an exempted British Virgin Islands Company, and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.

•        Net loss per share

The Company calculates net loss per share in accordance with ASC Topic 260, “Earnings per Share”. In order to determine the net loss attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed loss allocable to both the redeemable ordinary shares and non-redeemable ordinary shares and the undistributed loss is calculated using the total net loss less any dividends paid. The Company then allocated the undistributed loss ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable ordinary shares. Any remeasurement of the accretion to redemption value of the ordinary shares subject to possible redemption was considered to be dividends paid to the public stockholders. As of March 31, 2022, the Company has not considered the effect of the warrants sold in the IPO to purchase an aggregate of 2,412,500 shares in the calculation of diluted net loss per share, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive and the Company did not have any other dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary share and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

AGBA ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

The net loss per share presented in the statements of operations is based on the following:
	For the Three Months Ended March 31, 2022	For the Three Months Ended March 31, 2021
Net loss	$(351,756)	$(131,804)
Accretion of carrying value to redemption value	(547,992)	(595,511)
Net loss including accretion of carrying value to redemption value	$(899,728)	$(727,315)
	For the three months ended March 31, 2022		For the three months ended March 31, 2021
	Redeemable ordinary shares	Non-Redeemable ordinary shares	Redeemable ordinary shares	Non-Redeemable ordinary shares
Basic and diluted net loss per share:
Numerators:
Allocation of net loss including carrying value to redemption value	$(653,367)	$(246,361)	$(549,307)	$(178,008)
Accretion of carrying value to redemption value	547,992	—	595,511	—
Allocation of net income (loss)	$(105,375)	$(246,361)	$46,204	$(178,008)
Denominators:
Weighted-average shares outstanding	3,646,607	1,375,000	4,243,062	1,375,0000
Basic and diluted net loss per share	$(0.03)	$(0.18)	$0.01	$(0.13)

•        Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

•        Recent accounting pronouncements

The Company has considered all new accounting pronouncements and has concluded that there are no new pronouncements that may have a material impact on the results of operations, financial condition, or cash flows, based on the current information.

AGBA ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 3 — CASH AND INVESTMENT HELD IN TRUST ACCOUNT

As of March 31, 2022, investment securities in the Company’s Trust Account consisted of $40,989,461 in United States Treasury Bills and $0 in cash. As of December 31, 2021, investment securities in the Company’s Trust Account consisted of $40,441,469 in United States Treasury Bills and $0 in cash. The Company classifies its United States Treasury securities as available-for-sale. Available-for-sale marketable securities are recorded at their estimated fair value on the accompanying March 31, 2022 and December 31, 2021 consolidated balance sheets. The carrying value, including gross unrealized holding gain as other comprehensive income and fair value of held to marketable securities on March 31, 2022 and December 31, 2021 is as follows:
	Carrying Value as of March 31, 2022 (Unaudited)	Gross Unrealized Holding Gain	Fair Value as of March 31, 2022 (Unaudited)
Available-for-sale marketable securities
U.S. Treasury Securities	$40,989,461	$—	$40,989,461
	Carrying Value as of December 31, 2021	Gross Unrealized Holding Gain	Fair Value as of December 31, 2021
Available-for-sale marketable securities:
U.S. Treasury Securities	$40,441,469	$—	$40,441,469

NOTE 4 — PUBLIC OFFERING

On May 16, 2019, the Company sold 4,600,000 units at a price of $10.00 per Public Unit in the Public Offering. Each Public Unit consists of one ordinary share of the Company, $0.0001 par value per share (the “Public Shares”), one redeemable warrant (the” Public Warrants”) and one right (the “Public Rights”). Each Public Warrant entitles the holder to purchase one-half (1/2) of one ordinary share at an exercise price of $11.50 per whole share (see Note 6). Each Public Right entitles the holder to receive one-tenth (1/10) of an ordinary share upon consummation of an initial business combination. In addition, the Company has granted Chardan Capital Markets, LLC, the underwriter of the Public Offering, a 45-day option to purchase up to 225,000 Public Units solely to cover over-allotments, if any.

If the Company does not complete its business combination within the necessary time period described in Note 1, the Public Rights will expire and be worthless. Since the Company is not required to net cash settle the rights and the rights are convertible upon the consummation of an initial business combination, the management determined that the Public Rights are classified within shareholders’ equity as “Additional paid-in capital” upon their issuance in accordance with ASC 815-40. The proceeds from the sale are allocated to Public Shares and Public Rights based on the relative fair value of the securities in accordance with ASC 470-20-30. The value of the Public Shares and Public Rights will be based on the closing price paid by investors.

The Company paid an upfront underwriting discount of $1,150,000 (2.5%) of the per unit offering price to the underwriter at the closing of the Public Offering, with an additional fee of $1,840,000 (the “Deferred Discount”) of 2.0% of the gross offering proceeds payable upon the Company’s completion of the business combination. The Deferred Discount will become payable to the underwriter from the amounts held in the Trust Account solely in the event the Company completes its business combination. In the event that the Company does not close the business combination, the underwriter has waived its right to receive the Deferred Discount. The underwriter is not entitled to any interest accrued on the Deferred Discount.

AGBA ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 4 — PUBLIC OFFERING (cont.)

Simultaneously with the closing of the Public Offering, the Company consummated a private placement of 210,000 Private Units, at $10.00 per unit, purchased by the sponsor.

Simultaneously with the sale of the over-allotment units, the Company consummated a private placement of 15,000 Private Units, at $10.00 per unit, purchased by the sponsor.

The Private Units are identical to the units sold in the Public Offering except that the private warrants are non-redeemable and may be exercised on a cashless basis.

NOTE 5 — RELATED PARTY TRANSACTIONS

Insider Shares

In October 2018, the Company’s Chief Executive Officer, subscribed for an aggregate of 1,000 of ordinary shares for an aggregate purchase price of $1, or approximately $0.001 per share. On February 22, 2019, the Company issued an aggregate of 1,149,000 Ordinary Shares to AGBA Holding Limited for an aggregate purchase price of $25,000 in cash.

The initial shareholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of their insider shares until, with respect to 50% of the insider shares, the earlier of six months after the consummation of a business combination and the date on which the closing price of the ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing after a business combination and, with respect to the remaining 50% of the insider shares, until the six months after the consummation of a business combination, or earlier, in either case, if, subsequent to a business combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares, securities or other property.

Administrative Services Agreement

The Company is obligated to pay AGBA Holding Limited, a company owned by the insiders, a monthly fee of $10,000 for general and administrative services. However, pursuant to the terms of such agreement, the Company may delay payment of such monthly fee upon a determination by the Company’s audit committee that the Company lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with the initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination.

Related Party Loan

In order to meet the working capital needs following the consummation of the Public Offering, the initial shareholders, officers and directors or their affiliates may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of our business combination into Private Units at a price of $10.00 per unit (which, for example, would result in the holders being issued units to acquire 55,000 ordinary shares (which includes 5,000 shares issuable upon conversion of rights) and warrants to purchase 25,000 ordinary shares if $500,000 of notes were so converted). The Company’s shareholders have approved the issuance of the units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination. If the Company does not complete a business combination, the loans will not be repaid.

AGBA ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

Related Party Extensions Loan

The Company initially had 12 months from the consummation of this offering to consummate the initial business combination. However, as of the date of this report, the Company has extended the period of time to consummate a business combination nine times by an additional three months each time (for a total of up to 39 months from the consummation of the Public Offering to complete a business combination). Pursuant to the terms of the current amended and restated memorandum and articles of association and the trust agreement between us and Continental Stock Transfer & Trust Company, in order to extend the time available for us to consummate its initial business combination, the Company’s insiders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the Trust Account $0.15 per public share, on or prior to the date of the applicable deadline. The insiders have received non-interest bearing, unsecured promissory notes equal to the amount of any such deposits (i.e., $594,467 for each of the first three extensions since February 2021, $546,991 for each of next two extensions, and $504,431 for the most recent extension in May 2022). Such notes would either be paid upon consummation of its initial business combination, or, at the lender’s discretion, converted upon consummation of its business combination into additional Private Units at a price of $10.00 per unit.

On each of May 11, 2020, August 12, 2020, and November 10, 2020, the Company issued an unsecured promissory note in an amount of $460,000 to the sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until February 16, 2021. On each of February 5, May 11, August 11, 2021, the Company issued an unsecured promissory note, in an amount of $594,467, to the sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until November 16, 2021. On each of November 10, 2021 and February 7, 2022, the Company issued an unsecured promissory note in an amount of $546,991, to the sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until May 16, 2022. As of March 31, 2022 and December 31, 2021, the note payable balance of $4,257,382 and $3,710,390, respectively.

On May 3, 2022, the Company’s shareholders approved the proposal to amend the Company’s amended and restated memorandum and articles of association to extend the date by which the Company has to consummate a business combination two times for three additional months each time from May 16, 2022 to November 16, 2022. On May 9, 2022, the Company issued an unsecured promissory note in an amount of $504,431 to the sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until August 16, 2022 (further extend to November 14, 2022 upon the tenth extension). (see Note 9). All these Notes are non-interest bearing and are payable upon the closing of a business combination. In addition, the Notes may be converted, at the lender’s discretion, into additional Private Units at a price of $10.00 per unit.

Related Party Advances

In the event the sponsor pays for any expense or liability on behalf of the Company, then such payments would be accounted for as loan to the Company by the sponsor. The sponsor, AGBA Holding Limited, has paid the expenses incurred by the Company an aggregate of $1,157,787 on a non-interest bearing basis as of March 31, 2022.

As of March 31, 2022 and December 31, 2021, the Company owed a balance of $1,157,787 and $952,761 to AGBA Holding Limited, respectively.

AGBA ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 6 — SHAREHOLDERS’ DEFICIT

Ordinary Shares

The Company is authorized to issue 100,000,000 ordinary shares at par $0.001.

The Company’s shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. In connection with any vote held to approve our initial business combination, all of the initial shareholders, as well as all of the officers and directors, have agreed to vote their respective ordinary shares owned by them immediately prior to this offering and any shares purchased in this offering or following this offering in the open market in favor of the proposed business combination.

In October 2018, the Company’s Chief Executive Officer,, subscribed for an aggregate of 1,000 of ordinary shares for an aggregate purchase price of $1, or approximately $0.001 per share.

On February 22, 2019, the Company issued an aggregate of 1,149,000 founder shares to the sponsor for an aggregate purchase price of $25,000 in cash.

On May 16, 2019, the Company issued 225,000 ordinary shares under the private placement of 225,000 Private Units at $10 per unit, to the sponsor.

On May 16, 2019, the Company sold 4,600,000 units at a price of $10.00 per Public Unit in the Public Offering.

As of March 31, 2022 and December 31, 2021, 1,375,000 ordinary shares issued and outstanding excluding 3,646,607 shares were subject to possible redemption.

Subsequently, on April 29, 2022, 283,736 shares were redeemed by certain shareholders at a price of approximately $11.24 per share, in an aggregate principal amount of $3,189,193.

Accumulated Other Comprehensive Income (Loss)

The table below presents the changes in accumulated other comprehensive income (loss) (“AOCI”), including the reclassification out of AOCI.
Available-for- sale securities
Balance as of January 1, 2022	$—
Other comprehensive income before reclassifications	—
Amounts reclassified from AOCI into interest income	—
Balance as of March 31, 2022	$—
Available-for- sale securities
Balance as of January 1, 2021	$10,173
Other comprehensive income before reclassifications	482
Amounts reclassified from AOCI into interest income	(10,655)
Balance as of March 31, 2021	$—

AGBA ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 6 — SHAREHOLDERS’ DEFICIT (cont.)

Rights

Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of an ordinary share upon consummation of the initial business combination. In the event the Company will not be the surviving company upon completion of the initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each right upon consummation of the business combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the British Virgin Islands law. As a result, you must hold rights in multiples of 10 in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and the Company redeems the public shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Public Warrants

Each Public Warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share at a price of $11.50 per full share, subject to adjustment. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares. This means that only an even number of warrants may be exercised at any given time by a warrant holder.

No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. It is the Company’s current intention to have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares in effect promptly following consummation of an initial business combination.

Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the Public Warrants is not effective within 90 days following the consummation of our initial business combination, Public Warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the day prior to the date of exercise. For example, if a holder held 300 warrants to purchase 150 shares and the fair market value on the date prior to exercise was $15.00, that holder would receive 35 shares without the payment of any additional cash consideration. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.

The warrants will become exercisable on the later of the completion of an initial business combination and May 13, 2020. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption.

The Company may redeem the outstanding warrants (including any outstanding warrants issued upon exercise of the unit purchase option issued to Maxim Group LLC), in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the warrants are exercisable,

•        upon a minimum of 30 days’ prior written notice of redemption,

AGBA ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 6 — SHAREHOLDERS’ DEFICIT (cont.)

•        if, and only if, the last sales price of the ordinary shares equals or exceeds $16.50 per share for any 20 trading days within a 30 trading day period ending three business days before the Company send the notice of redemption, and

•        if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the foregoing conditions are satisfied and the Company would issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $16.50 trigger price as well as the $11.50 warrant exercise price per full share after the redemption notice is issued and not limit our ability to complete the redemption.

The redemption criteria for the warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If the Company call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether the Company will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, the Company’s cash needs at such time and concerns regarding dilutive share issuances.

NOTE 7 — ORDINARY SHARE SUBJECT TO POSSIBLE REDEMPTION

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are subject to the occurrence of uncertain future events and considered to be outside of the Company’s control. Accordingly, at March 31, 2022 and December 31, 2021, 3,646,607 and 3,646,607 ordinary shares subject to possible redemption, respectively, are presented as temporary equity, outside of the shareholders’ equity section of the Company’s unaudited condensed consolidated balance sheets.

On May 16, 2019, the Company sold 4,600,000 units at a price of $10.00 per Public Unit in the Public Offering.

On February 8, 2021, 636,890 shares were redeemed by certain shareholders at a price of approximately $10.49 per share, including interest generated and extension payments deposited in the Trust Account, in an aggregate amount of $6,680,520.

AGBA ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 7 — ORDINARY SHARE SUBJECT TO POSSIBLE REDEMPTION (cont.)

On November 10, 2021, 316,503 shares were redeemed by certain shareholders at a price of approximately $10.94 per share, including interest generated and extension payments deposited in the Trust Account, in an aggregate amount of $3,462,565.
	For the Three Months Ended March 31, 2022	For the Year Ended December 31, 2021
Total ordinary shares issued	5,975,000	5,975,000
Share issued classified as equity	(1,375,000)	(1,375,000)
Share redemption	(953,393)	(953,393)
Ordinary shares, subject to possible redemption	3,646,607	3,646,607

On April 29, 2022, 283,736 shares were redeemed by certain shareholders at a price of approximately $11.24 per share, in an aggregate principal amount of $3,189,193.

NOTE 8 — FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of March 31, 2022 and December 31, 2021, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.
Description	March 31, 2022 (Unaudited)	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Treasury Securities held in Trust Account*	$40,989,461	$40,989,461	$—	$—

Liabilities:
Warrant liabilities	$520,000	$520,000	$—	$—

AGBA ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 8 — FAIR VALUE MEASUREMENTS (cont.)

	December 31, 2021	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Description
Assets:
U.S. Treasury Securities held in Trust Account*	$40,441,469	$40,441,469	$—	$—

Liabilities:
Warrant liabilities	$490,000	$—	$—	$490,000

____________

*        included in cash and investments held in Trust Account on the Company’s unaudited condensed consolidated balance sheets.

The private warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the unaudited condensed consolidated balance sheets.

The Company established the initial fair value for the private warrants on May 16, 2019, the date of the Company’s IPO, using a Black-Scholes model. The Company allocated the proceeds received from the sale of Private Units, first to the private warrants based on their fair values as determined at initial measurement, with the remaining proceeds recorded as ordinary shares subject to possible redemption, and ordinary shares based on their relative fair values recorded at the initial measurement date. The warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

The key inputs into the binomial model and Black-Scholes model were as follows at their measurement dates:
	March 31, 2022	December 31, 2021	May 16, 2019 (Initial measurement)
Input
Share price	$11.16	$11.02	$10.00
Risk-free interest rate	2.43%	1.21%	2.18%
Volatility	49%	47%	55%
Exercise price	$11.50	$11.50	$11.50
Warrant life	5 years	5 years	5 years

As of March 31, 2022 and December 31, 2021, the aggregate value of the private warrants was $0.52 and $0.49 million, respectively. The change in fair value for the three months ended March 31, 2022 was approximately $30,000. The change in fair value for the three months ended March 31, 2021 was approximately $10,000.

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the investments existed. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for investments categorized in Level 3. Level 3 financial liabilities consist of the private warrant liability for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

AGBA ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 9 — COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management has evaluated the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s future financial position, results of its operations and/or search for a target company, there has been a significant impact as of the date of these unaudited condensed consolidated financial statements. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the future outcome of this uncertainty.

Registration Rights

The holders of our insider shares issued and outstanding on the date of this prospectus, as well as the holders of the Private Units (and all underlying securities) and any securities our initial shareholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us, are be entitled to registration rights pursuant to a registration rights agreement entered into concurrently without initial public offering. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriter is entitled to a cash underwriting discount of six and half percent (6.5%), or $0.65 per unit, of the gross proceeds of the initial public offering. Two and one-half percent (2.5%), or $0.25 per share, is not contingent and has been paid at the closing of the initial public offering. Four percent (4.0%), or $0.40 per unit, is contingent on the closing of a business combination and will be deferred by the underwriters and be placed in the Trust Account. Such deferred amount will only be payable to the underwriters upon closing of a business combination. Further, the deferred amount paid to the underwriters upon the closing of a business combination will be reduced by two percent (2.0%), or $0.20 per unit, for each unit that is redeemed by shareholders in connection with the business combination. If the business combination is not consummated, the deferred amount will be forfeited by the underwriters. The underwriters will not be entitled to any interest accrued on the deferred amount.

Unit Purchase Option

The Company sold to Maxim for $100, an option to purchase 276,000 units exercisable, at $11.50 per unit commencing at any time between the first and fifth anniversary of the effective date of the registration statement relating to our initial public offering. The purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires on May 13, 2024. The Company accounted for the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Public Offering resulting in a charge directly to shareholders’ equity. The Company estimates that the fair value of the unit purchase option is approximately $747,960, or $2.71 per Unit, using the Black-Scholes option-pricing model. The fair value of the unit purchase option to be granted to the underwriters is estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 2.18% and (3) expected life of four years between first and fifth anniversary dates of the effective date. The option and the units, as well as the ordinary shares and warrants to purchase ordinary shares that may be issued upon exercise of the option, have been deemed compensation by The Financial Industry Regulatory Authority (“FINRA”) and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part or the commencement of sales in the Public Offering pursuant to Rule 5110(g)(1) of FINRA’s rules, during which time the option may not be sold, transferred, assigned, pledged or hypothecated, or be subject of any hedging, short sale, derivative or put or call transaction that would result in the economic disposition of the securities. Additionally, the option may not be sold, transferred, assigned, pledged

AGBA ACQUISITION LIMITED
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 9 — COMMITMENTS AND CONTINGENCIES (cont.)

or hypothecated prior to May 13, 2020 except to any underwriters and selected dealer participating in the offering and their bona fide officers or partners. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement of which forms a part with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

Right of First Refusal

Subject to certain conditions, the Company granted Maxim, for a period of 18 months after the date of the consummation of the business combination, a right of first refusal to act as lead underwriters or minimally as a co-manager, with at least 30% of the economics; or, in the case of a three-handed deal, 20% of the economics, for any and all future public and private equity and debt offerings. In accordance with FINRA rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement for our initial public offering.

NOTE 10 — SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before the unaudited condensed consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after March 31, 2022, up through May 16, 2022, the date the Company issued the unaudited condensed consolidated financial statements.

On April 29, 2022, 283,736 shares were redeemed by certain shareholders at a price of approximately $11.24 per share, in an aggregate principal amount of $3,189,193.

On May 9, 2022, the Company issued unsecured promissory note in the aggregate principal amount of $504,431 to AGBA Holding Limited in exchange for AGBA Holding Limited depositing such amount into the Company’s Trust Account in order to extend the amount of available time to complete a business combination until August 16, 2022.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
AGBA Acquisition Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of AGBA Acquisition Limited (the “Company”) as of December 31, 2021 and 2020, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2021 and related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Previously Issued Financial Statements

As discussed in Note 2, the accompanying consolidated financial statements as of December 31, 2020 and for the year ended December 31, 2020 have been restated.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2021 are not sufficient to complete its planned activities for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

Friedman LLP

We have served as the Company’s auditor since 2020.

New York, New York
March 14, 2022

AGBA ACQUISITION LIMITED
CONSOLIDATED BALANCE SHEETS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	December 31,
	2021	2020
		(Restated)
ASSETS
Current assets:
Cash	$164,863	$672,443
Prepayments	—	31,695
Total current assets	164,863	704,138
Cash and investments held in trust account	40,441,469	48,249,909
TOTAL ASSETS	$40,606,332	$48,954,047

LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accrued liabilities	$16,733	$34,902
Notes payable	3,710,390	1,380,000
Amount due to related party	952,761	790,122
Total current liabilities	4,679,884	2,205,024
Warrant liabilities	490,000	390,000
Deferred underwriting compensation	1,840,000	1,840,000
TOTAL LIABILITIES	7,009,884	4,435,024

Commitments and contingencies
Ordinary shares, subject to possible redemption: 3,646,607 and 4,600,000 shares (at redemption value of $11.09 and $10.00 per share)	40,441,469	46,000,000

Shareholders’ deficit:
Ordinary shares, $0.001 par value; 100,000,000 shares authorized; 1,375,000 shares issued and outstanding (excluding 3,646,607 and 4,600,000 shares subject to possible redemption)	1,375	1,375
Accumulated other comprehensive income	—	10,173
Accumulated deficit	(6,846,396)	(1,492,525)
Total shareholders’ deficit	(6,845,021)	(1,480,977)

TOTAL LIABILITIES, TEMPORARY EQUITY AND SHAREHOLDERS’ DEFICIT	$40,606,332	$48,954,047

See accompanying notes to these consolidated financial statements.

AGBA ACQUISITION LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Years ended December 31,
	2021	2020
		(Restated)
Formation, general and administrative expenses	$(683,796)	$(521,506)
Total operating expenses	(683,796)	(521,506)

Other income (loss):
Change in fair value of warrant liabilities	(100,000)	130,000
Dividend income	3,773	7,617
Foreign exchange gain	—	159
Interest income	10,707	346,304
Total other income	(85,520)	484,080

Loss before income taxes	(769,316)	(37,426)

Income taxes	—	—

NET LOSS	$(769,316)	$(37,426)

Other comprehensive loss:
Change in unrealized loss on available for sale securities	(10,173)	(87,930)

COMPREHENSIVE LOSS	$(779,489)	$(125,356)

Basic and diluted weighted average shares outstanding, ordinary share subject to possible redemption	3,988,613	4,600,000
Basic and diluted net income (loss) per share, ordinary share subject to possible redemption	0.15	(0.01)

Basic and diluted weighted average shares outstanding, ordinary share attributable to AGBA Acquisition Limited	1,375,000	1,375,000
Basic and diluted net loss per share, ordinary share attributable to AGBA Acquisition Limited	(1.00)	(0.01)

See accompanying notes to these consolidated financial statements.

AGBA ACQUISITION LIMITED
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’DEFICIT
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Ordinary shares		Accumulated other comprehensive income (loss)	(Accumulated deficit)	Total shareholders’ deficit
	No. of shares	Amount
Balance as of January 1, 2020 (restated)	1,375,000	$1,375	$98,103	$(1,455,099)	$(1,355,621)
Realized holding loss on available-for-sale securities	—	—	(346,244)	—	(346,244)
Unrealized holding gain on available-for-sale securities	—	—	258,314	—	258,314
Net loss for the year	—	—	—	(37,426)	(37,426)
Balance as of December 31, 2020 (restated)	1,375,000	$1,375	$10,173	$(1,492,525)	$(1,480,977)
Accretion of carrying value to redemption value	—	—	—	(4,584,555)	(4,584,555)
Realized holding loss on available-for-sale securities	—	—	(10,655)	—	(10,655)
Unrealized holding gain on available-for-sale securities	—	—	482	—	482
Net loss for the year	—	—	—	(769,316)	(769,316)
Balance as of December 31, 2021	1,375,000	$1,375	$—	$(6,846,396)	$(6,845,021)

See accompanying notes to these consolidated financial statements.

AGBA ACQUISITION LIMITED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Years ended December 31,
	2021	2020
		(Restated)
Cash flows from operating activities
Net loss	$(769,316)	$(37,426)
Adjustments to reconcile net loss to net cash used in operating activities
Change in fair value of warrant liabilities	100,000	(130,000)
Interest income earned in cash and investments held in trust account	(14,480)	(353,921)

Change in operating assets and liabilities:
Decrease (increase) in prepayments	31,695	(5,679)
(Decrease) increase in accrued liabilities	(18,169)	23,147
Net cash used in operating activities	(670,270)	(503,879)

Cash flows from investing activities
Cash withdrawn from Trust Account to pay redeeming shareholders	10,143,085	—
Net cash provided by investing activities	10,143,085	—

Cash flows from financing activities
Advances from a related party	162,690	246,987
Redemption of ordinary shares	(10,143,085)	—

Net cash (used in) provided by financing activities	(9,980,395)	246,987
NET CHANGE IN CASH	(507,580)	(256,892)

Cash, beginning of year	672,443	929,335
Cash, end of year	$164,863	$672,443

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Change in unrealized loss in Trust Account	$(10,173)	$(87,930)
Accretion of carrying value to redemption value	$(4,584,555)	$—
Proceeds of promissory notes deposited in Trust Account by a founder shareholder	$2,330,390	$1,380,000

See accompanying notes to these consolidated financial statements.

AGBA ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND

AGBA Acquisition Limited (“AGBA” and the “Company”) is a newly organized blank check company incorporated on October 8, 2018, under the laws of the British Virgin Islands for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities (an “initial business combination”). Although the Company is not limited to a particular geographic region, the Company intends to focus on operating businesses in the healthcare, education, entertainment and financial services sectors that have their principal operations in China.

AGBA Merger Sub I Limited (“AMSI”) is a company incorporated on November 26, 2021, under the laws of the British Virgin Island for the purpose of effecting the Business Combination. AMSI is wholly owned by AGBA.

AGBA Merger Sub II Limited (“AMSII”) is a company incorporated on November 26, 2021, under the laws of the British Virgin Island for the purpose of effecting the Business Combination. AMSII is wholly owned by AGBA.

Basis of Presentation

The Company’s entire activity from inception up to May 14, 2019 was in preparation for the initial public offering. Since the initial public offering, the Company’s activity has been limited to the evaluation of business combination candidates. The Company has selected December 31 as its fiscal year end and tax year end.

The accompanying consolidated financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the accounting and disclosure rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Financing

The registration statement for the Company’s initial public offering (the “Public Offering” as described in Note 5) was declared effective by the SEC on May 13, 2019. The Company consummated the Public Offering on May 16, 2019 of 4,600,000 units at $10.00 per unit (the “Public Units”) and sold to the Sponsor to purchase 225,000 units at $10 per unit. The Company received net proceeds of $46,716,219. The Company incurred $3,373,781 in initial public offering related costs, including $2,990,000 of underwriting fees and $383,781 of initial public offering costs.

Trust Account

Upon the closing of the Public Offering and the private placement, $46,000,000 was placed in a trust account (the “Trust Account”) with Continental Stock Transfer & Trust Company acting as trustee. The funds held in the Trust Account can be invested in United States government treasury bills, bonds or notes, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act until the earlier of (i) the consummation of the Company’s initial Business Combination and (ii) the Company’s failure to consummate a Business Combination within 36 months from the closing of the Public Offering. Placing funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, service providers, prospective target businesses or other entities it engages, execute agreements with the Company waiving any claim of any kind in or to any monies held in the Trust Account, there is no guarantee that such persons will execute such agreements. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, the interest earned on the Trust Account balance may be released to the Company to pay the Company’s tax obligations.

Business Combination

Pursuant to Nasdaq listing rules, the Company’s Initial Business Combination must occur with one or more target businesses having an aggregate fair market value equal to at least 80% of the value of the funds in the Trust Account

AGBA ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND (cont.)

(excluding any deferred underwriter’s fees and taxes payable on the income earned on the Trust Account), which the Company refers to as the 80% test, at the time of the execution of a definitive agreement for its initial business combination, although the Company may structure a business combination with one or more target businesses whose fair market value significantly exceeds 80% of the trust account balance. If the Company is no longer listed on Nasdaq, it will not be required to satisfy the 80% test. The Company currently anticipates structuring a business combination to acquire 100% of the equity interests or assets of the target business or businesses.

The Company may, however, structure a business combination where the Company merges directly with the target business or where the Company acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but the Company will only complete such business combination if the post-transaction company owns 50% or more of the outstanding voting securities of the target or otherwise owns a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test.

As set forth in the memorandum of association, the objects for which are established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law or as the same may be revised from time to time, or any other law of the British Virgin Islands.

The Company’s amended and restated memorandum and articles of association contains provisions designed to provide certain rights and protections to its ordinary shareholders prior to the consummation of the initial business combination. These provisions cannot be amended without the approval of 65% (or 50% if approved in connection with the initial business combination) of the Company’s outstanding ordinary shares attending and voting on such amendment. The Company’s initial shareholders, who will beneficially own 20.0% of ordinary shares upon the closing of this offering (assuming they do not purchase any units in this offering), will participate in any vote to amend the amended and restated memorandum and articles of association and will have the discretion to vote in any manner they choose. Since inception, the Company has sought to amend provisions of the amended and restated memorandum and articles of association relating to shareholders’ rights twice (once at the February 5, 2021 shareholders’ meeting and then at the November 2, 2021 shareholders’ meeting). Each time, the Company provided dissenting public shareholders with the opportunity to redeem their public shares in connection with any such vote on any proposed amendments to the amended and restated memorandum and articles of association.

The Company will either seek shareholder approval of any Business Combination at a meeting called for such purpose at which shareholders may seek to convert their shares into their pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid, or provide shareholders with the opportunity to sell their shares to the Company by means of a tender offer for an amount equal to their pro rata share of the aggregate amount then on deposit in the Trust Account, less any taxes then due but not yet paid. These shares have been recorded at redemption value and are classified as temporary equity, in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” The Company will proceed with a Business Combination only if it will have net tangible assets of at least $5,000,001 upon consummation of the Business Combination and, solely if shareholder approval is sought, a majority of the outstanding ordinary shares of the Company voted are voted in favor of the Business Combination.

In connection with any shareholder vote required to approve any Business Combination, the Initial Shareholders have agreed (i) to vote any of their respective shares, including the ordinary shares sold to the Initial Shareholders in connection with the organization of the Company (the “Initial Shares”), common shares included in the Private Units sold in the Private Placement, and any ordinary shares which were initially issued in connection with the Public Offering, whether acquired in or after the effective date of the Public Offering, in favor of the initial Business Combination and (ii) not to convert such respective shares into a pro rata portion of the Trust Account or seek to sell their shares in connection with any tender offer the Company engages in.

AGBA ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND (cont.)

On November 3, 2021, the Company entered into a business combination agreement (the “Business Combination Agreement”), which provides for a Business Combination between AGBA and TAG Holdings Limited (“TAG”) and certain of TAG’s wholly owned subsidiaries — OnePlatform Holdings Limited (“OPH”), TAG Asia Capital Holdings Limited (“Fintech”), TAG International Limited (“B2B”), TAG Asset Partners Limited (“B2BSub)”, and OnePlatform International Limited (“HKSub”). OPH through its wholly-owned subsidiaries, is engaged in business-to-business (or B2B) services, while Fintech through its wholly-owned subsidiaries, is engaged in the financial technology or fintech business. B2BSub is a wholly-owned subsidiary of B2B, and HKSub is a wholly owned subsidiary of B2BSub. In the Business Combination Agreement, B2B, B2BSub, HKSub, OPH, Fintech, together with their respective subsidiaries are referred to as the “Group Parties”. Pursuant to the Business Combination Agreement, OPH will first become a subsidiary of B2B through a merger with HKSub, with OPH as the surviving entity (the “OPH Merger”). Subsequently, (i) a to-be-formed, wholly-owned subsidiary of AGBA (“Merger Sub I”) will merge with and into B2B; and another to-be-formed, wholly-owned subsidiary of AGBA (“Merger Sub II”) will merge with and into Fintech (together with (i), the “Acquisition Merger”). In consideration of the Acquisition Merger, AGBA will issue 55,500,000 ordinary shares with a deemed price per share US$10.00 (“Aggregate Stock Consideration”) as directed by TAG, in its capacity as sole shareholder of B2B and Fintech. At the closing of the Acquisition Merger, AGBA will deliver to such persons as directed by TAG, in its capacity as the sole shareholder of B2B and Fintech, subject to compliance with applicable law, the Aggregate Stock Consideration less three percent (3%) of the Aggregate Stock Consideration (the “Holdback Shares”). Subject to the provisions of the Business Combination Agreement, AGBA will release the Holdback Shares at the end of six (6) months following the closing of the Acquisition Merger, which may be extended for an additional three-month period (the “Survival Period”), provided that the AGBA will be entitled to retain some or all of the Holdback Shares to satisfy certain indemnification claims during the Survival Period.

Liquidation and going concern

The Company initially had 12 months from the consummation of this offering to consummate the initial business combination. If the Company does not complete a business combination within 12 months from the consummation of the Public Offering, the Company will trigger an automatic winding up, dissolution and liquidation pursuant to the terms of the amended and restated memorandum and articles of association. As a result, this has the same effect as if the Company had formally gone through a voluntary liquidation procedure under the Companies Law. Accordingly, no vote would be required from our shareholders to commence such a voluntary winding up, dissolution and liquidation. However, the Company may extend the period of time to consummate a business combination eight times (for a total of up to 36 months to complete a Business Combination). As of the date of this report, the Company has extended eight times (including three times approved by shareholders on February 5, 2021 and two times by shareholders on November 2, 2021 by an additional three months each time, and so it now has until May 16, 2022 to consummate a business combination. Pursuant to the terms of the current amended and restated memorandum and articles of association and the trust agreement between the Company and Continental Stock Transfer & Trust Company, LLC, in order to extend the time available for the Company to consummate our initial business combination, the Company’s insiders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $0.15 per public share, on or prior to the date of the applicable deadline. The insiders have received non-interest bearing, unsecured promissory notes equal to the amount of any such deposits (i.e., $594,467 for each of the first three extensions and $546,991 for each of the last two extensions) that will not be repaid in the event that we are unable to close a business combination unless there are funds available outside the trust account to do so. Such notes would either be paid upon consummation of the Company’s initial business combination, or, at the lender’s discretion, converted upon consummation of our business combination into additional private units at a price of $10.00 per unit. The Company’s shareholders have approved the issuance of the private units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of the Company’s initial business combination. In the event that the Company receives notice from the Company’s insiders five days prior to the applicable deadline of their intent to effect an extension, the Company intends to issue a press release announcing

AGBA ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 1 — ORGANIZATION AND BUSINESS BACKGROUND (cont.)

such intention at least three days prior to the applicable deadline. In addition, the Company intends to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. If the Company is unable to consummate the Company’s initial business combination by May 16, 2022, the Company will, as promptly as possible but not more than ten business days thereafter, redeem 100% of the Company’s outstanding public shares for a pro rata portion of the funds held in the trust account, including a pro rata portion of any interest earned on the funds held in the trust account and not necessary to pay taxes, and then seek to liquidate and dissolve. However, the Company may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of the Company’s public shareholders. In the event of dissolution and liquidation, the public rights will expire and will be worthless.

Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern if a Business Combination is not consummated by May 16, 2022. These consolidated financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a statement regarding the accounting and reporting considerations for warrants issued by special purpose acquisition companies entitled “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”). Specifically, the SEC Statement focused on certain provisions that provided for potential changes to the settlement amounts dependent upon the characteristics of the holder of the warrant, which terms are similar to those contained in the warrant agreement governing the Company’s warrants. As a result of the SEC Statement, the Company reevaluated the accounting treatment of the 225,000 warrants that were issued to the Company’s sponsor in a private placement that closed concurrently with the closing of the Initial Public Offering (the “Private Warrants”). The Company previously accounted for the Private Warrants as components of equity.

In further consideration of the guidance in Accounting Standards Codification (“ASC”) 815-40, Derivatives and Hedging — Contracts in Entity’s Own Equity (“ASC 815”), the Company concluded that a provision in the warrant agreement related to certain transfer provisions precludes the Private Warrants from being accounted for as components of equity. As the Private Warrants meet the definition of a derivative as contemplated in ASC 815, the Private Warrants should be recorded as derivative liabilities on the balance sheet and measured at fair value at inception (on the date of the Initial Public Offering) and at each reporting date in accordance with ASC 820, Fair Value Measurement, with changes in fair value recognized in the Statements of Operations in the period of change.

In addition, in preparation of the Company’s financial statements as of and for the years ended December 31, 2020 and 2019, the Company concluded it should restate its financial statements to classify all ordinary shares subject to possible redemption in temporary equity. In accordance with the SEC and its staff’s guidance on redeemable equity instruments, ASC Topic 480, Distinguishing Liabilities from Equity (ASC 480), paragraph 10-S99, redemption provisions not solely within the control of the Company require ordinary shares subject to redemption to be classified outside of permanent equity. The Company had previously classified a portion of its ordinary shares in permanent equity. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem its public shares in an amount that would cause its net tangible assets to be less than $5,000,001. The Company considered that the threshold would not change the nature of the underlying shares as redeemable and thus would be required to be disclosed outside equity. as previously disclosed on a Form 8-K filed on December 13, 2021, the Company restated its previously filed financial statements to classify all ordinary shares as

AGBA ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

temporary equity and to recognize accretion from the initial book value to redemption value at the time of its Initial Public Offering and in accordance with ASC 480. The change in the carrying value of redeemable shares of ordinary shares resulted in charges against accumulated deficit.

The following tables summarize the effect of the restatement on each financial statement line item as of the dates, and for the period, indicated:

Adjustment #1 refer to reclassification of private warrants from temporary equity component to warrant liabilities.

Adjustment #2 refer to reclassification of all public shares to temporary equity.
	As Previously Reported	Adjustments #1	Adjustments #2	As Since The Restated

Balance sheet as of December 31, 2020
Warrant liabilities	—	390,000	—	390,000
Deferred underwriting compensation	1,025,948	—	814,052	1,840,000
Total liabilities	3,230,972	390,000	814,052	4,435,024
Ordinary shares subject to possible redemption	40,723,074	(390,000)	5,666,926	46,000,000
Ordinary shares	2,093	37	(755)	1,375
Additional paid-in capital	4,990,205	(160,037)	(4,830,168)	—
Retained earnings (accumulated deficit)	$(2,470)	$160,000	$(1,650,055)	$(1,492,525)
	As Previously Reported	Adjustments #1	Adjustments #2	As Restated
Statement of operations for the year ended December 31, 2020
Change in fair value of warrant liabilities	—	130,000	—	130,000
Net (loss) income	(167,426)	130,000	—	(37,426)
Basic and diluted weighted average shares outstanding, ordinary share subject to possible redemption		—	4,600,000	4,600,000
Basic and diluted net loss per share, ordinary share subject to possible redemption		—	(0.01)	(0.01)
Basic and diluted weighted average shares outstanding, non-redeemable ordinary shares	2,092,586	(74,586)	(643,000)	1,375,000
Basic and diluted net (loss) income per share, non-redeemable ordinary shares	$(0.22)	$0.06	$0.15	$(0.01)

AGBA ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (cont.)

	As Previously Reported	Adjustments #1	Adjustments #2	As Restated
Statement of cash flows for the year ended December 31, 2020
Change in fair value of warrant liabilities	—	130,000	—	130,000
Net (loss) income	(167,426)	130,000	—	(37,426)
Change in value of shares subject to redemption	255,356	—	(255,356)	—

Statement of changes in shareholders’ deficit for the year ended December 31, 2020
Ordinary shares subject to possible redemption – ordinary shares – no. of shares	162,322	—	(162,322)	—
Ordinary shares subject to possible redemption – ordinary shares – amount	163	—	(163)	—
Ordinary shares subject to possible redemption – additional paid-in capital	255,193	—	(255,193)	—
Ordinary shares subject to possible redemption – total shareholder’s equity	255,356	—	(255,356)	—
Net income (loss) – accumulated deficit	(167,426)	130,000	—	(37,426)
Net income (loss) – total shareholder’s deficit	$(167,426)	$130,000	$—	$(37,426)

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES

•        Basis of presentation

These accompanying consolidated financial statements have been prepared in U.S. Dollars in conformity with generally accepted accounting principles in the U.S. GAAP or interim financial information pursuant to the rules and regulations of the SEC. In the opinion of management, all adjustments (consisting of normal recurring adjustments) have been made that are necessary to present fairly the financial position, and the results of its operations and its cash flows.

•        Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant intercompany transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

The accompanying consolidated financial statements reflect the activities of the Company and each of the following entities:
Name	Background	Ownership
AGBA Merger Sub I Limited (“AMSI”)	A British Island company Incorporated on November 26, 2021	100% Owned by AGBA
AGBA Merger Sub II Limited (“AMSII”)	A British Island company Incorporated on November 26, 2021	100% Owned by AGBA

AGBA ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

•        Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

•        Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2021 or 2020.

•        Cash and investments held in trust account

At December 31, 2021 and 2020, the assets held in the Trust Account are held in cash and US Treasury securities.

The Company classified investments that are directly invested in U.S. Treasuries as available for sales and money market funds are classified in accordance with the trading method. All marketable securities are recorded at their estimated fair value. Unrealized gains and losses for available-for-sale securities are recorded in other comprehensive loss. The Company evaluates its investments to assess whether those with unrealized loss positions are other than temporarily impaired. Impairments are considered other than temporary if they are related to deterioration in credit risk or if it is likely the Company will sell the securities before the recovery of the cost basis. Realized gains and losses and declines in value determined to be other than temporary are determined based on the specific identification method and are reported in other income (expense), net in the consolidated statements of operations and comprehensive loss.

AGBA ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Warrant liabilities

The Company accounts for the Warrants in accordance with the guidance contained in ASC 815-40-15-7D and 7F under which the Private Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Private Warrants as liabilities at their fair value and adjusts the Private Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our consolidated statement of operations. The Private Warrants are valued using a Black Scholes model.

•        Ordinary shares subject to possible redemption

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity”. Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at and December 31, 2021 and 2020, 3,646,607 and 4,600,000 ordinary shares subject to possible redemption, respectively, are presented as temporary equity, outside of the shareholders’ equity section of the Company’s consolidated balance sheets.

The Company has made a policy election in accordance with ASC 480-10-S99-3A and recognizes changes in redemption value in accumulated deficit immediately as if the end of the first reporting period after the IPO was the redemption date.

•        Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying consolidated balance sheets, primarily due to their short-term nature.

The fair value hierarchy is categorized into three levels based on the inputs as follows:
Level 1 —

Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access. Valuation adjustments and block discounts are not being applied. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these securities does not entail a significant degree of judgment.

Level 2 —

Valuations based on (i) quoted prices in active markets for similar assets and liabilities, (ii) quoted prices in markets that are not active for identical or similar assets, (iii) inputs other than quoted prices for the assets or liabilities, or (iv) inputs that are derived principally from or corroborated by market through correlation or other means.

Level 3 —	Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The fair value of the Company’s certain assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the consolidated balance sheet. The fair values of cash and cash equivalents, and other current assets, accrued expenses, due to sponsor are estimated to approximate the carrying values as of December 31, 2021 and 2020 due to the short maturities of such instruments.

AGBA ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2021 and 2020, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.
Description	December 31, 2021	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Treasury Securities held in Trust Account*	$40,441,469	$40,441,469	$—	$—

Liabilities:
Warrant liabilities	$490,000	$—	$—	$490,000
Description	December 31, 2020	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Treasury Securities held in Trust Account*	$48,249,518	$48,249,518	$—	$—

Liabilities:
Warrant liabilities (restated)	$390,000	$—	$—	$390,000

____________

*        included in cash and investments held in trust account on the Company’s consolidated balance sheets.

•        Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of cash and trust accounts in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

•        Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740, “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company’s management determined that the British Virgin Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2021 and 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

AGBA ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws.

The Company’s tax provision is zero and it has no deferred tax assets. The Company is considered to be an exempted British Virgin Islands Company, and is presently not subject to income taxes or income tax filing requirements in the British Virgin Islands or the United States.

•        Net loss per share

The Company calculates net loss per share in accordance with ASC Topic 260, “Earnings per Share”. In order to determine the net loss attributable to both the redeemable shares and non-redeemable shares, the Company first considered the undistributed loss allocable to both the redeemable ordinary shares and non-redeemable ordinary shares and the undistributed loss is calculated using the total net loss less any dividends paid. The Company then allocated the undistributed loss ratably based on the weighted average number of shares outstanding between the redeemable and non-redeemable ordinary shares. Any remeasurement of the accretion to redemption value of the ordinary shares subject to possible redemption was considered to be dividends paid to the public stockholders. As of December 31, 2021, the Company has not considered the effect of the warrants sold in the Initial Public Offering to purchase an aggregate of 2,412,500 shares in the calculation of diluted net loss per share, since the exercise of the warrants is contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive and the Company did not have any other dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary share and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.

The net loss per share presented in the statements of operations is based on the following:
	For the Year Ended December 31, 2021	For the Year Ended December 31 2020
		(Restated)
Net loss	$(769,316)	$(37,426)
Accretion of carrying value to redemption value	(4,584,555)	—
Net loss including accretion of carrying value to redemption value	$(5,353,871)	$(37,426)
	For the Year Ended December 31, 2021		For the Year Ended December 31, 2020
	Redeemable Ordinary share	Non-Redeemable Ordinary share	Redeemable Ordinary share	Non-Redeemable Ordinary share
			(Restated)	(Restated)
Basic and diluted net income (loss) per share:
Numerators:
Allocation of net loss including carrying value to redemption value	$(3,981,368)	$(1,372,503)	$(28,813)	$(8,613)
Accretion of carrying value to redemption value	4,584,555	—	—	—
Allocation of net income (loss)	$603,187	$(1,372,503)	$(28,813)	$(8,613)
Denominators:
Weighted-average shares outstanding	3,988,613	1,375,000	4,600,000	1,375,000
Basic and diluted net income (loss) per share	$0.15	$(1.00)	$(0.01)	$(0.01)

AGBA ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 3 — SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

•        Recent accounting pronouncements

The Company has considered all new accounting pronouncements and has concluded that there are no new pronouncements that may have a material impact on the results of operations, financial condition, or cash flows, based on the current information.

NOTE 4 — CASH AND INVESTMENT HELD IN TRUST ACCOUNT

As of December 31, 2021, investment securities in the Company’s Trust Account consisted of $40,441,469 in United States Treasury Bills and $0 in cash. As of December 31, 2020, investment securities in the Company’s Trust Account consisted of $48,249,518 in United States Treasury Bills and $391 in cash. The Company classifies its United States Treasury securities as available-for-sale. Available-for-sale marketable securities are recorded at their estimated fair value on the accompanying December 31, 2021 consolidated balance sheet. The carrying value, including gross unrealized holding gain as other comprehensive income and fair value of held to marketable securities on December 31, 2021 and 2020 is as follows:
	Carrying Value as of December 31, 2021	Gross Unrealized Holding Gain	Fair Value as of December 31, 2021
Available-for-sale marketable securities
U.S. Treasury Securities	$40,441,469	$—	$40,441,469
	Carrying Value as of December 31, 2020	Gross Unrealized Holding Gain	Fair Value as of December 31, 2020
Available-for-sale marketable securities
U.S. Treasury Securities	$48,239,345	$10,173	$48,249,518

For the year ended December 31, 2021, cash in the Trust Account was partially distributed due to redemption of Public Shares (as defined below) (see Note 8).

NOTE 5 — PUBLIC OFFERING

On May 16, 2019, the Company sold 4,600,000 units at a price of $10.00 per Public Unit in the Public Offering. Each Public Unit consists of one ordinary share of the Company, $0.001 par value per share (the “Public Shares”), one right (the “Public Rights”) and one warrant (the “Public Warrant”). Each Public Right entitles the holder to receive one-tenth (1/10) of an ordinary share upon consummation of an initial Business Combination. Each Public Warrant entitles the holder to purchase one-half (1/2) of an ordinary share upon consummation of an initial Business Combination. In addition, the Company has granted Maxim Group LLC, the underwriter of the Public Offering, a 45-day option to purchase up to 225,000 Public Units solely to cover over-allotments, if any.

AGBA ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 5 — PUBLIC OFFERING (cont.)

If the Company does not complete its Business Combination within the necessary time period described in Note 1, the Public Rights will expire and be worthless. Since the Company is not required to net cash settle the Rights and the Rights are convertible upon the consummation of an initial Business Combination, the Management determined that the Rights are classified within shareholders’ equity as “Additional paid-in capital” upon their issuance in accordance with ASC 815-40. The proceeds from the sale are allocated to Public Shares and Rights based on the relative fair value of the securities in accordance with ASC 470-20-30. The value of the Public Shares and Rights will be based on the closing price paid by investors.

The Company paid an upfront underwriting discount of $1,150,000 (2.5%) of the per unit offering price to the underwriter at the closing of the Public Offering, with an additional fee of $1,840,000 (the “Deferred Amount”) of 2.0% of the gross offering proceeds payable upon the Company’s completion of the Business Combination. The Deferred Amount will become payable to the underwriter from the amounts held in the Trust Account solely in the event the Company completes its Business Combination. Pursuant to our agreement with the underwriters, the Deferred Amount will be reduced by $0.20 (2.0%) for each unit that is redeemed by shareholders in connection with an initial business combination. In the event that the Company does not close the Business Combination, the underwriter has waived its right to receive the Deferred Amount. The underwriter is not entitled to any interest accrued on the Deferred Amount.

Simultaneously with the closing of the Public Offering, the Company consummated a private placement of 210,000 private units, at $10.00 per unit, purchased by the Sponsor.

Simultaneously with the sale of the Over-Allotment Units, the Company consummated a private placement of 15,000 private units, at $10.00 per unit, purchased by the Sponsor.

The private units are identical to the units sold in the Public Offering except that the private warrants are non-redeemable and may be exercised on a cashless basis.

NOTE 6 — RELATED PARTY TRANSACTIONS

Insider Shares

In October 2018, the Company’s Chief Executive Officer subscribed for an aggregate of 1,000 of ordinary shares for an aggregate purchase price of $1, or approximately $0.001 per share. On February 22, 2019, the Company issued an aggregate of 1,149,000 Ordinary Shares to AGBA Holding Limited for an aggregate purchase price of $25,000 in cash.

The initial shareholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of their insider shares until, with respect to 50% of the insider shares, the earlier of six months after the consummation of a Business Combination and the date on which the closing price of the ordinary shares equals or exceeds $12.50 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing after a Business Combination and, with respect to the remaining 50% of the insider shares, until the six months after the consummation of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares, securities or other property.

Administrative Services Agreement

The Company is obligated to pay AGBA Holding Limited, a company owned by the insiders, a monthly fee of $10,000 for general and administrative services. However, pursuant to the terms of such agreement, the Company may delay payment of such monthly fee upon a determination by the Company’s audit committee that the Company lacks sufficient funds held outside the trust to pay actual or anticipated expenses in connection with the initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of its initial business combination.

AGBA ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 6 — RELATED PARTY TRANSACTIONS (cont.)

Related Party Loan

In order to meet the working capital needs following the consummation of the Public Offering, the initial shareholders, officers and directors or their affiliates may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of its initial business combination, without interest, or, at the lender’s discretion, up to $500,000 of the notes may be converted upon consummation of its business combination into private units at a price of $10.00 per unit (which, for example, would result in the holders being issued units to acquire 55,000 ordinary shares (which includes 5,000 shares issuable upon conversion of rights) and warrants to purchase 25,000 ordinary shares if $500,000 of notes were so converted). The Company’s shareholders have approved the issuance of the units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of its initial business combination. If the Company does not complete a business combination, the loans will not be repaid.

Related Party Extensions Loan

The Company initially had 12 months from the consummation of this offering to consummate the initial business combination. However, the Company has extended the period of time to consummate a business combination eight times (including three times approved by shareholders on February 5, 2021 and two times by shareholders on November 2, 2021) by an additional three months each time (for a total of up to 36 months to complete a business combination). Pursuant to the terms of the current amended and restated memorandum and articles of association and the trust agreement between us and Continental Stock Transfer & Trust Company, in order to extend the time available for us to consummate its initial business combination, the Company’s insiders or their affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $ $0.15 per public share, on or prior to the date of the applicable deadline. The insiders have received non-interest bearing, unsecured promissory notes equal to the amount of any such deposits (i.e., $594,467 for each of the first three extensions and $546,991 for each of the last two extensions) Such notes would either be paid upon consummation of its initial business combination, or, at the lender’s discretion, converted upon consummation of its business combination into additional private units at a price of $10.00 per unit.

On May 11, 2020, August 12, 2020, and November 10, 2020, the Company issued three Notes, each in an amount of $460,000 to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until February 16, 2021. On each of February 5, May 11, August 11, 2021, the Company issued an unsecured promissory note, in an amount of $594,467, to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until November 16, 2021. On November 10, 2021 and February 7, 2022, the Company issued an unsecured promissory note in an amount of $546,991, to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until May 16, 2022 (see Note 9). The Notes are non-interest bearing and are payable upon the closing of a business combination. In addition, the Notes may be converted, at the lender’s discretion, into additional Private Units at a price of $10.00 per unit. As of December 31, 2021 and 2020, the note payable balance of $3,710,390 and $1,380,000, respectively.

Related Party Advances

In the event the Sponsor pays for any expense or liability on behalf of the Company, then such payments would be accounted for as loan to the Company by the Sponsor. The Sponsor, AGBA Holding Limited, has paid the expenses incurred by the Company an aggregate of $952,761 on a non-interest bearing basis as of December 31, 2021.

As of December 31, 2021 and 2020, the Company owed a balance of $952,761 and $790,122, respectively, to AGBA Holding Limited.

AGBA ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 7 — SHAREHOLDER’S DEFICIT

Ordinary Shares

The Company is authorized to issue 100,000,000 ordinary shares at par $0.001.

The Company’s shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. In connection with any vote held to approve its initial business combination, all of the initial shareholders, as well as all of the officers and directors, have agreed to vote their respective ordinary shares owned by them immediately prior to this offering and any shares purchased in this offering or following this offering in the open market in favor of the proposed business combination.

In October 2018, the Company’s Chief Executive Officer, Gordon Lee, subscribed for an aggregate of 1,000 of ordinary shares for an aggregate purchase price of $1, or approximately $0.001 per share.

On February 22, 2019, the Company issued an aggregate of 1,149,000 founder shares to AGBA Holding Limited for an aggregate purchase price of $25,000 in cash.

On May 16, 2019, the Company issued 225,000 ordinary shares under the private placement of 225,000 private units at $10 per unit, to the Sponsor.

As of December 31, 2020, 1,375,000 ordinary shares issued and outstanding excluding 4,600,000 shares were subject to possible redemption.

As of December 31, 2021, 1,375,000 ordinary shares issued and outstanding excluding 3,646,607 shares were subject to possible redemption.

Accumulated Other Comprehensive Income (Loss)

The table below presents the changes in accumulated other comprehensive income (loss) (“AOCI”), including the reclassification out of AOCI.
Available-for- sale securities
Balance as of January 1, 2021	$10,173
Other comprehensive income before reclassifications	—
Amounts reclassified from AOCI into interest income	(10,173)
Balance as of December 31, 2021	$—
Available-for- sale securities
Balance as of January 1, 2020	$98,103
Other comprehensive income before reclassifications	258,314
Amounts reclassified from AOCI into interest income	(346,244)
Balance as of December 31, 2020	$10,173

Rights

Except in cases where the Company is not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of an ordinary share upon consummation of the initial business combination. In the event the Company will not be the surviving company upon completion of the initial business combination, each holder of a right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each right upon consummation of the business combination. The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the British Virgin Islands law.

AGBA ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 7 — SHAREHOLDER’S DEFICIT (cont.)

As a result, you must hold rights in multiples of 10 in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and the Company redeems the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Public Warrants

Each public warrant entitles the holder thereof to purchase one-half (1/2) of one ordinary share at a price of $11.50 per full share, subject to adjustment. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares. This means that only an even number of warrants may be exercised at any given time by a warrant holder.

No public warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares. It is the Company’s current intention to have an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to such ordinary shares in effect promptly following consummation of an initial business combination.

Notwithstanding the foregoing, if a registration statement covering the ordinary shares issuable upon exercise of the public warrants is not effective within 90 days following the consummation of our initial business combination, public warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the day prior to the date of exercise. For example, if a holder held 300 warrants to purchase 150 shares and the fair market value on the date prior to exercise was $15.00, that holder would receive 35 shares without the payment of any additional cash consideration. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.

The warrants will become exercisable on the later of the completion of an initial business combination and May 13, 2020. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of our completion of an initial business combination, or earlier upon redemption.

The Company may redeem the outstanding warrants (including any outstanding warrants issued upon exercise of the unit purchase option issued to Maxim Group LLC), in whole and not in part, at a price of $0.01 per warrant:

•        at any time while the warrants are exercisable,

•        upon a minimum of 30 days’ prior written notice of redemption,

•        if, and only if, the last sales price of the ordinary shares equals or exceeds $16.50 per share for any 20 trading days within a 30 trading day period ending three business days before the Company send the notice of redemption, and

•        if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

AGBA ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 7 — SHAREHOLDER’S DEFICIT (cont.)

If the foregoing conditions are satisfied and the Company would issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $16.50 trigger price as well as the $11.50 warrant exercise price per full share after the redemption notice is issued and not limit our ability to complete the redemption.

The redemption criteria for the warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If the Company call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the whole warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether the Company will exercise our option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of our ordinary shares at the time the warrants are called for redemption, the Company’s cash needs at such time and concerns regarding dilutive share issuances.

NOTE 8 — ORDINARY SHARE SUBJECT TO POSSIBLE REDEMPTION

The Company accounts for its ordinary shares subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Ordinary shares subject to mandatory redemption (if any) are classified as a liability instrument and are measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholders’ equity. The Company’s ordinary shares feature certain redemption rights that are subject to the occurrence of uncertain future events and considered to be outside of the Company’s control. Accordingly, at December 31, 2021 and 2020, 3,646,607 and 4,600,000 ordinary shares subject to possible redemption, respectively, are presented as temporary equity, outside of the shareholders’ equity section of the Company’s balance sheets.

On May 16, 2019, the Company sold 4,600,000 units at a price of $10.00 per Public Unit in the Public Offering.

On February 8, 2021, 636,890 shares were redeemed by part of shareholders at a price of approximately $10.49 per share, including interest generated and extension payments deposited in the Trust Account, in an aggregate amount of $6,680,520.

On November 10, 2021, 316,503 shares were redeemed by a number of shareholders at a price of approximately $10.94 per share, including interest generated and extension payments deposited in the Trust Account, in an aggregate amount of $3,462,565.
	For the Year Ended December 31,
	2021	2020
Total ordinary shares issued	5,975,000	5,975,000
Share issued classified as equity	(1,375,000)	(1,375,000)
Share redemption during the year	(953,393)	—
Change in value of ordinary shares subject to redemption	3,646,607	4,600,000

AGBA ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 9 — FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets and liabilities that were measured at fair value on a recurring basis as of December 31, 2021 and 2020, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.
Description	December 31, 2021 (Audited)	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Treasury Securities held in Trust Account*	$40,441,469	$40,441,469	$—	$—

Liabilities:
Warrant liabilities	$490,000	$—	$—	$490,000
Description	December 31, 2020 (Audited)	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Treasury Securities held in Trust Account*	$48,249,909	$48,249,909	$—	$—

Liabilities:
Warrant liabilities (restated)	$390,000	$—	$—	$390,000

____________

*        included in cash and investments held in trust account on the Company’s consolidated balance sheets.

The private warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on the consolidated balance sheets.

The Company established the initial fair value for the private warrants on May 16, 2019, the date of the Company’s Initial Public Offering, using a Black-Scholes model. The Company allocated the proceeds received from the sale of Private Units, first to the private warrants based on their fair values as determined at initial measurement, with the

AGBA ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 9 — FAIR VALUE MEASUREMENTS (cont.)

remaining proceeds recorded as ordinary shares subject to possible redemption, and ordinary shares based on their relative fair values recorded at the initial measurement date. The warrants were classified as Level 3 at the initial measurement date due to the use of unobservable inputs.

The key inputs into the binomial model and Black-Scholes model were as follows at their measurement dates:
	December 31, 2021	December 31, 2020	May 16, 2019 (Initial measurement)
Input
Share price	$11.02	$10.54	$10.00
Risk-free interest rate	1.21%	0.10%	2.18%
Volatility	47%	45%	55%
Exercise price	$11.50	$11.50	$11.50
Warrant life	5 years	5 years	5 years

As of December 31, 2021 and 2020, the aggregate value of the Private Warrants was $0.49 and $0.39 million, respectively. The change in fair value for the year ended December 31, 2021 was approximately $100,000. The change in fair value for the year ended December 31, 2019 to December 31, 2020 was approximately $(130,000) (restated).

To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the investments existed. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for investments categorized in Level 3. Level 3 financial liabilities consist of the Private Warrant liability for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.

NOTE 10 — COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management has evaluated the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s future financial position, results of its operations and/or search for a target company, there has been a significant impact as of the date of these consolidated financial statements. The consolidated financial statements do not include any adjustments that might result from the future outcome of this uncertainty.

Registration Rights

The holders of the insider shares issued and outstanding prior to the date of the IPO, as well as the holders of the Private Units (and all underlying securities) and any securities its initial shareholders, officers, directors or their affiliates may be issued in payment of working capital loans made to the Company, are be entitled to registration rights pursuant to a registration rights agreement entered into concurrently without initial public offering. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

AGBA ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 10 — COMMITMENTS AND CONTINGENCIES (cont.)

Underwriting Agreement

The underwriters is entitled to a cash underwriting discount of six and half percent (6.5%), or $0.65 per unit, of the gross proceeds of the initial public offering. Two and one-half percent (2.5%), or $0.25 per share, is not contingent and has been paid at the closing of the initial public offering. Four percent (4.0%), or $0.40 per unit, is contingent on the closing of a business combination and will be deferred by the underwriters and be placed in the Trust Account. Such deferred amount will only be payable to the underwriters upon closing of a business combination. Further, the deferred amount paid to the underwriters upon the closing of a business combination will be reduced by two percent (2.0%), or $0.20 per unit, for each unit that is redeemed by shareholders in connection with the business combination. If the business combination is not consummated, the deferred amount will be forfeited by the underwriters. The underwriters will not be entitled to any interest accrued on the deferred amount.

Unit Purchase Option

The Company sold to Maxim for $100, an option to purchase 276,000 units exercisable, at $11.50 per unit commencing at any time between the first and fifth anniversary of the effective date of the registration statement relating to its initial public offering. The purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires on May 13, 2024. The Company accounted for the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Public Offering resulting in a charge directly to shareholders’ equity. The Company estimates that the fair value of the unit purchase option is approximately $747,960, or $2.71 per Unit, using the Black-Scholes option-pricing model. The fair value of the unit purchase option to be granted to the underwriters is estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 2.18% and (3) expected life of four years between first and fifth anniversary dates of the Effective Date. The option and the units, as well as the ordinary shares and warrants to purchase ordinary shares that may be issued upon exercise of the option, have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the effective date of the registration statement or the commencement of sales in the Public Offering pursuant to Rule 5110(g)(1) of FINRA’s Rules, during which time the option may not be sold, transferred, assigned, pledged or hypothecated, or be subject of any hedging, short sale, derivative or put or call transaction that would result in the economic disposition of the securities. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated prior to May 13, 2020 except to any underwriters and selected dealer participating in the offering and their bona fide officers or partners. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement of which forms a part with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

Right of First Refusal

Subject to certain conditions, the Company granted Maxim, for a period of 18 months after the date of the consummation of the business combination, a right of first refusal to act as lead underwriters or minimally as a co-manager, with at least 30% of the economics; or, in the case of a three-handed deal, 20% of the economics, for any and all future public and private equity and debt offerings. In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement.

AGBA ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 11 — REVISION OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (UNAUDITED)

In accordance with ASC 480, paragraph 10-S99, redemption provisions not solely within the control of the Company require common stock subject to redemption to be classified outside of permanent equity. The initial carrying amount of redeemable preferred stock should be its fair value at date of issue. Where fair value at date of issue is less than the mandatory redemption amount, the carrying amount shall be increased by periodic accretions, using the interest method, so that the carrying amount will equal the mandatory redemption amount at the mandatory redemption date. The carrying amount shall be further periodically increased by amounts representing dividends not currently declared or paid, but which will be payable under the mandatory redemption features, or for which ultimate payment is not solely within the control of the registrant (e. g., dividends that will be payable out of future earnings). Each type of increase in carrying amount shall be effected by charges against retained earnings or, in the absence of retained earnings, by charges against paid-in capital. The increase in redemption value was mainly due to the extension payments made by the Sponsor which should accrete to the redemption value. The Company has extended the period of time to consummate a business combination eight times (including three times approved by shareholders on February 5, 2021 and two times by shareholders on November 2, 2021) by an additional three months each time (for a total of up to 36 months to complete a business combination). On May 11, 2020, August 12, 2020, and November 10, 2020, the Company issued three Notes, each in an amount of $460,000 to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until February 16, 2021. On each of February 5, May 11, August 11, 2021, the Company issued an unsecured promissory note, in an amount of $594,467, to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until November 16, 2021. On November 10, 2021 and February 7, 2022, the Company issued an unsecured promissory note in an amount of $546,991, to the Sponsor, pursuant to which such amount had been deposited into the Trust Account in order to extend the amount of available time to complete a business combination until May 16, 2022.

Redeemable Shares, at each reporting period, should be measured at redemption value. The Company previously measured at initial carrying amount. As a result, the Company recalculated its previously filed financial statements to recognize accretion from the initial book value to redemption value at the time of its Initial Public Offering. Under this accounting treatment, the Company is required to calculate the change in the carrying value of redeemable shares of common stock resulted in charges against additional paid-in capital and accumulated deficit.

The Company’s accounting for temporary equity measured at redemption value did not have any effect on the Company’s previously reported operating expenses or cash.

AGBA ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 11 — REVISION OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS (UNAUDITED) (cont.)

The impact of the errors on the Company’s financial statements for each respective period is presented below. The impacts are considered immaterial to the financial statements.
	As Previously Reported	Adjustments	As Revised
Balance sheet as of March 31, 2021
Ordinary shares subject to possible redemption	39,631,100	2,533,800	42,164,900
Accumulated deficit	(1,935,949)	(2,533,800)	(4,469,749)

Balance sheet as of June 30, 2021
Ordinary shares subject to possible redemption	39,631,100	3,129,333	42,760,433
Accumulated deficit	(2,110,390)	(3,129,333)	(5,239,723)

Balance sheet as of September 30, 2021
Ordinary shares subject to possible redemption	39,631,100	3,724,877	43,355,977
Accumulated deficit	(2,320,133)	(3,724,877)	(6,045,010)

Statement of operations for the three months ended March 31, 2021
Basic and diluted net (loss) income per share, ordinary share subject to possible redemption	(0.00)	0.01	0.01
Basic and diluted net loss per share, non-redeemable ordinary shares	(0.07)	(0.06)	(0.13)

Statement of operations for the three months ended June 30, 2021
Basic and diluted net income per share, ordinary share subject to possible redemption	0.00	0.01	0.01
Basic and diluted net loss per share, non-redeemable ordinary shares	(0.08)	(0.06)	(0.14)

Statement of operations for the six months ended June 30, 2021
Basic and diluted net income per share, ordinary share subject to possible redemption	0.00	0.02	0.02
Basic and diluted net loss per share, non-redeemable ordinary shares	(0.15)	(0.12)	(0.27)

Statement of operations for the three months ended September 30, 2021
Basic and diluted net loss per share, ordinary share subject to possible redemption	(0.04)	0.04	(0.00)
Basic and diluted net loss per share, non-redeemable ordinary shares	(0.04)	(0.11)	(0.15)

Statement of operations for the nine months ended September 30, 2021
Basic and diluted net (loss) income per share, ordinary share subject to possible redemption	(0.08)	0.10	0.02
Basic and diluted net loss per share, non-redeemable ordinary shares	(0.15)	(0.27)	(0.42)

AGBA ACQUISITION LIMITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Currency expressed in United States Dollars (“US$”), except for number of shares)

NOTE 12 — SUBSEQUENT EVENTS

On January 4, 2022, Tag Holdings Limited together with AGBA’s newly established wholly-owned subsidiaries, AGBA Merger Sub I Limited and AGBA Merger Sub II Limited, entered into a second amendment of the Business Combination Agreement (the “Second Amendment”). Pursuant to the Second Amendment, the parties have agreed that, among other things, the Outside Closing Date (as defined in the Business Combination Agreement) of the proposed transactions contemplated by the Business Combination Agreement shall be extended to April 30, 2022 from January 31, 2022, and that each party shall use its reasonable best efforts to finalize all Plans of Merger, the Articles of Merger, the Employment Agreement, and other ancillary documents contemplated by the Business Combination Agreement no later than March 31, 2022.

On May 4, 2022, the parties to the Business Combination Agreement, entered into a third amendment of the Business Combination Agreement (the “Third Amendment”). Pursuant to the Third Amendment, the parties have agreed that, among other things, the Outside Closing Date (as defined in the Business Combination Agreement) of the proposed transactions contemplated by the Business Combination Agreement shall be extended to October 31, 2022 from April 30, 2022, and that each party shall use its reasonable best efforts to finalize all Plans of Merger, the Articles of Merger, the Employment Agreement, and other ancillary documents contemplated by the Business Combination Agreement no later than September 30, 2022.

On February 7, 2022, the Company issued unsecured promissory note in the aggregate principal amount of $546,991.05 to AGBA Holding Limited in exchange for AGBA Holding Limited depositing such amount into the Company’s trust account in order to extend the amount of available time to complete a business combination until May 16, 2022.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
UNAUDITED CONDENSED COMBINED BALANCE SHEETS
(Currency expressed in United States Dollars (“US$”))

	March 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$16,720,706	$38,595,610
Restricted cash – fund held in escrow	36,213,301	34,485,797
Accounts receivable, net	782,096	908,727
Accounts receivable, net, related parties	400,531	238,892
Loans receivables, net	25,043	123,611
Earnest deposit, the Shareholder	7,843,804	7,182,131
Consideration receivable	—	1,861,348
Deposit, prepayments, and other receivables	425,102	383,399
Total current assets	62,410,583	83,779,515

Non-current assets:
Loans receivable, net	1,569,069	3,785,314
Property and equipment, net	7,528,158	1,653,458
Long-term investments, net	34,846,051	33,292,013
Total non-current assets	43,943,278	38,730,785
TOTAL ASSETS	$106,353,861	$122,510,300

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$2,828,722	$3,850,015
Escrow liabilities	36,213,301	34,485,797
Amount due to the Shareholder	838,545	—
Income tax payable	23,093,503	23,028,916
Total current liabilities	62,974,071	61,364,728

Long-term liabilities:
Deferred tax liabilities	393,768	—
Total long-term liabilities	393,768	—
TOTAL LIABILITIES	63,367,839	61,364,728

Commitments and contingencies

Shareholder’s equity:
Share capital	13	13
Additional paid-in capital	38,761,713	38,761,713
Receivable from the Shareholder	—	(29,562,195)
Accumulated other comprehensive loss	(453,812)	(179,461)
Retained earnings	4,678,108	52,125,502
Total shareholder’s equity	42,986,022	61,145,572

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$106,353,861	$122,510,300

See accompanying notes to unaudited condensed combined financial statements.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
UNAUDITED CONDENSED COMBINED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE (LOSS) INCOME
(Currency expressed in United States Dollars (“US$”))

	Three months ended March 31,
	2022	2021
Revenues:
Interest income:
Loans	$61,323	$324,359
Total interest income	61,323	324,359
Non-interest income:
One-time commissions	827,077	1,636,561
Recurring service fees	947,980	1,159,833
Total non-interest income	1,775,057	2,796,394
Total revenues from others	1,836,380	3,120,753

Non-interest income:
Recurring service fees	239,943	230,610
Total revenues from related parties	239,943	230,610
Total revenues	2,076,323	3,351,363

Operating cost and expenses:
Interest expense	—	(157,231)
Commission expense	(701,042)	(1,151,302)
Selling expense	(17,601)	(2,263)
General and administrative expenses	(3,269,997)	(2,581,568)
Total operating cost and expenses	(3,988,640)	(3,892,364)

Loss from operations	(1,912,317)	(541,001)

Other income (expense):
Bank interest income	7,639	23,962
Interest income, related party	—	59,428
Foreign exchange (loss) gain, net	(480,574)	677,544
Loss on equity method investment	—	(1,033,004)
Investment income, net	2,148,935	6,497,480
Sundry income	208,420	65,356
Total other income, net	1,884,420	6,290,766

(Loss) income before income taxes	(27,897)	5,749,765

Income taxes expense	(419,497)	(1,227,689)

NET (LOSS) INCOME	$(447,394)	$4,522,076

Other comprehensive loss:
Foreign currency translation adjustment	(274,351)	(48,911)

COMPREHENSIVE (LOSS) INCOME	$(721,745)	$4,473,165

See accompanying notes to unaudited condensed combined financial statements.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
UNAUDITED CONDESED COMBINED STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Three months ended March 31, 2022
	OnePlatform Holdings Limited		TAG Asia Capital Holdings Limited		Combined share capital	Additional paid-in capital	Receivable from the Shareholder	Accumulated other comprehensive loss	Retained earnings	Total shareholder’s equity
	No. of shares	Amount	No. of shares	Amount
Balance as of January 1, 2022	100	$12	1	$1	$13	$38,761,713	$(29,562,195)	$(179,461)	$52,125,502	$61,145,572
Special dividend to the Shareholder#	—	—	—	—	—	—	29,562,195	—	(47,000,000)	(17,437,805)
Foreign currency translation adjustment	—	—	—	—	—	—	—	(274,351)	—	(274,351)
Net loss for the period	—	—	—	—	—	—	—	—	(447,394)	(447,394)
Balance as of March 31, 2022	100	$12	1	$1	$13	$38,761,713	$—	$(453,812)	$4,678,108	$42,986,022
	Three months ended March 31, 2021
	OnePlatform Holdings Limited		TAG Asia Capital Holdings Limited		Combined share capital	Additional paid-in capital	Accumulated other comprehensive income	Accumulated deficit	Total shareholder’s deficit
	No. of shares	Amount	No. of shares	Amount
Balance as of January 1, 2021	100	$12	1	$1	$13	$38,761,713	$214,140	$(44,338,021)	$(5,362,155)
Foreign currency translation adjustment	—	—	—	—	—	—	(48,911)	—	(48,911)
Net income for the period	—	—	—	—	—	—	—	4,522,076	4,522,076
Balance as of March 31, 2021	100	$12	1	$1	$13	$38,761,713	$165,229	$(39,815,945)	$(888,990)

See accompanying notes to unaudited condensed combined financial statements.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
UNAUDITED CONDENSED COMBINED STATEMENTS OF CASH FLOWS
(Currency expressed in United States Dollars (“US$”))

	Three months ended March 31,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(447,394)	$4,522,076
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities
Depreciation of property and equipment	96,679	11,358
Accreted interest, related party	—	(59,428)
Foreign exchange loss (gain), net	480,574	(677,544)
Investment income, net	(2,148,935)	(6,497,480)
Loss on equity method investment	—	1,033,004

Change in operating assets and liabilities:
Accounts receivable	(35,008)	598,511
Loans receivable	2,314,813	1,377,437
Deposits, prepayments, and other receivables	(58,818)	(36,824)
Accounts payable and accrued liabilities	(1,017,905)	(1,197,708)
Escrow liabilities	1,727,504	(3,603,746)
Income tax payable	419,162	1,214,189
Net cash provided by (used in) operating activities	1,330,672	(3,316,155)

Cash flows from investing activities:
Proceed from considerable receivable	1,861,348	—
Purchase of property and equipment	(864,542)	—
Payment of earnest deposit, the Shareholder	(7,849,676)	—
Net cash used in investing activities	(6,852,870)	—

Cash flows from financing activities:
Advances from (repayment to) the Shareholder	2,912,956	(4,358,302)
Dividend paid to the Shareholder	(17,437,805)	—
Repayment of bank borrowings	—	(16,624)
Net cash used in financing activities	(14,524,849)	(4,374,926)

Effect on exchange rate change on cash, cash equivalents and restricted cash	(100,353)	271,644

Net change in cash, cash equivalent and restricted cash	(20,147,400)	(7,419,437)

BEGINNING OF PERIOD	73,081,407	61,768,273

END OF PERIOD	$52,934,007	$54,348,836

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$—	$—
Cash paid for interest	$—	$—

Reconciliation to amounts on combined balance sheets:
Cash and cash equivalents	$16,720,706	$13,666,122
Restricted cash	36,213,301	40,682,714

Total cash, cash equivalents and restricted cash	$52,934,007	$54,348,836

SUPPLEMENTAL DISCLOSURE OF NON CASH INVESTING AND FINANCING ACTIVITIES
Purchase of property and equipment, through earnest deposit	$7,205,118	$—
Special dividend to the Shareholder offset with amount due from the Shareholder	$29,562,195	$—

See accompanying notes to unaudited condensed combined financial statements.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 1 — BUSINESS OVERVIEW AND BASIS OF PRESENTATION

OnePlatform Holdings Limited, formerly known as Convoy Asset Partners Limited, is incorporated in Hong Kong with limited liability on January 9, 2017. OnePlatform Holdings Limited and its subsidiaries (collectively referred to as “OPH” or “B2B”) is a comprehensive one-stop financial service company in Hong Kong. B2B operates under “OnePlatform” brand and offers a full-service platform to banks, other financial institutions, brokers and individual independent financial advisors to advise and serve their retail clients. B2B’s technology-enabled platform offers a wide range of financial products, covering life insurance, pensions, property-casualty insurance, stock brokerage, mutual funds, lending and real estate.

TAG Asia Capital Holdings Limited, formerly known as Convoy Capital Holdings Limited, is incorporated under the laws of the British Virgin Islands (“BVI”) on October 26, 2015. TAG Asia Capital Holdings Limited and its subsidiaries (collectively referred to as “TAC” or “Fintech”) are principally engaged in financial technology business and financial investments, managing an ensemble of fintech investments and operating a health and wealth management platform with a broad spectrum of services and value-added information in health, insurance, investments and social sharing since its launch in November 2020.

Both OPH and TAC are 100% owned by TAG Holdings Limited (“TAG”), a member of Legacy Group, representing Convoy Global Holdings Limited and its subsidiaries (the “Shareholder” or “Legacy Group”). OPH and TAC are hereinafter referred to as (the “Company” or “B2B and Fintech Business”).

These accompanying unaudited condensed combined financial statements present the unaudited condensed combined historical financial position, results of operations, changes in shareholder’s equity and cash flows of B2B and Fintech Business in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) for the preparation of carve-out combined financial statements. Both B2B and Fintech Business have been operating as part of the Legacy Group, prior to the separation of B2B and Fintech Business from the Legacy Group. These unaudited condensed combined financial statements have been derived from the Legacy Group’s historical accounting records and are presented on a carved-out basis, as if the separation had taken place at the beginning of the earliest date presented.

All revenues and costs as well as assets and liabilities directly associated with the activities of B2B and Fintech Business are included as a component of the financial statements. The financial statements also include the allocation of certain general, administrative, sales and marketing expenses and operating costs from the Legacy Group’s corporate office and allocation of related assets, liabilities and Shareholder’ investment, as applicable. These general and administrative expenses allocated from the Shareholder were $778,792 and $935,502 for the three months ended March 31, 2022 and 2021, respectively. The allocations have been determined on a reasonable basis; however, the amounts are not necessarily representative of the amounts that would have been reflected in the financial statements had B2B and Fintech Business operated independently of the Legacy Group.

As part of the Legacy Group, B2B and Fintech business is dependent upon the Legacy Group for all of its working capital and financing requirements as the Legacy Group uses a centralized approach to cash management and financing of its operations. Financial transactions relating to B2B and Fintech business are accounted for through the Shareholder’s investment account of B2B and Fintech business. Accordingly, none of the Legacy Group‘s cash, cash equivalents or debt at the corporate level has been included in B2B and Fintech business in the balance sheets. The impact of foreign currency exchange rates on the cash that B2B and Fintech business has access during the periods presented is reflected in the statements of cash flows.

All significant intercompany accounts and transactions between the operations comprising B2B and Fintech business have been eliminated in the accompanying unaudited condensed combined financial statements.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 1 — BUSINESS OVERVIEW AND BASIS OF PRESENTATION (cont.)

The accompanying unaudited condensed combined financial statements reflect the activities of TIL and TAG and each of the entities as of March 31, 2022:-

Name	Background	Ownership
OnePlatform Holdings Limited (“OPH”) (formerly known as Convoy Assets Partner Limited)	• Hong Kong company • Incorporated on January 9, 2017 • Issued and outstanding 100 ordinary shares for HK$100 ($13) • Investment holding	100% owned by TAG
TAG Asia Capital Holdings Limited (“TAC”) (formerly known as Convoy Capital Holdings Limited)	• British Virgin Islands company • Incorporated on October 26, 2015 • Issued and outstanding 1 ordinary share at US$1 par value • Investment holding	100% owned by TAG
OnePlatform Wealth Management Limited (“OWM”) (formerly known as GET Mdream Wealth Management Limited)	• Hong Kong company • Incorporated on February 5, 2003 • Issued and outstanding 140,764,705 ordinary shares for HK$20,851,790 ($2,673,306) • Provision of insurance brokerage services	99.81% owned by OPH
OnePlatform International Property Limited (“OIP”) (formerly known as Convoy International Property Consulting Limited)	• Hong Kong company • Incorporated on May 21, 2014 • Issued and outstanding 30,001,200 ordinary shares for HK$30,001,200 ($3,846,308) • Provision of overseas real estate brokerage services	100% owned by OPH
OnePlatform Asset Management Limited (“OAM”) (formerly known as Convoy Asset Management Limited)

•   Hong Kong company

•   Incorporated on November 24, 1999

•   Issued and outstanding 264,160,000 ordinary shares for HK$272,000,000 ($34,871,795)

•   Licensed by the Securities and Futures Commission of Hong Kong

•   Provision of investment advisory, funds dealing, introducing broker, and asset management services

100% owned by OPH
Kerberos (Nominee) Limited (“KNL”)	• Hong Kong company • Incorporated on April 20, 2007 • Issued and outstanding 1 ordinary share for HK$1 • Registered under The Hong Kong Trustee Ordinance • Provision of escrow services	100% owned by OAM
Maxthree Limited (“Maxthree”)	• British Virgin Islands company • Incorporated on April 12, 2006 • Issued and outstanding 1 ordinary share at $1 par value • Investment holding	100% owned by OPH

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 1 — BUSINESS OVERVIEW AND BASIS OF PRESENTATION (cont.)

Name	Background	Ownership
OnePlatform Credit Limited (formerly known as Artley Finance (HK) Limited) (“OCL”)

•   Hong Kong company

•   Incorporated on August 6, 1982

•   Issued and outstanding 169,107,379 ordinary shares for HK$169,107,379 ($21,680,433)

•   Registered under the Hong Kong Money Lenders Ordinance

•   Provision of money lending services

100% owned by Maxthree
Hong Kong Credit Corporation Limited (“HKCC”)

•   Hong Kong company

•   Incorporated on March 16, 1982

•   Issued and outstanding 139,007,381 ordinary shares for HK$139,007,381 ($17,821,459)

•   Registered under the Hong Kong Money Lenders Ordinance

•   Provision of money lending services

100% owned by OCL
Trendy Reach Holdings Limited (“TRHL”)	• British Virgin Islands company • Incorporated on October 5, 2015 • Issued and outstanding 1 ordinary share at HK$1 • Investment holding	100% owned by Maxthree
Profit Vision Limited (“PVL”)	• Hong Kong company • Incorporated on October 9, 2015 • Issued and outstanding 1 ordinary shares for HK$1 • Property investment holding	100% owned by TRHL
TAG Technologies Limited (“TAGTL”) (formerly known as Convoy Technologies Limited)	• British Virgin Islands company • Incorporated on October 23, 2015 • Issued and outstanding 1 ordinary share at $1 par value • Investment in financial technology business	100% owned by TAG
Tandem Money Hong Kong Limited (“TMHK”)	• Hong Kong company • Incorporated on November 28, 2020 • Issued and outstanding 10,000 ordinary shares for HK$10,000 ($1,282) • No operations since inception	100% owned by TAGTL
Tandem Fintech Limited (“TFL”) (formerly known as Hit Fintech Solutions Limited)	• Hong Kong company • Incorporated on October 6, 2017 • Issued and outstanding 9,000,000 ordinary shares for HK$9,000,000 ($1,153,846) • Operating an online insurance comparison platform	100% owned by TAG
OnePlatform FinBiz Solutions Limited (“FinBiz”) (formerly known as Hit Fintech Solutions Limited)	• Hong Kong company • Incorporated on February 26, 2016 • Issued and outstanding 1 ordinary share for HK$1 • No operations since inception	100% owned by OPH
FinLiving Limited	• Hong Kong company • Incorporated on September 14, 2021 • Issued and outstanding 100 ordinary shares for HK$100 ($13) • No operations since inception	100% owned by FinBiz

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying unaudited condensed combined financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying unaudited condensed combined financial statements and notes.

•        Basis of Presentation

The accompanying unaudited condensed combined financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and applicable rules and regulations of the Securities and Exchange Commission (“SEC”), regarding financial reporting, and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operation results. The results of operations for the three months ended March 31, 2022 are not necessarily indicative of results to be expected for any other interim period or for the full year of 2022. Accordingly, these unaudited condensed combined financial statements should be read in conjunction with the Company’s audited combined financial statements and note thereto as of and for the years ended December 31, 2021 and 2020.

•        Use of Estimates and Assumptions

The preparation of unaudited condensed combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the unaudited condensed combined financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s unaudited condensed combined financial statements include the useful lives of property and equipment, impairment of long-lived assets, allowance for doubtful accounts, provision for contingent liabilities, revenue recognition, deferred taxes and uncertain tax position, and allocation of expenses from the Shareholder.

The inputs into the management’s judgments and estimates consider the economic implications of COVID-19 on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

•        Foreign Currency Translation And Transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is United States Dollar (“US$”) and the accompanying unaudited condensed combined financial statements have been expressed in US$. In addition, the Company and subsidiaries are operating in Hong Kong maintain their books and record in their local currency, Hong Kong dollars (“HK$”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, Translation of Financial Statement, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholder’s equity.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Translation of amounts from HK$ into US$ has been made at the following exchange rates for the three months ended March 31, 2022 and 2021:

	March 31, 2022	March 31, 2021
Period-end HK$:US$ exchange rate	0.12771	0.12863
Period average HK$:US$ exchange rate	0.12813	0.12892

•        Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments. The Company maintains most of its bank accounts in Hong Kong.

•        Restricted Cash — Fund Held In Escrow

Fund held in escrow, represent restricted cash and cash equivalents maintained in certain bank accounts that are held for the exclusive interest of the Company’s customers. The Company currently acts as a custodian to manage the assets and investment portfolio on behalf of its customers under the terms of certain contractual agreements, which the Company does not have the right to use for any purposes, other than managing the portfolio.

The Company also restricts the use of the assets underlying the funds held in escrow to meet with regulatory requirements and classifies the assets as current based on their purpose and availability to fulfill its direct obligation under escrow liability. Upon receiving escrow funds, the Company records a corresponding escrow liability.

•        Accounts Receivable, net

Accounts receivable include trade accounts due from customers in insurance brokerage and asset management businesses.

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms. The normal settlement terms of accounts receivable from insurance companies in the provision of brokerage agency services are within 30 days upon the execution of the insurance policies. Credit terms with the products providers of investment, unit and mutual funds and asset portfolio are mainly 90 days or a credit period mutually agreed between the contracting parties. The Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate, and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. The Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary.

The Company does not hold any collateral or other credit enhancements overs its accounts receivable balances.

•        Loans Receivable, net

Loans receivables are carried at unpaid principal balances, less the allowance for loan losses and charge-offs. The loans receivables portfolio consists of real estate mortgage loans and personal loans.

Loans are placed on nonaccrual status when they are past due 180 days or more as to contractual obligations or when other circumstances indicate that collection is not probable. When a loan is placed on nonaccrual status, any interest accrued but not received is reversed against interest income. Payments received on a nonaccrual loan are either

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

applied to protective advances, the outstanding principal balance or recorded as interest income, depending on an assessment of the ability to collect the loan. A nonaccrual loan may be restored to accrual status when principal and interest payments have been brought current and the loan has performed in accordance with its contractual terms for a reasonable period (generally six months).

If the Company determines that a loan is impaired, the Company next determines the amount of the impairment. The amount of impairment on collateral dependent loans is charged off within the given fiscal quarter. Generally the amount of the loan and negative escrow in excess of the appraised value less estimated selling costs, for the fair value of collateral valuation method, is charged off. For all other loans, impairment is measured as described below in Allowance for Loan Losses.

•        Allowance for Loan Losses (“ALL”)

The adequacy of the Company’s ALL is determined, in accordance with ASC Topic 450-20 Loss Contingencies includes management’s review of the Company’s loan portfolio, including the identification and review of individual problem situations that may affect a borrower’s ability to repay. In addition, management reviews the overall portfolio quality through an analysis of delinquency and non-performing loan data, estimates of the value of underlying collateral, current charge-offs and other factors that may affect the portfolio, including a review of regulatory examinations, an assessment of current and expected economic conditions and changes in the size and composition of the loan portfolio.

The ALL reflects management’s evaluation of the loans presenting identified loss potential, as well as the risk inherent in various components of the portfolio. There is significant judgment applied in estimating the ALL. These assumptions and estimates are susceptible to significant changes based on the current environment. Further, any change in the size of the loan portfolio or any of its components could necessitate an increase in the ALL even though there may not be a decline in credit quality or an increase in potential problem loans.

•        Long-Term Investments, net

The Company invests in debt securities, equity securities that do not have readily determinable fair values, and equity method investments.

Investments in an entity in which the ownership is greater than 20% but less than 50%, or where other facts and circumstances indicate that the Company has the ability to exercise significant influence over the operating and financing policies of an entity, are accounted for using the equity method in accordance with ASC Topic 323: Investments — Equity Method and Joint Ventures. Equity method investments are recorded initially at cost and adjusted subsequently to recognize the share of the earnings, losses or other changes in capital of the investee entity after the date of acquisition. The Company periodically reviews the investments for other than temporary declines in fair value below cost and more frequently when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.

Investment in debt securities consist of corporate bonds issued by the Company’s Shareholder. Debt securities are classified as held-to-maturity and carried at cost, adjusted for the amortization of premiums and the accretion of discounts using the level-yield method over the remaining period until maturity. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities.

Equity securities with readily determinable fair values are carried at fair value with any unrealized gains or losses reported in earnings. The Company’s long-term equity investments mainly consist of investments in privately-held companies that do not have a readily determinable fair value. They are accounted for, at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for the identical or similar investment of the same issuer.

At each reporting period, the Company makes a qualitative assessment considering impairment indicators to evaluate whether the investment is impaired.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Land and building	Shorter of 50 years or the remaining lease term
Office improvement	3 years
Furniture, fixtures and equipment	5 years
Computer equipment	3 years
Motor vehicle	3 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

•        Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

•        Revenue Recognition

The Company receives certain portion of its non-interest income from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC Topic 606”).

ASC Topic 606 provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1:    Identify the contract(s) with a customer.

Step 2:    Identify the performance obligations in the contract.

Step 3:    Determine the transaction price — The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4:    Allocate the transaction price to the performance obligations in the contract — Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5:    Recognize revenue when (or as) the entity satisfies a performance obligation — An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

Certain portion of the Company’s income is derived from contracts with customers, and as such, the revenue recognized depicts the transfer of promised goods or services to its customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The Company’s revenue recognition policies are in compliance with ASC Topic 606, as follows:

One-time commissions

The Company earns one-time commissions from the sale of investment products to customers. The Company enters into one-time commission agreements with customers which specify the key terms and conditions of the arrangement. One-time commissions are separately negotiated for each transaction and generally do not include rights of return, credits or discounts, rebates, price protection or other similar privileges, and typically paid on or shortly after the transaction is completed. Upon the purchase of an investment product, the Company earns a one-time commission from customers, calculated as a fixed percentage of the investment products acquired by its customers. The Company defines the “purchase of an investment product” for its revenue recognition purpose as the time when the customers referred by the Company has entered into a subscription contract with the relevant product provider and, if required, the customer has transferred a deposit to an escrow account designated by the Company to complete the purchase of the investment products. After the contract is established, there are no significant judgments made when determining the one-time commission price. Therefore, one-time commissions are recorded at point in time when the investment product is purchased.

The Company also facilitates the arrangement between insurance providers and individuals or businesses by providing insurance placement services to the insureds, and is compensated in the form of one-time commissions from the respective insurance providers. The Company primarily facilitates the placement of life, general and MPF insurance products. The Company determines that insurance providers are the customers.

The Company primarily earns commission income arising from the facilitation of the placement of an effective insurance policy, which is recognized at a point in time when the performance obligation has been satisfied upon execution of the insurance policy as the Company has no future or ongoing obligation with respect to such policies. The commission fee rate, which is paid by the insurance providers, based on the terms specified in the service contract which are agreed between the Company and insurance providers for each insurance product being facilitated through the Company. The commission earned is equal to a percentage of the premium paid to the insurance provider. Commission from renewed policies is variable consideration and is recognized in subsequent periods when the uncertainty around variable consideration is subsequently resolved (e.g., when customer renews the policy).

In accordance with ASC Topic 606, Revenue Recognition: Principal Agent Considerations, the Company evaluates the terms in the agreements with its channels and independent contractors to determine whether or not the Company acts as the principal or as an agent in the arrangement with each party respectively. The determination of whether to record the revenue in a gross or net basis depends upon whether the Company has control over the services prior to transferring it. Control is demonstrated by the Company which is primarily responsible for fulfilling the provision of placement services through the Company’s licensed insurance brokers to provide agency services. The commissions from insurance providers are recorded on a gross basis and commission paid to independent contractors or channel costs are recorded as commission expense in the statements of operations.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company also offers the sale solicitation of real estate property to the final customers and is compensated in the form of commissions from the corresponding property developers pursuant to the service contracts. Commission income is recognized at a point of time upon the sale contracts of real estate property is signed and executed.

Recurring service fees

The Company provides asset management services to investment funds or investment product providers in exchange for recurring service fees. Recurring service fees are determined based on the types of investment products the Company distributes and are calculated as a fixed percentage of the fair value of the total investment of the investment products, calculated daily. These customer contracts require the Company to provide investment management services, which represents a performance obligation that the Company satisfies over time. After the contract is established, there are no significant judgments made when determining the transaction price. As the Company provides these services throughout the contract term, for the method of calculating recurring service fees, revenue is calculated on a daily basis over the contract term, quarterly billed and recognized. Recurring service agreements do not include rights of return, credits or discounts, rebates, price protection, performance component or other similar privileges and the circumstances under which the fixed percentage fees, before determined, could be not subject to clawback. Payment of recurring service fees are normally on a regular basis (typically monthly or quarterly).

Interest income

Interest income meets the scope exception under ASC Topic 606. The Company offers money lending services from loan origination in form of mortgage and personal loans. In compliance with ASC Topic 825, interest income is recognized monthly in accordance with their contractual terms and recorded as interest income in the unaudited condensed combined statement of operations. The Company does not charge prepayment penalties from its customers. Interest income on mortgage and personal loans is recognized as it accrued using the effective interest method. Accrual of interest income on mortgage loans is suspended at the earlier of the time at which collection of an account becomes doubtful or the account becomes 180 days delinquent.

Disaggregation of Revenue

The Company has disaggregated its revenue from contracts with customers into categories based on the nature of the revenue. The following table presents the revenue streams by segments, with the presentation revenue categories presented on the statements of operation for the periods indicated:

	For the three months ended March 31, 2022
	Asset Management service	Insurance brokerage service	Money lending service	Real estate agency service	Total
Interest income:-
Loans	$—	$—	$61,323	$—	$61,323

Non-interest income:-
One-time commissions	576,535	179,931	—	70,611	827,077
Recurring service fees	1,187,923	—	—	—	1,187,923
	$1,764,458	$179,931	$61,323	$70,611	$2,076,323

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	For the three months ended March 31, 2021
	Asset Management service	Insurance brokerage service	Money lending service	Real estate agency service	Total
Interest income:-
Loans	$—	$—	$324,359	$—	$324,359

Non-interest income:-
One-time commissions	1,277,387	281,409	—	77,765	1,636,561
Recurring service fees	1,390,443	—	—	—	1,390,443
	$2,667,830	$281,409	$324,359	$77,765	$3,351,363

•        Cost Allocation

Cost allocation includes allocation of certain general and administrative and selling and marketing expenses paid by the Shareholder. General and administrative expenses consist primarily of payroll and related expenses of senior management and the Company’s employees, shared management expenses, including accounting, consulting, legal support services, rent, and other expenses to provide operating support to the related businesses. Allocated selling and marketing expense was mainly marketing expenses. These allocations are made using a proportional cost allocation method by considering the proportion of revenues, headcounts as well as estimates of time spent on the provision of services attributable to the Company.

•        Comprehensive Income (Loss)

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statement of shareholder’s equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

•        Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC Topic 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC Topic 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

For the three months ended March 31, 2022 and 2021, the Company did not have any interest and penalties associated with tax positions. As of March 31, 2022 and December 31, 2021, the Company did not have any significant unrecognized uncertain tax positions.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

•        Leases

The Company follows ASC Topic 842, Leases (“ASC Topic 842”), utilizing the modified retrospective transition method with no adjustments to comparative periods presented. On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (ASC Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC Topic 842 requires that lessees recognize right of use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. It requires for leases longer than one year, a lessee to recognize in the statement of financial condition a right·of·use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. ASC Topic 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC Topic 842 supersedes nearly all existing lease accounting guidance under GAAP issued by the Financial Accounting Standards Board (“FASB”) including ASC Topic 840, Leases.

The accounting update also requires that for finance leases, a lessee recognize interest expense on the lease liability, separately from the amortization of the right-of-use asset in the statements of earnings, while for operating leases, such amounts should be recognized as a combined expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements.

The Company does not have operating and financing leases as of March 31, 2022 and December 31, 2021. The adoption of ASC Topic 842 did not materially impact the results of operations, cash flows, or presentation thereof.

•        Segment Reporting

ASC Topic 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the CEO, who reviews combined results when making decisions about allocating resources and assessing performance of the Company. Based on management’s assessment, the Company determined that it has the following operating segments:-

Entities:	Segments	Business Activities
B2B	Insurance Brokerage Business	— Facilitating the placement of insurance products to the Insured, through the licensed insurance brokers or agents, in exchange for the commission from the insurance providers

	Asset Management Business	— Providing the portfolio management services to the customers to earn the commission or recurring asset management service fee

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Entities:	Segments	Business Activities
— Facilitating the placement of investment products for the fund and/or product provider, in exchange for the fund management services
	Money Lending Business	— Providing the lending services whereby the Company makes secured and/or unsecured loans to creditworthy customers
	Real Estate Agency Business	— Solicitation of real estate sales for the developers, in exchange for one-time commissions

Fintech	Fintech Business

—   Managing an ensemble of fintech investments and operating a health and wealth management platform with a broad spectrum of services and value-added information in health, insurance, investments and social sharing since its launch in November 2020

All of the Company’s revenues were generated in Hong Kong.

•        Related Parties

The Company follows the ASC Topic 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825-10-15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Commitments And Contingencies

The Company follows the ASC Topic 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

•        Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, restricted cash, accounts and loans receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$500,000 (approximately $64,103) if the bank with which an individual/a company hold its eligible deposit fails. As of March 31, 2022, cash balance of $16.7 million and fund held in escrow of $36.2 million were maintained at financial institutions in Hong Kong, of which approximately $52.0 million was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts and loans receivable, the Company determines, on a continuing basis, the probable losses and sets up an allowance for doubtful accounts and loan losses based on the estimated realizable value. Credit of money lending business is controlled by the application of credit approvals, limits and monitoring procedures. To minimize credit risk, the Company requires collateral in form of right to securities. The Company identifies credit risk on a customer by customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

•        Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosures (“ASC Topic 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC Topic 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

•        Level 1 :    Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

•        Level 2 :    Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

•        Level 3 :    Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash and cash equivalents, restricted cash, accounts receivable, loans receivable, amount due to a related party, accounts payable, escrow liabilities, income tax payable, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of note payable approximate the carrying amount. The Company accounts for loans receivable at cost, subject to impairment testing. The Company obtains a third-party valuation based upon loan level data including note rate, type and term of the underlying loans.

The following table presents information about the Company’s assets that were measured at fair value on a recurring basis as of March 31, 2022 and December 31, 2021 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

Description	March 31, 2022	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:-
Marketable equity securities	$9,904,338	$9,904,338	$—	$—
Non-marketable equity securities	$24,941,713	$—	$—	$24,941,713
Description	December 31, 2021	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:-
Marketable equity securities	$7,795,479	$7,795,479	$—	$—
Non-marketable equity securities	$25,496,534	$—	$—	$25,496,534

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company’s non-marketable equity securities are investments in privately held companies, which are without readily determinable market values and are classified as Level 3, due to the absence of quoted market prices, the inherent lack of liquidity and the fact that inputs used to measure fair value are unobservable and require management’s judgment.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

•        Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-13, Financial Instruments — Credit Losses (Topic 326). The new standard amends guidance on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities. In February 2020, the FASB issued ASU 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) — Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842), which amends the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company believes the adoption will modify the way the Company analyzes financial instruments, but it does not anticipate a material impact on results of operations. The Company is in the process of determining the effects the adoption will have on its unaudited condensed combined financial statements.

In October 2020, the FASB issued ASU 2020-08, Codification Improvements to Subtopic 310-20, Receivables — Nonrefundable Fees and Other Costs, which clarifies that, for each reporting period, an entity should reevaluate whether a callable debt security is within the scope of ASC 310-20-35-33. For public business entities, ASU 2020-08 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. Early application is not permitted. For all other entities, ASU 2020-08 is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. This Update is not expected to have a significant impact on the Company’s unaudited condensed combined financial statements.

In October 2020, the FASB issued ASU 2020-10, Codification Improvements, which makes minor technical corrections and clarifications to the ASC. The amendments in Sections B and C of the ASU are effective for annual periods beginning after December 15, 2020, for public business entities. For all other entities, the amendments are effective for annual periods beginning after December 15, 2021, and interim periods within annual periods beginning after December 15, 2022. This Update is not expected to have a significant impact on the Company’s unaudited condensed combined financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s condensed combined balance sheets, statements of income and comprehensive income and statements of cash flows.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 3 — LIQUIDITY AND GOING CONCERN

The accompanying unaudited condensed combined financial statements were prepared assuming the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. For the three months ended March 31, 2022, the Company incurred a net loss of $92,820 and reported a working capital deficit of $563,488 as of March 31, 2022. Also, the historical operating results indicate the Company has recurring losses from operations which raise the question related to the Company’s ability to continue as a going concern. As of March 31, 2022, the Company has the cash balance of $16.7 million.

The ability to continue as a going concern is dependent on the Company’s ability to successfully implement its plans. The Company believes that it will be able to continue to grow the Company’s revenue base and control expenditures. In parallel, the Company continually monitors its capital structure and operating plans and evaluates various potential funding alternatives that may be needed in order to finance the Company’s business development activities, general and administrative expenses and growth strategy. These alternatives include external borrowings, raising funds through public equity or debt markets. Although there is no assurance that, if needed, the Company will be successful with its fundraising initiatives, the Company believes that the Business Combination transaction significantly increases its ability to access the capital going forward. The combined financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Without realization of additional capital, there is substantial doubt about the Company can continue as a going concern until such time, as the Company is able to secure adequate financial resources and capital that provides the required capital to continue to settle its debts as they fall due and sustain the operation through the next 12 months from the date that these unaudited condensed combined financial statements were made available to issue.

NOTE 4 — RESTRICTED CASH — FUND HELD IN ESCROW

As of March 31, 2022 and December 31, 2021, the Company has $36,213,301 and $34,485,797 fund held in escrow, respectively. Fund held in escrow primarily comprised of escrow funds held in bank accounts on behalf of the Company’s customers. The Company is currently acted as a custodian to manage the assets and investment portfolio on behalf of its customers under the terms of certain contractual agreements, which the Company does not have the right to use for any purposes, other than managing the portfolio. Upon receiving escrow funds, the Company records a corresponding escrow liability.

NOTE 5 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of
	March 31, 2022	December 31, 2021
Accounts receivable	$876,272	$1,003,303
Accounts receivable – related parties	400,531	238,892
Less: allowance for doubtful accounts	(94,176)	(94,576)
Accounts receivable, net	$1,182,627	$1,147,619

The accounts receivable due from related parties represented the management service rendered to the portfolio assets of a related companies, which are controlled by the Shareholder, for a compensation of asset management service fee income at the predetermined rate based on the respective portfolio of asset values invested by the final customers. The amount is unsecured, interest-free and repayable on demand.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 5 — ACCOUNTS RECEIVABLE, NET (cont.)

The following table presents the activity in the allowance for doubtful accounts for the three months ended March 31, 2022 and the year ended December 31, 2021.

	2022	2021
Balance at beginning of period	$94,576	$95,121
Foreign translation adjustment	(400)	(545)
Balance at end of period	$94,176	$94,576

For the three months ended March 31, 2022 and 2021, the Company had no provision for the allowance of doubtful accounts. The Company has not experienced any significant bad debt write-offs of accounts receivable in the past.

The Company generally conducts its business with creditworthy third parties. The Company determines, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

At March 31, 2022 and December 31, 2021, no outstanding accounts are 90 days past due.

NOTE 6 — LOANS RECEIVABLES, NET

The Company’s loan portfolio was as follows:-

	As of
	March 31, 2022	December 31, 2021
Mortgage loans (residental)	$1,594,112	$3,908,925
Personal loans from affiliates, unsecured	76,475	76,799
Total loans	1,670,587	3,985,724
Less: Allowance for loan losses	(76,475)	(76,799)
Loans receivables, net	$1,594,112	$3,908,925
Reclassifying as:
Current portion	$25,043	$123,611
Non-current portion	1,569,069	3,785,314
Loans receivables, net	$1,594,112	$3,908,925

The interest rates on loans issued ranged between 6.25% and 10.00% (2021: 6.25% to 10.00%) per annum for the three months ended March 31, 2022. Majority of loans are mortgage loans and secured by collateral in the pledge of the underlying real estate properties owned by the borrowers.

All loans are made to either business or individual customers in Hong Kong for a period of 3 to 25 years.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 6 — LOANS RECEIVABLES, NET (cont.)

The following table presents the activity in the allowance for loan losses as of and for the three months ended March 31, 2022 and the year ended December 31, 2021.

	2022	2021
Balance at Beginning of Period	$76,799	$88,436
Written-off	—	(11,637)
Foreign translation adjustment	(324)	—
Balance at End of Period	$76,475	$76,799

For the three months ended March 31, 2022 and 2021, the Company had no provision for the allowance of loan losses.

Allowance for loan losses is estimated on a bi-annual basis based on an assessment of specific evidence indicating doubtful collection, historical experience, loan balance aging and prevailing economic conditions.

AGE ANALYSIS LOANS BY CLASS

All classes of loans are considered past due if the required principal and interest payments have not been received as of the date such payments were due. Interest and fees continue to accrue on past due loans until the date the loan is placed in nonaccrual status, if applicable. The following table includes an aging analysis of loans as of the dates indicated. Also included in the table below are loans that are 90 days or more past due as to interest and principal and still accruing interest, because they are well-secured and in the process of collection.

Age Analysis of Loans by Class
	Mortgage	Personal loan	March 31, 2022	Mortgage	Personal loan	December 31, 2021
	$	$	$	$	$	$
Within credit term	1,594,112	—	1,594,112	3,908,925	—	3,908,925
Past due:
30 – 59 days	—	—	—	—	—	—
60 – 89 days	—	—	—	—	—	—
90 or more days due and still accruing	—	—	—	—	—	—
Nonaccrual	—	—	—	—	—	—
Total loans	1,594,112	—	1,594,112	3,908,925	—	3,908,925

LOAN MATURITY BY CLASS

The following table presents the maturities of loan balances for the periods presented:

Maturities	Mortgage	Personal loan	March 31, 2022	Mortgage	Personal loan	December 31, 2021
	$	$	$	$	$	$
Within 1 year	25,043	—	25,043	123,611	—	123,611
1 – 5 years	466,446	—	466,446	1,160,591	—	1,160,591
5 – 10 years	—	—	—	939,081	—	939,081
More than 10 years	1,102,623	—	1,102,623	1,685,642	—	1,685,642
Total loans	1,594,112	—	1,594,112	3,908,925	—	3,908,925

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 6 — LOANS RECEIVABLES, NET (cont.)

Interest on loans receivable is accrued and credited to income as earned. The Company determines a loan’s past due status by the number of days that have elapsed since a borrower has failed to make a contractual loan payment. Accrual of interest is generally discontinued when either (i) reasonable doubt exists as to the full, timely collection of interest or principal or (ii) when a loan becomes past due by more than 180 days (The further extension of loan past due status is subject to management final approval and on case-by-case basis).

CREDIT QUALITY INFORMATION

The Company uses internally-assigned risk grades to estimate the capability of borrowers to repay the contractual obligations of their loan agreements as scheduled or at all. The Company’s internal risk grade system is based on experiences with similarly graded loans and the assessment of borrower credit quality, such as, credit risk scores, collateral and collection history. Individual credit scores are assessed by credit bureau, such as TransUnion. Internal risk grade ratings reflect the credit quality of the borrower, as well as the value of collateral held as security. The Company requires collateral arrangements to all mortgage loans and has policies and procedures for validating the reasonableness of the collateral valuations on a regular basis. Management believes that these policies effectively manage the credit risk from advances.

The Company’s internally assigned risk grades are as follows:

Pass:    Loans are of acceptable risk.

Other Assets Especially Mentioned (OAEM):    Loans have potential weaknesses that deserve management’s close attention.

Substandard:    Loans reflect significant deficiencies due to several adverse trends of a financial, economic or managerial nature.

Doubtful:    Loans have all the weaknesses inherent in a substandard loan with added characteristics that make collection or liquidation in full based on currently existing facts, conditions and values highly questionable or improbable.

Loss:    Loans have been identified for charge-off because they are considered uncollectible and of such little value that their continuance as bankable assets is not warranted.

The following table presents credit quality exposures by internally assigned risk ratings as of the dates indicated:

Credit grades	Mortgage	Personal loan	March 31, 2022	Mortgage	Personal loan	December 31, 2021
	$	$	$	$	$	$
Pass	1,594,112	—	1,594,112	3,908,925	—	3,908,925
Other assets especially mentioned	—	—	—	—	—	—
Substandard	—	—	—	—	—	—
Doubtful	—	—	—	—	—	—
Loss	—	—	—	—	—	—
Total loans	1,594,112	—	1,594,112	3,908,925	—	3,908,925

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 7 — EARNEST DEPOSIT

As of March 31, 2022, earnest deposit represented a refundable deposit of $7.84 million for the purchase of 4,158,963 shares of Investment A from the Shareholder. The purchase price is amounted to approximately $7.02 million at the historical cost. The transaction was completed on April 20, 2022. This transaction is recorded based on the historical cost to the Legacy Group accordingly.

As of December 31, 2021 earnest deposit represented a refundable deposit of $7.20 million for the purchase of an office premises from the Shareholder. The purchase price is amounted to approximately $8.00 million at the current market value. The transaction was completed on January 25, 2022. This transaction is recorded based on the historical cost to the Legacy Group accordingly.

NOTE 8 — LONG-TERM INVESTMENTS, NET

Long-term investments consisted of the following:

	As of
	Ownership interest	March 31, 2022	Ownership interest	December 31, 2021
Marketable equity securities
Investment C	0.47%	9,904,338	0.47%	7,795,479
Non-marketable equity securities:
Investment A	3.55%	5,674,231	3.55%	5,790,115
Investment B	3.30%	1,266,585	3.30%	1,270,848
Investment D	5.11%	17,479,844	5.11%	17,912,302
Investment E	4.00%	521,053	4.00%	523,269
Total		24,941,713		25,496,534
Net carrying value		$34,846,051		$33,292,013

Equity Method Investments

The Company generally accounts for these investments in equity security under the equity method in compliance of ASC Topic 323. Investments where the Company has significant influence, but not control, over the investee are accounted for under the equity method. These equity method investments are stated at cost, adjusted for the Company’s share of the investee’s earnings or losses, which are reflected in the combined statements of operations. The Company periodically reviews the investments for other than temporary declines in fair value below cost and more frequently when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.

As of March 31, 2022, the Company had no equity method investment as all the equity investments were disposed during the year ended December 31, 2021.

During the three months ended March 31, 2021, the changes in carrying value of the equity method investments are summarized as follows:

	Investee A	Investee B	Total
Balance, January 1, 2021	$200,337	$48,980,095	$49,180,432
Loss from equity-method investment	(7,604)	(1,025,400)	(1,033,004)
Foreign exchange adjustment	(543)	571,651	571,108
Balance, March 31, 2021	$192,190	$48,526,346	$48,718,536

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 8 — LONG-TERM INVESTMENTS, NET (cont.)

For the three months ended March 31, 2022 and 2021, the Company recorded a loss of $0 and $1,033,004 on equity method investment, respectively.

Debt Securities

Investment in debt securities consist of corporate bonds issued by the Company’s Shareholder which are classified as held-to-maturity and carried at cost, adjusted for the amortization of premiums and the accretion of discounts using the level-yield method over the remaining period until maturity. In November 2021, the corporate bonds were fully redeemed by the Shareholder. The Company earned the interest income of $0 and $59,428 for the three months ended March 31, 2022 and 2021, respectively.

Investments in Equity Securities

Investments in equity securities, such as, marketable securities, are accounted for at fair value with changes in fair value recognized in net income (loss).

As of March 31, 2022 and December 31, 2021, Investment C was recorded at fair value of $9,904,338 and $7,795,479, which were traded at a closing price of $9.97 and $7.85 per share, respectively. For the three months ended March 31, 2022 and 2021, the Company had an unrealized gain of $2,148,935 and $6,497,480 in the changes in fair value, respectively.

Investments in Non-Marketable Equity Securities

Investments in non-marketable equity securities consist of ordinary or preferred shares in privately owned companies and investments in limited liability companies in which the Company’s interests are deemed minor and long-term, strategic investments in companies that are in various stages of development. These investments do not have readily determinable fair values and, therefore, are reported at cost, minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or similar investment of the same issuer.

Management assesses each of these investments on an individual basis, subject to a periodic impairment review and considers qualitative and quantitative factors including the investee’s financial condition, the business outlook for its products and technology, its projected results and cash flow, financing transactions subsequent to the acquisition of the investment, the likelihood of obtaining subsequent rounds of financing and cash usage. The Company is not required to determine the fair value of these investments unless impairment indicators existed. When an impairment exists, the investment will be written down to its fair value by recording the corresponding charge as a component of other income (expense), net. Fair value is estimated using the best information available, which may include cash flow projections or other available market data.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 8 — LONG-TERM INVESTMENTS, NET (cont.)

The following table presents the changes in fair value of non-market equity securities which are measured using Level 3 inputs at March 31, 2022 and December 31, 2021:

	As of
	March 31, 2022	December 31, 2021
Balance at beginning of period	$25,496,534	$39,416,469
Additions	—	3,427,791
Change from Level 3 to Level 1	—	(20,194,196)
Adjustments:
Downward adjustments (including impairment)	—	—
Upward adjustments	—	3,531,464
Foreign exchange adjustment	(554,821)	(684,994)
Balance at end of period	$24,941,713	$25,496,534
Cumulative unrealized gains and losses, included in the carrying value of the Company’s non-marketable equity securities
Downward adjustments (including impairment)	$(20,356,051)	$(20,356,051)
Upward adjustments	$4,072,336	$4,072,336

Investment income is recorded as other income in the Company’s unaudited condensed combined statements of operations and consisted of the following:

	For the three months ended March 31,
	2022	2021
Marketable equity securities:
Unrealized gain from the changes in fair value – Investment C	$2,148,935	$6,497,480

Non-marketable equity securities:
Unrealized gains	—	—
Unrealized losses (including impairment)	—	—
Investment income, net	$2,148,935	$6,497,480

NOTE 9 — PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	As of
	March 31, 2022	December 31, 2021
At cost:
Land and building	$7,851,708	$1,888,450
Furniture, fixtures and equipment	10,822	10,868
Computer equipment	60,031	60,287
Motor vehicles	108,680	109,143
	8,031,241	2,068,748
Less: accumulated depreciation	(503,083)	(415,290)
Property and equipment, net	$7,528,158	$1,653,458

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 9 — PROPERTY AND EQUIPMENT, NET (cont.)

During the three months ended March 31, 2022, the Company purchased an office premises from the Shareholder, through the acquisition of TRHL and PVL, which were previously controlled by the Shareholder. The purchase price was amounted to approximately $6.0 million at the net carrying value. The transaction was completed on January 25, 2022 and recorded at the historical cost accordingly.

The Company accounted for this acquisition as an asset acquisition under ASC Topic 805 and the Company adopted the Regulation S-X and concluded that this acquisition was not significant. Accordingly, the presentation of the assets acquired, historical financial statements under Rule 3-05 and related pro forma information under Article 11 of Regulation S-X, respectively, are not required to be presented.

Depreciation expense for the three months ended March 31, 2022 and 2021 were $96,679 and $11,358, respectively.

NOTE 10 — INCOME TAXES

The provision for income taxes consisted of the following:

	Three months ended March 31,
	2022	2021
Current tax	$64,923	$155,605
Deferred tax	354,574	1,072,084
Income tax expense	$419,497	$1,227,689

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company’s subsidiaries mainly operate in Hong Kong that are subject to taxes in the jurisdictions in which they operate, as follows:

BVI

Under the current BVI law, the Company is not subject to tax on income.

Hong Kong

The Company’s subsidiaries operating in Hong Kong are subject to the Hong Kong Profits Tax at the income tax rates ranging from 8.25% to 16.5% on the assessable income arising in Hong Kong during its tax year.

The reconciliation of income tax rate to the effective income tax rate based on (loss) income before income taxes for the three months ended March 31, 2022 and 2021 are as follows:

	Three months ended March 31,
	2022	2021
(Loss) income before income taxes	$(27,897)	$5,749,764
Statutory income tax rate	16.5%	16.5%
Income tax expense at statutory rate	(4,603)	948,711
Income not subject to taxes	(1,261)	(13,759)
Non-deductible items:
- Expenses not subject to tax deduction	395,102	168,387
- Impairment loss not subject to tax deduction	—	170,446
Other	85,719	5,717
Tax holiday	(55,460)	(51,813)
Income tax expense	$419,497	$1,227,689

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 10 — INCOME TAXES (cont.)

The following table sets forth the significant components of the deferred tax assets of the Company as of March 31, 2022 and December 31, 2021:

	March 31, 2022	December 31, 2021
Deferred tax liabilities:
- Accelerated depreciation	$39,194	$—
- Unrealized gain on non-marketable equity securities	354,574	—
	393,768	—

Deferred tax assets, net:
Net operating loss carryforwards	$2,479,115	$2,483,436
Less: valuation allowance	(2,479,115)	(2,483,436)
	—	—
Deferred tax liabilities, net	$393,768	$—

As of March 31, 2022 and December 31, 2021, the operations in Hong Kong incurred $15.0 million and $15.1 million, respectively of cumulative net operating losses which can be carried forward to offset future taxable income. There is no expiry in net operating loss carryforwards in Hong Kong tax regime. The Company has provided for a full valuation allowance against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes that it is more likely than not that these assets will not be realized in the future. The valuation allowance is reviewed annually.

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of March 31, 2022 and December 31, 2021, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the three months ended March 31, 2022 and 2021 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from March 31, 2022.

NOTE 11 — SEGMENT INFORMATION

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

Currently, the Company has five business segments comprised of the following products and services:

•        Insurance brokerage business, covering life insurance, property-casualty insurance brokerage and mandatory provident fund (MPF) products through the Hong Kong Insurance Authority and the Mandatory Provident Fund Schemes Authority (MPFA) licenses;

•        Asset management business, offering wealth management service and distributing a board suite of funds and financial products, through the Hong Kong Securities and Futures Commission (SFC) licenses;

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 11 — SEGMENT INFORMATION (cont.)

•        Money lending business, offering mortgages and personal loans, through the Hong Kong money lender’s license; and

•        Real estate agency business, providing one-stop sales, leasing, agency and advisory services for international real estates; and

•        Fintech business, managing an ensemble of fintech investments and operating a health and wealth management platform with a broad spectrum of services and value-added information in health, insurance, investments and social sharing since its launch in November 2020

The five operating segments were determined based primarily on how the chief operating decision maker views and evaluates the operations. Operating results are regularly reviewed by the chief operating decision maker to make decisions about resources to be allocated to the segment and to assess its performance. Other factors, including market separation and customer specific applications, go-to-market channels, products and services are considered in determining the formation of these operating segments.

The following tables present the summary information by segment for the three months ended March 31, 2022 and 2021:

	For the three months ended March 31, 2022
	Asset management	Insurance brokerage	Money lending	Real estate agency	Fintech	Total
Revenue, net
Segment revenue	$1,764,458	$179,931	$61,323	$70,611	$1,579	$2,077,902
Less: Inter-segment	—	—	—	—	(1,579)	(1,579)
	1,764,458	179,931	61,323	70,611	—	2,076,323
Commission expense	68,194	600,213	—	32,635	—	701,042
Depreciation	179	133	10,035	85,729	603	96,679
Income (loss) from operations	635,371	(1,447,062)	39,538	(129,326)	(1,010,838)	(1,912,317)
Capital expenditures	—	—	—	—	—	—
Total assets	$41,691,135	$1,571,719	$5,932,441	$6,298,697	$50,859,869	$106,353,861
	For the three months ended March 31, 2021
	Asset management	Insurance brokerage	Money lending	Real estate agency	Fintech	Total
Revenue, net
Segment revenue	$2,667,830	$281,409	$324,359	$77,765	$—	$3,351,363
Less: Inter-segment	—	—	—	—	—	—
	2,667,830	281,409	324,359	77,765	—	3,351,363
Commission expense	1,004,707	99,936	—	46,659	—	1,151,302
Depreciation	134	27	10,479	—	718	11,358
Income (loss) from operations	1,042,637	(538,579)	195,516	23,736	(1,264,311)	(541,001)
Capital expenditures	—	—	—	—	—	—
Total assets	$54,904,805	$821,645	$22,716,974	$562,639	$94,446,360	$173,452,423

All of the Company’s customers and operations are based in Hong Kong.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 12 — RELATED PARTY BALANCES AND TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by the Shareholder. Amounts represent advances or amounts paid in satisfaction of liabilities.

Related party balances consisted of the following:

		As of
		March 31, 2022	December 31, 2021
Balance with related parties:
Accounts receivable	(a)	$400,531	$238,892
Non-marketable equity securities – Investment E	(b)	—	523,269

Balance with the Shareholder:
Earnest deposit	Note 7	$7,843,804	$7,182,131
Receivable from the Shareholder		$—	$29,562,195
Due to the Shareholder	(c)	$838,545	$—

____________

(a)      Accounts receivable due from related parties represented the management service rendered to two (2) individual close-ended investment private funds registered in the Cayman Islands, which is controlled by the Shareholder.

(b)      The Company purchased 4% equity interest in Investment E from a related party in May 2021, based on its historical cost.

(c)      Due to the Shareholder are those trade and nontrade payables arising from transactions between the Company and the Shareholder, such as advances made by the Shareholder on behalf of the Company, advances made by the Company on behalf of the Shareholder, and allocated shared expenses paid by the Shareholder.

In the ordinary course of business, during the three months ended March 31, 2022 and 2021, the Company involved with transactions, either at cost or current market prices and on the normal commercial terms among related parties. The following table provides the transactions with these parties for the periods as presented (for the portion of such period that they were considered related):

		For the three months ended March 31,
		2022	2021
Transaction with related parties:
Asset management service income	(d)	$239,943	$230,610
Management fee income	(e)	—	25,391
Interest income on debt securities	(f)	—	59,428
Commission expenses	(g)	48,834	51,175

Transaction with the Shareholder:
Interest expense on note payable to the Shareholder	(h)	—	156,290
Office and operating fee charge	(i)	505,146	660,173
General and administrative expenses allocated	(j)	273,646	275,329
Purchase of office building from the Shareholder	(k)	5,995,249	—
Distribution of special dividend to the Shareholder	(l)	$47,000,000	$—

____________

(d)      Under the Management Agreement, the Company shall provide management service to the portfolio assets held by two (2) individual close-ended investment private funds in the Cayman Islands, which is controlled by the Shareholder, for a compensation of asset management service fee income at the predetermined rate based on the respective portfolio of asset values invested by the final customers.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 12 — RELATED PARTY BALANCES AND TRANSACTIONS (cont.)

(e)      The Company received the management fee income, including the reimbursement of rent, rates and building management fee from a related company, which is related and controlled by a common director, Mr. Yap E Hock.

(f)      The Company earned interest income on the corporate bonds issued by a related party, at the annual rate of 6% and it was matured in November 2021.

(g)      Commission fee on insurance brokerage and asset management referral at the predetermined rate based on the service fee.

(h)      Under the Letters of Acknowledgement and Undertaking, the Company agreed to pay an interest expense at the annual rate of 2% per annum, based on the monthly outstanding balance. The balance was fully repaid during the year ended December 31, 2021.

(i)      Pursuant to the Service Agreement, the Company agreed to pay the office and administrative expenses to the Shareholder for the use of office premises, including, among other things, building management fees, government rates and rent, office rent, and lease-related interest and depreciation that were actually incurred by the Shareholder. Also, the Shareholder charged back the reimbursement of legal fee and debt collection fee in the ordinary course of business.

(j)      Certain amounts of general and administrative expenses were allocated by the Shareholder.

(k)      The Company purchased an office building from the Shareholder in January 2022, based on its historical cost.

(l)      On January 18, 2022, the Fintech approved to declare and distribute a special dividend of $47 million to TAG Holdings Limited, the shareholder who represented 1 ordinary share of Fintech. The dividends were paid by offsetting the receivable due from the Shareholder and the remaining balance was paid by cash. The special dividend distribution was made due to the investment income from the sale of Nutmeg in September 2021.

Apart from the transactions and balances detailed elsewhere in these accompanying unaudited condensed combined financial statements, the Company has no other significant or material related party transactions during the periods presented.

NOTE 13 — SHAREHOLDER’S DEFICIT

Dividend distribution

On January 18, 2022, Fintech approved to declare and distribute a special dividend of $47 million to TAG Holdings Limited, the shareholder who represented 1 ordinary share of Fintech. The dividends were paid by offsetting the receivable due from the Shareholder and the remaining balance was paid by cash. The special dividend distribution was made due to the investment income from the sale of Nutmeg in September 2021.

NOTE 14 — CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)     Major customers

For the three months ended March 31, 2022, there was no single customer who accounted for 10% or more of the Company’s revenues.

For the three months ended March 31, 2021, there was no single customer who accounted for 10% or more of the Company’s revenues.

All of the Company’s major customers are located in Hong Kong.

(b)    Credit risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, restricted cash, accounts and loans receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$500,000 (approximately $64,103) if the bank with which an individual/a company hold its eligible deposit

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 14 — CONCENTRATIONS OF RISK (cont.)

fails. As of March 31, 2022, cash balance of $16.7 million and fund held in escrow of $36.2 million were maintained at financial institutions in Hong Kong, of which approximately $52.0 million was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts and loans receivable, the Company determines, on a continuing basis, the probable losses and sets up an allowance for doubtful accounts and loan losses based on the estimated realizable value. Credit of money lending business is controlled by the application of credit approvals, limits and monitoring procedures.

The Company uses internally-assigned risk grades to estimate the capability of borrowers to repay the contractual obligations of their loan agreements as scheduled or at all. The Company’s internal risk grade system is based on experiences with similarly graded loans and the assessment of borrower credit quality, such as, credit risk scores, collateral and collection history. Individual credit scores are assessed by credit bureau, such as TransUnion. Internal risk grade ratings reflect the credit quality of the borrower, as well as the value of collateral held as security. To minimize credit risk, the Company requires collateral arrangements to all mortgage loans and has policies and procedures for validating the reasonableness of the collateral valuations on a regular basis. Management believes that these policies effectively manage the credit risk from advances.

The Company’s third-party customers that represent more than 10% of total combined loans receivable, and their related net loans receivable balance as a percentage of total combined loans receivable, as of March 31, 2022 and December 31, 2021 were as follows:

	As of
	March 31, 2022	December 31, 2021
Customer A	—	59.0%
Customer B	30.8%	15.3%
Customer C	37.5%	13.0%
Customer D	31.7%	12.6%

(c)     Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from bank borrowings and related party loan. The Company manages interest rate risk by varying the issuance and maturity dates variable rate debt, limiting the amount of variable rate debt, and continually monitoring the effects of market changes in interest rates.

(d)    Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

(e)     Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HKD converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 14 — CONCENTRATIONS OF RISK (cont.)

(f)     Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

(g)    Risk from Coronavirus (“COVID-19”)

The ongoing outbreak of the novel coronavirus (COVID-19) has spread rapidly to many parts of the world. In March 2020, the World Health Organization declared the COVID-19 as a pandemic. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities in Hong Kong from February to mid-March 2020. All of the Company’s business operations and the workforce are concentrated in Hong Kong, so the Company closed offices and implemented work-from-home policy during that period. Due to the nature of the Company’s business, the impact of the closure on the operational capabilities was not significant. However the Company’s customers were negatively impacted by the pandemic and reduce their budgets on investment portfolio. However, the resurgence of the Omicron variant of COVID-19, which is presently thought to be the most transmissible and contagious variant of COVID-19, has caused a surge in COVID-19 cases in Hong Kong, since March 2022. The impact of the Omicron variant, or other variants that may emerge in the future, cannot be predicted at this time, and could depend on numerous factors, including the availability of vaccines in different parts of the world, vaccination rates, the effectiveness of COVID-19 vaccines against future variants, and the response by governmental bodies to reinstate mandated business closures, orders to “shelter in place” and travel and transportation restrictions. The Company has suffered from significant and continuing disruption to consumer activity.

Additionally, the Company has experienced labor constraints resulting from COVID-19-related quarantine measures or employee turnover due to resistance to vaccine mandates imposed by local governments or the customers. The Company suffered from significant disruption to operational activities and staffing shortages, which could have a material adverse effect on our business, financial condition and results of operation. Potential impact to the Company’s results of operations for 2022 will also depend on economic impact due to the pandemic and if any future resurgence of the virus globally, which are beyond the Company’s control. There is no guarantee that the Company’s revenues will grow or remain at a similar level year over year in 2022.

NOTE 15 — COMMITMENTS AND CONTINGENCIES

Litigation — From time to time, the Company is involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

As at March 31, 2022, the Company involved with various legal proceedings:-

Action Case: HCA702/2018    On March 27, 2018, the writ of summons was issued against the Company and seven related companies of the former shareholder by the Plaintiff. This action alleged the infringement of certain registered trademarks currently registered under the Plaintiff. On August 23, 2018, the Company filed the Defense and Counterclaim against the Plaintiff for the breach of fiduciary duties by causing those registered trademarks being transferred to the Plaintiff at nominal value. The court hearing (not the trial itself) will be taken place on May 30, 2022 and it is expected that the case will be on trial in early 2023. The Company continues to cooperate in this matter. At this stage in the proceedings, the Company is unable to determine the probability of the outcome of the matter or the range of reasonably possible loss, if any.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2022 AND 2021
(Currency expressed in United States Dollars (“US$”))

NOTE 15 — COMMITMENTS AND CONTINGENCIES (cont.)

Action Case: HCA765/2019    On April 30, 2019, the writ of summons was issued against the Company’s subsidiary, three related companies and the former directors, shareholders and financial consultant by the Plaintiff. This action alleged the deceit and misrepresentation from an inducement of the fund subscription and claimed for compensatory damage of approximately $2 million (equal to HK$17.1million). The Company acquired this defendant subsidiary in March 2019. The Company considered a legal action to indemnify the loss from the defendant shareholders and directors in connection with the sale of business. This action is still at an early stage of legal proceedings and no court trial is confirmed. The Company continues to cooperate in this matter. At this stage in the proceedings, the Company is unable to determine the probability of the outcome of the matter or the range of reasonably possible loss, if any.

Action Case: HCA2097 and 2098/2020    On December 15, 2020, the writs of summons were issued against the Company and the former consultant by the Plaintiff. This action alleged the misrepresentation and conspiracy causing the loss from the investment in corporate bond and claimed for compensatory damage of approximately $1.67 million (equal to HK$13million). The Company filed the defense to the High Court of Hong Kong in March 2021. The Company commenced mediation discussion with the plaintiff in March 2022 and no consensus was reached. This action was scheduled for a Case Management Summons hearing in August 2022 and no court trial has been confirmed. The Company believed that the settlement amount was highly unlike to exceed 50% of the principal amount and the Company recorded an estimated liability for this matter. Subsequently in June 2022, the Company received the settlement offer of approximately $0.92 million from the Plaintiff and the Company accepted to pay the final settlement. The Company previously made $0.84 million as contingency loss for the year ended December 31, 2021 and will further accrue the remaining balance of $0.08 million in June 2022. The Company makes a provision for a liability relating to legal matters when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. These provisions are reviewed at least each fiscal quarter and adjusted to reflect the impacts of negotiations, estimate settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter. Legal fees are expensed in the period in which they are incurred.

NOTE 16 — SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before unaudited condensed combined financial statements are issued, the Company has evaluated all events or transactions that occurred after March 31, 2022, up to the date that the unaudited condensed combined financial statements were available to be issued.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Shareholders and Board of Directors and of
ONEPLATFORM HOLDINGS LIMITED
AND TAG ASIA CAPITAL HOLDINGS LIMITED

Opinion on the Financial Statements

We have audited the accompanying combined balance sheets of OnePlatform Holdings Limited and Subsidiaries, and TAG Asia Capital Holdings Limited and Subsidiaries (collectively referred to as the “Company”) as of December 31, 2021 and 2020, the related combined statements of operations and comprehensive income (loss), changes in shareholder’s equity (deficit) and cash flows for each of the years in the two-year period ended December 31, 2021 and the related notes (collectively referred to as the “combined financial statements”). In our opinion, the combined financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the combined financial statements, the Company does not have sufficient working capital at December 31, 2021, which raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding this matter are also described in Note 3. The combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the combined financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the combined financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the combined financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Friedman LLP

We have served as the Company’s auditor since 2021.

May 16, 2022

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
COMBINED BALANCE SHEETS
(Currency expressed in United States Dollars (“US$”))

	As of December 31,
	2021	2020
ASSETS
Current assets:
Cash and cash equivalents	$38,595,610	$17,481,813
Restricted cash – fund held in escrow	34,485,797	44,260,857
Restricted cash – fund held in escrow, related party	—	25,603
Accounts receivable, net	908,727	1,947,015
Accounts receivable, net, related parties	238,892	935,717
Loans receivables, net	123,611	5,154,035
Short-term investments, related party	—	1,085,757
Earnest deposit, the Shareholder	7,182,131	—
Consideration receivable	1,861,348	—
Deposit, prepayments, and other receivables	383,399	265,732
Total current assets	83,779,515	71,156,529

Non-current assets:
Loans receivable, net	3,785,314	15,483,249
Property and equipment, net	1,653,458	1,704,939
Long-term investments, net	33,292,013	88,596,901
Total non-current assets	38,730,785	105,785,089

TOTAL ASSETS	$122,510,300	$176,941,618

LIABILITIES AND SHAREHOLDER’S EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$3,850,015	$3,446,477
Escrow liabilities	34,485,797	44,260,857
Escrow liabilities, related party	—	25,603
Amount due to the Shareholder	—	8,887,989
Bank borrowings	—	73,779
Income tax payable	23,028,916	101,724
Total current liabilities	61,364,728	56,796,429

Long-term liabilities:
Note payable to the Shareholder	—	125,507,344
Total long-term liabilities	—	125,507,344

TOTAL LIABILITIES	61,364,728	182,303,773

Commitments and contingencies

Shareholder’s equity (deficit):
Share capital	13	13
Additional paid-in capital	38,761,713	38,761,713
Receivable from the Shareholder	(29,562,195)	—
Accumulated other comprehensive (loss) income	(179,461)	214,140
Retained earnings (accumulated deficit)	52,125,502	(44,338,021)
Total shareholder’s equity (deficit)	61,145,572	(5,362,155)

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY (DEFICIT)	$122,510,300	$176,941,618

See accompanying notes to combined financial statements.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
COMBINED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)
(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2021	2020
Revenues:
Interest income:
Loans	$961,522	$1,756,883
Total interest income	961,522	1,756,883
Non-interest income:
One-time commissions	5,168,233	6,364,875
Recurring service fees	4,391,773	5,013,167
Total non-interest income	9,560,006	11,378,042
Total revenues from others	10,521,528	13,134,925

Non-interest income:
Recurring service fees	947,075	911,993
Total revenues from related parties	947,075	911,993
Total revenues	11,468,603	14,046,918

Operating cost and expenses:
Interest expense	(484,020)	(868,263)
Commission expense	(3,866,251)	(4,671,945)
Selling expense	(140,801)	(1,191,216)
General and administrative expenses	(15,424,654)	(9,185,810)
Total operating cost and expenses	(19,915,726)	(15,917,234)

Loss from operations	(8,447,123)	(1,870,316)

Other income (expense):
Bank interest income	47,737	168,709
Interest income, related party	203,632	87,896
Foreign exchange (loss) gain, net	(915,062)	2,762,041
Loss on equity method investment	(1,596,555)	(4,251,110)
Investment income (loss), net	130,255,232	(13,130,443)
Government subsidies	—	290,301
Sundry income	421,107	485,802

Total other income (expense), net	128,416,091	(13,586,804)

Income (loss) before income taxes	119,968,968	(15,457,120)

Income tax expense	(23,505,445)	(683,525)

NET INCOME (LOSS)	$96,463,523	$(16,140,645)

Other comprehensive (loss) income:
Foreign currency translation adjustment	(393,601)	91,552

COMPREHENSIVE INCOME (LOSS)	$96,069,922	$(16,049,093)

See accompanying notes to combined financial statements.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
COMBINED STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY (DEFICIT)
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	OnePlatform Holdings Limited		TAG Asia Capital Holdings Limited		Combined share capital	Additional paid-in capital	Receivable from the Shareholder	Accumulated other comprehensive (loss) income	Accumulated deficit	Total shareholder’s equity (deficit)
	No. of shares	Amount	No. of shares	Amount
Balance as of January 1, 2020	100	$12	1	$1	$13	$37,032,723	$—	$122,588	$(28,197,376)	$8,957,948

Capital injection	—	—	—	—	—	1,728,990	—	—	—	1,728,990
Foreign currency translation adjustment	—	—	—	—	—	—	—	91,552	—	91,552
Net loss for the year	—	—	—	—	—	—	—	—	(16,140,645)	(16,140,645)

Balance as of December 31, 2020	100	12	1	1	$13	38,761,713	—	214,140	(44,338,021)	(5,362,155)

Advances to the Shareholder	—	—	—	—	—	—	(29,562,195)	—	—	(29,562,195)
Foreign currency translation adjustment	—	—	—	—	—	—	—	(393,601)	—	(393,601)
Net income for the year	—	—	—	—	—	—	—	—	96,463,523	96,463,523

Balance as of December 31, 2021	100	$12	1	$1	$13	$38,761,713	$(29,562,195)	$(179,461)	$52,125,502	$61,145,572

See accompanying notes to combined financial statements.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
COMBINED STATEMENTS OF CASH FLOWS
(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$96,463,523	$(16,140,645)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Depreciation of property and equipment	45,383	65,006
Accreted interest, related party	(203,632)	(10,534)
Loss on disposal of property and equipment	73	10,316
Allowance for doubtful accounts	—	13,725
Allowance for loan losses	—	11,246
Bad debt on other receivables	—	283,660
Provision for legal contingency loss	836,308	—
Foreign exchange gain (loss), net	184,747	(2,762,041)
Investment (income) loss, net	(130,255,232)	13,130,443
Loss on equity method investment	1,596,555	4,251,110

Change in operating assets and liabilities:
Accounts receivable	1,735,113	373,416
Loans receivable	16,728,359	8,211,448
Deposits, prepayments, and other receivables	(1,979,015)	(44,825)
Accounts payable and accrued liabilities	(432,770)	(824,554)
Escrow liabilities	(9,800,663)	15,716,057
Income tax payable	22,927,192	(320,271)
Net cash (used in) provided by operating activities	(2,154,059)	21,963,557

Cash flows from investing activities:
Payment on earnest deposit, the Shareholder	(7,182,131)	—
Proceeds from the sale of investments	186,820,950	—
Addition in short-term and long-term investments, related party	(523,269)	(1,085,757)
Addition in short-term and long-term investments	(2,904,522)	(5,676,818)
Proceeds from redemption of corporate bonds, related party	1,286,628	—
Purchase of property and equipment	(3,603)	(2,673)
Net cash provided by (used in) investing activities	177,494,053	(6,765,248)

Cash flows from financing activities:
Repayments to the Shareholder	(163,798,115)	(5,835,115)
Repayments of bank borrowings	(73,591)	(64,155)
Net cash used in financing activities	(163,871,706)	(5,899,270)

Effect on exchange rate change on cash, cash equivalents and restricted cash	(155,154)	441,019

Net change in cash, cash equivalent and restricted cash	11,313,134	9,740,058

BEGINNING OF YEAR	61,768,273	52,028,215

END OF YEAR	$73,081,407	$61,768,273

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$—	$126,558
Cash paid for interest	$1,200	$10,005

Reconciliation to amounts on combined balance sheets:
Cash and cash equivalents	$38,595,610	$17,481,813
Restricted cash	34,485,797	44,286,460

Total cash, cash equivalents and restricted cash	$73,081,407	$61,768,273

See accompanying notes to combined financial statements.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 1 — BUSINESS OVERVIEW AND BASIS OF PRESENTATION

OnePlatform Holdings Limited, formerly known as Convoy Asset Partners Limited, is incorporated in Hong Kong with limited liability on January 9, 2017. OnePlatform Holdings Limited and its subsidiaries (collectively referred to as “OPH” or “B2B”) is a comprehensive one-stop financial service company in Hong Kong. B2B operates under “OnePlatform” brand and offers a full-service platform to banks, other financial institutions, brokers and individual independent financial advisors to advise and serve their retail clients. B2B’s technology-enabled platform offers a wide range of financial products, covering life insurance, pensions, property-casualty insurance, stock brokerage, mutual funds, lending and real estate.

TAG Asia Capital Holdings Limited, formerly known as Convoy Capital Holdings Limited, is incorporated under the laws of the British Virgin Islands (“BVI”) on October 26, 2015. TAG Asia Capital Holdings Limited and its subsidiaries (collectively referred to as “TAC” or “Fintech”) are principally engaged in financial technology business and financial investments, managing an ensemble of fintech investments and operating a health and wealth management platform with a broad spectrum of services and value-added information in health, insurance, investments and social sharing since its launch in November 2020.

Both OPH and TAC are 100% owned by TAG Holdings Limited (“TAG”), a member of Legacy Group, representing Convoy Global Holdings Limited and its subsidiaries (the “Shareholder” or “Legacy Group”). OPH and TAC are hereinafter referred to as (the “Company” or “B2B and Fintech Business”).

These accompanying combined financial statements present the combined historical financial position, results of operations, changes in shareholder’s equity and cash flows of B2B and Fintech Business in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) for the preparation of carve-out combined financial statements. Both B2B and Fintech Business have been operating as part of the Legacy Group, prior to the separation of B2B and Fintech Business from the Legacy Group. These combined financial statements have been derived from the Legacy Group’s historical accounting records and are presented on a carved-out basis, as if the separation had taken place at the beginning of the earliest date presented.

All revenues and costs as well as assets and liabilities directly associated with the activities of B2B and Fintech Business are included as a component of the financial statements. The financial statements also include the allocation of certain general, administrative, sales and marketing expenses and operating costs from the Legacy Group’s corporate office, as applicable. These general and administrative expenses allocated from the Shareholder were $3,330,760 and $1,869,783 for the years ended December 31, 2021 and 2020, respectively. The allocations have been determined on a reasonable basis; however, the amounts are not necessarily representative of the amounts that would have been reflected in the combined financial statements had B2B and Fintech Business operated independently of the Legacy Group.

As part of the Legacy Group, B2B and Fintech Business is dependent upon the Legacy Group for all of its working capital and financing requirements as the Legacy Group uses a centralized approach to cash management and financing of its operations. Accordingly, none of the Legacy Group’s cash, cash equivalents or debt at the corporate level has been included in B2B and Fintech Business in the balance sheets. The impact of foreign currency exchange rates on the cash that B2B and Fintech Business have access during the periods presented is reflected in the combined statements of cash flows.

All significant intercompany accounts and transactions between the operations comprising B2B and Fintech Business have been eliminated in the accompanying combined financial statements.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 1 — BUSINESS OVERVIEW AND BASIS OF PRESENTATION (cont.)

The accompanying combined financial statements reflect the activities of B2B and Fintech Business and each of the entities as of December 31, 2021 and 2020:

Name	Background	Ownership
OnePlatform Holdings Limited (“OPH”) (formerly known as Convoy Assets Partner Limited)	• Hong Kong company • Incorporated on January 9, 2017 • Issued and outstanding 100 ordinary shares for HK$100 ($13) • Investment holding	100% owned by TAG
TAG Asia Capital Holdings Limited (“TAC”) (formerly known as Convoy Capital Holdings Limited)	• British Virgin Islands company • Incorporated on October 26, 2015 • Issued and outstanding 1 ordinary share at US$1 par value • Investment holding	100% owned by TAG
OnePlatform Wealth Management Limited (“OWM”) (formerly known as GET Mdream Wealth Management Limited)	• Hong Kong company • Incorporated on February 5, 2003 • Issued and outstanding 140,764,705 ordinary shares for HK$20,851,790 ($2,689,859) • Provision of insurance brokerage services	99.81% owned by OPH
OnePlatform International Property Limited (“OIP”) (formerly known as Convoy International Property Consulting Limited)	• Hong Kong company • Incorporated on May 21, 2014 • Issued and outstanding 30,001,200 ordinary shares for HK$30,001,200 ($3,870,124) • Provision of overseas real estate brokerage services	100% owned by OPH
OnePlatform Asset Management Limited (“OAM”) (formerly known as Convoy Asset Management Limited)

•   Hong Kong company

•   Incorporated on November 24, 1999

•   Issued and outstanding 264,160,000 ordinary shares for HK$272,000,000 ($35,087,719)

•   Licensed by the Securities and Futures Commission of Hong Kong

•   Provision of investment advisory, funds dealing, introducing broker, and asset management services

100% owned by OPH
Kerberos (Nominee) Limited (“KNL”)	• Hong Kong company • Incorporated on April 20, 2007 • Issued and outstanding 1 ordinary share for HK$1 • Registered under The Hong Kong Trustee Ordinance • Provision of escrow services	100% owned by OAM
Maxthree Limited (“Maxthree”)	• British Virgin Islands company • Incorporated on April 12, 2006 • Issued and outstanding 1 ordinary share at $1 par value • Investment holding	100% owned by OPH

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 1 — BUSINESS OVERVIEW AND BASIS OF PRESENTATION (cont.)

Name	Background	Ownership
OnePlatform Credit Limited (formerly known as Artley Finance (HK) Limited) (“OCL”)

•   Hong Kong company

•   Incorporated on August 6, 1982

•   Issued and outstanding 169,107,379 ordinary shares for HK$169,107,379 ($21,814,677)

•   Registered under the Hong Kong Money Lenders Ordinance

•   Provision of money lending services

100% owned by Maxthree
Hong Kong Credit Corporation Limited (“HKCC”)

•   Hong Kong company

•   Incorporated on March 16, 1982

•   Issued and outstanding 139,007,381 ordinary shares for HK$139,007,381 ($17,931,808)

•   Registered under the Hong Kong Money Lenders Ordinance

•   Provision of money lending services

100% owned by OCL
TAG Technologies Limited (“TAGTL”) (formerly known as Convoy Technologies Limited)	• British Virgin Islands company • Incorporated on October 23, 2015 • Issued and outstanding 1 ordinary share at $1 par value • Investment in financial technology business	100% owned by TAG
Tandem Money Hong Kong Limited (“TMHK”)	• Hong Kong company • Incorporated on November 28, 2020 • Issued and outstanding 10,000 ordinary shares for HK$10,000 • No operations since inception	100% owned by TAGTL
Tandem Fintech Limited (“TFL”) (formerly known as Hit Fintech Solutions Limited)	• Hong Kong company • Incorporated on October 6, 2017 • Issued and outstanding 9,000,000 ordinary shares for HK$9,000,000 • Operating an online insurance comparison platform	100% owned by TAG
OnePlatform FinBiz Solutions Limited (“FinBiz”) (formerly known as TAG Creative and Art Limited)	• Hong Kong company • Incorporated on February 26, 2016 • Issued and outstanding 1 ordinary share for HK$1 • No operations since inception	100% owned by OPH
FinLiving Limited	• Hong Kong company • Incorporated on September 14, 2021 • Issued and outstanding 100 ordinary share for HK$100 • No operations since inception	98% owned by FinBiz

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These accompanying combined financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying combined financial statements and notes.

•        Use of Estimates and Assumptions

The preparation of combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the combined financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s combined financial statements include the useful lives of property and equipment and intangible assets, impairment of long-lived assets, allowance for doubtful accounts, impairment of long-term investments, deferred taxes and uncertain tax position, and allocation of expenses from the Shareholder.

The inputs into the management’s judgments and estimates consider the economic implications of COVID-19 on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

•        Foreign Currency Translation And Transaction

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statement of operations.

The reporting currency of the Company is United States Dollar (“US$”) and the accompanying combined financial statements have been expressed in US$. In addition, the Company and subsidiaries are operating in Hong Kong maintain their books and record in their local currency, Hong Kong dollars (“HK$”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, Translation of Financial Statement, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the year. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholder’s equity.

Translation of amounts from HK$ into US$ has been made at the following exchange rates for the years ended December 31, 2021 and 2020:

	December 31, 2021	December 31, 2020
Annual average HK$:US$ exchange rate	0.1287	0.1289
Year-end HK$:US$ exchange rate	0.1283	0.1290

•        Cash and Cash Equivalents

Cash and cash equivalents consist primarily of cash in readily available checking and saving accounts. Cash equivalents consist of highly liquid investments that are readily convertible to cash and that mature within three months or less from the date of purchase. The carrying amounts approximate fair value due to the short maturities of these instruments. The Company maintains most of its bank accounts in Hong Kong.

•        Restricted Cash — Fund Held In Escrow and Escrow Liabilities

Fund held in escrow, represent restricted cash and cash equivalents maintained in certain bank accounts that are held for the exclusive interest of the Company’s customers. The Company currently acts as a custodian to manage the assets and investment portfolio on behalf of its customers under the terms of certain contractual agreements, which the Company does not have the right to use for any purposes, other than managing the portfolio.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company also restricts the use of the assets underlying the funds held in escrow to meet with regulatory requirements and classifies the assets as current based on their purpose and availability to fulfill its direct obligation under escrow liability. Upon receiving escrow funds, the Company records a corresponding escrow liability.

•        Accounts Receivable, net

Accounts receivable include trade accounts due from customers in insurance brokerage and asset management businesses.

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms. The normal settlement terms of accounts receivable from insurance companies in the provision of brokerage agency services are within 30 days upon the execution of the insurance policies. Credit terms with the products providers of investment, unit and mutual funds and asset portfolio are mainly 90 days or a credit period mutually agreed between the contracting parties. The Company seeks to maintain strict control over its outstanding receivables to minimize credit risk. Overdue balances are reviewed regularly by senior management. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. The Company’s management continues to evaluate the reasonableness of the valuation allowance policy and update it if necessary.

The Company does not hold any collateral or other credit enhancements overs its accounts receivable balances.

•        Loans Receivable, net

Loans receivable are carried at unpaid principal balances, less the allowance for loan losses and charge-offs. The loans receivables portfolio consists of real estate mortgage loans and personal loans.

Loans are placed on nonaccrual status when they are past due 180 days or more as to contractual obligations or when other circumstances indicate that collection is not probable. When a loan is placed on nonaccrual status, any interest accrued but not received is reversed against interest income. Payments received on a nonaccrual loan are either applied to protective advances, the outstanding principal balance or recorded as interest income, depending on an assessment of the ability to collect the loan. A nonaccrual loan may be restored to accrual status when principal and interest payments have been brought current and the loan has performed in accordance with its contractual terms for a reasonable period (generally six months).

If the Company determines that a loan is impaired, the Company next determines the amount of the impairment. The amount of impairment on collateral dependent loans is charged off within the given fiscal quarter. Generally, the amount of the loan and negative escrow in excess of the appraised value less estimated selling costs, for the fair value of collateral valuation method, is charged off. For all other loans, impairment is measured as described below in Allowance for Loan Losses.

•        Allowance for Loan Losses (“ALL”)

The adequacy of the Company’s ALL is determined, in accordance with ASC Topic 450-20 Loss Contingencies includes management’s review of the Company’s loan portfolio, including the identification and review of individual problem situations that may affect a borrower’s ability to repay. In addition, management reviews the overall portfolio quality through an analysis of delinquency and non-performing loan data, estimates of the value of underlying collateral, current charge-offs and other factors that may affect the portfolio, including a review of regulatory examinations, an assessment of current and expected economic conditions and changes in the size and composition of the loan portfolio.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The ALL reflects management’s evaluation of the loans presenting identified loss potential, as well as the risk inherent in various components of the portfolio. There is significant judgment applied in estimating the ALL. These assumptions and estimates are susceptible to significant changes based on the current environment. Further, any change in the size of the loan portfolio or any of its components could necessitate an increase in the ALL even though there may not be a decline in credit quality or an increase in potential problem loans.

•        Short-Term and Long-Term Investments, net

The Company invests in debt securities, marketable securities, equity securities that do not have readily determinable fair values and equity method investments.

Investments in an entity in which the ownership is greater than 20% but less than 50%, or where other facts and circumstances indicate that the Company has the ability to exercise significant influence over the operating and financing policies of an entity, are accounted for using the equity method in accordance with ASC Topic 323: Investments — Equity Method and Joint Ventures. Equity method investments are recorded initially at cost and adjusted subsequently to recognize the share of the earnings, losses or other changes in capital of the investee entity after the date of acquisition. The Company periodically reviews the investments for other than temporary declines in fair value below cost and more frequently when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.

Investment in debt securities consist of corporate bonds issued by the Company’s Shareholder. Debt securities are classified as held-to-maturity and carried at cost, adjusted for the amortization of premiums and the accretion of discounts using the level-yield method over the remaining period until maturity. Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities.

Equity securities with readily determinable fair values are carried at fair value with any unrealized gains or losses reported in earnings, such as, marketable securities. The Company’s long-term equity investments mainly consist of investments in privately-held companies that do not have a readily determinable fair value. They are accounted for, at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for the identical or similar investment of the same issuer.

At each reporting period, the Company makes a qualitative assessment considering impairment indicators to evaluate whether the investment is impaired.

•        Property and Equipment, net

Property and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

Expected useful life
Land and building	Shorter of 50 years or lease term
Office improvement	3 years
Furniture, fixtures and equipment	5 years
Computer equipment	3 years
Motor vehicle	3 years

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Impairment of Long-Lived Assets

In accordance with the provisions of ASC Topic 360, Impairment or Disposal of Long-Lived Assets, all long-lived assets such as property and equipment owned and held by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets.

•        Revenue Recognition

The Company receives certain portion of its non-interest income from contracts with customers, which are accounted for in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC Topic 606”).

ASC Topic 606-10 provided the following overview of how revenue is recognized from the Company’s contracts with customers: The Company recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

Step 1: Identify the contract(s) with a customer.

Step 2: Identify the performance obligations in the contract.

Step 3: Determine the transaction price — The transaction price is the amount of consideration in a contract to which an entity expects to be entitled in exchange for transferring promised goods or services to a customer.

Step 4: Allocate the transaction price to the performance obligations in the contract — Any entity typically allocates the transaction price to each performance obligation on the basis of the relative standalone selling prices of each distinct good or service promised in the contract.

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation — An entity recognizes revenue when (or as) it satisfies a performance obligation by transferring a promised good or service to a customer (which is when the customer obtains control of that good or service). The amount of revenue recognized is the amount allocated to the satisfied performance obligation. A performance obligation may be satisfied at a point in time (typically for promises to transfer goods to a customer) or over time (typically for promises to transfer service to a customer).

Certain portion of the Company’s income is derived from contracts with customers, and as such, the revenue recognized depicts the transfer of promised goods or services to its customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company considers the terms of the contract and all relevant facts and circumstances when applying this guidance. The Company’s revenue recognition policies are in compliance with ASC Topic 606, as follows:

One-time commissions

The Company earns one-time commissions from the sale of investment products to customers. The Company enters into one-time commission agreements with customers which specify the key terms and conditions of the arrangement. One-time commissions are separately negotiated for each transaction and generally do not include rights of return,

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

credits or discounts, rebates, price protection or other similar privileges, and typically paid on or shortly after the transaction is completed. Upon the purchase of an investment product, the Company earns a one-time commission from customers, calculated as a fixed percentage of the investment products acquired by its customers. The Company defines the “purchase of an investment product” for its revenue recognition purpose as the time when the customers referred by the Company has entered into a subscription contract with the relevant product provider and, if required, the customer has transferred a deposit to an escrow account designated by the Company to complete the purchase of the investment products. After the contract is established, there are no significant judgments made when determining the one-time commission price. Therefore, one-time commissions are recorded at point in time when the investment product is purchased.

The Company also facilitates the arrangement between insurance providers and individuals or businesses by providing insurance placement services to the insureds and is compensated in the form of one-time commissions from the respective insurance providers. The Company primarily facilitates the placement of life, general and MPF insurance products. The Company determines that insurance providers are the customers.

The Company primarily earns commission income arising from the facilitation of the placement of an effective insurance policy, which is recognized at a point in time when the performance obligation has been satisfied upon execution of the insurance policy as the Company has no future or ongoing obligation with respect to such policies. The commission fee rate, which is paid by the insurance providers, based on the terms specified in the service contract which are agreed between the Company and insurance providers for each insurance product being facilitated through the Company. The commission earned is equal to a percentage of the premium paid to the insurance provider. Commission from renewed policies is variable consideration and is recognized in subsequent periods when the uncertainty around variable consideration is subsequently resolved (e.g., when customer renews the policy).

In accordance with ASC Topic 606, Revenue Recognition: Principal Agent Considerations, the Company evaluates the terms in the agreements with its channels and independent contractors to determine whether or not the Company acts as the principal or as an agent in the arrangement with each party respectively. The determination of whether to record the revenue in a gross or net basis depends upon whether the Company has control over the services prior to transferring it. Control is demonstrated by the Company which is primarily responsible for fulfilling the provision of placement services through the Company’s licensed insurance brokers to provide agency services. The commissions from insurance providers are recorded on a gross basis and commission paid to independent contractors or channel costs are recorded as commission expense in the statements of operations.

The Company also offers the sale solicitation of real estate property to the final customers and is compensated in the form of commissions from the corresponding property developers pursuant to the service contracts. Commission income is recognized at a point of time upon the sale contracts of real estate property is signed and executed.

Recurring service fees

The Company provides asset management services to investment funds or investment product providers in exchange for recurring service fees. Recurring service fees are determined based on the types of investment products the Company distributes and are calculated as a fixed percentage of the fair value of the total investment of the investment products, calculated daily. These customer contracts require the Company to provide investment management services, which represents a performance obligation that the Company satisfies over time. After the contract is established, there are no significant judgments made when determining the transaction price. As the Company provides these services

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

throughout the contract term, for the method of calculating recurring service fees, revenue is calculated on a daily basis over the contract term, quarterly billed and recognized. Recurring service fee agreements do not include rights of return, credits or discounts, rebates, price protection, performance component or other similar privileges and the circumstances under which the fixed percentage fees, before determined, could be not subject to clawback. Payment of recurring service fees are normally on a regular basis (typically monthly or quarterly).

Interest income

Interest income meets the scope exception under ASC Topic 606. The Company offers money lending services from loan origination in form of mortgage and personal loans. In compliance with ASC Topic 825, interest income is recognized monthly in accordance with their contractual terms and recorded as interest income in the combined statement of operations. The Company does not charge prepayment penalties from its customers. Interest income on mortgage and personal loans is recognized as it accrued using the effective interest method. Accrual of interest income on mortgage loans is suspended at the earlier of the time at which collection of an account becomes doubtful or the account becomes 180 days delinquent.

Disaggregation of Revenue

The Company has disaggregated its revenue from contracts with customers into categories based on the nature of the revenue. The following table presents the revenue streams by segments, with the presentation revenue categories presented on the statements of operation for the years indicated:

	Year ended December 31, 2021
	Asset Management service	Insurance brokerage service	Money lending service	Real estate agency service	Total
Interest income:-
Loans	$—	$—	$961,522	$—	$961,522

Non-interest income:-
One-time commissions	4,081,590	929,555	—	157,088	5,168,233
Recurring service fees	5,338,848	—	—	—	5,338,848
	$9,420,438	$929,555	$961,522	$157,088	$11,468,603
	Year ended December 31, 2020
	Asset Management service	Insurance brokerage service	Money lending service	Real estate agency service	Total
Interest income:-
Loans	$—	$—	$1,756,883	$—	$1,756,883

Non-interest income:-
One-time commissions	4,105,219	1,431,841	—	827,815	6,364,875
Recurring service fees	5,925,160	—	—	—	5,925,160
	$10,030,379	$1,431,841	$1,756,883	$827,815	$14,046,918

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Commission Expense

Commission expense of $3,866,251 and $4,671,945 are incurred and paid to the agents to compensate their sale performance and recorded in operating cost and expenses for the years ended December 31, 2021 and 2020, respectively.

•        Advertising Costs

The Company expenses advertising costs as incurred. Advertising costs for the years ended December 31, 2021 and 2020 were $140,801 and $1,191,216, respectively.

•        Cost Allocation

Cost allocation includes allocation of certain general and administrative and selling and marketing expenses paid by the Shareholder. General and administrative expenses consist primarily of payroll and related expenses of senior management and the Company’s employees, shared management expenses, including accounting, consulting, legal support services, rent, and other expenses to provide operating support to the related businesses. Allocated selling and marketing expense was mainly marketing expenses. These allocations are made using a proportional cost allocation method by considering the proportion of revenues, headcounts as well as estimates of time spent on the provision of services attributable to the Company.

•        Government Subsidies

A government subsidy is not recognized until there is reasonable assurance that: (a) the enterprise will comply with the conditions attached to the grant; and (b) the grant will be received. When the Company receives government subsidies but the conditions attached to the grants have not been fulfilled, such government subsidies are deferred and recorded under other payables and accrued expenses, and other long-term liability. The classification of short-term or long-term liabilities is depended on the management’s expectation of when the conditions attached to the grant can be fulfilled. For the years ended December 31, 2021, and 2020, the Company received government subsidies of $0 and $290,301, which are recognized as subsidy income in the combined statements of operations.

•        Comprehensive Income (Loss)

ASC Topic 220, Comprehensive Income, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statement of shareholder’s equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

•        Income Taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, Income Taxes (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC Topic 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC Topic 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

For the years ended December 31, 2021 and 2020, the Company did not have any interest and penalties associated with tax positions. As of December 31, 2021 and 2020, the Company did not have any significant unrecognized uncertain tax positions.

The Company is subject to tax in local and foreign jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the relevant tax authorities.

•        Leases

The Company follows ASC Topic 842, Leases (“ASC Topic 842”), utilizing the modified retrospective transition method with no adjustments to comparative periods presented. On February 25, 2016, the FASB issued Accounting Standards Update No. 2016-02, Leases (Topic 842), to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing transactions. ASC Topic 842 requires that lessees recognize right of use assets and lease liabilities calculated based on the present value of lease payments for all lease agreements with terms that are greater than twelve months. It requires for leases longer than one year, a lessee to recognize in the statement of financial condition a right-of-use asset, representing the right to use the underlying asset for the lease term, and a lease liability, representing the liability to make lease payments. ASC Topic 842 distinguishes leases as either a finance lease or an operating lease that affects how the leases are measured and presented in the statement of operations and statement of cash flows. ASC Topic 842 supersedes nearly all existing lease accounting guidance under GAAP issued by the Financial Accounting Standards Board (“FASB”) including ASC Topic 840, Leases.

The accounting update also requires that for finance leases, a lessee recognize interest expense on the lease liability, separately from the amortization of the right-of-use asset in the statements of earnings, while for operating leases, such amounts should be recognized as a combined expense. In addition, this accounting update requires expanded disclosures about the nature and terms of lease agreements.

The Company does not have operating and financing leases as of December 31, 2021 and 2020. The adoption of ASC Topic 842 did not materially impact the results of operations, cash flows, or presentation thereof.

•        Retirement Plan Costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service are provided. The Company is required to make contribution to their employees under a government-mandated multi-employer defined contribution pension scheme for its eligible full-times employees in Hong Kong. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the years ended December 31, 2021 and 2020, $292,985 and $193,063 contributions were made accordingly.

•        Segment Reporting

FASB ASC Topic 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for details on the Company’s business segments.

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

the CEO, who reviews combined results when making decisions about allocating resources and assessing performance of the Company. Based on management’s assessment, the Company determined that it has the following operating segments:-

Entities:	Segments	Business Activities
B2B	Insurance Brokerage Business	— Facilitating the placement of insurance products to the Insured, through the licensed insurance brokers or agents, in exchange for the commission from the insurance providers
	Asset Management Business	— Providing the portfolio management services to the customers to earn the commission or recurring asset management service fee
— Facilitating the placement of investment products for the fund and/or product provider, in exchange for the fund management services
	Money Lending Business	— Providing the lending services whereby the Company makes secured and/or unsecured loans to creditworthy customers.
	Real Estate Agency Business	— Solicitation of real estate sales for the developers, in exchange for one-time commissions
Fintech	Fintech Business

—   Managing an ensemble of fintech investments and operating a health and wealth management platform with a broad spectrum of services and value-added information in health, insurance, investments and social sharing since its launch in November 2020.

All of the Company’s revenues were generated in Hong Kong.

•        Related Parties

The Company follows the ASC Topic 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include: a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

•        Commitments And Contingencies

The Company follows the ASC Topic 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

•        Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, restricted cash, accounts and loans receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$500,000 (approximately $64,126) if the bank with which an individual/a company hold its eligible deposit fails. As of December 31, 2021, cash balance of $38.6 million and fund held in escrow of $34.5 million were maintained at financial institutions in Hong Kong, of which approximately $72.3 million was exposed to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts and loans receivable, the Company determines, on a continuing basis, the probable losses and sets up an allowance for doubtful accounts and loan losses based on the estimated realizable value. Credit of money lending business is controlled by the application of credit approvals, limits and monitoring procedures. To minimize credit risk, the Company requires collateral in form of right to securities. The Company identifies credit risk on a customer by customer basis. The information is monitored regularly by management. Concentration of credit risk arises when a group of customers having similar characteristics such that their ability to meet their obligations is expected to be affected similarly by changes in economic conditions.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

•        Liquidity Risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

•        Fair Value Measurement

The Company follows the guidance of the ASC Topic 820-10, Fair Value Measurements and Disclosures (“ASC Topic 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC Topic 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

•        Level 1 :    Inputs are based upon unadjusted quoted prices for identical instruments traded in active markets;

•        Level 2 :    Inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. Black-Scholes Option-Pricing model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs; and

•        Level 3 :    Inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models.

The carrying value of the Company’s financial instruments: cash and cash equivalents, restricted cash, accounts receivable, loans receivable, amount due to a related party, accounts payable, escrow liabilities, income tax payable, amount due to a related party, other payables and accrued liabilities approximate at their fair values because of the short-term nature of these financial instruments.

Management believes, based on the current market prices or interest rates for similar debt instruments, the fair value of note payable approximate the carrying amount. The Company accounts for loans receivable at cost, subject to impairment testing. The Company obtains a third-party valuation based upon loan level data including note rate, type and term of the underlying loans.

The following table presents information about the Company’s assets that were measured at fair value on a recurring basis as of December 31, 2021 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.

Description	December 31, 2021	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:-
Marketable equity securities	$7,795,479	$7,795,479	$—	$—
Non-marketable equity securities	$25,496,534	$—	$—	$25,496,534

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Description	December 31, 2020	Quoted Prices In Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:-
Non-marketable equity securities	$39,416,469	$—	$—	$39,416,469

The Company’s non-marketable equity securities are investments in privately held companies, which are without readily determinable market values and are classified as Level 3, due to the absence of quoted market prices, the inherent lack of liquidity and the fact that inputs used to measure fair value are unobservable and require management’s judgment.

Fair value estimates are made at a specific point in time based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

•        Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-13, Financial Instruments — Credit Losses (Topic 326). The new standard amends guidance on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities. In February 2020, the FASB issued ASU 2020-02, Financial Instruments-Credit Losses (Topic 326) and Leases (Topic 842) — Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 119 and Update to SEC Section on Effective Date Related to Accounting Standards Update No. 2016-02, Leases (Topic 842), which amends the effective date of the original pronouncement for smaller reporting companies. ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company believes the adoption will modify the way the Company analyzes financial instruments, but it does not anticipate a material impact on results of operations. The Company is in the process of determining the effects the adoption will have on its combined financial statements.

In October 2020, the FASB issued ASU 2020-08, Codification Improvements to Subtopic 310-20, Receivables — Nonrefundable Fees and Other Costs, which clarifies that, for each reporting period, an entity should reevaluate whether a callable debt security is within the scope of ASC 310-20-35-33. For public business entities, ASU 2020-08 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. Early application is not permitted. For all other entities, ASU 2020-08 is effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. This Update is not expected to have a significant impact on the Company’s combined financial statements.

In October 2020, the FASB issued ASU 2020-10, Codification Improvements, which makes minor technical corrections and clarifications to the ASC. The amendments in Sections B and C of the ASU are effective for annual periods beginning after December 15, 2020, for public business entities. For all other entities, the amendments are effective for annual periods beginning after December 15, 2021, and interim periods within annual periods beginning after December 15, 2022. This Update is not expected to have a significant impact on the Company’s combined financial statements.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In May 2021, the FASB issued ASU 2021-04, Earnings Per Share (Topic 260), Debt — Modifications and Extinguishments (Subtopic 470-50), Compensation — Stock Compensation (Topic 718), and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40), which requires an entity to treat a modification of an equity-classified warrant that does not cause the warrant to become liability-classified as an exchange of the original warrant for a new warrant. This guidance applies whether the modification is structured as an amendment to the terms and conditions of the warrant or as termination of the original warrant and issuance of a new warrant. An entity should measure the effect of a modification as the difference between the fair value of the modified warrant and the fair value of that warrant immediately before modification. The amendments in this Update are effective for all entities for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. An entity should apply the amendments prospectively to modifications or exchanges occurring on or after the effective date of the amendments. Early adoption is permitted for all entities, including adoption in an interim period. If an entity elects to early adopt the amendments in this Update in an interim period, the guidance should be applied as of the beginning of the fiscal year that includes that interim period. This Update is not expected to have a significant impact on the Company’s combined financial statements.

In August 2021, the FASB issued ASU 2021-06, Presentation of Financial Statements (Topic 205), Financial Services — Depository and Lending (Topic 942), and Financial Services — Investment Companies (Topic 946): Amendments to SEC Paragraphs Pursuant to SEC Final Rule Releases No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses, and No. 33-10835, Update of Statistical Disclosures for Bank and Savings and Loan Registrants (SEC Update), to amend SEC paragraphs in the Accounting Standards Codification to reflect the issuance of SEC Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses, and No. 33-10835, Update of Statistical Disclosures for Bank and Savings and Loan Registrants. This ASU was effective upon issuance and did not have a significant impact on the Company’s combined financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s combined financial statements.

NOTE 3 — LIQUIDITY AND GOING CONCERN

The accompanying combined financial statements were prepared assuming the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business. For the year ended December 31, 2021, the Company reported a net income of $96.46 million due to a significant gain from the sale of its long-term investment and resulted with the retained earnings of $52.13 million as of December 31, 2021. However, the Company incurred a negative cash flow in operating activities during the current year. Also, the historical operating results indicate the Company has recurring losses from operations which raise the question related to the Company’s ability to continue as a going concern. As of December 31, 2021, the Company has the cash balance of $38.60 million. As discussed in Note 17, subsequently in the first quarter of 2022, the Company anticipated the cash outflow on dividend distribution and the purchase of the additional investments, amounting to approximately $25.80 million. After these subsequent payments, the cash balance became $12.8 million for working capital use.

The ability to continue as a going concern is dependent on the Company’s ability to successfully implement its plans. The Company believes that it will be able to continue to grow the Company’s revenue base and control expenditures. In parallel, the Company continually monitors its capital structure and operating plans and evaluates various potential funding alternatives that may be needed in order to finance the Company’s business development activities, general and administrative expenses and growth strategy. These alternatives include external borrowings, raising funds through public equity or debt markets. Although there is no assurance that, if needed, the Company will be successful with

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 3 — LIQUIDITY AND GOING CONCERN (cont.)

its fundraising initiatives, the Company believes that the Business Combination transaction significantly increases its ability to access the capital going forward. The combined financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Without realization of additional capital, there is substantial doubt about the Company can continue as a going concern until such time, as the Company is able to secure adequate financial resources and capital that provides the required capital to continue to settle its debts as they fall due and sustain the operation through the next 12 months from the date that these combined financial statements were made available to issue.

NOTE 4 — RESTRICTED CASH — FUND HELD IN ESCROW

As of December 31, 2021 and 2020, the Company has $34,485,797 and $44,286,460 fund held in escrow, respectively, in which $0 and $25,603 was held on behalf of a related company that is controlled by the Shareholder. Fund held in escrow primarily comprised of escrow funds held in bank accounts on behalf of the Company’s customers. The Company is currently acted as a custodian to manage the assets and investment portfolio on behalf of its customers under the terms of certain contractual agreements, which the Company does not have the right to use for any purposes, other than managing the portfolio. Upon receiving escrow funds, the Company records a corresponding escrow liability.

NOTE 5 — ACCOUNTS RECEIVABLE, NET

Accounts receivable, net consisted of the following:

	As of December 31,
	2021	2020
Accounts receivable	$1,003,303	$2,042,136
Accounts receivable – related parties	238,892	935,717
Less: allowance for doubtful accounts	(94,576)	(95,121)
Accounts receivable, net	$1,147,619	$2,882,732

The accounts receivable due from related parties represented the management service rendered to the portfolio assets of related companies, which are controlled by the Shareholder, for a compensation of asset management service fee income at the predetermined rate based on the respective portfolio of asset values invested and held by the final customers. The amount is unsecured, interest-free and repayable on demand.

The following table presents the activities in the allowance for doubtful accounts for the years ended December 31, 2021 and 2020.

	2021	2020
Balance at January 1,	$95,121	$81,027
Provisions	—	13,725
Foreign translation adjustment	(545)	369
Balance at December 31,	$94,576	$95,121

For the years ended December 31, 2021 and 2020, the Company made $0 and $13,725 on the allowance for doubtful accounts and charged to the combined statements of operations, respectively. The Company has not experienced any significant bad debt write-offs of accounts receivable in the past.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 5 — ACCOUNTS RECEIVABLE, NET (cont.)

The Company generally conducts its business with creditworthy third parties. The Company determines, on a continuing basis, the probable losses and an allowance for doubtful accounts, based on several factors including internal risk ratings, customer credit quality, payment history, historical bad debt/write-off experience and forecasted economic and market conditions. Accounts receivable are written off after exhaustive collection efforts occur and the receivable is deemed uncollectible. In addition, receivable balances are monitored on an ongoing basis and its exposure to bad debts is not significant.

At December 31, 2021 and 2020, no outstanding accounts are 90 days past due.

NOTE 6 — LOANS RECEIVABLES, NET

The Company’s loan portfolio was as follows:-

	As of December 31,
	2021	2020
Mortgage loans (residential)	$3,908,925	$20,379,572
Personal loans from affiliates, unsecured	76,799	346,148
Total loans	3,985,724	20,725,720
Less: Allowance for loan losses	(76,799)	(88,436)
Loans receivables, net	$3,908,925	$20,637,284
Reclassifying as:
Current portion	$123,611	5,154,035
Non-current portion	3,785,314	15,483,249
Loans receivables, net	$3,908,925	$20,637,284

The interest rates on loans issued ranged between 6.25% to 10.00% (2020: 4.25% to 18.00%) per annum for the year ended December 31, 2021. Majority of loans are mortgage loans and secured by collateral in the pledge of the underlying real estate properties owned by the borrowers.

All loans are made to individual customers in Hong Kong for a period of 3 to 25 years.

The following table presents the activity in the allowance for loan losses as of and for the years ended December 31, 2021 and 2020.

	2021	2020
Balance at Beginning of Year	$88,436	$76,841
Provisions	—	11,246
Written-off	(11,637)	—
Foreign translation adjustment	—	349
Balance at End of Year	$76,799	$88,436

For the years ended December 31, 2021 and 2020, the Company had $0 and $11,246 allowance for loan losses and charged to the combined statements of operations, respectively.

Allowance for loan losses is estimated on a bi-annual basis based on an assessment of specific evidence indicating doubtful collection, historical experience, loan balance aging and prevailing economic conditions.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 6 — LOANS RECEIVABLES, NET (cont.)

AGE ANALYSIS LOANS BY CLASS

All classes of loans are considered past due if the required principal and interest payments have not been received as of the date such payments were due. Interest and fees continue to accrue on past due loans until the date the loan is placed in nonaccrual status, if applicable. The following table includes an aging analysis of loans as of the dates indicated. Also included in the table below are loans that are 90 days or more past due as to interest and principal and still accruing interest, because they are well-secured and in the process of collection.

	Age Analysis of Loans by Class
	Mortgage	Personal loan	December 31, 2021	Mortgage	Personal loan	December 31, 2020
	$	$	$	$	$	$
Within credit term	3,908,925	—	3,908,925	15,428,460	257,712	15,686,172
Past due:
30 – 59 days	—	—	—	—	—	—
60 – 89 days	—	—	—	—	—	—
90 or more days due and still accruing	—	—	—	—	—	—
Nonaccrual	—	—	—	4,951,112	—	4,951,112
Total loans	3,908,925	—	3,908,925	20,379,572	257,712	20,637,284

LOAN MATURITY BY CLASS

The following table presents the maturities of loan balances for the years presented:

Maturities	Mortgage	Personal loan	December 31, 2021	Mortgage	Personal loan	December 31, 2020
	$	$	$	$	$	$
Within 1 year	123,611	—	123,611	4,951,112	28,177	4,979,289
1 – 5 years	1,160,591	—	1,160,591	10,483,669	229,535	10,713,204
5 – 10 years	939,081	—	939,081	—	—	—
More than 10 years	1,685,642	—	1,685,642	4,944,791	—	4,944,791
Total loans	3,908,925	—	3,908,925	20,379,572	257,712	20,637,284

Interest on loans receivable is accrued and credited to income as earned. The Company determines a loan’s past due status by the number of days that have elapsed since a borrower has failed to make a contractual loan payment. Accrual of interest is generally discontinued when either (i) reasonable doubt exists as to the full, timely collection of interest or principal or (ii) when a loan becomes past due by more than 180 days (The further extension of loan past due status is subject to management final approval and on case-by-case basis).

CREDIT QUALITY INFORMATION

The Company uses internally-assigned risk grades to estimate the capability of borrowers to repay the contractual obligations of their loan agreements as scheduled or at all. The Company’s internal risk grade system is based on experiences with similarly graded loans and the assessment of borrower credit quality, such as, credit risk scores, collateral and collection history. Individual credit scores are assessed by credit bureau, such as TransUnion. Internal risk grade ratings reflect the credit quality of the borrower, as well as the value of collateral held as security. The Company requires collateral arrangements to all mortgage loans and has policies and procedures for validating the reasonableness of the collateral valuations on a regular basis. Management believes that these policies effectively manage the credit risk from advances.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 6 — LOANS RECEIVABLES, NET (cont.)

The Company’s internally assigned risk grades are as follows:

Pass:    Loans are of acceptable risk.

Other Assets Especially Mentioned (OAEM):    Loans have potential weaknesses that deserve management’s close attention.

Substandard:    Loans reflect significant deficiencies due to several adverse trends of a financial, economic or managerial nature.

Doubtful:    Loans have all the weaknesses inherent in a substandard loan with added characteristics that make collection or liquidation in full based on currently existing facts, conditions and values highly questionable or improbable.

Loss:    Loans have been identified for charge-off because they are considered uncollectible and of such little value that their continuance as bankable assets is not warranted.

The following table presents credit quality exposures by internally assigned risk ratings as of the dates indicated:

Credit grades	Mortgage	Personal loan	December 31, 2021	Mortgage	Personal loan	December 31, 2020
	$	$	$	$	$	$
Pass	3,908,925	—	3,908,925	15,428,460	257,712	15,686,172
Other assets especially mentioned	—	—	—	—	—	—
Substandard	—	—	—	—	—	—
Doubtful**		—	—	4,951,112	—	4,951,112
Loss	—	—	—	—	—	—
Total loans	3,908,925	—	3,908,925	20,379,572	257,712	20,637,284

____________

**      Doubtful balance as of December 31, 2020 was recovered in full during the year ended December 31, 2021 and no reserve is required at December 31, 2021.

NOTE 7 — EARNEST DEPOSIT

Earnest deposit represented a refundable deposit of $7.2 million for the purchase of an office premises from the Shareholder. The purchase price is amounted to approximately $8.0 million at the current market value. The transaction was completed on January 25, 2022. This transaction is recorded based on the historical cost to the Legacy Group accordingly.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 8 — SHORT-TERM AND LONG-TERM INVESTMENTS, NET

Short-term and long-term investments consisted of the following:

		As of December 31,
	Ownership interest	2021	Ownership interest	2020
Equity method investments, net:
Investee A	—	$—	51%	$200,337
Investee B	—	—	21.26%	48,980,095
		—		49,180,432
Debt securities, short term
Corporate bonds, related party		—		1,085,757
Marketable securities:
Investment C*	0.47%	7,795,479	—	—
Non-marketable equity securities:
Investment A	3.55%	5,790,115	7.54%	5,435,083
Investment B	3.30%	1,270,848	3.61%	1,276,644
Investment C*	—	—	0.58%	20,269,999
Investment D	5.11%	17,912,302	11.26%	12,434,743
Investment E	4.00%	523,269	—	—
Total		25,496,534		39,416,469
Net carrying value		$33,292,013		$89,682,658
Reclassifying as:
Short-term investments, related party		$—		$1,085,757
Long-term investments		33,292,013		88,596,901
Total, net		$33,292,013		89,682,658

____________

*        There was a transfer into Level 3 from Level 1 in the fair value hierarchy for Investment C during the year ended December 31, 2021, as a result of a change in market liquidity. Investment C was listed and publicly traded on Nasdaq Stock Exchange in March 2021.

Equity Method Investments

The Company generally accounts for these investments in equity security under the equity method in compliance of ASC Topic 323. Investments where the Company has significant influence, but not control, over the investee are accounted for under the equity method. These equity method investments are stated at cost, adjusted for the Company’s share of the investee’s earnings or losses, which are reflected in the combined statements of operations. The Company periodically reviews the investments for other than temporary declines in fair value below cost and more frequently when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.

During the year ended December 31, 2021, the Company sold the entire interest (51%) in Investee A to the Shareholder for a consideration of $159,413 at its net carrying value, resulted with a loss on the sale of $32,826.

As of December 31, 2020, the Company held the ownership of 51% in Investee A, but which did not meet the requirement for consolidation, the Company used the equity method of accounting.

During the year ended December 31, 2021, the Company sold Investee B to JP Morgan Chase for a cash consideration of approximately $186.8 million, resulting in a realized gain of approximately $139.2 million. The Company received the cash proceeds of $184.9 million during the year and the remaining balance was subsequently received in January 2022. As of December 31, 2021, the consideration receivable is approximately $1.9 million.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 8 — SHORT-TERM AND LONG-TERM INVESTMENTS, NET (cont.)

During the years ended December 31, 2021 and 2020, the changes in carrying value of the equity method investments are summarized as follows:

	Investee A	Investee B	Total
Balance, January 1, 2020	$206,842	$51,673,367	$51,880,209

Loss from equity-method investment	(7,430)	(4,243,680)	(4,251,110)
Foreign exchange adjustment	925	1,550,408	1,551,333
Balance, December 31, 2020	200,337	48,980,095	49,180,432
Loss from equity-method investment	(7,589)	(1,588,966)	(1,596,555)
Sold out	(192,239)	(47,665,639)	(47,857,878)
Foreign exchange adjustment	(509)	274,510	274,001
Balance, December 31, 2021	$—	$—	$—

As of December 31, 2020, the Company believed that the carrying values of its equity method investment were recoverable in all material respects.

For the years ended December 31, 2021 and 2020, the Company recorded a loss of $1,596,555 and $4,251,110 on equity method investment, respectively.

Debt Securities

Investment in debt securities consist of corporate bonds issued by the Company’s Shareholder which are classified as held-to-maturity and carried at cost, adjusted for the amortization of premiums and the accretion of discounts using the level-yield method over the remaining period until maturity. In November 2021, the corporate bonds were fully redeemed by the Shareholder.

The Company earned the interest income of $203,632 and $87,896 for the years ended December 31, 2021 and 2020, respectively.

Investment in Equity Securities

Investments in equity securities, such as, marketable securities, are accounted for at fair value with changes in fair value recognized in net income (loss). Investment C was previously classified as non-marketable equity securities. During the year ended December 31, 2021, Investment C was listed and publicly traded on Nasdaq Stock Exchange in March 2021 and there was a transfer into Level 3 from Level 1 in the fair value hierarchy of Investment C, as a result of a change in market liquidity.

As of December 31, 2021, Investment C was recorded at fair value of $7,795,479, which were traded at a closing price of $7.85 per share, with the unrealized losses of $12,398,717 in the changes in fair value.

Non-Marketable Equity Securities

Investments in non-marketable equity securities consist of ordinary or preferred shares in privately owned companies and investments in limited liability companies in which the Company’s interests are deemed minor and long-term, strategic investments in companies that are in various stages of development. These investments do not have readily determinable fair values and, therefore, are reported at cost, minus impairment, if any, plus or minus changes resulting from observable price changes in orderly transactions for the identical or similar investment of the same issuer.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 8 — SHORT-TERM AND LONG-TERM INVESTMENTS, NET (cont.)

Management assesses each of these investments on an individual basis, subject to a periodic impairment review and considers qualitative and quantitative factors including the investee’s financial condition, the business outlook for its products and technology, its projected results and cash flow, financing transactions subsequent to the acquisition of the investment, the likelihood of obtaining subsequent rounds of financing and cash usage. The Company is not required to determine the fair value of these investments unless impairment indicators existed. When an impairment exists, the investment will be written down to its fair value by recording the corresponding charge as a component of other income (expense), net. Fair value is estimated using the best information available, which may include cash flow projections or other available market data.

The following table presents the total carrying value of the Company’s non-marketable equity securities held as of December 31, 2021 and 2020, including unrealized gains and losses:

	2021	2020
Balance at beginning of year	$39,416,469	$38,746,561
Additions	3,427,791	12,205,680
Change from Level 3 to Level 1	(20,194,196)	—
Adjustments:
Downward adjustments (including impairment)	—	(13,406,855)
Upward adjustments	3,531,464	276,412
Foreign exchange adjustment	(684,994)	1,594,671
Balance at end of year	$25,496,534	$39,416,469

Cumulative unrealized gains and losses, included in the carrying value of the Company’s non-marketable equity securities:

Downward adjustments (including impairment)	$(20,356,051)	$(20,356,051)
Upward adjustments	$4,072,336	$540,872

Investment income (loss) is recorded as other income (expense) in the Company’s combined statements of operations and consisted of the following:

	Years ended December 31,
	2021	2020
Marketable equity securities:
Unrealized losses from the changes in fair value – Investment C	$(12,398,717)	$—

Non-marketable equity securities:
Unrealized gains – Investment A and D	$3,531,464	$—
Unrealized gains – Investment C	—	276,412
Unrealized losses (including impairment) – Investment D	—	(13,406,855)
Realized gains – Investee B	139,122,485	—
Investment income (loss), net	$130,255,232	$(13,130,443)

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 9 — PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	As of December 31,
	2021	2020
At cost:
Land and building	$1,888,450	$1,899,324
Furniture, fixtures and equipment	10,868	11,480
Computer equipment	60,287	57,022
Motor vehicle	109,143	109,771
	2,068,748	2,077,597
Less: accumulated depreciation	(415,290)	(372,658)
Property and equipment, net	$1,653,458	$1,704,939

Depreciation expense for the years ended December 31, 2021 and 2020 were $45,383 and $65,006, respectively.

NOTE 10 — BANK BORROWINGS

	As of December 31,
	2021	2020
Bank loans, unsecured and repayable
Within 12 months	$—	73,779
Over 1 year	—	—
	$—	$73,779

As of December 31, 2020, bank loans were obtained from a financial institution in Hong Kong, which bears annual interest at a fixed rate of 3% and becomes repayable in April 2021. The bank loans were repaid in full during the year ended December 31, 2021.

As of December 31, 2020, the banking facilities of the Company were secured by personal guarantee by the former directors of the Company’s subsidiary.

Interest related to the bank loans was $1,200 and $10,005 for the years ended December 31, 2021 and 2020, respectively.

NOTE 11 — RECEVABLE FROM THE SHAREHOLDER

The Company’s receivable from the Shareholder as of December 31, 2021 represents the temporary advances by the Company. These receivables due from the Shareholder are unsecured, interest-free and due on demand. Receivable from the Shareholder is presented as a reduction of the shareholder’s equity pursuant to the Codification of Staff Accounting Bulletins Topic 4, section G. These amounts were settled by offsetting against the subsequent dividend payments distributed in January 2022.

NOTE 12 — INCOME TAXES

The provision for income taxes consisted of the following:

	Years ended December 31,
	2021	2020
Current tax	$23,505,445	$448,619
Deferred tax	—	234,906
Income tax expense	$23,505,445	$683,525

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 12 — INCOME TAXES (cont.)

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company’s subsidiaries mainly operate in Hong Kong that are subject to taxes in the jurisdictions in which they operate, as follows:

BVI

Under the current BVI law, the Company is not subject to tax on income.

Hong Kong

The Company’s subsidiaries operating in Hong Kong is subject to the Hong Kong Profits Tax at the income tax rates ranging from 8.25% to 16.5% on the assessable income arising in Hong Kong during its tax year.

The reconciliation of income tax rate to the effective income tax rate based on income (loss) before income taxes for the years ended December 31, 2021 and 2020 are as follows:

	Years ended December 31,
	2021	2020
Income (loss) before income taxes	$119,968,968	$(15,457,120)
Statutory income tax rate	16.5%	16.5%
Income tax expense at statutory rate	19,794,880	(2,550,425)
Income not subject to taxes	(41,476)	(90,240)
Non-deductible items:
- Expenses not subject to tax deduction	1,435,277	990,017
- Impairment loss not subject to tax deduction	2,037,253	2,166,523
Tax effect on temporary differences not recognized	(126,870)	(77,501)
(Over) under provision of prior years	(38,939)	49,892
Net operating losses	457,680	217,823
Other	11,442	—
Tax holiday	(23,802)	(22,564)
Income tax expense	$23,505,445	$683,525

The following table sets forth the significant components of the deferred tax assets of the Company as of December 31, 2021 and 2020:

	As of December 31,
	2021	2020
Deferred tax assets, net:
Net operating loss carryforwards	$2,483,436	$2,025,756
Less: valuation allowance	(2,483,436)	(2,205,756)
	$—	$—

As of December 31, 2021 and 2020, the operations incurred $15.1 million and $12.3 million, respectively of cumulative net operating losses which can be carried forward to offset future taxable income. There is no expiry in net operating loss carryforwards in Hong Kong tax regime. The Company has provided for a full valuation allowance against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes that it is more likely than not that these assets will not be realized in the future. The valuation allowance is reviewed annually.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 12 — INCOME TAXES (cont.)

Uncertain tax positions

The Company evaluates the uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2021 and 2020, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the years ended December 31, 2021 and 2020 and also did not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2021.

NOTE 13 — SEGMENT INFORMATION

ASC Topic 280, Segment Reporting, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

Currently, the Company has five business segments comprised of the following products and services:

•        Insurance brokerage business, covering life insurance, property-casualty insurance brokerage and mandatory provident fund (MPF) products through the Hong Kong Insurance Authority and the Mandatory Provident Fund Schemes Authority (MPFA) licenses;

•        Asset management business, offering wealth management service and distributing a board suite of funds and financial products, through the Hong Kong Securities and Futures Commission (SFC) licenses;

•        Money lending business, offering mortgages and personal loans, through the Hong Kong money lender’s license; and

•        Real estate agency business, providing one-stop sales, leasing, agency and advisory services for international real estates; and

•        Fintech business, managing an ensemble of fintech investments and operating a health and wealth management platform with a broad spectrum of services and value-added information in health, insurance, investments and social sharing since its launch in November 2020.

The five operating segments were determined based primarily on how the chief operating decision maker views and evaluates the operations. Operating results are regularly reviewed by the chief operating decision maker to make decisions about resources to be allocated to the segment and to assess its performance. Other factors, including market separation and customer specific applications, go-to-market channels, products and services are considered in determining the formation of these operating segments.

The following tables present the summary information by segment for the years ended December 31, 2021 and 2020:

	For the year ended December 31, 2021
	Asset management	Insurance brokerage	Money lending	Real estate agency	Fintech	Total
Revenue, net	$9,420,438	$929,555	$961,522	$157,088	$—	$11,468,603
Commission expense	3,479,559	332,381	—	54,311	—	3,866,251
Depreciation	533	521	41,637	—	2,692	45,383
Income (loss) from operations	2,444,252	(6,061,091)	683,771	(350,277)	(5,163,778)	(8,447,123)
Investment income, net	—	—	—	—	130,255,232	130,255,232
Capital expenditures	—	—	—	—	—	—
Total assets	$41,268,854	$1,320,791	$13,038,342	$204,261	$66,678,052	$122,510,300

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 13 — SEGMENT INFORMATION (cont.)

	For the year ended December 31, 2020
	Asset management	Insurance brokerage	Money lending	Real estate agency	Fintech	Total
Revenue, net	$10,030,379	$1,431,841	$1,756,883	$827,815	$—	$14,046,918
Commission expense	3,813,516	423,733	—	434,696	—	4,671,945
Depreciation	134	17,914	45,761	—	1,197	65,006
Income (loss) from operations	1,423,185	(488,958)	1,007,585	415,041	(4,227,169)	(1,870,316)
Investment loss, net	—	—	—	—	(13,130,443)	(13,130,443)
Capital expenditures	—	—	—	—	—	—
Total assets	$58,072,586	$640,554	$26,672,809	$2,926,821	$88,628,848	$176,941,618

All of the Company’s customers and operations are based in Hong Kong.

NOTE 14 — RELATED PARTY BALANCES AND TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by the Shareholder. Amounts represent advances or amounts paid in satisfaction of liabilities.

Related party balances consisted of the following:

		As of December 31,
		2021	2020
Balances with related parties:
Restricted cash – fund held in escrow	(a)	$—	$25,603
Escrow liabilities		—	25,603
Accounts receivable	(b)	238,892	935,717
Corporate bonds	(h)	—	1,085,757
Non-marketable equity security – Investment E	(j)	523,269	—

Balances with the Shareholder:
Earnest deposit	Note 7	7,182,131	—
Receivable from the Shareholder	Note 11	29,562,195	—
Amount due to the Shareholder	(c)	—	8,888,000
Note payable, interest-bearing	(k)	—	47,807,702
Note payable, non interest-bearing	(k)	—	77,699,642
		$—	$125,507,344

____________

(a)      Restricted cash — fund held in escrow comprised of fund held on behalf of a related company which is controlled by the Shareholder. The Company recorded the same amount as corresponding escrow liabilities.

(b)      Accounts receivable due from related parties represented the management service rendered to two (2) individual close-ended investment private funds registered in the Cayman Islands, which is controlled by the Shareholder.

(c)      Due to the Shareholder are those trade and nontrade payables arising from transactions between the Company and the Shareholder, such as advances made by the Shareholder on behalf of the Company, advances made by the Company on behalf of the Shareholder, and allocated shared expenses paid by the Shareholder.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 14 — RELATED PARTY BALANCES AND TRANSACTIONS (cont.)

In the ordinary course of business, during the years ended December 31, 2021 and 2020, the Company involved with certain transactions, either at cost or current market prices and on the normal commercial terms among related parties. The following table provides the transactions with these parties for the years as presented (for the portion of such period that they were considered related):

		Years ended December 31,
		2021	2020
Transactions with related parties:
Asset management service income	(d)	$947,075	$911,993
Management fee income	(e)	100,483	133,718
Interest income on debt securities	(f)	203,632	87,896
Commission expenses	(g)	181,359	94,643
Redemption of corporate bonds	(h)	1,286,628	—
Purchase of corporate bonds	(h)	—	1,085,757
Sale of investment – Investee A	(i)	159,413	—
Purchase of non-marketable equity security – Investment E	(j)	523,269

Transactions with the Shareholder:
Interest expense on note payable to the Shareholder	(k)	482,820	858,258
Office and operating fee charge	(l)	2,463,553	970,335
General and administrative expenses allocated	(m)	$867,207	$899,448

(d)      Under the Management Agreement, the Company shall provide management service to the portfolio assets held by two (2) individual close-ended investment private funds registered in the Cayman Islands, which is controlled by the Shareholder, for a compensation of asset management service fee income at the predetermined rate based on the respective portfolio of asset values invested and held by the final customers.

(e)      The Company received the management fee income, including the reimbursement of rent, rates and building management fee from a related company, which is related and controlled by a common director, Mr. Yap E Hock.

(f)      The Company earned interest income on the corporate bonds issued by a related party, at the annual rate of 6% and it will become matured in November 2021.

(g)      Commission fee on insurance brokerage and asset management referral at the predetermined rate based on the service fee.

(h)      The Company purchased the corporate bonds issued by a related party at its fair value in September 2020. The corporate bonds were fully redeemed by a related party in November 2021.

(i)      The Company sold its 51% equity interest in Investee A to a related party at its net carrying value.

(j)      The Company purchased 4% equity interest in Investment E from a related party in May 2021, based on its historical cost.

(k)      Under the Letters of Acknowledgement and Undertaking, the Company agreed to pay an interest expense at the annual rate of 2% per annum, based on the monthly outstanding balance. The balance was fully repaid during the year ended December 31, 2021.

(l)      Pursuant to the Service Agreement, the Company agreed to pay the office and administrative expenses to the Shareholder for the use of office premises, including, among other things, building management fees, government rates and rent, office rent, and lease-related interest and depreciation that were actually incurred by the Shareholder. Also, the Shareholder charged back the reimbursement of legal fee and debt collection fee in the ordinary course of business.

(m)    Certain amounts of general and administrative expenses were allocated by the Shareholder.

Apart from the transactions and balances detailed elsewhere in these accompanying combined financial statements, the Company has no other significant or material related party transactions during the years presented.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 15 — CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a)         Major customers

For the year ended December 31, 2021, there was no single customer who accounted for 10% or more of the Company’s revenues.

For the year ended December 31, 2020, there was no single customer who accounted for 10% or more of the Company’s revenues.

All of the Company’s major customers are located in Hong Kong.

(b)         Credit risk

Financial instruments that potentially subject the Company to credit risk consist of cash equivalents, restricted cash, accounts and loans receivable. Cash equivalents are maintained with high credit quality institutions, the composition and maturities of which are regularly monitored by management. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$500,000 (approximately $64,126) if the bank with which an individual/a company hold its eligible deposit fails. As of December 31, 2021, cash balance of $38.6 million and fund held in escrow of $34.5 million were maintained at financial institutions in Hong Kong, of which approximately $72.3 million was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

For accounts and loans receivable, the Company determines, on a continuing basis, the probable losses and sets up an allowance for doubtful accounts and loan losses based on the estimated realizable value. Credit of money lending business is controlled by the application of credit approvals, limits and monitoring procedures.

The Company uses internally-assigned risk grades to estimate the capability of borrowers to repay the contractual obligations of their loan agreements as scheduled or at all. The Company’s internal risk grade system is based on experiences with similarly graded loans and the assessment of borrower credit quality, such as, credit risk scores, collateral and collection history. Individual credit scores are assessed by credit bureau, such as TransUnion. Internal risk grade ratings reflect the credit quality of the borrower, as well as the value of collateral held as security. To minimize credit risk, the Company requires collateral arrangements to all mortgage loans and has policies and procedures for validating the reasonableness of the collateral valuations on a regular basis. Management believes that these policies effectively manage the credit risk from advances.

The Company’s third-party customers that represent more than 10% of total combined loans receivable, and their related net loans receivable balance as a percentage of total combined loans receivable, as of December 31, 2021 and 2020 were as follows:

	For the years ended December 31,
	2021	2020
Customer A	59.0%	11.7%
Customer B	15.3%	3.0%
Customer C	13.0%	—
Customer D	12.6%	2.4%
Customer E	—	23.7%

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 15 — CONCENTRATIONS OF RISK (cont.)

(c)         Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from bank borrowings and related party loans. The Company manages interest rate risk by varying the issuance and maturity dates variable rate debt, limiting the amount of variable rate debt, and continually monitoring the effects of market changes in interest rates. As of December 31, 2021 and 2020, the borrowings were at fixed interest rates.

(d)         Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

(e)         Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HKD converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

(f)          Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due. The Company’s policy is to ensure that it has sufficient cash to meet its liabilities when they become due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Company’s reputation. A key risk in managing liquidity is the degree of uncertainty in the cash flow projections. If future cash flows are fairly uncertain, the liquidity risk increases.

(g)         Risk from Coronavirus (“COVID-19”)

The ongoing outbreak of the novel coronavirus (COVID-19) has spread rapidly to many parts of the world. In March 2021, the World Health Organization declared the COVID-19 as a pandemic. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities in Hong Kong from February to mid-March 2021. All of the Company’s business operations and the workforce are concentrated in Hong Kong, so the Company closed offices and implemented work-from-home policy during that period. Due to the nature of the Company’s business, the impact of the closure on the operational capabilities was not significant. However, the Company’s customers were negatively impacted by the pandemic and reduce their budgets on investment portfolio. However, the resurgence of the Omicron variant of COVID-19, which is presently thought to be the most transmissible and contagious variant of COVID-19, has caused a surge in COVID-19 cases in Hong Kong, since March 2022. The impact of the Omicron variant, or other variants that may emerge in the future, cannot be predicted at this time, and could depend on numerous factors, including the availability of vaccines in different parts of the world, vaccination rates, the effectiveness of COVID-19 vaccines against future variants, and the response by governmental bodies to reinstate mandated business closures, orders to “shelter in place” and travel and transportation restrictions. The Company has suffered from significant and continuing disruption to consumer activity.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 15 — CONCENTRATIONS OF RISK (cont.)

Additionally, the Company has experienced labor constraints resulting from COVID-19-related quarantine measures or employee turnover due to resistance to vaccine mandates imposed by local governments or the customers. The Company suffered from significant disruption to operational activities and staffing shortages, which could have a material adverse effect on our business, financial condition and results of operation. Potential impact to the Company’s results of operations for 2022 will also depend on economic impact due to the pandemic and if any future resurgence of the virus globally, which are beyond the Company’s control. There is no guarantee that the Company’s revenues will grow or remain at a similar level year over year in 2022.

NOTE 16 — COMMITMENTS AND CONTINGENCIES

Litigation — From time to time, the Company is involved in various legal proceedings and claims in the ordinary course of business. The Company currently is not aware of any legal proceedings or claims that it believes will have, individually or in the aggregate, a material adverse effect on its business, financial condition, operating results, or cash flows.

As of December 31, 2021, the Company has involved with various legal proceedings:

Action Case: HCA702/2018    On March 27, 2018, the writ of summons was issued against the Company and seven related companies of the former shareholder by the Plaintiff. This action alleged the infringement of certain registered trademarks currently registered under the Plaintiff. On August 23, 2018, the Company filed the Defense and Counterclaim against the Plaintiff for the breach of fiduciary duties by causing those registered trademarks being transferred to the Plaintiff at nominal value. The court hearing (not the trial itself) will be taken place on May 30, 2022 and it is expected that the case will be on trial in early 2023. The Company continues to cooperate in this matter. At this stage in the proceedings, the Company is unable to determine the probability of the outcome of the matter or the range of reasonably possible loss, if any.

Action Case: HCA765/2019    On April 30, 2019, the writ of summons was issued against the Company’s subsidiary, three related companies and the former directors, shareholders and financial consultant by the Plaintiff. This action alleged the deceit and misrepresentation from an inducement of the fund subscription and claimed for compensatory damage of approximately $2 million (equal to HK$17.1million). The Company acquired this defendant’s subsidiary in March 2019. The Company considered a legal action to indemnify the loss from the defendant shareholders and directors in connection with the sale of business. This action is still at an early stage of legal proceedings and no court trial is confirmed. The Company continues to cooperate in this matter. At this stage in the proceedings, the Company is unable to determine the probability of the outcome of the matter or the range of reasonably possible loss, if any.

Action Case: HCA2097 and 2098/2020    On December 15, 2020, the writs of summons were issued against the Company and the former consultant by the Plaintiff. This action alleged the misrepresentation and conspiracy causing the loss from the investment in corporate bond and claimed for compensatory damage of approximately $1.67 million (equal to HK$13million). The Company filed the defense to the High Court of Hong Kong in March 2021. The Company commenced mediation discussion with the plaintiff in March 2022 and no consensus was reached. This action was scheduled for a Case Management Summons hearing in August 2022 and no court trial has been confirmed. The Company believed that the settlement amount was highly unlike to exceed 50% of the principal amount and the Company recorded an estimated liability for this matter.

The Company makes a provision for a liability relating to legal matters when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. These provisions are reviewed at least each fiscal quarter and adjusted to reflect the impacts of negotiations, estimate settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter. Legal fees are expensed in the period in which they are incurred.

ONEPLATFORM HOLDINGS LIMITED AND
TAG ASIA CAPITAL HOLDINGS LIMITED
NOTES TO COMBINED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020
(Currency expressed in United States Dollars (“US$”))

NOTE 17 — SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before combined financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2021, up to the date that the audited combined financial statements were available to be issued.

On January 18, 2022, Fintech approved to declare and distribute a special dividend of $47 million to TAG Holdings Limited, the shareholder who represented 1 ordinary share of Fintech. The dividends were paid by offsetting the receivable due from the Shareholder and the remaining balance was paid by cash. The special dividend distribution was made due to the investment income from the sale of Nutmeg in September 2021.

On January 25, 2022, the Company completed the purchase of office building at the consideration of $8.0 million with its Shareholder. The purchase price was offset by the deduction of earnest deposit and partially settled by cash. This transaction will be recorded based on the historical cost to the Legacy Group.

On March 18, 2022, the Company entered into a sale and purchase agreement with the Shareholder to acquire 4,158,963 shares of CurrencyFair for a cash consideration of $7.8 million. The purchase transaction was closed in April 2022 and the Company ultimately owned 7.94% equity interest of CurrencyFair.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Amount to be paid
SEC registration fee		$58,445.50
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Printing and miscellaneous expenses	$	*
Total	$	*

____________

*        To be completed by amendment

Item 14.     Indemnification of Directors and Officers

The Fifth Amended and Restated Memorandum and Articles of Association, which will be effective upon consummation of the Business Combination, limits the Post-Combination Company’s directors’ liability in accordance with BVI law.

Subject to BVI law, the Fifth Amended and Restated Memorandum and Articles of Association, which will be effective upon the consummation of the Business Combination, provide that the Post-Combination Company will, in certain situations, indemnify every director, secretary, or other officer (but not including the company’s auditors) and the personal representatives of the same against all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by such indemnified person, including legal fees, other than by reason of such person’s own dishonesty or fraud, as determined by a court of competent jurisdiction, in or about the conduct of the company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of their duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such person in defending (whether successfully or otherwise) any proceedings concerning the company or its affairs in any court whether in the British Virgin Islands or elsewhere.

The Post-Combination Company plans to maintain a directors’ and officers’ insurance policy pursuant to which the Post-Combination Company’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these provisions in the Fifth Amended and Restated Memorandum and Articles of Association, which will be effective upon the consummation of the Business Combination, and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.     Recent Sales of Unregistered Securities

The Company has not sold any within the past three years which were not registered under the Securities Act.

Item 16.     Exhibits

The following is a list of exhibits filed as a part of this registration statement:

(a)    Exhibits

Exhibit Number	Description of Exhibit
2.1	Business Combination Agreement dated as of November 3, 2021(1)†
2.2	Amendment to the Business Combination Agreement dated as of November 18, 2021(2)
2.3	Amendment No. 2 to the Business Combination Agreement dated as of January 4, 2022(3)
2.4	Amendment No. 3 to the Business Combination Agreement dated as of May 4, 2022(4)
3.1	Amended and Restated Memorandum and Articles of Association of AGBA Acquisition Limited
3.2	Form of Amended and Restated Memorandum and Articles of Association, to be effective upon consummation of the Business Combination.*
4.1	Specimen of Ordinary Share Certificate*
4.2	Specimen Warrant Certificate*
4.3	Warrant Agreement between Continental Stock Transfer & Trust Company and AGBA Acquisition Corporation(2)
5.1	Opinion of BTPLaw LLC*
10.1	Letter Agreement dated May 14, 2019, by and between AGBA Acquisition Corporation and each of the initial stockholders, officers and directors of the AGBA Acquisition Corporation(5)
10.2	Investment Management Trust Agreement, dated May 14, 2019, by and between Continental Stock Transfer & Trust Company and AGBA Acquisition Corporation(5)
10.3	Stock Escrow Agreement, dated May 14, 2019, among the Registrant, Continental Stock Transfer & Trust Company and the initial shareholders(5)
10.4	Registration Rights Agreement, dated May 14, 2019, among the Registrant, Continental Stock Transfer & Trust Company and the initial shareholders(5)
21.1	Subsidiaries of the Registrant*
23.1	Consent of Friedman LLP with respect to its audits of the combined financial statements of OnePlatform Holdings Limited and TAG Asia Capital Holdings Limited
23.2	Consent of Friedman LLP with respect to its audits of financial statements of AGBA Acquisition Limited
23.3	Consent of BTPLaw LLC (included in Exhibit 5.1).*
24.1	Power of Attorney (included on signature page).
107	Filing Fee Table
101.INS	XBRL Instance Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Labels Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

____________

(1)      Previously filed as an exhibit to AGBA Acquisition Limited’s Current Report on Form 8-K filed on November 4, 2021.

(2)      Previously filed as an exhibit to AGBA Acquisition Limited’s Current Report on Form 8-K filed on November 19, 2021.

(3)      Previously filed as an exhibit to AGBA Acquisition Limited’s Current Report on Form 8-K filed on January 7, 2022.

(4)      Previously filed as an exhibit to AGBA Acquisition Limited’s Current Report on Form 8-K filed on May 6, 2022.

(5)      Previously filed as an exhibit to AGBA Acquisition Limited’s Current Report on Form 8-K filed on May 17, 2019.

†        Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

*        To be filed by amendment.

Undertakings

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the ‘‘Calculation of Registration Fee’’ table in the effective registration statement.

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, China on July 14, 2022.

AGBA ACQUISITION LIMITED
By:	/s/ Gordon Lee
Name: Gordon Lee
Title: CEO & Chairman

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gordon Lee and Vera Tan, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any and all related registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Gordon Lee	Chief Executive Officer (Principal executive officer) and Director	July 14, 2022
Gordon Lee
/s/ Vera Tan	Chief Financial Officer (Principal financial and accounting officer) and Director	July 14 2022
Vera Tan
/s/ Brian Chan	Director	July 14, 2022
Brian Chan
/s/ Eric Lam	Director	July 14, 2022
Eric Lam
/s/ Thomas Ng	Director	July 14, 2022
Thomas Ng